As filed with the Securities and Exchange Commission on March 30, 2012
1940 Act File No. 811-22221

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2
(Check appropriate box or boxes)

[X] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

[X]   Amendment No. 2

ASGI MESIROW INSIGHT FUND, LLC
(FORMERLY WELLS FARGO MULTI-STRATEGY 100 MASTER FUND I, LLC)
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Exact Name of Registrant as Specified in Charter

C/O ALTERNATIVE STRATEGIES GROUP, INC.
401 SOUTH TRYON STREET
CHARLOTTE, NC 28202
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Address of Principal Executive Offices (Number, Street, City, State, Zip Code)

Registrant’s Telephone Number, including Area Code (866) 440-7460
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LLOYD LIPSETT
WELLS FARGO LAW DEPARTMENT
J9201-210
200 BERKELEY STREET
BOSTON, MA 02116

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Name and Address (Number, Street, City, State, Zip Code) of Agent for Service

Copies of Communications to:

GEORGE J. ZORNADA
K&L GATES LLP
STATE STREET FINANCIAL CENTER
ONE LINCOLN STREET
BOSTON, MA  02111

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form N-2 (File No. 811-22221) of ASGI Mesirow Insight Fund, LLC (the “Registrant”) has been filed by the Registrant pursuant to Section 8(b) of, and Rule 8b-15 under, the Investment Company Act of 1940, as amended (the “1940 Act”).  However, shares of limited liability company interests in the Registrant (“Shares”) have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and such Shares will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Investments in the Registrant may only be made by entities or persons that are “accredited investors” within the meaning of Regulation D under the 1933 Act.  This Registration Statement does not constitute an offer to sell, or the solicitation of any offer to buy, Shares in the Registrant.

Form N-2
CROSS-REFERENCE SHEET
Parts A and B of the Private Placement Memorandum

Items in Part A and B of Form N-2		Location in Private Placement Memorandum

1.	Outside Front Cover	Front Cover Page of Private Placement Memorandum

2.	Cover Pages, Other Offering Information	Front Cover Page of Private Placement Memorandum

3.	Fee Table and Synopsis	Summary of Fees and Expenses

4.	Financial Highlights	Not Applicable

5.	Plan of Distribution	Front Cover Page of Private Placement Memorandum; Memorandum Summary; Distribution Arrangements

6.	Selling Shareholders	Not Applicable

7.	Use of Proceeds	Memorandum Summary; Investment Program of the Fund; Use of Proceeds

8.	General Description of the Registrant	Front Cover Page of Private Placement Memorandum; Memorandum Summary; The Fund; Investment Program of the Fund; Risk Factors; Subscriptions for Shares; Repurchases and Transfers of Shares; Voting

9.	Management	Memorandum Summary; Management; The Adviser and the Subadviser; Fees and Expenses; Control Persons; Brokerage

10.	Capital Stock, Long-Term Debt, and other Securities	Subscriptions for Shares; Repurchases and Transfers of Shares; Voting; Taxes; Distribution Arrangements

11.	Defaults and Arrears on Senior Securities	Not Applicable

12.	Legal Proceedings	Not Applicable

13.	Statement of Additional Information	Not Applicable

14. 15.	Cover Page Table of Contents of SAI	Not Applicable Not Applicable

16.	General Information and History	Memorandum Summary; The Fund

17.	Investment Objective and Policies	Memorandum Summary; Investment Program of the Fund

18.	Management	Memorandum Summary; Management

19.	Control Persons and Principal Holders of Securities	Management; Control Persons

20.	Investment Advisory and Other Services	Memorandum Summary; The Adviser and the Subadviser; Fees and Expenses

21.	Portfolio Managers	The Adviser and the Subadviser

22.	Brokerage Allocation and Other Practices	Brokerage

23.	Tax Status	Taxes

24.	Financial Statements	Financial Statements

DO NOT COPY OR CIRCULATE	COPY NO. _____

ASGI Mesirow Insight Fund, LLC

Private Placement Memorandum

Shares of Class A and Class I of Limited Liability Company Interests

(the “SHARES”)

Class A Shares are generally subject to a Placement Fee as described herein.

Class I Shares are not subject to a Placement Fee.

Effective April 1, 2012

THE SHARES IN ASGI MESIROW INSIGHT FUND, LLC (THE “FUND”) ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), IN RELIANCE ON THE PROVISIONS OF REGULATION D UNDER THE 1933 ACT. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND GENERALLY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM, AND AS PERMITTED IN THE FUND’S AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (THE “LLC AGREEMENT”).

THE SHARES ARE SPECULATIVE, ILLIQUID, INVOLVE SIGNIFICANT RISK AND ARE SUITABLE ONLY FOR A LIMITED PORTION OF A PORTFOLIO.  INVESTORS COULD LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN THE FUND.  SEE “RISK FACTORS” HEREIN.

INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN SHARES FOR AN INDEFINITE PERIOD OF TIME. TO PROVIDE A LIMITED DEGREE OF LIQUIDITY TO HOLDERS OF SHARES (THE “MEMBERS”), THE FUND MAY FROM TIME TO TIME OFFER TO REPURCHASE SHARES PURSUANT TO WRITTEN TENDERS BY MEMBERS. REPURCHASES WILL BE MADE AT SUCH TIMES, IN SUCH AMOUNTS, AND ON SUCH TERMS AS MAY BE DETERMINED BY THE FUND’S BOARD OF MANAGERS, IN ITS SOLE DISCRETION. HOWEVER, MEMBERS DO NOT HAVE THE RIGHT TO REQUIRE THE FUND TO REDEEM OR REPURCHASE ANY OR ALL OF THEIR SHARES IN THE FUND.

PROSPECTIVE INVESTORS IN THE FUND SHOULD INFORM THEMSELVES AS TO THE LEGAL REQUIREMENTS AND TAX CONSEQUENCES OF THE ACQUISITION, HOLDING AND DISPOSAL OF SHARES. IF YOU ARE IN DOUBT ABOUT THE CONTENTS OF THIS PRIVATE PLACEMENT MEMORANDUM (THE “MEMORANDUM”), YOU SHOULD CONSULT YOUR ATTORNEY, ACCOUNTANT OR OTHER FINANCIAL ADVISER.

THE FUND IS REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY UPON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. ALTHOUGH SHARES ARE NOT REGISTERED UNDER THE 1933 ACT, THIS MEMORANDUM HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). HOWEVER, NONE OF THE SEC, ANY OTHER STATE OR FEDERAL GOVERNMENTAL AGENCY OR ANY NATIONAL SECURITIES EXCHANGE OR ANY GOVERNMENTAL AGENCY OR EXCHANGE OF ANY OTHER JURISDICTION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR THE MERITS OF AN INVESTMENT IN THE SHARES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES ARE SUITABLE ONLY FOR SOPHISTICATED INVESTORS FOR WHOM AN INVESTMENT IN THE FUND DOES NOT CONSTITUTE A COMPLETE INVESTMENT PROGRAM AND WHO FULLY UNDERSTAND AND ARE WILLING TO ASSUME THE RISKS INVOLVED IN THE FUND’S INVESTMENT STRATEGY.  THE FUND’S INVESTMENT PRACTICES, BY THEIR NATURE, MAY BE CONSIDERED TO INVOLVE A HIGH DEGREE OF RISK. IT IS POSSIBLE THAT A MEMBER MAY LOSE SOME OR ALL OF ITS INVESTMENT AND THAT THE FUND MAY NOT ACHIEVE ITS INVESTMENT OBJECTIVE.  SHORT-TERM PROSPECTIVE MEMBERS, PROSPECTIVE MEMBERS WITH IMMEDIATE LIQUIDITY NEEDS AND PROSPECTIVE MEMBERS WHO CANNOT BEAR THE LOSS OF SOME OR ALL OF THEIR INVESTMENT OR THE RISKS ASSOCIATED WITH THE LIMITED LIQUIDITY OF AN INVESTMENT IN THE FUND SHOULD NOT INVEST IN THE FUND. SEE “INVESTMENT PROGRAM OF THE FUND” AND “RISK FACTORS” FOR MORE INFORMATION.

THE CONTENTS OF THIS MEMORANDUM SHOULD NOT BE CONSIDERED LEGAL OR TAX ADVICE, AND PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL AND FINANCIAL ADVISERS AS TO ALL MATTERS CONCERNING AN INVESTMENT IN SHARES. THE TERMS OF THIS MEMORANDUM ARE QUALIFIED IN THEIR ENTIRETY BY THE FUND’S LLC AGREEMENT.

NO PERSON OTHER THAN ALTERNATIVE STRATEGIES GROUP, INC. (THE “ADVISER”) HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATION, OR GIVE ANY INFORMATION, WITH RESPECT TO THE FUND, EXCEPT THE INFORMATION CONTAINED HEREIN AND IN OTHER DOCUMENTS DISTRIBUTED BY THE ADVISER AND ANY SUCH REPRESENTATIONS OR INFORMATION, IF GIVEN, MAY NOT BE RELIED UPON.

THIS MEMORANDUM, INCLUDING ALL EXHIBITS, IS CONFIDENTIAL AND MAY NOT BE DUPLICATED OR REPRODUCED IN ANY FASHION.

EACH PROSPECTIVE INVESTOR IS INVITED TO MEET WITH REPRESENTATIVES OF THE FUND OR THE ADVISER TO DISCUSS WITH THEM, AND TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THEM, CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING OF SHARES, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THAT ANY OF THOSE PERSONS POSSESSES THAT INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE INFORMATION CONTAINED HEREIN.

THERE WILL BE NO PUBLIC OFFERING OF THE SHARES. NO OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE SHARES IS BEING MADE IN ANY JURISDICTION IN WHICH THAT OFFER OR SOLICITATION WOULD BE UNLAWFUL.

  i

  ii

The Advisory Agreement	71
The Subadvisory Agreement	72
Administrative, Accounting, Custody, Transfer Agent and Registrar Services	72
Investor Distribution and Servicing Fee	73
Investment Fund Fees	73
Other Expenses of the Fund	74
Expense Limitation Agreement	75
CONTROL PERSONS	75
SUBSCRIPTIONS FOR SHARES	75
Subscription Terms	75
Member Qualifications	76
REPURCHASES AND TRANSFERS OF SHARES	78
No Right of Redemption	78
Repurchases of Shares	78
Repurchase Procedures	79
Mandatory Repurchase by the Fund	80
Transfers of Shares	80
DISTRIBUTION POLICY	81
CALCULATION OF NET ASSET VALUE	82
VOTING	85
PARTICIPATION IN INVESTMENT OPPORTUNITIES	85
The Adviser	85
The Subadviser	85
OTHER MATTERS	86
TAXES	87
Taxation of the Fund	87
Treatment of Fund Distributions	88
Investments in Passive Foreign Investment Companies and Partnerships	90
Tax Treatment of Specific Investments	91
Gain from Repurchases or Transfers of Shares	92
State and Local Taxes	93
Information Reporting and Backup Withholding	93
Other Taxes	93
EMPLOYEE BENEFIT PLAN CONSIDERATIONS	94
CODE OF ETHICS	95
BROKERAGE	95
The Fund	95
The Investment Funds	96
DISTRIBUTION ARRANGEMENTS	96
General	96
Purchase Terms	97
SUMMARY OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT	99
Liability; Indemnification	99
Amendment	100
Term, Dissolution and Liquidation	100
Reports to Members	100
Fiscal Year	100
ACCOUNTANTS AND LEGAL COUNSEL	100
GENERAL INFORMATION	100
FINANCIAL STATEMENTS	101

APPENDIX A:  AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
SUBSCRIPTION AGREEMENT

iii

MEMORANDUM SUMMARY

The following is only a summary of this private placement memorandum (the “Memorandum”) and does not contain all of the information that you should consider before investing in ASGI Mesirow Insight Fund, LLC (the “Fund”). You should review the more detailed information contained in this Memorandum.

The Fund

The Fund is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company.  Alternative Strategies Group, Inc. (the “Adviser”), a North Carolina corporation, is the investment adviser to the Fund.

The Adviser has retained Mesirow Advanced Strategies, Inc., an Illinois corporation, to act as subadviser to the Fund (the “Subadviser”).  The Subadviser is engaged by the Fund and the Adviser to formulate and implement the Fund’s investment program.

Prior to April 1, 2012, the Fund operated as a master fund in a master-feeder structure.  As of April 1, 2012, the master-feeder structure was reorganized resulting in a single fund, the Fund, with two separate share classes (the "Reorganization").

The Fund will offer and sell two separate classes of shares of limited liability company interest (the “Shares”) designated as Class A (the “Class A Shares”) and Class I (the “Class I Shares”) in larger minimum denominations (compared to open-end mutual funds) to investors eligible to invest in the Fund (the “Eligible Investors”).

Unlike many private investment funds, the Fund is able to offer Shares to Eligible Investors without limiting the number of investors who may participate in its investment program.  Eligible Investors must be “accredited investors” as set forth elsewhere in this Memorandum.  Only those Eligible Investors that (i) compensate their financial intermediaries directly for their services, or (ii) in the case of certain institutional investors, invest directly through the Placement Agent (defined below), may purchase Class I Shares. Class A Shares and Class I Shares are subject to different fees and expenses.  Eligible Investors who purchase Shares in the Fund and other persons who acquire Shares and are admitted to the Fund by the Fund’s Board of Managers (the “Board”) will become members of the Fund (the “Members”).  The Board has overall responsibility for the management and supervision of the operations of the Fund.

The Fund’s Investment Program

The investment objective of the Fund is non-fundamental and may be changed by the Board after sixty (60) days’ notice to Members.  Except as otherwise stated in this Memorandum, the investment policies and restrictions of the Fund also are non-fundamental.  The Fund’s fundamental investment policies are listed in “Investment Program of the Fund—Fundamental Investment Policies” below.  The Fund’s investment objective and principal investment strategies are discussed below.

Investment Objective and Principal Strategies

The investment objective of the Fund is to provide the Members with attractive risk-adjusted returns with moderate volatility and moderate correlation to the broad equity and debt markets.

Generally, the Fund pursues its investment objective principally by allocating its capital among various collective investment vehicles, commonly referred to as “hedge funds” (the “Investment Funds”), selected by the Subadviser in consultation with the Adviser.  The Subadviser recommends the Investment Funds in which the Fund invests and the relative allocations to each Investment Fund to the Adviser and the Fund.  The Fund may, in addition to investing in Investment Funds, also make investments directly, including, without limitation, for purposes of hedging certain exposures.  The Subadviser may cause the Fund to maintain such cash holdings as the Subadviser may from time to time deem to be appropriate, and those holdings may at times comprise a material portion of the Fund’s assets.  The Subadviser may use such cash holdings to fund future anticipated withdrawals and allocations or for other reasons, or simply to be in cash during such times that the Subadviser believes that cash is a more advisable holding than allocating to any available Investment Fund.  The Subadviser may invest such cash holdings in deposit accounts, money-market accounts, certificates of deposit, U.S. Treasury securities, repurchase agreements, money market funds and any other cash-equivalent instruments or accounts.  Such accounts and investments will be subject to the standard fees and expenses charged in relation to, and the counterparty credit risks associated with, such accounts and investments.  There can be no assurance that the Fund’s investment objective will be achieved or that the Fund will not incur losses.  The Members must be prepared to lose all or substantially all of their investment in the Fund.

Investment Funds will be managed by third-party alternative asset managers (the “Investment Managers”) who are not affiliated with either the Adviser or the Subadviser.  Investment Funds have their own investment objectives, strategies and restrictions, over which neither the Adviser nor the Subadviser is expected to have any control or influence.

The Fund’s investments will consist primarily of Investment Funds across a range of strategies.  To implement each of its strategies, and to construct the Fund’s multi-strategy portfolio, the Subadviser, in consultation with the Adviser, will utilize a portfolio construction and due diligence process. The Subadviser’s process is based on proprietary research, including: (i) analysis of current economic and market environments and likely near-term factors that might impact performance of certain strategies or Investment Funds; (ii) identification of the anticipated risks, rewards, and correlation among investment strategies; (iii) consideration of the liquidity characteristics of a strategy and the liquidity being offered by the Investment Funds implementing the strategy; (iv) identification, evaluation, and selection of Investment Funds; (v) monitoring and ongoing evaluation of Investment Funds and their investment strategies, styles, and performance; and (vi) allocation and reallocation of assets among strategies and Investment Funds.  While quantitative analysis is an integral part of this process, the Subadviser’s allocation decisions will rely extensively on qualitative evaluations and market judgment, and the judgment of the Subadviser’s personnel is essential to the implementation of the Fund’s strategies.

The Fund may select Investment Funds that use a variety of investment strategies.  Specific investment strategies that may be employed by the Investment Funds include, but are not limited to:  relative value, event, hedged equity, credit, short-selling, macro and commodity, and multi-strategy.  Although the Subadviser, in consultation with the Adviser, intends to allocate the Fund’s assets across most or all of the strategies referenced above, in allocating the Fund’s assets to the Investment Funds, the Fund is not subject to any formal diversification requirements other than those applicable to the Fund under the

1940 Act or the Internal Revenue Code of 1986, as amended (the “Code”).  The Fund’s investment strategies may be executed in any public or private market anywhere in the world and using any type of investment instrument, including but not limited to common stocks, preferred stocks, debt securities, bank loans, commodities, futures, options, swaps, other over-the-counter derivatives, and repurchase agreements.  Prospective investors should not invest in reliance on having exposure to any market or instrument or not having exposure to any market or instrument.

The Subadviser pursues the Fund’s investment objective principally by selecting and investing in, changing allocations to, and/or withdrawing from, Investment Funds.  The Subadviser selects Investment Funds, monitors their performance, and allocates and reallocates assets among them as the Subadviser, in consultation with the Adviser, deems advisable, consistent with the investment objective of the Fund.

The Fund’s Investment Program

The Subadviser will identify, evaluate, and recommend to the Adviser investment strategies for the Fund based on a wide range of criteria, including but not limited to: (i) the expected returns from a given strategy during a period of time, the expected variability of those returns, and the expected probability and level of loss in a given strategy; (ii) the anticipated effects of different investment and economic environments on the strategy’s returns; (iii) the cost of implementing a strategy, including transaction costs and fees; and (iv) the extent to which the performance of a strategy is anticipated to correlate with that of other strategies.

The Subadviser periodically refines its investment process, including its analytical models used to evaluate hedge fund strategies in isolation and in interaction with one another.  Therefore, the Subadviser’s investment process can be expected to evolve and change over time.  The Subadviser is not required to implement any specific investment or diligence process on behalf of the Fund.  Moreover, the Subadviser’s allocation methodology may develop over time and the Fund may make allocations to new strategies in the future.  The Subadviser, in consultation with the Adviser, is not restricted from using the Fund’s capital in developing new Investment Fund strategies, even if the Subadviser has limited experience in such a new strategy.  The Fund also has the ability to focus investments in particular Investment Funds or direct investments within a certain type of security.

The Subadviser seeks to develop an investment program for the Fund that will achieve the Fund’s investment objective, but cannot guarantee that a successful investment program will be achieved or that the Fund’s investment objective will be met.  An investment in the Fund involves a high degree of risk.  An investor may lose some or all of the amount invested in the Fund.  Investors are urged to consult with their personal advisers in connection with any investment in the Fund and to understand fully the risks associated with an investment in the Fund, including, but not limited to, those risks associated with the Fund’s investments in the Investment Funds.  The value of an investment in the Fund will fluctuate with changes in the values of the Fund’s investments.

See “INVESTMENT PROGRAM OF THE FUND” and “RISK FACTORS” for more information.

Direct Investments by the Fund and Investments of Investment Funds

Generally, the Fund and the Investment Funds may invest in, hold, sell and trade a wide range of investment instruments.  The Fund may conduct certain direct (i.e., not through an Investment Fund) trading activities on behalf of the Fund.  If the Subadviser deems it advisable for the Fund to take a direct position in a security, currency, over-the-counter derivative, or futures contract (or an option on a futures contract) or engage in a swap transaction directly for hedging or portfolio reallocation purposes, the Subadviser may cause the Fund to trade directly in the markets (rather than investing through an Investment Fund).  Additionally, if the Fund receives securities through a payment-in-kind effected by an Investment Fund, the Subadviser may cause the Fund to trade such securities, typically through liquidating such securities as promptly as the Subadviser deems to be advisable under the circumstances.  The Subadviser does not expect direct trading to constitute a significant portion of the Fund’s investment activity over time.  However, in extraordinary circumstances the Fund may have significant direct investments, particularly for hedging purposes.

The Fund expects that certain of the Investment Funds in which it invests may engage in speculative investment practices, such as using leverage, short selling, trading regulated or unregulated commodities contracts, currency speculation, trading listed and OTC options, writing uncovered options, trading complex derivative instruments, participating in workouts and startups, trading distressed and illiquid investments, obtaining control positions, or trading foreign securities and taking concentrated positions, among others. Other than through its investments in such Investment Funds, the Fund does not intend to engage directly in highly speculative investment practices although the Fund may utilize some of these practices in connection with its hedging strategies.

The Fund may invest in Investment Funds that purchase and sell futures contracts and options on futures contracts, or may purchase and sell such instruments directly.  Although the Adviser is registered with the Commodity Futures Trading Commission (the “CFTC”) as a “commodity trading advisor,” it will operate the Fund as if it was exempt from registration under CFTC Rule 4.14(a)(8).  The Adviser has claimed an exemption from the definition of the term “commodity pool operator” with respect to the Fund pursuant to Rule 4.5 under the Commodity Exchange Act, as amended (the “CEA”), and therefore, is not subject to registration or regulation as a commodity pool operator under the CEA.  However, recently adopted amendments to Rule 4.5 alter the criteria required for the Adviser to rely on the exemption from registration as a "commodity pool operator" with respect to the Fund.  Certain aspects of the amended rule are yet to be determined, and such determinations may dictate the appropriate course of action for the Fund with respect to its CFTC compliance obligations.

Selection of Investment Funds

The Subadviser, in consultation with the Adviser, will seek to have the Fund access each Investment Fund on the basis that the Subadviser and the Adviser will receive from a party independent of the Investment Manager and Investment Fund (such as a custodian, prime broker, platform sponsor, or information aggregator) position-based portfolio-level transparency with respect to each Investment Fund.  The Adviser may waive this requirement in its discretion, when it determines that a particular investment may be made even in the absence of portfolio level transparency.

The Subadviser may invest the assets of the Fund directly in an Investment Fund offered by an Investment Manager to the Subadviser and other investors.  The Subadviser may also cause the Fund to invest in an Investment Fund on a platform sponsored and administered by an unaffiliated third-party (a “Platform”).  In general, Platform sponsors establish and offer separate Investment Funds, each of which is advised by an Investment Manager.  Generally, each Investment Manager on the Platform has investment discretion of an Investment Fund on the Platform. Custody of each Investment Fund’s assets is arranged with a third party acting for the Platform.  In addition, the Platform sponsor will generally receive a record of all transactions in each Investment Fund on a daily basis and will monitor trading activity to ensure that the investment parameters of the Investment Fund (if any) are followed.  The Platform sponsor will then provide position-based portfolio-level transparency to an independent information aggregator based on the Fund’s aggregate investments on the Platform.  The information aggregator will then provide a report to the Subadviser on the Fund’s aggregate investments that will assist the Subadviser in evaluating the Fund’s portfolio on an ongoing basis.  The Subadviser believes that this level of transparency provided by Platforms and the information aggregator potentially moderates risk characteristics (i.e., custody risk such as larceny or theft) that are extraneous to each Investment Fund’s specific investment strategy.  Platforms and the information aggregator charge fees for these services beyond what would be incurred in accessing the Investment Manager through the Investment Manager's internally-operated commingled Investment Fund.

The Fund may also obtain exposure to Investment Funds without investing in those Investment Funds through investments in structured notes, over-the-counter derivatives, or other instruments with institutional counterparties the return on which is based on the performance of the Investment Funds.  The use of derivatives, such as synthetic instruments, may create exposure to counterparty risk.  The Subadviser also may cause the Fund to buy or sell interests in Investment Funds in secondary market transactions, although the Subadviser does not intend to use secondary market transactions as the primary method for allocating the Fund’s assets into or out of Investment Funds.  See “RISK FACTORS – Principal Risks Relating to Investment Funds and Direct Investments” for more information.

When selecting Investment Funds, the Subadviser performs both qualitative and quantitative analyses in its evaluation and due diligence process.  The Subadviser may consider a variety of factors in selecting Investment Funds, many of which may focus on the Investment Manager, including: the experience of the Investment Manager and its personnel; past performance of the Investment Fund and/or Investment Manager during favorable and unfavorable market conditions; diversification characteristics in relation to other Investment Funds and/or Investment Managers; geographic focus; amount of assets under management; sources, magnitude, and consistency of “alpha” generation; conflicts of interest; overall integrity and reputation; percentage of business time devoted to investment activities; operational capabilities; and fees charged.

The Subadviser also monitors the ongoing performance of Investment Funds and Investment Managers, reevaluating them regularly, including by reviewing their performance compared to other Investment Funds and Investment Managers, the consistency of their strategy implementation, and changes in their operations and key personnel.  The Subadviser receives periodic reports and audited financial statements from the Investment Funds.

The Fund’s investment program is speculative and entails substantial risks.  There can be no assurance that the investment objective of the Fund will be achieved or that its investment program will be successful.  In particular, use of leverage, short sales and derivative transactions by Investment Funds or by the Fund in connection with direct investments, as well as limited diversification, in certain circumstances, can result in significant losses to the Fund.  Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved.  Investors in the Fund could lose some or all of their investment.

See “INVESTMENT PROGRAM OF THE FUND” and “RISK FACTORS” for more information.

Borrowing and Use of Leverage

Except as described below, the Fund does not generally intend to borrow money for investment purposes, but it may borrow funds on a secured and/or unsecured basis in order to: (i) provide liquidity for investments in and withdrawals from Investment Funds; (ii) fund withdrawal payments to Members (pending receipt of proceeds from Investment Funds); or (iii) meet other working capital needs.  The cost of such borrowing will be allocated to the Fund.  A default on any such credit facility by the Fund may result in the liquidation of all or a portion of the Fund’s portfolio, potentially leaving the remaining Fund assets unbalanced and less liquid.

The Investment Funds are permitted to use leverage in their investment activities, through purchasing securities with borrowed funds, selling securities short, investing in options and futures, using repurchase agreements, forwards, and swaps, and other means.  The offering documents for the Investment Funds typically provide that there are no material restrictions on the use of leverage by any Investment Fund, and permit the Investment Funds to be highly leveraged.  Additionally, leverage is measured using different metrics depending on the strategy pursued by the Investment Fund.  It may be relatively simple to calculate the financial leverage employed by Investment Funds trading directly in the cash markets because the leverage employed is simply a function of the cash or securities borrowed relative to the assets of the Investment Fund.  However, the leverage employed by Investment Funds that invest in options, futures, swaps, forwards, and other derivative instruments may be measured in a variety of different ways, including value-at-risk, scenario testing, and other measures that incorporate assumptions and modeling based on historic price moves and are therefore imprecise.  Prospective investors should not invest in reliance on the Investment Funds being non-leveraged or only marginally leveraged.

Borrowings by the Fund other than for temporary purposes are generally subject to a 300% asset coverage requirement under the 1940 Act; however, leverage obtained indirectly through certain types of derivative instruments, such as futures trading or short sales, may not be subject to a 300% asset coverage requirement.  Generally, Investment Funds may borrow money, trade securities or futures on margin or leverage their investments through various means and such Investment Funds will not be subject to the limits of the 1940 Act.

See “INVESTMENT PROGRAM OF THE FUND — Leverage” for more information.

The Adviser	The Adviser is registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser also serves as investment adviser to other private investment funds, some of which utilize a multi-manager, multi-strategy investment approach.  Although the Adviser is registered with the CFTC as a “commodity trading advisor,” it will operate the Fund as if it was exempt from registration under CFTC Rule 4.14(a)(8).  The Adviser is not required to register as a “commodity pool operator” with respect to the Fund pursuant to CFTC Rule 4.5.  However, recently adopted amendments to CFTC Rule 4.5 alter the criteria required for the Adviser to rely on the exemption from registration as a "commodity pool operator" with respect to the Fund.  Certain aspects of the amended rule are yet to be determined, and such determinations may dictate the appropriate course of action for the Fund with respect to its CFTC compliance obligations.

Subject to policies adopted by the Board and applicable law, the Adviser is responsible for appointing the Subadviser to manage the Fund’s investments, monitoring the Subadviser’s management of the Fund, and implementing the Fund’s compliance program.  Subject to the limitations set forth in the sub-advisory agreement dated December 1, 2011 among the Fund, the Adviser and the Subadviser (the “Subadvisory Agreement”), the Adviser has the ability to restrict initial/additional investment in an Investment Fund and/or remove an Investment Fund from the portfolio, although it does not intend to use this ability to manage the portfolio or restrict the Subadviser’s discretion.  Although the Adviser has limited experience managing a registered fund, its investment personnel have experience managing and overseeing funds of hedge funds.  The Adviser’s investment professionals will devote such time to the ongoing operations of the Fund as they deem appropriate.

The Adviser also provides personnel, office space, office facilities, and reports to the Fund.  These services are provided as part of the Management Fee (as defined below); provided, however, that reports furnished at the request of the Fund are paid for by the Fund.  See “THE ADVISER AND THE SUBADVISER” for more information.

The Subadviser

The Subadviser, Mesirow Advanced Strategies, Inc., is an Illinois corporation and a direct wholly-owned subsidiary of Mesirow Financial Holdings, Inc. (“MFHI”), a financial services holding company that is owned almost entirely by current senior employees of subsidiaries of MFHI, including senior employees of the Subadviser.  The Subadviser is registered with the SEC as an investment adviser and with the CFTC as a commodity pool operator and commodity trading advisor.  See “THE ADVISER AND THE SUBADVISER” for more information.

Pursuant to the Subadvisory Agreement, the Subadviser is responsible for the selection and monitoring of Investment Funds as well as direct investments of the Fund, and for day-to-day management of the Fund’s investment activities and holdings.

Management Fee
The Fund pays the Adviser each month a fee (the “Management Fee”) equal to one-twelfth of 1.25% of the aggregate net asset value of outstanding Shares of the Fund (allocated to Class A Shares and Class I Shares on a pro rata basis) determined as of the last calendar day of that month (before any repurchases of Shares).    The Adviser pays the Subadviser a portion of the Management Fee as described in the Subadvisory Agreement.  See “FEES AND EXPENSES” for more information.

Investment Fund Fees	In addition to the fees and expenses incurred by the Fund, the Fund also bears fees and expenses as an investor in Investment Funds, which include a management fee and, with respect to substantially all Investment Funds, incentive compensation to the Investment Manager equal to a percentage of the appreciation of the applicable Investment Fund as of the end of each performance period for which such incentive compensation is determined, and the fees associated with accessing Investment Funds through a Platform, among others.

Each Investment Fund will also incur transactional expenses, including brokerage costs and margin interest costs, and fees and expenses of service providers, such as a custodian and administrator.  Because the fees and expenses of Investment Funds reduce the net return to the Fund, a Member indirectly bears these expenses and fees.  Such indirect fees and expenses are borne by the Fund and allocated to Class A and Class I Shares on a pro rata basis.  See “FEES AND EXPENSES” for more information.

Investor Distribution and Servicing Fee
Under the terms of the wholesaling and placement agent agreement between the Fund and the Placement Agent (as defined below) (the “Wholesaling and Placement Agent Agreement”), the Placement Agent is authorized to retain brokers, dealers and certain financial advisors for distribution services and to provide ongoing investor services and account maintenance services to Members purchasing Class A Shares that are their customers (the “Investor Service Providers”).  These services include, but are not limited to, handling Member inquiries regarding the Fund (e.g., responding to questions concerning investments in the Fund, Member account balances, and reports and tax information provided by the Fund); assisting in the enhancement of relations and communications between Members and the Fund; assisting in the establishment and maintenance of Member accounts with the Fund; assisting in the maintenance of Fund records containing Member information; and providing such other information and Member liaison services as the Fund or the Placement Agent may reasonably request.

Under the Wholesaling and Placement Agent Agreement, the Fund will pay a quarterly fee out of Class A Share net assets at the annual rate of 0.75% of the aggregate net asset value of Class A Shares that have been outstanding for more than twelve (12) months, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Shares) and paid quarterly (the “Investor Distribution and Servicing Fee”).  The Investor Distribution and Servicing Fee is charged on an aggregate class-wide basis, and investors in Class A Shares will be subject to the Investor Distribution and Servicing Fee regardless of how long they have held their Class A Shares.  For purposes of calculation of the Investor Distribution and Servicing Fee, Class A Shares issued in the Reorganization and representing interests in a prior feeder fund that were outstanding for more than twelve months prior to April 1, 2012 are treated as having been outstanding for more than twelve months, Class A Shares issued in the Reorganization and representing interests in a prior feeder fund outstanding for less than twelve months prior to April 1, 2012 are treated as having been outstanding for less than twelve months for purposes of calculation of the Investor Distribution and Servicing Fee and the prior holding period is tacked.  The Investor Distribution and Servicing Fee is paid to the Placement Agent to reimburse it for payments made to Investor Service Providers and for the Placement Agent’s ongoing investor servicing.  The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers, acting as sub-placement agents, including affiliates of the Adviser.  Each Investor Service Provider is paid based on the aggregate net asset value of outstanding Class A Shares held by Members that receive services from such Investor Service Provider that have been outstanding for more than twelve (12) months.  Pursuant to the conditions of an exemptive order issued by the SEC, the Investor Distribution and Servicing Fee is paid pursuant to a plan adopted by the Fund in compliance with Rule 12b-1 under the 1940 Act with respect to Class A Shares.

Class I Shares are not subject to the Investor Distribution and Servicing Fee.

In addition, the Placement Agent (or one of its affiliates) may, from its own resources, make payments to brokers, dealers and Investor Service Providers for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services with respect to Shares. In this regard, the Adviser or an affiliate makes certain payments of up to 0.50% annually of the net asset value of certain Class I Shares held in certain brokerage accounts. See “FEES AND EXPENSES – Investor Distribution and Servicing Fee.”
Administrator

The Bank of New York Mellon, through its wholly owned subsidiary, BNY Mellon Investment Servicing (U.S.) Inc. (the “Administrator”) serves as the administrator for the Fund.  The Administrator performs certain administration, accounting and investor services for the Fund.  In consideration for these services, the Fund pays the Administrator a fee (the “Administration Fee”), which is based on the beginning of month net asset value of the Fund. In addition, the Administrator charges fees for legal, transfer agency, compliance, and certain other services and is entitled to reimbursement of certain expenses.

Custodian

BNY Mellon Investment Servicing Trust (the “Custodian”) serves as the custodian for the Fund.  Pursuant to a custodian agreement, in consideration for these services, the Fund pays the Custodian a fee (the “Custodian Fee”), which is based on the month-end net asset value of the Fund.  The Custodian maintains custody of the Fund’s assets.  The Custodian also charges for transaction-related costs and is entitled to reimbursement of certain expenses.

Other Expenses

The Fund will be responsible for its investment and operating expenses, borrowing costs and related interest expenses, fees and expenses associated with the use of information aggregators, accounting fees and expenses (including, without limitation, audit and tax preparation) and other professional fees and expenses (including, without limitation, fees and travel-related expenses of the members of the Board who are not employees of the Adviser or employees of any affiliate of the Adviser), legal expenses, extraordinary expenses, federal, state and local taxes payable by the Fund in connection with its business, and other expenses, including, without limitation, the Administration Fee and Custodian Fee and certain out-of-pocket expenses incurred by the Adviser, as set forth in the investment advisory agreement dated December 1, 2011, between the Adviser and the Fund (the “Advisory Agreement”).  See “FEES AND EXPENSES” for more information.

Expense Limitation Agreement

The Fund has entered into an expense limitation agreement that limits the Fund's annualized ordinary fund-wide operating expenses to 2.65% through April 1, 2013 (the “Expense Limitation Agreement”).  In addition, Class A Shares are subject to class-specific expenses.  Class I Shares have no class-specific expenses.  Members holding Class A Shares will pay (in addition to up to 2.65% in ordinary fund-wide operating expenses) an additional annualized amount of up to 0.75% (the Investor Distribution and Servicing Fee), for a total annualized rate of up to 3.40%.  Ordinary fund-wide operating expenses exclude the Fund's borrowing and other investment-related costs, Investment Fund and Investment Manager fees and expenses, taxes, litigation and indemnification expenses, judgments and other extraordinary expenses not incurred in the ordinary course of the Fund's business.  Ordinary fund-wide operating expenses include, for the avoidance of doubt, the Management Fee.  In addition, the Adviser is permitted to recover from the Fund expenses it has borne (whether through reduction of its Management Fee or otherwise) in later periods to the extent that the Fund’s ordinary fund-wide operating expenses fall below the annualized rate of 2.65% per year.  The Fund, however, is not obligated to pay any such amount more than three years after the end of the fiscal year in which the Adviser deferred a fee or reimbursed an expense.  Any such recovery by the Adviser will not cause the Fund to exceed the annual limitation rate set forth above. For the avoidance of doubt, no waiver of fees by the Adviser shall under any circumstances affect the fees payable to the Subadviser.

The Adviser is authorized to recoup expenses attributable to Class A Shares waived in prior periods, provided that ordinary fund-wide operating expenses are less than 2.65% on an annualized basis and that any such recoupment is limited to expenses incurred within the prior three years.  Expenses attributable to Class A Shares include expenses incurred prior to the Reorganization by the feeder funds which were subject to a similar expense limitation agreement.

Investor Eligibility

Each investor in the Fund must certify that the Shares subscribed for are being acquired for the account of an Eligible Investor.  To be an Eligible Investor, an investor must, among other things, be an “accredited investor,” as defined in Regulation D under the Securities Act of 1933, as amended (the “1933 Act”).

Only those Eligible Investors that (i) compensate their financial intermediaries directly for their services, or (ii) in the case of certain institutional investors, invest directly through the Placement Agent, may purchase Class I Shares.

The qualifications required to invest in the Fund (including, as applicable, the qualifications to invest in Class I Shares) appear in a subscription agreement (the “Subscription Agreement”) that must be completed by each prospective Member.  The Subscription Agreement is attached to this Memorandum. After initial purchase, existing Members subscribing for additional Shares in the Fund will be required to verify their status as Eligible Investors (including, as applicable, the qualifications to invest in Class I Shares) at the time of the additional subscription. See “SUBSCRIPTIONS FOR SHARES — Member Qualifications” for more information.

Member Suitability

An investment in the Fund involves substantial risks. It is possible that a Member may lose some or all of the Member’s investment. Before making an investment decision, a prospective Member and/or a prospective Member’s adviser must (i) consider the suitability of this investment with respect to the prospective Member’s personal investment objectives and individual situation and (ii) consider factors, such as the prospective Member’s personal net worth, income, age, risk tolerance and liquidity needs. See “RISK FACTORS” for more information.

Short-term prospective Members, prospective Members with immediate liquidity needs and prospective Members who cannot bear the loss of some or all of their investment or the risks associated with the limited liquidity of an investment in the Fund should not invest in the Fund.

ERISA Plans and Other Tax- Exempt Members

Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (each, an “IRA”), and 401(k) and Keogh Plans (collectively, “ERISA Plans”) may purchase Shares. Because the Fund is an investment company registered under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of an ERISA Plan investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, neither the Adviser nor the Subadviser will be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Member, solely as a result of the ERISA Plan’s investment in the Fund. See “EMPLOYEE BENEFIT PLAN CONSIDERATIONS” for more information.  Tax-exempt investors should be aware that the Fund’s income will not constitute unrelated business taxable income (“UBTI”) with respect to such investors unless an investor incurs acquisition indebtedness in connection with its investment in the Fund. See “TAXES” for more information.
The Offering

The placement agent and wholesaling agent for the Fund is Alternative Strategies Brokerage Services, Inc. (the “Placement Agent”), an affiliate of the Adviser.  The Placement Agent may appoint other broker dealers as sub-placement agents, which may be affiliates of the Adviser, which sub-placement agents will have entered into selling agreements with the Placement Agent.  See “DISTRIBUTION ARRANGEMENTS.”  The Placement Agent also acts primarily as a “wholesaler” and, as such, educates and provides additional services with respect to the Fund to other brokers and financial institutions that may not be the ultimate beneficial owners of such Shares.  The Placement Agent or other intermediaries that enter into agreements with the Placement Agent may charge an investor a fee for their services in conjunction with an investment in the Fund and/or maintenance of Member accounts.  Such a fee will be in addition to any fees charged or paid by the Fund and is not a Fund expense.  Members should direct any questions regarding any such fees to the relevant intermediary.  The Fund in the future may engage additional placement agents.

The Placement Agent may pay all or a portion of the Class A Share Placement Fee it receives to other of its affiliates, and to broker-dealer and other intermediaries (“Intermediaries”), acting as sub-placement agents, including affiliates of the Adviser.  The Adviser or its affiliates also may pay from their own resources (including from fees attributable to the Fund) compensation to the Placement Agent and to other Intermediaries, in connection with subscriptions for and/or placement of Shares or servicing of Members.  Intermediaries and their personnel (who themselves may receive all or a substantial part of the relevant payments) may receive greater compensation in connection with subscriptions for Shares than they would have received in connection with subscriptions for shares of other investment funds.  Prospective investors should be aware that these payments could create incentives on the part of an Intermediary to view the Fund more favorably relative to investment funds not making payments of this nature or making smaller such payments. Such payments may be different for different Intermediaries.  A prospective investor with questions regarding these arrangements may obtain additional detail by contacting the relevant Intermediary directly.  See “DISTRIBUTION ARRANGEMENTS.”

The Fund is offered in two classes of Shares. Subscriptions for Class A Shares or Class I Shares may be submitted to, and are received by, the Fund throughout any given month, but are accepted at the same time once per month.  All subscriptions accepted by the Fund are accepted at the end of the month, and the net asset value of Class A Shares and Class I Shares is determined as of the close of business on the last calendar day of that month.  Subscriptions accepted by the Fund become effective as of the opening of business on the first calendar day of the next month (each such day, a “Subscription Date”) based on the previous month-end net asset value of the relevant class of Shares.   It is expected that the net asset value of Class A and Class I Shares will vary over time as a result of the differing fees applicable to different classes.

The minimum initial investment in the Fund is $50,000.  The minimum additional investment is $10,000, in whole increments of $1,000.  The minimum initial and minimum additional investment requirements may be reduced or increased by the Board. No certificates will be issued for Shares.

Investments in Class A Shares of less than $500,000 are subject to a placement fee of 2.00%; investments in Class A Shares of $500,000 or more and less than $1,000,000 are subject to a placement fee of 1.00% and investments in Class A Shares of $1,000,000 or more are subject to a placement fee of 0.50% (in each case, the “Class A Share Placement Fee”). The Class A Share Placement Fee may be subject to certain waivers. Please see “DISTRIBUTION ARRANGEMENTS — Purchase Terms” for further information regarding these waivers. To be eligible to receive a waiver of the Class A Share Placement Fee on purchases of Class A Shares, an investor must advise the Placement Agent or the selling broker or dealer when making an investment that the investor qualifies for a specific waiver.

The amount of each additional investment in Class A Shares by a Member will be aggregated with the amount of the Member’s initial investment in Class A Shares and any other additional investments by the Member (to the extent such investments have not been repurchased by the Fund) in determining the applicable Class A Share Placement Fee at the time of subsequent purchases of Class A Shares.  Investments in Class A Shares by an investor’s spouse and investments for certain related accounts will also be included in the aggregation.  In addition, investments in Class A Shares held by the Member’s “Immediate Family Members” (as defined in the Subscription Agreement) will be aggregated with the Member’s Class A Shares for purposes of determining the applicable Class A Share Placement Fee.  The Member must indicate in the Subscription Agreement who such “Immediate Family Members” are and the amounts of their investments.  See “DISTRIBUTION ARRANGEMENTS.”

In addition, the Placement Agent (or one of its affiliates) may pay from its own resources additional compensation, either at the time of sale or on an ongoing basis, to brokers, dealers and other Intermediaries in respect of Shares sold by such entities.

No placement fee is charged on purchases of Class I Shares.

In order to subscribe to the Fund, investors must complete and return to the appropriate party (as set forth in the Subscription Agreement) one (1) copy of the Subscription Agreement by at least the number of Business Days (as defined below) prior to the Subscription Date that is described in the applicable Subscription Agreement.  Investors must remit the full purchase price of their subscription three (3) Business Days prior to the Subscription Date.  Subscription proceeds must be delivered by wire.  The Fund will not accept checks. “Business Day” means a day on which banks are ordinarily open for normal banking business in New York or such other day or days as the Board may determine in its sole and absolute discretion.

Shares will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction, nor is any such registration contemplated.

See “SUBSCRIPTIONS FOR SHARES — Subscription Terms” and “DISTRIBUTION ARRANGEMENTS” for more information.

Closed-End Fund Structure: Limited Liquidity and Transfer Restrictions

The Fund has been organized as a non-diversified closed-end management investment company. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that closed-end fund shareholders do not have the right to redeem their shares. In order to meet daily redemption requests, mutual funds are subject to more stringent regulatory limitations than closed-end funds. In particular, a mutual fund generally may not invest more than 15% of its assets in illiquid securities. However, Investment Fund investments, which will generally be private Investment Funds, are generally illiquid or have limited liquidity. For this reason, the Fund is organized as a closed-end fund. See “RISK FACTORS” for more information.

The Fund will not list the Shares on any securities exchange, and it is not expected that any secondary market will develop for the Shares. In addition, Shares are subject to significant transfer restrictions. Members should not expect that they will be able to transfer Shares.  Because the Fund is a closed-end fund, Members will have no right to require the Fund to redeem or repurchase their Shares.  As described below, however, in order to provide a limited degree of liquidity, the Fund may from time to time conduct repurchase offers for outstanding Shares as determined by the Board. An investment in the Fund is suitable only for Members who can bear the risks associated with the limited liquidity of the Shares. Purchases of Shares should be viewed as long-term investments. See “RISK FACTORS — Principal Risk Factors Relating to the Fund’s Structure — Limited Liquidity” and “RISK FACTORS — Principal Risk Factors Relating to the Investment Funds — Illiquid Investments” and “— Restricted Securities” for more information.

Tender Offers and Other Repurchases of Shares by the Fund

Because the Fund is a closed-end fund, and Members do not have the right to require the Fund to redeem or repurchase Shares, the Fund may from time to time offer to repurchase Shares pursuant to written tenders by Members, in order to provide a limited degree of liquidity to Members.  Repurchases, if any, will be made at such times, in such amounts and on such terms as may be determined by the Board, in its sole discretion. In determining whether the Fund should offer to repurchase Shares, the Board will consider a variety of operational, business, investment, economic and other factors.  The Adviser expects to recommend ordinarily that the Board authorize the Fund to offer to repurchase Shares from Members quarterly with March 31, June 30, September 30 and December 31 valuation dates.  See “REPURCHASES AND TRANSFERS OF SHARES” for more information.

In order to finance the repurchase of Shares pursuant to tender offers, the Fund generally will find it necessary to liquidate a portion of its interests in Investment Funds.  However, the Fund may effect withdrawals from certain Investment Funds only at certain specified times.  In addition, certain Investment Funds may suspend capital withdrawals (or redemptions), impose restrictions on withdrawals of capital (or redemptions) beyond those ordinarily applicable to withdrawals (or redemptions) by investors in those Investment Funds or allocate a portion of the Fund’s invested capital to special investment accounts.  Thus, to facilitate the repurchase of Shares, the Fund may withdraw all or a portion of its interests from certain liquid investments more rapidly than would otherwise be desirable.  This risk may be more pronounced in the event of substantial repurchases of Shares within a limited period of time.  Consequently, Members that do not tender Shares for repurchase may be subject to increased liquidity risks due to the reduction in the Fund’s assets resulting from payment for Shares through the liquidation of a portion of the Fund’s interests in Investment Funds and the potential increase in the Fund’s ratio of illiquid to liquid investments.  Moreover, tender offers conducted by the Fund in order to repurchase Shares will generate expenses for the Fund, which may be borne in part by non-tendering Members.  Quarterly tender offers, if conducted by the Fund, will result in higher expenses than if the Fund were to offer to repurchase Shares on a less frequent basis.

There are no assurances that the Board will, in fact, decide to undertake any such repurchase offer. The Fund will make any repurchase offers to all of its Members on the same terms in accordance with applicable legal requirements. Subject to the Fund’s investment restriction with respect to borrowings, the Fund may borrow money or issue debt obligations to finance its repurchase obligations pursuant to any such repurchase offer.

If a repurchase offer is oversubscribed by Members who tender Shares for repurchase and the Board does not increase the offer, the Fund may repurchase only a pro rata portion of the Shares tendered by each Member. In addition, a Member who tenders for repurchase only a portion of its Shares will be required to maintain a minimum Member account balance equal to such amount as may be fixed from time to time by the Board, currently $25,000.  The Fund maintains the right to reduce the portion of Shares to be repurchased from a Member so that the required minimum Member account balance is maintained or to repurchase all of the tendering Member’s Shares.  Minimum account balance requirements may be waived in the Fund’s discretion.

The Fund has the right to repurchase Shares of Members if the Board determines that the repurchase is in the best interest of the Fund or upon the occurrence of certain events specified in the Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), including, but not limited to, Members’ attempted transfers in violation of the transfer restrictions described above. See “REPURCHASES AND TRANSFERS OF SHARES — No Right of Redemption” and “— Repurchases of Shares” for more information.

The Investment Funds may be permitted to distribute securities in-kind to investors making redemptions or withdrawals of capital.  The Fund therefore may receive securities that are illiquid or difficult to value (which may include securities of Investment Funds), which may cause the Fund to incur certain expenses or losses in connection with the valuation or disposition of such securities.  In such circumstances, the Subadviser will determine whether to attempt to liquidate the security, hold it in the Fund’s portfolio or distribute it to Members in connection with a Share repurchase by the Fund.

Taxation
Effective April 1, 2012, the Fund has elected to be treated as a corporation for federal income tax purposes, and it further intends to elect to be treated, and expects each year to qualify, as a “regulated investment company” (“RIC”) under Subchapter M of the Code. For each taxable year that the Fund so qualifies, the Fund will not be subject to federal income tax on that part of its taxable income that it distributes to Members. Taxable income consists generally of net investment income and net capital gains.

The Fund will distribute substantially all of its net investment income and net capital gains to Members. Distributions from net investment income and net short-term capital gain generally will be taxable as ordinary income to the Members, but capital gain dividends paid by the Fund will be taxable to Members as long-term capital gain. Members not subject to tax on their income will not be required to pay tax on amounts distributed to them. The Fund will inform Members of the amount and character of the distributions to Members. See “DISTRIBUTION POLICY.”

Subchapter M of the Code imposes strict requirements for the diversification of a RIC’s investments, the nature of a RIC’s income and a RIC’s distribution and timely reporting of income and gains. In order to satisfy these requirements, the Fund generally will invest its assets in a diversified portfolio of (i) Investment Funds treated as partnerships for U.S. income tax purposes that provide sufficient transparency with respect to their assets and income to permit the Fund to comply with Subchapter M, (ii) Investment Funds organized outside the United States that are treated as corporations for U.S. income tax purposes and are expected to be classified as passive foreign investment companies (“PFICs”), (iii) Investment Funds that are themselves RICs, and (iv) direct investments that satisfy RIC diversification and income requirements. See “TAXES.”

Prior to the Reorganization on April 1, 2012, the Fund operated as a partnership for U.S. federal income tax purposes.  The election to be treated as a corporation and qualification as a RIC may result in a material change in the Investment Funds held by the Fund.  The Fund's investment portfolio and holdings of Investment Funds as a RIC may be materially different than the Fund’s investment portfolio and holdings while it operated as a partnership, and this may result in materially different performance.

Distribution Policy

Distributions will be paid at least annually on the Shares in an amount representing substantially all of the net investment income and net capital gains, if any, earned each year.  The Fund is not a suitable investment for any investor requiring routine distributions of income.

Each Member will automatically be a participant under the Fund’s Dividend Reinvestment Plan (the “DRP”) and have all income dividends and/or capital gains distributions automatically reinvested in Shares.  Election not to participate in the DRP and to receive all income dividends and/or capital gain distributions, if any, in cash may be made by notice to a Member’s broker or other intermediary (who should be directed to inform the Fund).

Provision of Tax and Other Information to Members
The Fund furnishes to Members as soon as practicable after the end of each calendar year information on Form 1099 as is required by law to assist the Members in preparing their tax returns. The Fund prepares, and transmits to Members, an unaudited semi-annual and an audited annual report no later than 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Members may also be sent additional reports regarding the Fund’s operations, at the discretion of the Adviser.

Fiscal and Taxable Years	The fiscal and taxable years of the Fund shall end on March 31.
Risk Factors

The purchase of Shares is a speculative investment, entails significant risk and should not be considered a complete investment program.  An investment in the Fund provides for only limited liquidity, if any, and is suitable only for persons who can afford to lose the entire amount of their investment.  There can be no assurance that the investment strategy employed by the Adviser, the Subadviser or the Investment Funds will be successful.

The following is a brief summary of risk factors associated with an investment in the Fund and is not intended to be complete.  For more information, see “RISK FACTORS.”

Limited Liquidity.  The Fund is a closed-end management investment company designed primarily for long-term investment and is not intended to be a trading vehicle.  Shares are not readily marketable, and Members must be prepared to hold Shares for an indefinite period of time.  Because the Fund is a closed-end management investment company, Members will have no right to require the Fund to redeem or repurchase their Shares.

Investment Strategies.  The success of the Fund depends on the Subadviser’s ability to select and allocate among individual investment strategies, Investment Funds and other direct investments, and the ability of each Investment Manager to select investments, interpret market data correctly, predict future market movements and otherwise implement its investment strategy.

Changes in Investment Strategies.  The allocation of the Fund’s capital to any particular investment strategy may be increased, decreased or otherwise revised at any time, without the consent of or notice to the Members.  Any such decision to engage in a new activity or alter the Fund’s existing investment strategies could result in the exposure of the Fund’s capital to additional risks that may be substantial.

Potential Conflicts of Interest.  The Adviser, the Subadviser and the Investment Managers may render advisory services to a number of persons, including pooled investment vehicles and separately managed accounts, which may have varying investment objectives and different investment portfolios.  The Adviser’s, Subadviser’s or an Investment Manager’s activities on behalf of its other clients may from time to time disadvantage the Fund or an Investment Fund in which the Fund has invested.  For example, the market may be unable to fully absorb orders for the purchase or sale of particular investments placed by the Adviser, the Subadviser or an Investment Manager for its client (the Fund or Investment Fund, as the case may be) and other clients at prices and in quantities that would be obtainable if the same were being placed only by the Fund or Investment Fund.

Investment Risks in General.  The Fund and the Investment Funds will engage in highly speculative investment strategies.  The prices of securities and derivative instruments in which some of the Investment Funds will invest, or in which the Fund may invest directly, may be volatile.
Borrowing and Use of Leverage.  The use of leverage magnifies both the favorable and unfavorable effects of price movements in the investments made by an Investment Fund.  Although the Fund does not intend to borrow for investment purposes, the Fund may experience the effects of leverage from any borrowing as described herein as well as indirectly through the use of leverage by the Investment Funds in which it invests.  In addition, the Fund may from time to time make investments in derivative or other instruments, such as futures contracts or swaps, that provide a form of leverage.  Any such direct investments will be made in accordance with the requirements of the 1940 Act and the SEC relating to “senior securities.”

Layering of Fees.  The Fund’s fees and expenses, including the Management Fee, will result in Members bearing greater expense than would be associated with direct investments in the Investment Funds.  The Fund will pay for its own direct expenses and management costs, and will also bear its pro rata share of the expenses and management costs directly and indirectly incurred by the Investment Funds in which it invests.

Operating History of the Fund and the Investment Funds.  As of December 1, 2011, the Adviser appointed the Subadviser as subadviser to the Fund.  It is anticipated that the Subadviser will withdraw a significant portion of the Fund’s current investments in varying Investment Funds and reinvest the Fund’s assets in other Investment Funds.  This anticipated portfolio turnover will likely cause the Fund to realize gains and losses.  Commencing April 1, 2012, the Fund ceased to be a partnership for tax purposes and intends to elect to be treated, and expects each year to qualify, as a RIC.  Commencing April 1, 2012, the Fund’s investment portfolio and holdings as a RIC may be materially different than the Fund’s investment portfolio and holdings through March 31, 2012 (while it operated as a partnership), and this may result in materially different performance.  In addition, certain of the Investment Funds in which the Fund invests may have limited or no operating histories.

Investments in Other Funds. The Fund has no control of, and will not seek to influence, the trading policies or strategies, brokerage arrangements, or operations of the Investment Funds in which it will invest.  As compared to investments through separate accounts, the Fund will have less ability to react quickly to changing investment circumstances, due to the limited liquidity of investments in the Investment Funds.

Inability to Vote; Waiver of Voting Rights.  To the extent the Fund purchases non-voting interests of, or contractually foregoes the right to vote its interests in, an Investment Fund, it may not be able to vote on matters that require the approval of the investors of the Investment Fund, including matters that could adversely affect the Fund’s investment in such Investment Fund.

1940 Act Restrictions.  The 1940 Act imposes certain restrictions on the ability of the Fund to invest in Investment Funds.  In order to invest in private Investment Funds, which are not registered as investment companies under the 1940 Act, the Fund generally must be a “qualified purchaser” as defined in the 1940 Act, which generally requires the Fund to have at least $25 million in net investment assets.  In addition, the 1940 Act generally prohibits the Fund from acquiring in excess of 3% of the voting shares of Investment Funds that are registered investment companies, including mutual funds and exchange-traded funds (“ETFs”) organized as registered investment companies.  Investment Funds in which the Fund may invest that are registered investment companies are in turn subject to extensive regulation and restrictions under the 1940 Act. The rules and regulations under the 1940 Act may require the Fund to limit its position in any one Investment Fund in accordance with applicable regulatory requirements, as may be determined by the Fund in consultation with its counsel. These restrictions could change from time to time as applicable laws, rules or interpretations thereof are modified. The Fund could nevertheless be deemed in some circumstances to be an affiliated person of an Investment Fund and therefore subject to certain 1940 Act prohibitions with respect to affiliated transactions.

Ability to Focus on Certain Investment Strategies.  The Fund has the ability to focus investment at times in Investment Funds that invest in or utilize a certain strategy or asset class or in direct investments in a certain strategy or asset class which may create the risk that the Fund could change in value suddenly based on potential exposure of a significant amount of assets to such Investment Fund(s), strategies or asset classes.

Allocation Among Investments.  The Fund’s success will depend on the selection of Investment Funds, as well as direct investments that the Fund may make.  The performance of the Fund may be affected by the ability of the Fund to add new Investment Funds and the acquisition or disposition of investments at appropriate times.

Tax Risks. The Fund intends to qualify as a RIC under federal income tax law. If the Fund so qualifies and distributes each year to its Members at least 90% of its investment company taxable income and net tax-exempt income, if any, the Fund will not be required to pay federal income taxes on any income it distributes to Members.  If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the Member as ordinary income. However, such distributions will be eligible (i) to be treated as qualified dividend income, which is subject to tax at reduced rates in taxable years beginning before January 1, 2013, in the case of Members taxed as individuals and (ii) for the dividends received deduction in the case of corporate Members. In addition, in order to re-qualify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.  See “TAXES” for more information.

Changes in United States Law.  Changes in the state and federal laws applicable to the Fund, the Adviser, the Subadviser, the Investment Managers, the Investment Funds or other securities or instruments in which the Fund may invest, may negatively affect the Fund’s returns to Members. The Fund may need to modify its investment strategies in the future in order to satisfy new regulatory requirements or to compete in a changed business environment.

Temporary Defensive Positions. The Fund may invest all or any portion of its assets in high quality fixed-income securities, money market instruments, shares of money market funds, or overnight repurchase agreements, or may hold its assets as cash, for defensive purposes in times of market volatility or for any other reason.  As a result, the Fund may not achieve its investment objective.

Repurchases of Shares.  In order to finance the repurchase of Shares pursuant to tender offers, the Fund generally will find it necessary to liquidate a portion of its interests in Investment Funds.  However, the Fund may effect withdrawals from certain Investment Funds only at certain specified times.  In addition, certain Investment Funds may suspend capital withdrawals (or redemptions), impose restrictions on withdrawals of capital (or redemptions) beyond those ordinarily applicable to withdrawals (or redemptions) by investors in those Investment Funds or allocate a portion of the Fund’s invested capital to special investment accounts.  Thus, to facilitate the repurchase of Shares, the Fund may withdraw all or a portion of its interests from certain liquid investments more rapidly than would otherwise be desirable.  This risk may be more pronounced in the event of substantial repurchases of Shares within a limited period of time.  Consequently, Members that do not tender Shares for repurchase may be subject to increased liquidity risks due to the reduction in the Fund’s assets resulting from payment for Shares through the liquidation of a portion of the Fund’s interests in Investment Funds and the potential increase in the Fund’s ratio of illiquid to liquid investments.  Moreover, tender offers conducted by the Fund in order to repurchase Shares will generate expenses for the Fund, which may be borne in part by non-tendering Members.  Quarterly tender offers, if conducted by the Fund, will result in higher expenses than if the Fund were to offer to repurchase Shares on a less frequent basis.

Mandatory Repurchase.  The Fund has the right to require the repurchase of a Member’s Shares and thus the complete or partial withdrawal of a Member, subject to the limitations of the 1940 Act.  See “REPURCHASES AND TRANSFERS OF SHARES — Mandatory Repurchase by the Fund” for more information.

Increase or Decrease in Assets under Management.  As the Fund’s assets increase or as an Investment Fund’s assets increase, more capital may be allocated to any particular Investment Fund.  It is not known what effect, if any, this will have on an Investment Fund’s trading strategies or its investment results.  Conversely, in the event the Fund’s assets decrease, the Fund’s expense ratio may increase and the investment opportunities available to the Fund may be reduced.  In addition, in such event, the Fund may have a larger relative investment in a particular Investment Fund than is desirable or as had been contemplated by the Subadviser.  This may have the effect of substantially increasing the Fund’s ratio of illiquid to liquid investments and negatively impact performance.

Employee Benefit Plan Matters.  Most pension and profit sharing plans are subject to provisions of the Code, ERISA, or both, which may be relevant to a decision as to whether such a prospective Member should invest in the Fund. See “TAXES” and “EMPLOYEE BENEFIT PLAN CONSIDERATIONS” for more information.

Custody Risk.  The Investment Funds generally are not required to hold custody of their assets in accordance with the requirements of the 1940 Act and the rules thereunder. As a result, bankruptcy or fraud at institutions, such as brokerage firms, banks or administrators, into whose custody those Investment Funds have placed their assets could impair the operational capabilities or the capital position of the Investment Funds and may, in turn, have an adverse impact on the Fund.

Valuation and Estimates.  The Fund has limited ability to assess the accuracy of the valuations received from certain Investment Funds with which the Fund invests.  See “CALCULATION OF NET ASSET VALUE” for more information.

Non-Diversified Status.  The Fund is a “non-diversified” investment company. This means that the Fund is not subject to the same percentage limitations imposed by the 1940 Act on the percentage of the Fund’s assets that may be invested in the securities of any one issuer to which diversified investment companies are subject. The portfolio of the Fund may, therefore, be subject to greater risk than the portfolio of a similar fund that diversifies its investments.

Reliance on Management.  All decisions regarding the management and affairs of the Fund will be made exclusively by the Adviser and/or the Subadviser, subject to Board oversight.  A Member is not entitled to participate in the management of the Fund, or in the conduct of its business, apart from the capacity to vote on certain matters (including the election of the Board).  The Adviser and the Subadviser will, in turn, seek to invest the Fund’s assets in Investment Funds and other investments.  A person should not acquire Shares unless such person is willing to entrust the Adviser, the Subadviser, and the Investment Funds (and respective Investment Managers) selected for the Fund, with the management of such person’s assets.

Risks of Debt and Other Income Securities.  Income securities are subject to interest rate, market and credit risk.  Interest rate risk relates to changes in a security’s value as a result of changes in interest rates generally.  Even though such securities are investments that may offer a stable stream of income, the prices of such securities are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations.  In general, the values of fixed-income securities increase when prevailing interest rates fall and decrease when interest rates rise.  Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase or decrease significantly in value when market interest rates fall or rise, respectively.  Market risk relates to the changes in the risk or perceived risk of an issuer, country or region.  Credit risk relates to the ability of the issuer to make payments of principal and interest.  The values of income securities may be affected by changes in the credit rating or financial condition of the issuing entities.  Income securities denominated in non-U.S. currencies are also subject to the risk of a decline in the value of the denominating currency relative to the U.S. dollar.

Risk of Performance-Based Fees or Allocations.  The performance-based fees or allocations to Investment Managers may create an incentive for Investment Managers to make investments that are riskier or more speculative than those that might have been made in the absence of performance-based fees or allocations.  In addition, because a performance-based fee or allocation will generally be calculated on a basis that includes unrealized appreciation of an Investment Fund’s assets, the fee or allocation may be greater than if it were based solely on realized gains.  Moreover, each Investment Manager will receive any performance-based fees or allocations to which it is entitled irrespective of the performance of the other Investment Funds and the Fund generally.  Accordingly, an Investment Manager with positive performance may receive performance-based compensation from the Fund, which will be borne indirectly by Members, even if the Fund’s overall returns are negative.

Offsetting Trades by Investment Managers.  Investment decisions for Investment Funds are made by Investment Managers independently of each other.  As a result, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold by another Investment Fund.  Consequently, the Fund could incur indirectly certain transaction costs without accomplishing any net investment result.

Limited Liquidity of Investment Funds.  The Fund may make additional investments in or effect withdrawals from Investment Funds only at certain specified times.  For example, many Investment Funds impose lock-up periods prior to allowing withdrawals, which can be two years or longer from the date of the Fund’s investment.  After expiration of the lock-up period, withdrawals typically are permitted only on a limited basis, such as semi-annually or annually.  Moreover, certain Investment Funds may amend their liquidity provisions or otherwise further restrict the Fund’s ability to make withdrawals from those Investment Funds.  Accordingly, the Fund may not be able to withdraw its investment in an Investment Fund promptly after it has made a decision to do so, which may result in a loss and adversely affect the Fund’s investment returns.  Limitations on the Fund’s ability to withdraw its assets from Investment Funds may also limit the Fund’s ability to repurchase Shares.  Because the primary source of funds to repurchase Shares will be withdrawals from Investment Funds, the application of these lock-ups and other withdrawal limitations may significantly limit the Fund’s ability to repurchase its Shares.

Investment Fund Risk.  In addition to the above risks of the Fund, investors are subject to the risks of the Investment Funds in which the Fund may invest.  There are many risks associated with such investments, including that the Fund could lose all or part of its investment in any Investment Fund.  Moreover, Investment Funds generally will not be registered as investment companies under the 1940 Act and, therefore, the Fund, as an investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies, such as mutual funds.  Please see and read “RISK FACTORS – Principal Risks Relating to Investment Funds and Direct Investments” carefully.

Prospective investors in the Fund should review carefully the discussion under the captions “RISK FACTORS” for a more complete description of the risks associated with investment in the Fund.

SUMMARY OF FEES AND EXPENSES

The following Fee Table and Example summarize the estimated aggregate expenses of the Fund and are intended to assist prospective Members in understanding the anticipated costs and expenses that they will bear directly or indirectly by investing in the Fund.  The expenses associated with investing in a fund of funds, such as the Fund, are generally higher than those associated with other types of funds.  This is because funds of funds also indirectly pay a portion of the fees and expenses charged at the underlying fund level.   Consequently, investors in the Fund pay more than one layer of fees.  The Fund’s investments in private Investment Funds may involve higher fees and expenses, including performance-based compensation to Investment Managers, relative to the investments in public Investment Funds or other investments.

Fee Table

	Class A Shares	Class I Shares
Member Transaction Expenses
Placement Fee (as a percentage of the capital contribution) (1)	2.00%	None

Annual Expenses (as a percentage of net assets attributable to Shares)
Management Fees	1.25%	1.25%
Investor Distribution and Servicing (12b-1) Fees (2)	0.75%	None
Other Expenses (3)	0.71%	0.71%
Acquired Fund (Investment Fund) Fees and Expenses (4)	3.50%	3.50%
Total Annual Expenses	6.21%	5.46%
Expense (Reimbursement)/Recoupment	0.69%	0.00%
Total Annual Expenses After Expense Reimbursement/Recoupment (5)	6.90%	5.46%

(1) The Placement Agent and wholesaling agent for the Fund is Alternative Strategies Brokerage Services, Inc.  The Placement Agent or other Intermediaries that enter into agreements with the Placement Agent may charge an investor a fee for their services in conjunction with an investment in the Fund and/or maintenance of Member accounts.  Any such fee will be in addition to any fees charged or paid by the Fund and is not a Fund expense.  Members should direct any questions regarding any such fees to the relevant Intermediary.  The Fund in the future may engage additional placement agents.  Investments in Class A Shares of less than $500,000 are subject to a placement fee of 2.00%; investments in Class A Shares of $500,000 or more and less than $1,000,000 are subject to a placement fee of 1.00% and investments in Class A Shares of $1,000,000 or more are subject to a placement fee of 0.50%.  The Class A Share Placement Fee may be subject to certain waivers.  Please see “DISTRIBUTION ARRANGEMENTS – Purchase Terms” for further information regarding these waivers.  The amount of each additional investment in Class A Shares by a Member will be aggregated with the amount of the Member’s initial investment and any other additional investments by the Member (to the extent such investments have not been repurchased by the Fund) in determining the applicable Class A Share Placement Fee at the time of such investment. Investments in Class A Shares by an investor’s spouse and investments for certain related accounts will also be included in the aggregation.  In addition, investments in Class A Shares held by the Member’s “Immediate Family Members” (as defined in the Subscription Agreement) will be aggregated with the Member’s Class A Shares for purposes of determining the applicable Class A Share Placement Fee.  The Member must indicate in the Subscription Agreement who such “Immediate Family Members” are and the amounts of their investments.  No placement fee will be charged on purchases of Class I Shares.  See “DISTRIBUTION ARRANGEMENTS.”

(2) Under the terms of the Wholesaling and Placement Agent Agreement, the Placement Agent is authorized to retain Investor Service Providers, which are brokers, dealers and certain financial advisors for distribution services and to provide ongoing investor services and account maintenance services to Members purchasing Shares that are their customers. Under the Wholesaling and Placement Agent Agreement, the Fund pays a quarterly Investor Distribution and Servicing Fee out of Class A Share net assets at the annual rate of 0.75% of the aggregate net asset value of Class A Shares that have been outstanding for more than twelve (12) months, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Shares) and paid quarterly.  The Investor Distribution and Servicing Fee is charged on an aggregate class-wide basis and investors in Class A Shares will be subject to the Investor Distribution and Servicing Fee regardless of how long they have held their Class A Shares.  For purposes of calculation of the Investor Distribution and Servicing Fee, Class A Shares issued in the Reorganization and representing interests in a prior feeder fund that were outstanding for more than twelve months prior to April 1, 2012 are treated as having been outstanding for more than twelve months, Class A Shares issued in the Reorganization and representing interests in a prior feeder fund outstanding for less than twelve months prior to April 1, 2012 are treated as having been outstanding for less than twelve months for purposes of calculation of the Investor Distribution and Servicing Fee and the prior holding period is tacked.  The Investor Distribution and Servicing Fee is paid to the Placement Agent to reimburse it for payments made to Investor Service Providers and for the Placement Agent’s ongoing investor servicing.  The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers, acting as sub-placement agents, including affiliates of the Adviser.  Each Investor Service Provider is paid based on the aggregate net asset value of outstanding Class A Shares held by Members that receive services from such Investor Service Provider that have been outstanding for more than twelve (12) months.  Class I Shares are not subject to the Investor Distribution and Servicing Fee.  The Placement Agent may compensate any Investor Service Provider it retains to provide services to Members from its own assets.

(3) Based on assets in the Fund as of March 31, 2012, “Other Expenses” are estimated based on 0.71% of average net assets of $175,341,746.  Other Expenses include expenses other than the Management Fees that the Fund will bear directly, including its investment and operating expenses, borrowing costs and related interest expenses, fees and expenses associated with the use of information aggregators, accounting fees and expenses (including, without limitation, audit and tax preparation) and other professional fees and expenses (including, without limitation, fees and travel-related expenses of the members of the Board who are not employees of the Adviser or employees of any affiliate of the Adviser), legal expenses, extraordinary expenses, federal, state and local taxes payable by the Fund in connection with its business, and other expenses, including, without limitation, the Administration Fee and Custodian Fee and certain out-of-pocket expenses incurred by the Adviser, as set forth in the Advisory Agreement.  The Subadviser will bear any expenses it incurs relating to its own third-party research and ongoing due diligence obligations. See “FEES AND EXPENSES — Administrative, Accounting, Custody, Transfer Agent and Registrar Services.”  See footnote (4) below accompanying “Acquired Fund (Investment Fund) Fees and Expenses.”

(4) The Acquired Fund (Investment Fund) Fees and Expenses include the Fund’s share of the fees and expenses of the underlying Investment Funds in which the Fund invests, including trading and investment expenses, management fees, administration fees, professional fees, incentive compensation and other operating expenses, and the fees associated with accessing Investment Funds through a Platform.  Trading expenses may include interest expenses and dividends paid on investments sold short, which are the byproduct of leveraging or hedging activities engaged in by Investment Funds in order to seek to enhance or preserve the Investment Funds’ returns. Of the approximately 3.50% representing estimated costs incurred at the underlying Investment Fund level, such costs are estimated to consist of approximately 1.87% in management fees, approximately 0.81% in other expenses (including the fees associated with accessing Investment Funds through a Platform, which historically have been 0.25%, but may be higher in the future, as well as interest, trading, etc.) and approximately 0.82% in incentive compensation.

The Acquired Fund (Investment Fund) Fees and Expenses were calculated in good faith by the Adviser.  Based on extreme market movements, such as what was experienced in 2009, the figures can be expected to change, potentially significantly.  There are several components that go into the calculation and, for some Investment Funds, complete, current information is not available.  Generally, the calculation is based on the most recent audited shareholder reports, the most recent investor communication (which, in some cases, may be the Investment Funds’ offering documents) or other materials/communications from the Investment Funds. The fees and expenses disclosed above are based on historic earnings of the Investment Funds, which may (and which should be expected to) change substantially over time and, therefore, significantly affect Acquired Fund (Investment Fund) Fees and Expenses. In addition, the Investment Funds held by the Fund will change, which further impacts the calculation of the Acquired Fund (Investment Fund) Fees and Expenses. Generally, management fees payable to Investment Managers of the Investment Funds will range from 1.00% to 2.00% (annualized) of the average net asset value of the Fund’s investment in such Investment Funds. In addition, substantially all Investment Managers charge incentive fees based on a percentage of the appreciation of the applicable Investment Fund over a specific performance period.  Such percentage typically ranges from 20.00% to 25.00% (subject to any applicable thresholds), although it is possible that such range may be exceeded for certain Investment Managers.  Actual Acquired Fund (Investment Fund) Fees and Expenses in the future may be substantially higher or lower because the performance fees paid to some Investment Managers may fluctuate over time.  The amounts charged by the underlying Investment Funds are not paid to the Adviser or the Subadviser and represent the costs incurred indirectly by investing in the Investment Funds.

(5) The “Total Annual Expenses” disclosed above will differ significantly from the ratio of expenses to average net assets (i.e., the Fund’s expense ratio) that will be included in the financial statements in the Fund’s annual report because (a) the Fund’s financial statements will depict the Fund’s expenses and (b) the Fund’s financial statements will not include the portion of Acquired Fund (Investment Fund) Fees and Expenses that represent costs incurred at the Investment Fund level, as required to be disclosed in the above table.  The Expense Limitation Agreement limits the Fund's annualized ordinary fund-wide operating expenses to 2.65% through April 1, 2013.  Class I Shares have no class-specific expenses.  Members holding Class A Shares will pay (in addition to up to 2.65% in ordinary fund-wide operating expenses) an additional annualized amount of up to 0.75% (the Investor Distribution and Servicing Fee), for a total of up to 3.40%.  Ordinary fund-wide operating expenses exclude the Fund's borrowing and other investment-related costs, Investment Fund and Investment Manager fees and expenses, taxes, litigation and indemnification expenses, judgments and other extraordinary expenses not incurred in the ordinary course of the Fund's business.  Ordinary fund-wide operating expenses include, for the avoidance of doubt, the Management Fee.  In addition, the Adviser is permitted to recover from the Fund expenses it has borne (whether through reduction of its Management Fee or otherwise) in later periods to the extent that the Fund’s ordinary fund-wide operating expenses fall below the annualized rate of 2.65% per year.  The Fund, however, is not obligated to pay any such amount more than three years after the end of the fiscal year in which the Adviser deferred a fee or reimbursed an expense.  Any such recovery by the Adviser will not cause the Fund to exceed the annual limitation rate set forth above.  For the avoidance of doubt, no waiver of fees by the Adviser shall under any circumstances affect the fees payable to the Subadviser.

The Adviser is authorized, and currently intends, to recoup expenses attributable to Class A Shares waived within the prior three years so long as ordinary fund-wide operating expenses are less than 2.65% on an annualized basis.  Expenses attributable to Class A Shares include expenses incurred prior to the Reorganization by the feeder funds which were subject to a similar expense limitation agreement.

For a more complete description of the various fees and expenses of the Fund, see “FEES AND EXPENSES.”

Example

 The following Example assumes (i) a $1,000 investment in Class A Shares of the Fund for the time periods indicated, (ii) a 5.00% return each year and (iii) that the Fund’s operating expenses remain the same.

Although actual costs may be higher or lower, based on the foregoing assumptions, a prospective Member would pay the following expenses if the Member subsequently tendered for repurchase its Class A Shares in full at the end of those periods:

Example	Cumulative Expenses Paid for the Period of:
	1 Year	3 Years	5 Years	10 Years

A prospective Member would pay the following expenses on a $1,000 investment, assuming a 5.00% annual return throughout the periods	$89	$252	$414	$897

The following Example assumes (i) a $1,000 investment in Class I Shares of the Fund for the time periods indicated, (ii) a 5.00% return each year and (iii) that the Fund’s operating expenses remain the same.

Although actual costs may be higher or lower, based on the foregoing assumptions, a prospective Member would pay the following expenses if the Member subsequently tendered for repurchase its Class I Shares in full at the end of those periods:

Example	Cumulative Expenses Paid for the Period of:
	1 Year	3 Years	5 Years	10 Years

A prospective Member would pay the following expenses on a $1,000 investment, assuming a 5.00% annual return throughout the periods	$57	$181	$317	$721

The purpose of the Examples is to assist a prospective Member in understanding the various costs and expenses that a Member of the Fund will bear directly or indirectly. The Examples are based on the fees and expenses set forth above including the Acquired Fund Fees and Expenses and, with respect to Class A Shares, the Class A Share Placement Fee and the Investor Distribution and Servicing Fee, and should not be considered a representation of future expenses.  Actual expenses may be higher or lower than those shown.  Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5.00% return used in the Examples.  A greater rate of return than that used in the Examples would increase the amount of certain fees and expenses paid by the Fund.  The Examples are based on the Fund’s estimated total annual expenses.  For more complete descriptions of various costs and expenses, see “FEES AND EXPENSES.”

THE FUND

General

The Fund is a Delaware limited liability company registered under the 1940 Act as a non-diversified closed-end management investment company.  The Fund was organized under the laws of Delaware on May 15, 2008, and has been registered as an investment company under the 1940 Act since August 1, 2008.

The Fund is the successor to a private fund, which utilized a multi-strategy investment approach substantially the same as the Fund from the private fund's establishment in 2001 until July 31, 2008.  Pursuant to a multi-step reorganization transaction, on July 31, 2008, the private fund was reorganized into a master-feeder structure in which the Fund assumed the private fund's portfolio, except for assets restricted for liquidation purposes or forced withdrawals, with the private fund's investors becoming investors in a registered investment company that acted as a feeder fund investing into the Fund.  On April 1, 2012, the master-feeder structure was reorganized resulting in a single fund, the Fund, with two separate share classes.

Eligible Investors who purchase Shares of the Fund and other persons who acquire Shares and are admitted to the Fund by the Board will become Members of the Fund.

The Fund has its principal offices at c/o Alternative Strategies Group, Inc., 401 South Tryon Street, Charlotte, NC 28202, or at such other place as may be designated from time to time by the Board.  The Adviser’s telephone number is (866) 440-7460. Investment advisory services are provided to the Fund by the Adviser and the Subadviser pursuant to the Advisory Agreement and the Subadvisory Agreement, respectively.  Responsibility for monitoring and overseeing the Fund’s management and operation is vested in the individuals who serve on the Board. See “MANAGEMENT – The Board of Managers of the Fund” for more information.

Structure

The Fund is a specialized investment vehicle that combines certain features of an investment fund not registered under the 1940 Act, often referred to as a “private investment fund,” with those of a registered closed-end management investment company. Private investment funds, such as certain of the Investment Funds, are commingled investment pools that offer their securities privately without registration under the 1933 Act or the 1940 Act in large minimum denominations (often over $1 million) to high net worth individual and institutional investors that are limited in number or are required to be “qualified purchasers” as defined in the 1940 Act.  Such funds may have limited liquidity and other characteristics that make them suitable only for sophisticated investors.  The investment advisers of these funds are usually compensated through asset-based fees and performance-based fees or allocations.  Registered closed-end management investment companies are typically organized as corporations, business trusts, limited liability companies or limited partnerships.  These registered companies typically impose relatively modest minimum investment requirements, if any, and offer their shares to a broad range of investors.  The investment advisers to registered closed-end management investment companies are typically compensated through asset-based (but not performance-based) fees.

The Fund is similar to a private investment fund, in that it has limited liquidity and Shares are sold only to Eligible Investors.  Unlike many private investment funds, however, the Fund, as a registered closed-end management investment company, can offer Shares without limiting the number of Eligible Investors that can participate in its investment program or requiring Eligible Investors to be “qualified purchasers”.  Although registered under the 1940 Act, Shares will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction.  The structure of the Fund is designed to permit Members to participate in an investment program without making the more substantial minimum capital commitment that is required by many private investment funds.

As a registered investment company under the 1940 Act, the Fund generally is not permitted to acquire more than 3% of the outstanding voting shares of any Investment Fund that is a registered investment company.

USE OF PROCEEDS

It is expected that the proceeds to the Fund will be invested in accordance with the Fund’s investment objective and policies as soon as practicable after receipt but, in no event, under normal market conditions, later than three months following receipt.  There are a number of factors that might cause a delay in the investment of Fund proceeds, including but not limited to, a lack of attractive investment opportunities and delays of the closing dates of Investment Funds to which the Fund subscribes.  Delays in the ability of the Subadviser to invest the Fund’s assets could have an adverse effect on the Fund’s performance.

INVESTMENT PROGRAM OF THE FUND

The investment objective of the Fund is non-fundamental and may be changed by the Board after sixty (60) days’ notice to Members.  Except as otherwise stated in this Memorandum, the investment policies and restrictions of the Fund also are non-fundamental.  The Fund’s fundamental investment policies are listed in “Investment Program of the Fund—Fundamental Investment Policies” below.  The Fund’s investment objective and principal investment strategies are discussed below.

The Fund’s Investment Objective and Principal Strategies

The investment objective of the Fund is to provide the Members with attractive risk-adjusted returns with moderate volatility and moderate correlation to the broad equity and debt markets.

Generally, the Fund pursues its investment objective principally by allocating its capital among various Investment Funds, selected by the Subadviser in consultation with the Adviser.  The Subadviser recommends the Investment Funds in which the Fund invests and the relative allocations to each Investment Fund to the Adviser and the Fund.  The Fund may, in addition to investing in Investment Funds, also make investments directly, including, without limitation, for purposes of hedging certain exposures.  The Subadviser may cause the Fund to maintain such cash holdings as the Subadviser may from time to time deem to be appropriate, and those holdings may at times comprise a material portion of the Fund’s assets.  The Subadviser may use such cash holdings to fund future anticipated withdrawals and allocations or for other reasons, or simply to be in cash during such times that the Subadviser believes that cash is a more advisable holding than allocating to any available Investment Fund.  The Subadviser may invest such cash holdings in deposit accounts, money-market accounts, certificates of deposit, U.S. Treasury securities, repurchase agreements, money market funds and any other cash-equivalent instruments or accounts.  Such accounts and investments will be subject to the standard fees and expenses charged in relation to, and the counterparty credit risks associated with, such accounts and investments.  There can be no assurance that the Fund’s investment objective will be achieved or that the Fund will not incur losses.  The Members must be prepared to lose all or substantially all of their investment in the Fund.

Investment Funds will be managed by Investment Managers who are not affiliated with either the Adviser or the Subadviser.  Investment Funds have their own investment objectives, strategies and restrictions, over which neither the Adviser nor the Subadviser is expected to have any control or influence.

The Fund’s investments will consist primarily of Investment Funds across a range of strategies.  To implement each of its strategies, and to construct the Fund’s multi-strategy portfolio, the Subadviser, in consultation with the Adviser, will utilize a portfolio construction and due diligence process.  The Subadviser’s process is based on proprietary research, including: (i) analysis of current economic and market environments and likely near-term factors that might impact performance of certain strategies or Investment Funds; (ii) identification of the anticipated risks, rewards, and correlation among investment strategies; (iii) consideration of the liquidity characteristics of a strategy and the liquidity being offered by the Investment Funds implementing the strategy; (iv) identification, evaluation, and selection of Investment Funds; (v) monitoring and ongoing evaluation of Investment Funds and their investment strategies, styles, and performance; and (vi) allocation and reallocation of assets among strategies and Investment Funds.  While quantitative analysis is an integral part of this process, the Subadviser’s allocation decisions will rely extensively on qualitative evaluations and market judgment, and the judgment of the Subadviser’s personnel is essential to the implementation of the Fund’s strategies.

The Fund may select Investment Funds that use a variety of investment strategies.  The Adviser and the Subadviser anticipate that the Fund will have exposure principally to the strategies described below.  There is some overlap among the strategies described below, and certain Investment Funds, including Investment Funds classified as “multi-strategy” Investment Funds, may employ multiple strategies.  In addition, prospective investors must realize that the Subadviser, in consultation with the Adviser, may allocate the Fund’s assets to Investment Funds that implement strategies other than those described below, and may decline to allocate the Fund’s assets to the strategies described below.  Furthermore, the Fund may engage in any traditional or non-traditional investment strategy (including opportunistic or short-term trading) selected by the Subadviser in consultation with the Adviser, although the Subadviser and the Adviser intend that the Fund will emphasize alternative or non-traditional strategies rather than traditional strategies such as long equity investing.  Additionally, the Investment Funds in which the Fund will invest use dynamic and evolving investment strategies and processes.  Therefore, the Fund may have exposure to other investment or trading strategies that are implemented by an Investment Fund, with or without the prior knowledge and consent of either the Adviser or the Subadviser.  Moreover, the Subadviser, in consultation with the Adviser, may invest a portion of the assets of the Fund in Investment Funds that are intended to hedge the investment exposure of other Investment Funds, and the Subadviser may, in consultation with the Adviser, invest the assets of the Fund in any strategy that the Subadviser believes presents the opportunity for attractive, risk-adjusted returns.  There are no material limitations on the strategies, instruments, markets, or countries in which the Fund may invest.  Therefore, prospective investors should not invest in reliance on having exposure to any of the strategies described below, or on not having exposure to any other type of strategy.  There is no assurance that any strategy described below will be successful at any point in time.

Relative Value Strategies.  Relative value strategies encompass a wide range of investment techniques that are intended to profit from pricing inefficiencies.  Relative value strategies generally involve taking a position in one instrument and simultaneously taking an offsetting position in a related instrument in an attempt to profit from incremental changes in the price differential.  Relative value strategies are implemented in a manner intended to substantially limit, if not entirely remove, the impact of market direction on performance.  Examples of relative value strategies are (a) convertible bond arbitrage, in which an Investment Fund is long a convertible bond and short the issuer’s common stock in an attempt to profit from the mispricing between the two securities, (b) volatility arbitrage, in which an Investment Fund invests in long and short volatility positions, typically through options, (c) capital structure arbitrage, in which an Investment Fund is long an issuer's security that is senior or junior to securities elsewhere in the issuer's capital structure that the Investment Fund takes a short position in, with an expectation that the relative prices of the issuer’s two securities will converge, and (d) strict market neutral, which is typically a quantitative strategy in which long and short positions are taken in equal weight, with the aim of removing market bias.

Event Strategies.  Event strategies generally seek to profit from anticipated outcomes of company-specific or transaction-specific events.  Company events that serve as investment catalysts for event managers include mergers, acquisitions, transfers of assets, tender offers, exchange offers, recapitalizations, liquidations, divestitures, spin-offs, equity restructurings, and reorganizations.  Event strategies rely upon the accurate forecasting of the outcome of particular events in addition to high quality valuation analyses.  Investment Funds employing event strategies may invest long, short, or both, and generally do not rely on market direction for results.  Examples of event strategies include merger arbitrage, in which an Investment Fund will be long the stock of a merger target while shorting the stock of the acquiring company, and event equity, in which an Investment Fund invests in a spin-off, recapitalization, or similar event that (unlike merger arbitrage) does not have a defined time frame or announced target price.

Hedged Equity Strategies.  Hedged equity Investment Funds primarily invest in stocks of companies of varying market capitalizations.  Such companies are primarily listed in the U.S., European, and developed Asian equities markets, although Investment Funds may invest in equity instruments in other regions, and may also invest a portion of assets in certain non-equity related securities.  Hedged equity Investment Funds generally take both long and short positions or utilize other hedged investment approaches designed to control (but not eliminate) market exposure.  Hedged equity Investment Funds tend to have a defined, fundamental investment philosophy, much like that of a traditional equity fund, and they generally implement that philosophy on both the long and short sides of the market.  The hedged equity strategies to which the Fund may have exposure include opportunistic, loose neutral, long-biased, and short-biased.  Opportunistic Investment Funds take both long and short positions in equity securities and derivatives at levels of exposure that vary depending on their investment outlook.  Opportunistic strategies are typically expected to profit from stock picking skills, as well as portfolio risk management, and may use fundamental, bottom-up, and top-down sector and macro analysis.  Opportunistic Investment Funds may have net short exposure to equity markets at points in time, but typically are expected to have a long bias over a market cycle and many will have net exposures in the 20% to 50% range.  Loose neutral strategies generally involve being simultaneously long and short equity portfolios of the same size within a geographic region or sector and are typically intended to profit from market inefficiencies.  Loose neutral managers typically maintain net exposure between 20% short and 20% long.  Long-biased Investment Funds typically invest both long and short, but have a net long exposure to the equity markets (generally greater than 50% to 70% net long, although the Subadviser may invest with Investment Funds that have 100% long exposure), such that their strategies can be expected to perform better in rising markets.  Investment Funds may utilize niche strategies, focusing on growth or value stocks, small or large capitalization companies, particular industries, or a particular geographical region or sector.  Short-biased Investment Funds are a sub-set of hedged equity strategies that typically maintain net short exposure to equity markets by taking short positions in companies whose equities they expect to decline in price.  The Subadviser generally invests in short-biased managers in order to offer greater diversification of short selling exposure.  The Subadviser may utilize short-biased Investment Funds to decrease or hedge long equity exposure resulting from long positioning of other Investment Funds.  Short exposure may be taken through the use of short-selling, or through exchange traded or over-the-counter derivative instruments such as futures, options, and swaps.  Short-biased Investment Funds are described separately below under “Short-Selling Strategies.”

Credit Strategies.  Credit strategies commonly invest long and short in debt obligations of public and private companies to provide exposure to credit and/or volatility risks associated with those asset classes.  For example, credit funds may invest long and short in debt obligations of companies that are in a period of stress due to, for instance, operational difficulties, financial duress, or bankruptcy proceedings.  Long-biased credit funds typically have a net long exposure greater than 50%.  Long/short credit funds generally maintain net exposure between 50% short and 50% long.  Short-biased credit funds generally maintain a net short exposure greater than 50% net short.  Multi-strategy credit funds invest across multiple credit strategies.  An Investment Fund may make opportunistic allocations of capital across various structured product assets.  Structured product transactions typically involve securities that entitle an Investment Fund to receive payments based primarily on the cash flows or market value of a specified pool of financial assets.  Examples of structured product investments include collateralized bond, loan, and debt obligations as well as synthetic positions replicating such obligations, residential mortgage-backed securities, commercial mortgage-backed securities, and other asset-backed securities.

Short-Selling Strategies.  Short-biased Investment Funds are hedged equity and credit managers that typically invest both long and short, but they normally have a net short exposure that is generally greater than 20% net short.  Short-biased managers generate returns primarily from the decline of stock prices.  Short-biased managers may have niche strategies, focusing on growth or value stocks, small or large capitalization companies, or a particular geographical region or sector.

Macro and Commodity Strategies.  Macro and commodity strategies typically engage in an analysis of economic, political, and financial market conditions incorporating a variety of macro and micro considerations including, but not limited to, the business cycle, central bank policy, the regulatory and political environment, demographics, and fiscal policy in an effort to identify investment opportunities across a wide range of investment instruments.  The macro and commodity investment approach is wide ranging, attempting to identify potential market opportunities irrespective of market sector, instrument or asset traded, or geography.  Investment Funds may use a number of trading strategies in an attempt to achieve their investment objectives including, but not limited to, futures investing, equity long/short strategies, and credit-related strategies.  The various techniques that Investment Funds employ may be used as independent profit opportunities, as well as to hedge existing positions.  To implement macro and commodity strategies, Investment Funds may trade securities of all kinds, derivative instruments (including, but not limited to, forwards, swaps, swaptions, collars, caps, floors, and other types of over-the-counter derivatives, as well as exchange-traded derivatives, including options, futures, and options on futures) on currencies, interest rates, commodities, and other types of financial and non-financial underlyings, or other transactions with similar substantive or economic effect, and other investments of all types and kinds.

Multi-Strategy.  Multi-strategy Investment Funds may employ any of the strategies described above, as well as any other strategy the Investment Manager determines presents the opportunity for profit in light of current market conditions.

Although the Subadviser, in consultation with the Adviser, intends to allocate the Fund’s assets across most or all of the strategies described above over time, in allocating the Fund’s assets to the Investment Funds, the Fund is not subject to any formal diversification requirements other than those applicable to the Fund under the 1940 Act or the Code, and the Fund may be exposed entirely to any of these strategies at any particular time.  The Fund may from time to time focus its investments in a limited number of Investment Funds which themselves may from time to time focus investments in a limited number of portfolios or strategies.  The Subadviser may execute the Fund’s investment strategies in any public or private market anywhere in the world and using any type of investment instrument, including but not limited to common stocks, preferred stocks, debt securities, bank loans, commodities, futures, options, swaps, other over-the-counter derivatives, and repurchase agreements.  Prospective investors should not invest in reliance on having exposure to any market or instrument or not having exposure to any market or instrument.

The Subadviser pursues the Fund’s investment objective principally by selecting and investing in, changing allocations to, and/or withdrawing from, Investment Funds.  The Subadviser selects Investment Funds, monitors their performance, and allocates and reallocates assets among them as the Subadviser, in consultation with the Adviser, deems advisable, consistent with the investment objective of the Fund.

The Fund’s Investment Program

The Subadviser will identify, evaluate, and recommend to the Adviser investment strategies for the Fund based on a wide range of criteria, including but not limited to: (i) the expected returns from a given strategy during a period of time, the expected variability of those returns, and the expected probability and level of loss in a given strategy; (ii) the anticipated effects of different investment and economic environments on the strategy’s returns; (iii) the cost of implementing a strategy, including transaction costs and fees; and (iv) the extent to which the performance of a strategy is anticipated to correlate with that of other strategies.

The Subadviser periodically refines its investment process, including its analytical models used to evaluate hedge fund strategies in isolation and in interaction with one another.  Therefore, the Subadviser’s investment process can be expected to evolve and change over time.  The Subadviser is not required to implement any specific investment or diligence process on behalf of the Fund.  Moreover, the Subadviser’s allocation methodology may develop over time and the Fund may make allocations to new strategies in the future.  The Subadviser, in consultation with the Adviser, is not restricted from using the Fund’s capital in developing new Investment Fund strategies, even if the Subadviser has limited experience in such a new strategy.  The Fund also has the ability to focus investments in particular Investment Funds or direct investments within a certain type of security.

The Subadviser seeks to develop an investment program for the Fund that will achieve the Fund’s investment objective, but cannot guarantee that a successful investment program will be achieved or that the Fund’s investment objective will be met.  An investment in the Fund involves a high degree of risk.  An investor may lose some or all of the amount invested in the Fund.  Investors are urged to consult with their personal advisers in connection with any investment in the Fund and to understand fully the risks associated with an investment in the Fund, including, but not limited to, those risks associated with the Fund’s investments in the Investment Funds.  The value of an investment in the Fund will fluctuate with changes in the values of the Fund’s investments.

See “RISK FACTORS” for more information.

Direct Investments by the Fund and Investments of Investment Funds

Generally, the Fund and the Investment Funds may invest in, hold, sell and trade a wide range of investment instruments.  The Fund may conduct certain direct (i.e., not through an Investment Fund) trading activities on behalf of the Fund.  If the Subadviser deems it advisable for the Fund to take a direct position in a security, currency, over-the-counter derivative, or futures contract (or an option on a futures contract) or engage in a swap transaction directly for hedging or portfolio reallocation purposes, the Subadviser may cause the Fund to trade directly in the markets (rather than investing through an Investment Fund).  Additionally, if the Fund receives securities through a payment-in-kind effected by an Investment Fund, the Subadviser may cause the Fund to trade such securities, typically through liquidating such securities as promptly as the Subadviser deems to be advisable under the circumstances.  The Subadviser does not expect direct trading to constitute a significant portion of the Fund’s investment activity over time.  However, in extraordinary circumstances the Fund may have a significant direct investment, particularly for hedging purposes.

The Fund expects that certain of the Investment Funds in which it invests may engage in speculative investment practices, such as using leverage, short selling, trading regulated or unregulated commodities contracts, currency speculation, trading listed and OTC options, writing uncovered options, trading complex derivative instruments, participating in workouts and startups, trading distressed and illiquid investments, obtaining control positions, or trading foreign securities and taking concentrated positions, among others. Other than through its investments in such Investment Funds, the Fund does not intend to engage directly in highly speculative investment practices although the Fund may utilize some of these practices in connection with its hedging strategies.

The Fund may invest in Investment Funds that purchase and sell futures contracts and options on futures contracts, or may purchase and sell such instruments directly.  Although the Adviser is registered with the CFTC as a “commodity trading advisor,” it will operate the Fund as if it was exempt from registration under CFTC Rule 4.14(a)(8).  The Adviser has claimed an exemption from the definition of the term “commodity pool operator” with respect to the Fund pursuant to Rule 4.5 under the CEA, and therefore, is not subject to registration or regulation as a commodity pool operator under the CEA.  However, recently adopted amendments to Rule 4.5 alter the criteria required for the Adviser to rely on the exemption from registration as a "commodity pool operator" with respect to the Fund.  Certain aspects of the amended rule are yet to be determined, and such determinations may dictate the appropriate course of action for the Fund with respect to its CFTC compliance obligations.

Selection of Investment Funds

The Subadviser, in consultation with the Adviser, will seek to have the Fund access each Investment Fund on the basis that the Subadviser and the Adviser will receive from a party independent of the Investment Manager and Investment Fund (such as a custodian, prime broker, platform sponsor, or information aggregator) position-based portfolio-level transparency with respect to each Investment Fund.  However, portfolio level transparency may not always be practicable or necessary.  The Adviser therefore may in its discretion determine that a particular investment may be made even in the absence of portfolio level transparency.

The Subadviser may invest the assets of the Fund directly in an Investment Fund offered by an Investment Manager to the Subadviser and other investors.  The Subadviser may also cause the Fund to invest in an Investment Fund on a platform sponsored and administered by an unaffiliated third-party (a “Platform”).  In general, Platform sponsors establish and offer separate Investment Funds, each of which is advised by an Investment Manager.  Generally, each Investment Manager on the Platform has investment discretion of an Investment Fund on the Platform.  Custody of each Investment Fund’s assets is arranged with a third party acting for the Platform.  In addition, the Platform sponsor will generally receive a record of all transactions in each Investment Fund on a daily basis and will monitor trading activity to ensure that the investment parameters of the Investment Fund (if any) are followed.  The Platform sponsor will then provide position-based portfolio-level transparency to an independent information aggregator based on the Fund’s aggregate investments on the Platform.  The information aggregator will then provide a report to the Subadviser on the Fund’s aggregate investments that will assist the Subadviser in evaluating the Fund’s portfolio on an ongoing basis.  The Subadviser believes that this level of transparency provided by Platforms and the information aggregator potentially moderates risk characteristics (i.e., custody risk such as larceny or theft) that are extraneous to each Investment Fund’s specific investment strategy.  Platforms and the information aggregator charge fees for these services beyond what would be incurred in accessing the Investment Manager through the Investment Manager's internally-operated commingled Investment Fund.

The Fund may also obtain exposure to Investment Funds without investing in those Investment Funds through investments in structured notes, over-the-counter derivatives, or other instruments with institutional counterparties the return on which is based on the performance of the Investment Funds.  Derivative instruments in which the Fund invests will typically increase the Fund’s exposure to the principal risks to which it is otherwise exposed when it accesses Investment Funds directly, and may expose the Fund to other risks, including, but not limited to, counterparty credit risk, hedging risk, correlation risk, liquidity risk and leverage risk (as described in more detail herein).  The Subadviser also may cause the Fund to buy or sell interests in Investment Funds in secondary market transactions, although the Subadviser does not intend to use secondary market transactions as the primary method for allocating the Fund’s assets into or out of Investment Funds.  See “RISK FACTORS – Principal Risks Relating to Investment Funds and Direct Investments” for more information.

When selecting Investment Funds, the Subadviser performs both qualitative and quantitative analyses in its evaluation and due diligence process.  The Subadviser may consider a variety of factors in selecting Investment Funds, many of which may focus on the Investment Manager, including: the experience of the Investment Manager and its personnel; past performance of the Investment Fund and/or Investment Manager during favorable and unfavorable market conditions; diversification characteristics in relation to other Investment Funds and/or Investment Managers; geographic focus; amount of assets under management; sources, magnitude, and consistency of “alpha” generation; conflicts of interest; overall integrity and reputation; percentage of business time devoted to investment activities; operational capabilities; and fees charged.

The Subadviser also monitors the ongoing performance of Investment Funds and Investment Managers, reevaluating them regularly, including by reviewing their performance compared to other Investment Funds and Investment Managers, the consistency of their strategy implementation, and changes in their operations and key personnel.  The Subadviser receives periodic reports and audited financial statements from the Investment Funds.

The 1940 Act requires the Fund to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Fund incurs the indebtedness (the “Asset Coverage Requirement”).  This means that the value of the Fund’s total indebtedness may not exceed one-third the value of its total assets (including such indebtedness), measured at the time the Fund incurs the indebtedness.  The staff of the Securities and Exchange Commission’s Division of Investment Management (the “SEC Staff”) takes the position that short sales of securities, reverse repurchase agreements, use of margin, sales of put and call options on specific securities or indices, investments in certain other types of instruments (including certain derivatives such as swap agreements), and the purchase and sale of securities on a when-issued or forward commitment basis, may be deemed to constitute indebtedness.  The SEC Staff has stated, however, that it will not deem a portfolio position involving these instruments to be subject to the Asset Coverage Requirement if an investment company “covers” its position by segregating liquid securities on its books or in an account with its custodian in amounts sufficient to offset the liability associated with the position.  In the event the Fund has portfolio positions that are deemed to constitute senior securities, the Fund will: (1) observe the Asset Coverage Requirement; (2) maintain daily a segregated account in cash or liquid securities at such a level that the amount segregated plus any amounts pledged to a broker as collateral will equal the current value of the position; or (3) otherwise cover the portfolio position with offsetting portfolio securities.

The Fund’s investment program is speculative and entails substantial risks.  There can be no assurance that the investment objective of the Fund will be achieved or that its investment program will be successful.  In particular, use of leverage, short sales and derivative transactions by Investment Funds or by the Fund in connection with direct investments, as well as limited diversification can, in certain circumstances, result in significant losses to the Fund.  Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved.  Investors in the Fund could lose some or all of their investment.

See “RISK FACTORS” for more information.

Fundamental Investment Policies

Fundamental Policies. The Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund’s outstanding voting securities (as defined by the 1940 Act).  The Fund may not:

●	Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act or as otherwise permitted by the SEC or its staff.
●	Borrow money, except to the extent permitted by Section 18 of the 1940 Act or as otherwise permitted by the SEC or its staff.

●	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the 1933 Act, in connection with the disposition of its portfolio securities.
●
Make loans of money or securities to other persons, except through purchasing fixed-income securities or similar investments, lending portfolio securities, or entering into repurchase agreements in a manner consistent with the Fund’s investment policies.

●	Purchase, hold or deal in real estate, except that the Fund may invest in securities that are secured by real estate or that are issued by companies that invest or deal in real estate or REITs.
●
Invest directly in commodities or commodity contracts.  This does not prevent the Fund from purchasing and selling foreign currency, options, futures and forward contracts, including those related to indexes, and options on indices, and the Fund may invest in Investment Funds that invest in commodities and/or commodity contracts.

●
Except with respect to investments in private Investment Funds and in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, invest 25% or more of its total assets in any single industry and, with respect to investments in private Investment Funds, invest in the aggregate 25% or more of its total assets in such funds that have disclosed investment programs that focus on investing in any single industry.

Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Fund, means the vote, at an annual or a special meeting of the security holders of the Fund duly called, (A) of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (B) of more than 50% of the outstanding voting securities of the Fund, whichever is less.

The investment restrictions and other policies described in this Memorandum do not apply to Investment Funds. If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the value of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The Adviser and the Subadviser will not cause the Fund to make loans to or receive loans from the Adviser, the Subadviser or their affiliates, except to the extent permitted by the 1940 Act or as otherwise permitted by applicable law. The Fund and Investment Funds may effect brokerage transactions through affiliates of the Adviser, subject to compliance with the 1940 Act.

Borrowing and Use of Leverage

Except as described below, the Fund does not generally intend to borrow money for investment purposes, but it may borrow funds on a secured and/or unsecured basis in order to: (i) provide liquidity for investments in and withdrawals from Investment Funds; (ii) fund withdrawal payments to Members (pending receipt of proceeds from Investment Funds); or (iii) meet other working capital needs.  The cost of such borrowing will be allocated to the Fund.  A default on any such credit facility by the Fund may result in the liquidation of all or a portion of the Fund’s portfolio, potentially leaving the remaining Fund assets unbalanced and less liquid.

The Investment Funds are permitted to use leverage in their investment activities, through purchasing securities with borrowed funds, selling securities short, investing in options and futures, using repurchase agreements, forwards, and swaps, and other means.  The offering documents for the Investment Funds typically provide that there are no material restrictions on the use of leverage by any Investment Fund, and permit the Investment Funds to be highly leveraged.  Additionally, leverage is measured using different metrics depending on the strategy pursued by the Investment Fund.  It may be relatively simple to calculate the financial leverage employed by Investment Funds trading directly in the cash markets because the leverage employed is simply a function of the cash or securities borrowed relative to the assets of the Investment Fund.  However, the leverage employed by Investment Funds that invest in options, futures, swaps, forwards, and other derivative instruments may be measured in a variety of different ways, including value-at-risk, scenario testing, and other measures that incorporate assumptions and modeling based on historic price moves and are therefore imprecise.  Prospective investors should not invest in reliance on the Investment Funds being non-leveraged or only marginally leveraged.

Borrowing may also be used by the Fund for other operating purposes, such as to pay miscellaneous expenses as they arise. Borrowings by the Fund other than for temporary purposes are generally subject to the Asset Coverage Requirement (as described above); however, leverage obtained indirectly through certain types of derivative instruments, such as futures trading or short sales, may not be subject to the Asset Coverage Requirement.  Generally, Investment Funds may borrow money, trade securities or futures on margin or leverage their investments through various means and such Investment Funds will generally not be subject to the borrowing limits of the 1940 Act.

RISK FACTORS

Investing in the Fund involves various risks.  In addition to the matters set forth elsewhere in this Memorandum, investors should consider the following factors before purchasing Shares.

Principal Risks Relating to the Fund’s Structure

Potential Loss of Investment.  An investment in the Fund involves a high degree of risk.  The Members could lose all or a substantial part of their investment in the Fund.  The past performance of the Fund or other investment funds operated or advised by the Adviser or the Subadviser are not necessarily indicative of the Fund’s future performance.  There can be no assurance that the Fund will perform similarly to other products operated or advised by the Adviser or the Subadviser given, among other factors, the substantial growth in the Subadviser’s assets under management, the inability to allocate new capital to “closed” Investment Funds and the fact that the Fund’s investment program and investment restrictions are different than those of the Adviser’s and Subadviser’s other multi-strategy, multi-manager products.

Limited Liquidity.  The Fund is a closed-end management investment company designed primarily for long-term investment and is not intended to be a trading vehicle. The Fund will not list Shares for trading on any national securities exchange. There is no secondary trading market for Shares, and it is not expected that a secondary market will develop.  Shares, therefore, are not readily marketable, and Members must be prepared to hold Shares for an indefinite period of time.  Because the Fund is a closed-end management investment company, a Member will have no right to require the Fund to redeem or repurchase its Shares.

Among the principal disadvantages and risks inherent in a fund of hedge funds structure are the restrictions imposed on the asset allocation flexibility and risk control capability of the manager of the top-tier fund as a result of the limited liquidity of the second-tier funds in which the former invests.  Many of the Investment Funds permit withdrawals only on a monthly, quarterly, or less frequent basis, with specified advance notice requirements.  Additionally, certain Investment Funds may further restrict withdrawals through the use of “lock-ups,” which delay the initial date on which the Fund can withdraw, or “gates,” which restrict the overall amount the Fund itself or the Fund with other investors in the Investment Fund may withdraw.  Investment Funds may also delay payment of all or a portion of the Fund’s withdrawal proceeds and may hold back some percentage of full withdrawals until the Investment Funds complete their annual audits.

Further, some Investment Funds may limit withdrawals with respect to “side pocket” investments (where an Investment Fund classifies a particular investment as “illiquid” or “designated” and investors generally cannot receive their allocable share until the investment is liquidated or otherwise realized).  Each of these investments will be accounted for by the Investment Fund separately from all of its other investments and will generally be carried at cost until liquidated or marked-to-market.  An Investment Fund may hold “designated” or illiquid investments for several years, if not longer, before those investments are able to be liquidated or marked-to-market.  The Fund, however, will not, in the ordinary course, separately account for the portion of its assets allocated — indirectly through an Investment Fund — to those “designated investments.”  If the Fund’s assets are not increasing, the portion of its assets attributable to those designated investments will increase over time because of their illiquidity.

Apart from “gates,” “side pockets,” and other withdrawal restrictions, many Investment Funds have the right to suspend all or some withdrawals from the Investment Fund, effectively prohibiting the Fund from withdrawing, while the Investment Fund liquidates or acts to preserve the value of its portfolio until a more advantageous time to liquidate.  Investment Funds are more likely to declare suspensions during periods of market disruption, when the Fund may have most need of the withdrawal proceeds from those Investment Funds in order to conduct a repurchase offer or satisfy counterparty obligations or other liquidity needs.

Accordingly, the Fund may not be able to withdraw its investment in an Investment Fund promptly after it has made a decision to do so, which may result in a loss and adversely affect the Fund’s investment returns.  In addition, the Fund may not be able to conduct repurchase offers, or may be limited in the amount of Shares that it can repurchase, if the Fund is unable to make corresponding withdrawals from Investment Funds.

The Subadviser’s ability to conduct due diligence with respect to Investment Funds in suspension or liquidation, or from which the Fund has withdrawn but a portion of the Fund’s capital remains gated, side pocketed, or otherwise invested in some manner, is typically more limited.  An Investment Manager may be non-responsive in that circumstance due to stresses in its business or an unwillingness to cooperate fully with an investor that has redeemed.

Although the Fund, at the discretion of its Board, will consider whether to make quarterly repurchase offers for its outstanding Shares at net asset value, the Shares are significantly less liquid than shares of funds that trade on a stock exchange.  Even if the Board determines to make a tender offer, there is no guarantee that Members will be able to sell all of the Shares that they desire to sell in any particular tender offer.  If a tender offer is oversubscribed by Members (and not increased by the Board), the Fund may repurchase only a pro rata portion of the Shares tendered by each Member. A large investor in the Fund seeking repurchase may cause a greater likelihood of all Members seeking repurchase having their requests reduced to pro rata.  The potential for pro-ration may cause some Members to tender more Shares for repurchase than they otherwise would wish to have repurchased, which may adversely affect others wishing to participate in the tender.  In addition, the Fund may not be able to complete repurchases if the Fund is unable to liquidate a portion of its Investment Fund or direct investments.  In that event, Members may be able to sell their Shares only if they are able to find an Eligible Investor willing to purchase their Shares.  Any such sale may have to be negotiated at unfavorable prices and must comply with applicable securities laws and be approved by the Board.

The Fund’s tender offer policy may have the effect of decreasing the Fund’s size over time. Tender offers may, therefore, force the Fund to sell assets it would not otherwise sell.  They may also reduce the investment opportunities available to the Fund and cause its expense ratio to increase.  In addition, the Fund may be forced to sell its most liquid investments, if any, in order to meet cash requirements for repurchases. This may have the effect of substantially increasing the Fund’s ratio of illiquid to liquid investments for the remaining Members and negatively impact the management of the Fund’s investment portfolio and the Fund’s performance.

Shares may not be transferred or pledged except in compliance with significant restrictions on transfer as required by federal and state securities laws and as provided in the LLC Agreement.  The LLC Agreement does not permit a Member to transfer or pledge all or any part of its Shares to any person without the prior written consent of the Board, the granting of which is in the Board’s sole and absolute discretion.

The Fund also has the discretion to deliver repurchase proceeds in securities rather than cash on a pro rata or non-pro rata basis.  These limitations, taken together, will significantly limit a Member’s ability to liquidate an investment in the Fund.  As a result, an investment in the Fund would not be suitable for an investor who needs liquidity.

Investment Strategies.  The success of the Fund depends on the Subadviser’s ability to select and allocate among individual investment strategies, Investment Funds and other direct investments, and the ability of each Investment Manager to select investments, interpret market data correctly, predict future market movements and otherwise implement its investment strategy.  Any factor that would make it more difficult to execute more timely trades, such as a significant lessening of liquidity in a particular market, may also be detrimental to profitability.

Furthermore, the Fund will actively allocate assets to, and from time to time reallocate assets among, various Investment Funds and may invest in investments other than the Investment Funds.  There can be no assurance that the Fund will always be able to invest in the Investment Funds and/or that particular Investment Managers will continue to manage the Investment Funds.  From time to time, the percentage of the Fund’s assets allocated to each Investment Fund or direct investment may change, and the Fund may invest in new Investment Funds and direct investments and withdraw from some of the Investment Funds or sell direct investments in which it has previously invested.  The Fund’s success may depend, therefore, not only on the Investment Managers and the successful allocation of the assets of the Fund among Investment Funds and direct investments, but also on the Fund’s selection of new Investment Funds and direct investments.  As a result of such periodic modifications, it is possible that the investment strategies used by the Fund in the future may be different from those initially or currently in use.  No assurance can be given that the investment strategies to be used by the Fund will be successful under all or any market conditions.

Relative Value Strategies.  The use of certain “relative value” or “market-neutral” hedging or arbitrage strategies does not imply that the Fund’s investments in those strategies will be without risk.  An Investment Fund may incur substantial losses on “hedge” or “arbitrage” positions, and illiquidity and default on one side of a position can effectively result in losses on both sides of the position, and/or the position being transformed into a directional position.  Many relative value Investment Managers employ strategies that are somewhat directional, which expose their Investment Funds to market risk.

Event Strategies and Low Credit Quality Securities.  The success of event strategies depends on the successful prediction of whether various corporate events will occur or be consummated.  A variety of factors can prevent or delay the consummation of, or cause a change in the terms of, mergers, exchange offers, tender offers, and other similar transactions.  If a proposed transaction appears likely not to be consummated or in fact is not consummated or is delayed, the market price of the securities purchased by an Investment Fund may decline sharply and result in losses.  In many transactions, an Investment Fund will not be “hedged” against these types of market fluctuations.

Investment Funds may invest in securities of issuers in weak financial condition, experiencing poor operating results, having substantial financial needs or negative net worth, facing special competitive or product obsolescence problems, or involved in bankruptcy or reorganization proceedings.  Investments of this type involve business risks that can result in substantial or total losses.  Investment Managers may frequently experience difficulty in obtaining information as to the conditions of troubled issuers.  The market prices of these types of securities are also subject to abrupt and erratic market movements and above average price volatility, and the spread between the bid and asked prices of these securities may be greater than normally expected.  It may take a number of years for the market price of these types of securities to reflect their intrinsic value.  It is anticipated that some of the securities in which Investment Funds invest may not be widely traded, and that the Investment Funds’ positions in these securities may be substantial in relation to the market for the securities.  In addition, there is no minimum credit standard that is a prerequisite to an Investment Fund’s investment in any security.  The debt securities in which Investment Funds are permitted to invest may be rated lower than investment grade and hence may be considered to be “junk bonds” or distressed securities.

Hedged Equity Strategies.  The hedged equity strategies to which the Fund may be exposed primarily focus on the U.S., European, and developed Asian equities markets and, while Investment Funds may take long and short positions, the Investment Funds are likely to have a net long bias in implementing their hedged equity strategies.  Accordingly, an Investment Fund could incur significant losses in the event of a substantial decline in the global stock markets.  Further, the “hedged” approach utilized by certain Investment Funds could cause the Fund’s performance to lag behind market indices in the event of sharply rising markets.

Macro and Commodity Strategies.  Some of the macro and commodity Investment Managers to which the Investment Manager may allocate Fund assets use fundamental analysis in implementing their strategies.  Fundamental analysis — which is based on the theory that market mispricings exist because market prices do not incorporate all knowable economic and other relevant data — is subject to the risk of inaccurate or incomplete market information, as well as the difficulty of predicting future prices based upon analysis of all known information.  Investments made based upon fundamental analysis are subject to significant losses when market sentiment leads to investment instruments’ market prices being materially discounted from the expected prices (as in the case of “flights to quality” when the demand for certain risky investment instruments plummets) or when technical factors, such as price momentum encouraged by trend following, dominate the market.

Some macro and commodity Investment Managers may also utilize technical analysis.  Technical strategies used by Investment Managers rely on information intrinsic to the market itself (e.g., prices, price patterns, volume, and volatility) to determine trades.  These strategies can incur major losses when factors exogenous to the markets themselves (e.g., political events, natural catastrophes, and acts of war or terrorism) dominate the markets.  Technical Investment Managers may use systematic, trend-following trading systems to implement their strategies.  Changes in economic conditions, including, for example, interest rates, inflation rates, industry conditions, competition, regulatory environment, technological developments, political and diplomatic events and trends, weather events, tax laws, and innumerable other factors outside the control of the Investment Managers, can substantially and adversely affect the business and prospects of the Investment Managers.  In stagnant markets in which those trends do not occur, or in “whipsaw” markets in which apparent trends develop but then quickly reverse, trend-following trading systems are likely to incur substantial losses.

Certain of the macro and commodity positions that Investment Managers take may be designed to profit from forecasting absolute price movements in a particular instrument or asset class.  Predicting future prices is inherently uncertain and the losses incurred, if the market moves against a position, will often not be hedged.  The speculative aspect of attempting to predict absolute price movements is generally perceived to exceed that involved in attempting to predict relative price fluctuations.  A number of funds formed in 2008-2009 to take directional positions in distressed credit instruments incurred major losses as the prices of those instruments fell far below the anticipated “worst case” scenario.  Directional strategies that Investment Managers may implement in the future may find themselves similarly situated.

Limited Experience in Selecting Investment Managers that Specialize in Macro and Commodity Strategies.  Although the Subadviser has extensive experience in generally selecting Investment Managers for its multi-manager, multi-strategy products, the Subadviser has only recently begun selecting Investment Managers that specialize in macro and commodity strategies.  As a result, there can be no assurance that the Fund will be able to achieve its objectives with respect to its macro and commodity investments.

Changes in Investment Strategies.  The allocation of the Fund’s capital to any particular investment strategy may be increased, decreased or otherwise revised at any time, without the consent of or notice to the Members.  Any such decision to engage in a new activity or alter the Fund’s existing investment strategies could result in the exposure of the Fund’s capital to additional risks that may be substantial.

Potential Conflicts of Interest.  Each of the Adviser and the Subadviser, consistent with its fiduciary duty to the Fund, will endeavor to resolve conflicts in a manner that it deems equitable to the extent possible under the prevailing facts and circumstances as well as over time.

The Adviser currently holds an investment in Class A Shares of the Fund.  Except to the extent that the Adviser is currently invested in the Fund (including any reinvestment of dividends with respect to such investment), the Adviser and the Subadviser will not invest their own assets in the Fund or in the Investment Funds.  However, certain principals and employees of the Adviser, the Subadviser and their affiliates may invest in the Fund and/or certain Investment Funds.

Adam Taback serves as president of both the Adviser and Placement Agent and, as a result, may have an incentive to maintain the relationships between the Fund and each of the Adviser and Placement Agent.

The Adviser, the Subadviser and the Investment Managers may render advisory services to a number of persons, including pooled investment vehicles and separately managed accounts, which may have varying investment objectives and different investment portfolios.  The Adviser’s, Subadviser’s or an Investment Manager’s activities on behalf of its other clients may from time to time disadvantage the Fund or an Investment Fund in which the Fund has invested.  For example, the market may be unable to fully absorb orders for the purchase or sale of particular investments placed by the Adviser, the Subadviser or an Investment Manager for its client (the Fund or Investment

Fund, as the case may be) and other clients at prices and in quantities that would be obtainable if the same were being placed only by the Fund or Investment Fund.

Each of the Adviser and the Subadviser currently manages multiple portfolios, and each will devote as much time to each such client and the Fund as it deems appropriate to perform its duties.  The personnel of the Adviser and the Subadviser may have conflicts because they manage client accounts with similar strategies or investment objectives as the Fund and may hold the same investments across client accounts or hold the same positions held by the Fund.  Conflicts may also arise due to the management by the Adviser and the Subadviser of accounts that have different strategies or investments, or different positions in the same issuer.

In addition, principals of the Subadviser and their family members have substantial investments in other funds of hedge funds advised by the Subadviser, including funds of hedge funds that are not offered to outside investors.  Those investments may create the incentive for the Subadviser or its principals to favor those other funds of hedge funds over the Fund.  Any one of those funds of hedge funds may outperform the Fund for a variety of reasons, including because those funds of hedge funds are not subject to the restrictions imposed on the Fund by the 1940 Act and the Code, because those funds of hedge funds invest using leverage, because those funds of hedge funds are concentrated in a particular strategy, and for other reasons.  The Subadviser has adopted policies and procedures designed to address the conflicts of interest inherent in the side-by-side management of those funds of hedge funds and the Fund, including policies designed to prevent those other funds of hedge funds from being given priority with respect to limited investment opportunities.  The Members are not permitted to inspect the records of the investments made for those other funds of hedge funds.

Each of the Adviser, the Subadviser and their affiliates or clients may also have an interest in an account or investment vehicle managed by, or enter into relationships with, an Investment Manager or its affiliates on terms different, and potentially more favorable, than an interest in the Fund.  In addition, an Investment Manager may receive research products and services in connection with brokerage services that affiliates of the Adviser may provide from time to time to such Investment Manager and/or its Investment Fund.  Additionally, the Adviser sponsors and receives fees in connection with two unregistered pooled investment vehicles that act as feeder funds to funds advised by the Subadviser.  As a result, the Adviser may have an incentive to maintain its relationship with the Subadviser with respect to the Fund.  Similarly, the Fund may invest in Investment Funds managed by Investment Managers from which the Adviser receives fees with respect to investments in such Investment Funds by other funds operated by the Adviser.  This may also create an incentive for the Adviser to cause the Fund to remain invested in such Investment Funds to maintain its relationship with the Investment Manager of such Investment Fund.

The structure and operation of the Fund’s business may give rise to additional conflicts of interest that may disadvantage the Fund.  For instance, the Fund, affiliated persons, principals and employees of the Adviser, the Subadviser and the Investment Managers and other collective investment vehicles or accounts organized or advised by such persons may compete for investment opportunities and may invest in the same securities or instruments.  Principals and employees of the Adviser, the Subadviser and their affiliates may trade for their own accounts and may make investments in non-affiliated companies, including companies engaged in trading and investment activities that may compete with the Fund for investment opportunities or companies engaged in providing services to the financial services industry with which the Fund may transact business.  In addition, the Adviser, the Subadviser service providers to the Fund, and their affiliates, principals and employees may have business relationships with Investment Managers.  Such relationships may create an incentive for the Adviser and Subadviser to maintain and/or increase the Fund’s investments in such Investment Managers’ Investment Funds.

The Adviser and the Subadviser may have a conflict of interest between their responsibility to act in the best interests of the Fund and any benefit, monetary or otherwise, that may result to them from the operation of the Fund.  For example, each of the Adviser and the Subadviser will receive a portion of the Management Fee which is based on the net assets of the Fund.  Consequently, the Adviser and the Subadviser might have an interest in engaging in relatively safe investments in order to receive such compensation.

The Adviser and the Subadviser assist with the determination of the fair value of the Fund’s assets and liabilities.  The Adviser and the Subadviser have a conflict of interest in providing such assistance because their portion of the Management Fee is based on the net asset value of the Fund.

The Subadviser operates now, and may organize in the future, investment vehicles (both private funds and registered investment companies) similar to the Fund that may invest in similar or different investments.  The Subadviser may have to allocate limited investment opportunities in Investment Funds among the Fund and those other investment vehicles, to the possible detriment of the Fund.  Officers and employees of the Subadviser also invest for their own account, including with Investment Funds in which the Fund may invest or consider investing.  The Subadviser may determine that an investment opportunity with an Investment Fund is appropriate for a particular fund or account that it manages, or for itself or its officers or employees, but not for the Fund.  Situations may arise in which investment funds managed by the Subadviser, or officers or employees of the Subadviser, make investments that would have been suitable for investment by the Fund but, for various reasons, were not pursued by, or available to, the Fund.  In particular, allocations of certain Investment Funds may not be made on a pro rata basis among the Fund and other funds or accounts advised by the Subadviser.  Additionally, the Subadviser may be presented with an opportunity to buy interests in an existing Investment Fund at a discount, such as when that Investment Fund has implemented a gate, and an existing investor that needs immediate liquidity is willing to sell its interest at a discount as a means of getting most of its cash immediately despite the gate.  In that circumstance, it is possible that the Fund may not participate materially or at all because of the liquidity constraints in place at the Investment Fund, because additional exposure to the Investment Fund may not be appropriate, or for other reasons.  Instead, the Subadviser may allocate that opportunity to other funds or accounts managed by the Subadviser.  Circumstances may also occur in which an allocation of an Investment Fund investment could have adverse effects on the Fund or another client that is allocated that investment.  The Subadviser will allocate investment opportunities among the Fund and the Subadviser’s other advisory clients in a manner that the Subadviser deems fair and equitable over time.  There is no assurance that all portfolios under the management of the Adviser or the Subadviser will hold the same Investment Funds or investments or will experience similar performance.

The Adviser and the Subadviser each have adopted policies and procedures designed to address the proper handling of material non-public information (“Information”) while in possession of such Information.  Generally, the Adviser or Subadviser and their respective employees may not trade for clients or themselves or recommend trading in securities of a company while in possession of Information or disclose such Information to any person not entitled to receive it.

The Investment Managers are unaffiliated with the Adviser and the Subadviser, and neither the Adviser nor the Subadviser will have control over Investment Managers.  The Adviser and the Subadviser may be unable to detect, prevent or protect the Fund from misconduct or bad judgment of an Investment Manager notwithstanding any due diligence that the Adviser or Subadviser may conduct.  Investment Managers may be subject to conflicts of interest due to Investment Fund performance-based fees, which may cause an Investment Manager to favor clients having the highest fees over other clients. In addition, Investment Managers may use conflicting buying and selling strategies for different accounts under management.

The Investment Managers and their affiliates may be affiliated or have a relationship with a broker-dealer firm through which an Investment Fund’s transactions are conducted, and such person may receive a portion of the brokerage commissions resulting from such transactions.  In addition, an Investment Fund may engage in other transactions with affiliated parties on terms and conditions not determined through arm’s length negotiations.

The Administrator and the Custodian for the Fund may from time to time act as trustee, custodian, registrar, or administrator in relation to, or be otherwise involved in, other funds established by parties other than the Fund and the Investment Funds that have similar investment objectives to those of the Fund and/or the Investment Funds.  It is therefore possible that any of them may, in the course of business, have potential conflicts of interest with the Fund and the Investment Funds.

Investment Risks in General.  The Fund, through its investment in the Investment Funds and through its direct investments, and the Investment Funds will engage in highly speculative investment strategies.  The prices of securities and derivatives instruments in which the Fund and the Investment Funds may invest may be volatile.  Market movements are difficult to predict and are influenced by, among other things, government trade, fiscal, monetary and exchange control programs and policies; changing supply and demand relationships; national and international political and economic events; changes in interest rates; and the inherent volatility of the marketplace.  In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly.  The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and such intervention (as well as other factors) may cause these markets and related investments to move rapidly.

Borrowing and Use of Leverage.  The use of leverage magnifies both the favorable and unfavorable effects of price movements in the investments made by an Investment Fund, which may subject the Members of the Fund to a greater risk of loss than if leverage were not used.  Investment Funds may use significant leverage by direct borrowings from banks and prime brokers, making margin purchases of securities, selling securities short, trading options, futures or forward contracts, using total return swaps or repurchase agreements and/or other means, which would increase any losses incurred.  Trading equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security’s value with respect to transactions in U.S. markets and varying (typically lower) percentages with respect to transactions in foreign markets.  Borrowing to purchase equity securities typically will be secured by the pledge of those securities.

Although leverage can increase investment return if an Investment Fund earns a greater return on investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment return if an Investment Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds.  The use of leverage will therefore magnify the volatility of changes in the value of investments held by Investment Funds that engage in this practice.  If an Investment Fund’s equity or debt instruments decline in value, the Investment Fund could be subject to a “margin call” or “collateral call,” pursuant to which the Investment Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value.  In the event of a sudden, precipitous drop in value of an Investment Fund’s assets, the Investment Manager might not be able to liquidate assets quickly enough to pay off the Investment Fund’s borrowing and may be forced to sell its positions at disadvantageous prices.  Forced sales at disadvantageous prices may also occur in the event of a reduction in the amount of leverage available to an Investment Fund.  Any forced selling may further decrease the value of the assets the Investment Fund has pledged as collateral supporting the Investment Fund’s credit or risk margin, resulting in further rounds of forced selling and a downward spiral in the value of the Investment Fund.  Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased.  Investment Funds also may be required to maintain minimum average balances in connection with borrowings or to pay commitment or other fees to maintain lines of credit.  Either of these requirements would increase the effective cost of borrowing over the stated interest rate.

It may be difficult for the Subadviser to adequately monitor the risk of leverage with respect to Investment Funds that invest in derivative instruments due to the imprecision involved in value-at-risk, scenario analysis, and other measures of leveraged exposure in derivative instruments.  Additionally, any true measure of the risk of leverage of Investment Funds that invest in over-the-counter derivative instruments would necessarily encompass the creditworthiness of the counterparties to those derivatives, because creditworthiness reflects not only the ability of the counterparty to pay but also the willingness of a third party to assume the trade.  However, the Subadviser is not in a position to monitor creditworthiness.

Although the Fund does not intend to borrow for investment purposes, the Fund may experience the effects of leverage from any borrowing as described herein as well as indirectly through the use of leverage by the Investment Funds in which it invests.  In addition, the Fund may from time to time make investments in derivative or other instruments, including but not limited to futures contracts or swaps, that provide a form of leverage.  Any such direct investments will be made in accordance with the requirements of the 1940 Act and the SEC relating to “senior securities.”  The Fund is authorized to borrow money as described herein (e.g., to meet repurchase requests or to facilitate reallocation of assets among the Investment Funds or to make investments).  Borrowing may also be used by the Fund for cash management purposes, such as to pay miscellaneous expenses as they arise.

Other than for temporary purposes, the 1940 Act requires a registered investment company to satisfy the 300% Asset Coverage Requirement, measured at the time the investment company incurs the indebtedness. This means that the value of an investment company’s total indebtedness may not exceed one-third the value of its total assets (including such indebtedness). These limits generally do not apply to private Investment Funds in which the Fund will invest and, therefore, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of an investment in the Fund may be great.

Liquidity Facilities. The Fund may enter into a credit agreement in connection with its borrowing of money and use of leverage as described herein, and as of the date of this Memorandum the Fund does have a credit facility in place.  Such agreements generally are subject to a number of conditions including, without limitation, covenants relating to the activities and financial condition of the Fund, conditions of lending, representations and warranties and events of default.  Such agreements typically will require the Fund to grant a security interest in certain assets of the Fund to the lender.  The Fund’s investment strategy may also be subject to certain restrictions relating to, among other things, the diversification of its portfolio and the type of securities in which it can invest.  The Fund’s failure to comply with the terms and conditions of such agreement may cause an event of default (or termination event) under the agreement, which could permit the lender to refuse to fund additional loans and/or foreclose on any collateral in which the lender has a security interest.

Under its existing credit agreement, the Fund incurs a commitment fee on the total amount available for borrowing, as well as interest charges on the amounts borrowed under the agreement.  Certain charges and costs (including, without limitation, early close-out fees and interest charges) may also be associated with certain events (including, without limitation, a termination event) under such facility.  The net asset value of the Fund may be substantially affected by the impact of such charges and costs.

The Fund may also enter into various other forms of liquidity agreements, including, without limitation, note purchase agreements, in connection with its borrowing of money for liquidity purposes, and grant a security interest on any or all of its assets in connection therewith.  Those agreements may have materially different terms than those of the Fund’s current credit facility.

Layering of Fees.  The Fund’s fees and expenses, including the Management Fee, will result in Members bearing greater expense than would be associated with direct investments in the Investment Funds.  The Fund indirectly will pay a portion of the fees and expenses, including performance-based compensation, charged at the underlying Investment Fund level.  The Fund’s expenses thus may constitute a higher percentage of net assets than expenses associated with other types of investment entities.

Operating History of the Fund and the Investment Funds.  As of December 1, 2011, the Adviser appointed the Subadviser as subadviser to the Fund.  It is anticipated that the Subadviser will withdraw a significant portion of the Fund’s current investments in varying Investment Funds and reinvest the Fund’s assets in other Investment Funds.  This anticipated portfolio turnover will likely cause the Fund to realize gains and losses.  In addition, certain of the Investment Funds in which the Fund invests may have limited or no operating histories.

Prior to the Reorganization on April 1, 2012, the Fund operated as a partnership for U.S. federal income tax purposes.  The election to be treated as a corporation and qualification as a RIC may result in a material change in the Investment Funds held by the Fund.  The Fund's investment portfolio and holdings of Investment Funds as a RIC may be materially different than the Fund’s investment portfolio and holdings while it operated as a partnership, and this may result in materially different performance.

Investments in Other Funds. The Fund has no control of, and will not seek to influence, the trading policies or strategies, brokerage arrangements or operations of the Investment Funds in which it will invest.  As compared to investments through separate accounts, the Fund will have less ability to react quickly to changing investment circumstances, due to the limited liquidity of investments in the Investment Funds.

Although the Subadviser intends to use certain criteria in evaluating and monitoring Investment Managers and Investment Funds, there is no such assurance that the Subadviser will use the same criteria for all Investment Managers or Investment Funds.  The Subadviser’s due diligence process may vary based on numerous factors, and the Subadviser will have discretion to determine the scope and content of its review of any particular Investment Manager or Investment Fund.  Although the Subadviser may review an Investment Manager’s operations or obtain third party verifications or background checks, there is no assurance that such efforts will detect fraud, malfeasance, inadequate back office systems or other flaws or problems with respect to the Investment Manager’s operations and activities.

Reliance on Management of Investment Funds.  Although the Subadviser will monitor the performance of each investment, the Fund will rely upon the Investment Managers of the Investment Funds for day-to-day trading and operations of those investments, and the Subadviser may be unable to determine whether an Investment Fund or Investment Manager is following the investment program described in the Investment Funds’ offering documents or the investment guidelines or portfolio limitations the Subadviser expected the Investment Manager to follow, including whether the Investment Fund or account is generating income subject to U.S. income tax in respect of the Fund.

Some of the Investment Funds may provide to the Fund very limited information with respect to their operation and performance, thereby severely limiting the Subadviser’s ability to verify initially or on a continuing basis any representations made by the Investment Funds or the investment strategies being employed.  This may result in significant losses to the Fund based on investment strategies and positions employed by the Investment Funds or other actions of which the Subadviser has limited or no knowledge.

Inability to Vote and Waiver of Voting Rights. The Fund will rarely, if ever, invest in registered funds. The Fund typically will limit its investment position in an Investment Fund that is a registered investment company to less than 3% of such Investment Fund’s outstanding voting securities.  The Fund’s investment position in non-registered investment company Investment Funds may equal or exceed 5% of such Investment Funds’ outstanding voting securities.  The Fund anticipates that it is likely to purchase non-voting securities in, or contractually waive or limit its voting interest in, certain Investment Funds (for example, to facilitate investments in smaller Investment Funds determined attractive by the Subadviser) in order to avoid becoming subject to certain 1940 Act prohibitions with respect to affiliated transactions.  In this connection, the Subadviser may cause the Fund to waive certain voting rights in certain instances where such investment in such Investment Fund is determined to be desirable and in the best interests of the Fund, which waiver would allow the Fund, as well as potentially other clients of the Subadviser and the Adviser, to invest in the same Investment Funds or to make larger investments in those Investment Funds.  To the extent the Fund holds non-voting securities, or contractually forgoes the right to vote in respect of the voting securities of an Investment Fund, the Fund may not be able to vote on matters that require the approval of the investors in the Investment Fund, including potentially matters adverse to the Fund’s interests.  Such waivers potentially could have an adverse impact on the Fund.  Although the Fund may hold non-voting interests, the 1940 Act and the rules and regulations thereunder may nevertheless require the Fund to limit its position in any one Investment Fund in accordance with applicable regulatory requirements, as may be determined by the Fund in consultation with its counsel.  Similarly, the Subadviser may decide not to waive certain voting rights in certain instances and as a result the Fund may be restricted from making initial or additional investments in certain Investment Funds in which the Fund’s investment position may equal or exceed 5% of such Investment Funds’ outstanding voting Securities.  All of these restrictions discussed above could change from time to time as applicable laws, rules or interpretations thereof are modified. The Fund could nevertheless be deemed in some circumstances to be an affiliated person of an Investment Fund and therefore subject to certain 1940 Act prohibitions with respect to its transactions with such Investment Fund.

1940 Act Restrictions.  The 1940 Act imposes certain restrictions on the ability of the Fund to invest in Investment Funds.  In order to invest in private Investment Funds which are not registered as investment companies under the 1940 Act, the Fund generally must be a “qualified purchaser” as defined in the 1940 Act, which generally requires the Fund to have at least $25 million in net investment assets.  The Fund is presently a qualified purchaser.  However, if the Fund were to cease to be a qualified purchaser in the future, its ability to pursue its investment strategy would be severely limited.

In addition, the 1940 Act generally prohibits the Fund from acquiring in excess of 3% of the voting shares of Investment Funds that are registered investment companies, including mutual funds and ETFs organized as registered investment companies.  To the extent that the Fund invests in a registered investment company, such Investment Fund will in turn be subject to extensive regulation under the 1940 Act, including requirements and limitations with respect to capital structure, investments and transactions.  However, Investment Funds generally will not be registered as investment companies under the 1940 Act and, therefore, the Fund, as an investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies, such as mutual funds.

Ability to Focus on Certain Investment Strategies.  The Fund has the ability to focus investment at times in Investment Funds that invest in or utilize a certain strategy or asset class or in direct investments in a certain strategy or asset class which may create the risk that the Fund could change in value suddenly based on potential exposure of a significant amount of assets to such Investment Fund(s), strategies or asset classes.  In addition, to the extent that a high percentage of the Fund’s assets have been allocated to Investment Funds following certain strategies, the Fund could be adversely impacted by a general failure of a certain strategy to a greater degree than if assets had been allocated to a different mix of Investment Fund strategies.

Tax Risks.    The Fund intends to qualify as a RIC under federal income tax law. If the Fund so qualifies and distributes each year to its Members at least 90% of its investment company taxable income and net tax-exempt income, if any, the Fund will not be required to pay federal income taxes on any income it distributes to Members.  If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the Member as ordinary income. However, such distributions will be eligible (i) to be treated as qualified dividend income, which is subject to tax at reduced rates in taxable years beginning before January 1, 2013, in the case of Members taxed as individuals and (ii) for the dividends received deduction in the case of corporate Members. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.  See “TAXES” for more information.

Temporary Defensive Positions. The Fund may invest all or any portion of its assets in high quality fixed-income securities, money market instruments, shares of money market funds, or overnight repurchase agreements, or may hold its assets in cash, for defensive purposes in times of market volatility or for any other reason.  The Fund also may invest in money market instruments or shares of money market funds, or hold cash, for liquidity purposes.  In anticipation of, or in response to, adverse market or other conditions, or circumstances such as unusually large cash inflows, the Fund may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments as described above. As a result, the Fund may not achieve its investment objective.

Repurchases of Shares.  In order to finance the repurchase of Shares pursuant to tender offers, the Fund generally will find it necessary to liquidate a portion of its interests in Investment Funds.  However, the Fund may effect withdrawals from certain Investment Funds only at certain specified times.  In addition, certain Investment Funds may suspend capital withdrawals (or redemptions), impose restrictions on withdrawals of capital (or redemptions) beyond those ordinarily applicable to withdrawals (or redemptions) by investors in those Investment Funds or allocate a portion of the Fund’s invested capital to special investment accounts.  Thus, to facilitate the repurchase of Shares, the Fund may withdraw all or a portion of its interests from certain liquid investments more rapidly than would otherwise be desirable.  This risk may be more pronounced in the event of substantial repurchases of Shares within a limited period of time.  Consequently, Members that do not tender Shares for repurchase may be subject to increased liquidity risks due to the reduction in the Fund’s assets resulting from payment for Shares through the liquidation of a portion of the Fund’s interests in Investment Funds and the potential increase in the Fund’s ratio of illiquid to liquid investments.  Moreover, tender offers conducted by the Fund in order to repurchase Shares will generate expenses for the Fund, which may be borne in part by non-tendering Members.  Quarterly tender offers, if conducted by the Fund, will result in higher expenses than if the Fund were to offer to repurchase Shares on a less frequent basis.

Mandatory Repurchase.  The Fund has the right to require the repurchase of a Member’s Shares and thus the complete or partial withdrawal of a Member, subject to the limitations of the 1940 Act.  See “REPURCHASES AND TRANSFERS OF SHARES — Mandatory Repurchase by the Fund” for more information.

Subscriptions.  The Fund generally accepts subscriptions monthly.  Investment  Funds in which the Fund invests, however, may not permit investment on the same basis.  As a result, the Fund may be delayed in investing cash received from subscriptions in Investment Funds.  This delay may in turn act to dilute the investment return, if any, of the Fund.

Increase or Decrease in Assets under Management.  As the Fund’s assets increase or as an Investment Fund’s assets increase, more capital may be allocated to any particular Investment Fund.  It is not known what effect, if any, this will have on the trading strategies utilized by an Investment Fund or its investment results.  No assurance can be given that an Investment Fund’s strategies will continue to be successful as the amount of assets allocated to it increases.  Conversely, in the event the Fund’s assets decrease, the Fund’s expense ratio may increase and the investment opportunities available to the Fund may be reduced.  In addition, in such event, the Fund may have a larger relative investment in a particular Investment Fund than is desirable or as had been contemplated by the Subadviser.  This may have the effect of substantially increasing the Fund’s ratio of illiquid to liquid investments and negatively impact performance.

Employee Benefit Plan Matters.  Most pension and profit sharing plans are subject to provisions of the Code, ERISA, or both, which may be relevant to a decision as to whether such a prospective Member should invest in the Fund.  There may, for example, be issues as to whether such an investment is “prudent” or whether it results in “prohibited transactions.”  Legal counsel should be consulted by such a prospective Member before investing in the Fund.  See “TAXES” and “EMPLOYEE BENEFIT PLAN CONSIDERATIONS” for more information.

Custody Risk.  Custody of the Fund’s assets will be held in accordance with the requirements of the 1940 Act and the rules thereunder. However, the Investment Funds generally are not required to hold custody of their assets in accordance with the 1940 Act and the rules thereunder. As a result, bankruptcy or fraud at institutions, such as brokerage firms, banks or administrators, into whose custody those Investment Funds have placed their assets could impair the operational capabilities or the capital position of the Investment Funds and may, in turn, have an adverse impact on the Fund.

Valuation and Estimates.  The Fund has limited ability to assess the accuracy of the valuations received from the Investment Funds with which the Fund invests.  Furthermore, the net asset values received by the Fund from private Investment Funds are typically estimates only and, unless materially different from actual values, are generally not subject to revision. Revisions in financial statements provided by private Investment Funds may require the Fund’s financial statements to be revised.  If the estimated value assigned by the Fund to an investment differs from that investment’s actual value, the Fund’s net asset value may be understated or overstated, as the case may be.  See “CALCULATION OF NET ASSET VALUE” for more information.

Non-Diversified Status. The Fund is a “non-diversified” investment company.  This means that the Fund is not subject to the same percentage limitations imposed by the 1940 Act on the percentage of the Fund’s assets that may be invested in the securities of any one issuer to which diversified investment companies are subject. The Fund generally will seek to invest its capital broadly among multiple Investment Funds and in direct investments. As a consequence of a potential large investment in a particular Investment Fund, losses suffered by such an Investment Fund could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of Investment Funds.

No Participation in Management.  All decisions regarding the management and affairs of the Fund will be made exclusively by the Adviser and/or the Subadviser, subject to Board oversight.  A Member is not entitled to participate in the management of the Fund, or in the conduct of its business, apart from the capacity to vote on certain matters (including the election of the Board).  The Adviser and the Subadviser will, in turn, seek to invest the Fund’s assets in Investment Funds and other investments.  To the extent the Fund holds non-voting securities of, or contractually foregoes the right to vote in respect of, an unregistered Investment Fund (which it intends to do in order to comply with certain applicable regulations), it will not be able to vote on matters that require the approval of the investors of the unregistered Investment Fund, including a matter that could adversely affect the Fund’s investment in it, such as changes to the Investment Fund’s investment objective or policies or the termination of the Investment Fund.  A person should not acquire Shares unless such person is willing to entrust the Adviser, the Subadviser, and the Investment Funds (and respective Investment Managers) selected for the Fund, with the management of such person’s assets.

Management Fees and Incentive Compensation.  The Fund will pay the Adviser an annual Management Fee payable on a monthly basis, and the Adviser will pay a portion of such Management Fee to the Subadviser for its services to the Adviser and the Fund.  The Investment Funds will also pay their respective Investment Managers a management fee and, with respect to substantially all Investment Funds, incentive compensation.  Such incentive compensation is typically payable to the Investment Managers or their affiliates at the end of the relevant measurement period and upon withdrawal from or transfer out of an Investment Fund.  See “FEES AND EXPENSES” for more information.

As a result of the Management Fee and other expenses, the returns realized by the Members from the Fund’s activities may be substantially less than the returns the Members would realize from engaging in the same activities directly, if they were able to make such investments directly without investing in the Fund.  Incentive compensation also may create an incentive for an Investment Manager to cause an Investment Fund to make investments that are riskier or more speculative than would be the case in the absence of an incentive to the Investment Manager based on performance of the Investment Fund.  An Investment Manager may also have an incentive to direct its Investment Fund to borrow to increase the Investment Fund’s investment return.

Offsetting Trades by Investment Managers. Investment decisions for Investment Funds are made by Investment Managers independently of each other. As a result, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold by another Investment Fund. Consequently, the Fund could incur indirectly certain transaction costs without accomplishing any net investment result.  The use of a multi-Investment Fund approach at times results in losses by certain of the Investment Funds offsetting profits achieved by others.  Any offsetting could result in significant reduction in the Fund’s assets.

Buying and Selling Investment Fund Interests.  The Fund may buy or sell an interest in an Investment Fund in a secondary market transaction, rather than redeeming from or subscribing to the Investment Fund directly.  Purchases and sales of Investment Fund interests on the secondary market occur in privately-negotiated bilateral agreements.  Accordingly, the prices for these interests may vary significantly from transaction to transaction and from what the selling party may have received had it redeemed its interests in an orderly redemption from the Investment Fund.  Although the Subadviser expects that any Investment Fund interests purchased in the secondary market will ultimately pay redemptions out at a value in excess of the purchase price, there can be no assurance that the Subadviser will be successful in selecting Investment Funds that do so or that do not, in fact, lose all of their remaining assets.  Sales of Investment Fund interests likely will involve interests that cannot be redeemed for an extended period of time and therefore are likely to be executed at a discount from their reported net asset value.  In certain cases, discounts may be substantial, representing only a fraction of the reported net asset value.  Negotiating secondary market transactions may be time consuming and expensive and may ultimately not result in a purchase or sale in any case.  Further, purchase or sale agreements may include broad indemnities.  The Fund may be required to indemnify the counterparties to those transactions for any losses, including for losses arising through no fault of the Subadviser or the Fund, and an indemnity could exceed the value of the relevant Investment Fund interest.

Structured Investments.  The Fund may invest in structured notes linked to the performance of an Investment Fund or through a swap or other contract paying a return equal to the total return of an Investment Fund.  These types of structured investments involve many of the same risks as direct investments in Investment Funds.  Moreover, structured investments expose the Fund to the risks associated with derivatives markets, including the risk of counterparty default and liquidity risks.

Investment Fund Risk. In addition to the above risks of the Fund, investors are subject to the risks of the Investment Funds in which the Fund may invest. There are many risks associated with such investments, including that the Fund could lose all or part of its investment in any Investment Fund. Please see and read “RISK FACTORS – Principal Risks Relating to Investment Funds and Direct Investments” carefully.

Changes in United States Law.  Changes in the state and federal laws applicable to the Fund, the Adviser, the Subadviser, the Investment Managers, the Investment Funds and other securities or instruments in which the Fund may invest, may negatively affect the Fund’s returns to Members.  The Fund may need to modify its investment strategies in the future in order to satisfy new regulatory requirements or to compete in a changed business environment.

The global financial markets continue to be subject to pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention.  Such intervention has in certain cases been implemented on an “emergency” basis with little or no notice, with the consequence that some market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions has been suddenly and/or substantially eliminated or otherwise negatively implicated. Given the complexities of the global financial markets and the limited time frame within which governments have been able to take action, these interventions have sometimes been unclear in scope and application, resulting in confusion and uncertainty, which in itself has been materially detrimental to the efficient functioning of such markets as well as previously successful investment strategies.

Legal, tax and regulatory changes could occur that may materially adversely affect the Fund and/or the Investment Funds.  For example, the regulatory and tax environment for derivative instruments is changing rapidly, and changes in the regulation or taxation of derivative instruments may materially adversely affect the value of derivative instruments and the ability of the Fund and/or Investment Funds to pursue their trading strategies.  Similarly, the regulatory environment for leveraged investors and for private funds generally is changing rapidly, and changes in the direct or indirect regulation of leveraged investors or private funds, including tax regulation applicable thereto, may materially adversely affect the ability of the Fund to pursue investment objectives or strategies.  Due to events in the markets over the past several years, and recent legislation, additional regulatory change may be more likely than not and should be expected to occur.

It is impossible to predict with certainty what additional interim or permanent governmental restrictions may be imposed on the markets and/or the effect of such restrictions on the Fund’s and/or an Investment Fund’s ability to achieve its investment objective. Legislation or regulation, which could be substantial and is unpredictable, could pose additional risks and result in material adverse consequences to the Fund and/or Investment Funds and/or limit potential investment strategies that would have otherwise been used by the Fund or Investment Funds. The Fund believes that there is a high likelihood of significantly increased regulation of the global financial markets, and that such increased regulation could be materially detrimental to the performance of the Fund.

Geo-Political.  Terrorism and related geo-political risks have led, and may in the future lead, to increased short-term market volatility, and may have adverse long-term effects on world economies and markets generally.

Uncertain Impact of Legislation and Follow-On Regulation.  Congress has enacted sweeping financial legislation, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), regarding the operation of banks, private fund managers and other financial institutions, which includes provisions regarding the regulation of derivatives.  Many provisions of the Dodd-Frank Act will be implemented through regulatory rulemakings and similar processes over a period of time.  The impact of the Dodd-Frank Act, and of follow-on regulation, on trading strategies and operations is impossible to predict, and may be adverse.  Practices and areas of operation subject to significant change based on the impact, direct or indirect, of the Dodd-Frank Act and follow-on regulation, may change in manners that are unforeseeable, with uncertain effects.  By way of example and not limitation, direct and indirect changes from the Dodd-Frank Act and follow-on regulation may occur to a significant degree with regard to, among other areas, bank ownership of and involvement with private funds, registration of investment advisers, and the trading and use of many derivative instruments.  In addition, Congress may address tax policy, which also could have uncertain direct and indirect impact on trading and operations, as well as, potentially, operations and structure of the Fund and/or Investment Funds, and the SEC has engaged in a general investigation of private funds, which has resulted in increased regulatory oversight and other legislation and regulation relating to private fund managers, private funds and funds of hedge funds.

Further, the Dodd-Frank Act created the Financial Stability Oversight Council (“FSOC”), an interagency body charged with identifying and monitoring systemic risks to financial markets.  The FSOC has the authority to require that nonbank financial companies that are “predominantly engaged in financial activities,” such as the Fund, the Adviser, the Subadviser, the Investment Funds and the Investment Managers, whose failure it determines would pose systemic risk, be placed under the supervision of the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  The FSOC has the authority to recommend that the Federal Reserve adopt more stringent prudential standards and reporting and disclosure requirements for nonbank financial companies supervised by the Federal Reserve.  Such disclosure requirements may include the disclosure of the identity of investors in private funds such as the private Investment Funds.  The FSOC also has the authority to make recommendations to the Federal Reserve on various other matters that may affect the Fund and/or Investment Funds, including requiring financial firms to submit resolution plans, mandating credit exposure reports, establishing concentration limits, and limiting short-term debt.  The FSOC may also recommend that other federal financial regulators impose more stringent regulation upon, or ban altogether, financial activities of any financial firm that poses what it determines are significant risks to the financial system.  In the event that the FSOC designates the Fund or an Investment Fund as a systemic risk to be placed under the Federal Reserve’s supervision, the Fund or Investment Fund could face stricter prudential standards, including risk-based capital requirements, leverage limits, liquidity requirements, concentration requirements, and overall risk management requirements, among other restrictions.  Such requirements could hinder the Fund’s and/or an Investment Fund’s ability to meet its investment objective and may place the Fund at a disadvantage with respect to its competitors.

Private Investment Funds may also face additional reporting and recordkeeping requirements under the Dodd-Frank Act.  Under the Dodd-Frank Act, advisers to private funds are required to maintain records regarding private funds that include a description of: amount of assets under management and use of leverage, including off-balance-sheet leverage; counterparty credit risk exposure; trading and investment positions; valuation policies and practices; types of assets held; side arrangements or side letters whereby certain investors obtain more favorable rights than other investors; trading practices, and such other information as the SEC determines is necessary and appropriate in the public interest and for the protection of investors or for the assessment of systemic risk.  Over time, private Investment Funds’ adherence to the new recordkeeping and reporting requirements may indirectly increase Fund expenses.

Banking Regulation.  The Adviser is a non-bank subsidiary of Wells Fargo & Company (“Wells Fargo”), a bank holding company registered as such under the Bank Holding Company Act of 1956, as amended.  Loans and other transactions between the Fund and Wells Fargo’s subsidiary banks, and loans by Wells Fargo’s subsidiary banks to Members for the purpose of purchasing Shares or that are secured by Shares, are limited by affiliate transaction restrictions applicable to banks.  These and other banking law requirements may affect the operations, investments and activities of the Fund.  Generally speaking, the restrictions applicable under the federal banking laws are designed to protect the banks, rather than to protect investors in the Fund.

Principal Risks Relating to Investment Funds and Direct Investments

PAST RESULTS OF INVESTMENT VEHICLES ADVISED OR MANAGED BY THE ADVISER OR THE SUBADVISER ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.  NO ASSURANCE CAN BE MADE THAT PROFITS WILL BE ACHIEVED OR THAT SUBSTANTIAL LOSSES WILL NOT BE INCURRED.

The following discussion outlines certain of the risks associated with Investment Funds and particular types of investments that may be made by the Investment Funds.  Such risks would apply equally in respect of any direct investments by the Fund in any of the securities or other instruments described herein.

Investment Funds Generally Non-Diversified.  Investment Funds will generally be non-diversified, although some Investment Funds may be required to, or undertake to, comply with certain investment restrictions.  Investment Funds may at certain times hold large positions in a relatively limited number of investments.  Investment Funds may target or focus their investments in particular markets, sectors, or industries.  Those Investment Funds that focus on a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings.  As a result, the net asset values of such Investment Funds may be subject to greater volatility than those of investment companies that invest across multiple markets, industries or sectors, and this may negatively impact the net asset value of the Fund.  Private Investment Funds generally are not subject to industry concentration restrictions on their investments and, in some cases, may invest a significant portion of the value of their total assets in a single industry or group of related industries. Although the Fund does not believe it is likely to occur given the nature of its investment program, it is possible that, at any given time, the assets of private Investment Funds in which the Fund has invested will be invested in a single industry constituting a significant portion of the value of the Fund’s total assets. However, because these circumstances may arise, the Fund is subject to greater investment risk to the extent that a significant portion of its assets may at some times be invested, indirectly through investments in the private Investment Funds, in the securities of issuers engaged in similar businesses that are likely to be affected by the same market conditions and other industry-specific risk factors. Private Investment Funds are not generally required to provide current information regarding their investments to their investors (including the Fund). Thus, the Fund may not be able to precisely determine at any given time the extent to which private Investment Funds have invested their combined assets in any particular industry.

Moreover, even despite the diversification among strategies used by the different Investment Funds, under certain market conditions a number of strategies tend to exhibit a substantial degree of positive correlation, reducing the diversification (and, accordingly, the risk control profile) of the Fund’s portfolio.  Many of the Investment Managers’ strategies, for example, may follow the same general investment thesis, such as being long one sector and short another.  As a result, a number of Investment Funds may incur losses at or about the same time.

Debt and Other Income Securities.  Investment Funds may invest in fixed-income and adjustable rate securities.  Although certain Investment Funds may invest in securities of issuers in developed countries, other Investment Funds may invest in income securities of issuers located in or with significant exposure to emerging markets, including countries located in Asia, Latin America, the Middle East, Southern Europe, Eastern Europe and Africa.  Certain Investment Funds may also invest in the sovereign debt of developed and emerging market countries.

Income securities are subject to interest rate, market and credit risk.  Interest rate risk relates to changes in a security’s value as a result of changes in interest rates generally.  Even though such securities are investments that may offer a stable stream of income, the prices of such securities are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations.  In general, the values of fixed-income securities increase when prevailing interest rates fall and decrease when interest rates rise.  Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase or decrease significantly in value when market interest rates fall or rise, respectively.  Market risk relates to the changes in the risk or perceived risk of an issuer, country or region.  Credit risk relates to the ability of the issuer to make payments of principal and interest, including the likelihood of default.  The values of income securities may be affected by changes in the credit rating or financial condition of the issuing entities.  Income securities denominated in non-U.S. currencies are also subject to the risk of a decline in the value of the denominating currency relative to the U.S. dollar.

The debt securities in which certain Investment Funds may invest are not required to satisfy any minimum credit rating standard, and may include instruments that are considered to be of relatively poor standing and have predominantly speculative characteristics with respect to capacity to pay interest and repay principal.  Certain Investment Funds may invest in bonds rated lower than investment grade, commonly referred to as “junk bonds,” which may be considered speculative.  Certain Investment Funds may also invest substantially all of their assets in high-risk instruments that are low rated or unrated.

Distressed Debt.  Distressed debt strategies entail investing in the debt of companies experiencing significant financial or operational difficulties that often lead to bankruptcies, exchange offers, workouts, financial reorganizations, and other special credit event-related situations. These companies are generally experiencing even greater difficulties than companies in the “high yield” category. These securities generally trade at significant discounts to par value, because of these difficulties and because certain classes of investors are precluded, based on their investment mandates, from holding low-credit instruments.  Investment Funds which invest in distressed debt typically experience significantly more volatility and risk than traditional fixed income Investment Funds.

Credit Crisis Liquidity Risk.  Certain types of credit instruments, such as investments in collateralized debt obligations, high-yield bonds, debt issued in leveraged buyout transactions, mortgage- and asset-backed securities, and short-term asset-backed commercial paper, became very illiquid in the latter half of 2007 through 2009.  General market uncertainty and consequent re-pricing of risk led to market imbalances of sellers and buyers, which in turn resulted in significant valuation uncertainties in mortgage and credit-related securities and other instruments.  These conditions resulted in greater volatility, less liquidity, widening credit spreads and a lack of price transparency, with many instruments remaining illiquid and of uncertain value.  Future tightening, or collapse, of the credit markets may make valuation for the Fund and its Investment Funds uncertain and/or result in sudden and significant valuation increases or declines in the Fund or the Investment Funds.

Securitized Products.  Securitized products are subject to prepayment, credit, liquidity, market, structural, legal, and interest risks, among others.  The performance of a securitized product is affected by a variety of factors, including the level and timing of the payments and recoveries on the underlying assets and the adequacy of the related collateral. Special risks may be associated with an Investment Fund’s investments in structured credit products which includes collateralized debt obligations, synthetic credit portfolio transactions, and asset-backed securities.

For example, synthetic portfolio transactions may be structured with two or more tranches, each of which receives different proportions of the interest and principal distributions on a pool of credit assets.  The yield to maturity of any given tranche may be extremely sensitive to the default rate in the underlying reference portfolio.

Arbitrage Strategies Risk.  The Fund and the Investment Funds may utilize various arbitrage strategies, including convertible arbitrage, merger/event-driven arbitrage, fixed income arbitrage, volatility arbitrage and statistical arbitrage.  Arbitrage investment typically seeks to take advantage of temporary perceived inefficiencies in the pricing of certain assets.  Through research and analysis, arbitrage investors seek to find investment opportunities that have not been deemed to be viable by other investors.  Such investments may be available only cyclically or not at all.  Furthermore, if assumptions used in the research and analysis of the arbitrage investment are incorrect or if the model used to evaluate arbitrage investments is flawed, arbitrage strategies may be unsuccessful.

Proactive Investing Risk.  In those cases where the Subadviser or Investment Manager of an Investment Fund takes a more proactive role with respect to an investment in a company, there is a risk that the Subadviser or Investment Manager's intended strategy for that company may not achieve or fully achieve the desired outcome, and the value of the investment in the company’s securities may not be protected or enhanced as anticipated.  Moreover, there may be instances (such as when a representative of the Adviser, Subadviser or Investment Manager serves on the board of directors of a company) when the Fund or an Investment Fund will be restricted in transacting in or withdrawing a particular investment as a result of, among other things, legal restrictions on transactions by company directors or affiliates.

Activist Investing.  Certain Investment Funds using activist investing strategies may face heightened litigation risk.  This risk may be greater where an Investment Manager exercises control or significant influence over a company’s direction.  The Fund, through its investments in Investment Funds, would indirectly bear the expense of defending against claims and paying any amounts pursuant to settlements or judgments.  Further, ownership of companies over certain threshold levels involves additional filing requirements and substantive regulation on owners.  If the Investment Funds or Investment Managers fail to comply with all of those requirements, they may be forced to disgorge profits, pay fines, or otherwise bear losses or other costs from a failure to comply.

Convertible Securities.  Convertible securities (“Convertibles”) are generally debt securities or preferred stocks that may be converted into common stock.  Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks).

A Convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock.  The market value of a Convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a Convertible usually falls.  Since it is convertible into common stock, the Convertible generally has the same types of market and issuer risk as the underlying common stock.  Convertibles that are debt securities are also subject to the normal risks associated with debt securities, such as interest rate risks, credit spread expansion and ultimately default risk, as discussed above.  Convertibles are also prone to liquidity risk as demand can dry up periodically, and bid/ask spreads on bonds can widen significantly.

An issuer may be more likely to fail to make regular payments on a Convertible than on its other debt because other debt securities may have a prior claim on the issuer’s assets, particularly if the Convertible is preferred stock.  However, Convertibles usually have a claim prior to the issuer’s common stock.  In addition, for some Convertibles, the issuer can choose when to convert to common stock, or can “call” (redeem) the Convertible, which may be at times that are disadvantageous for an Investment Fund.

Warrants and Rights.  Investment Funds may purchase warrants and rights.  Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities or commodities.  Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders.  Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.  As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities.  In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Foreign Sovereign Debt.  Sovereign debt includes bonds that are issued by foreign governments or their agencies, instrumentalities or political subdivisions or by foreign central banks.  Sovereign debt also may be issued by quasi-governmental entities that are owned by foreign governments but are not backed by their full faith and credit or general taxing powers.  Investment in sovereign debt involves special risks.  The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and/or interest when due in accordance with terms of such debt, and an Investment Fund may have limited legal recourse in the event of a default because, among other reasons, remedies must be pursued in the courts of the defaulting party.  In addition, political conditions, especially a sovereign entity’s willingness to meet the terms of its debt obligations, are of considerable significance.

A sovereign debtor’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward principal international lenders and the political constraints to which a sovereign debtor may be subject.

The occurrence of political, social or diplomatic changes in one or more of the countries issuing sovereign debt could adversely affect an Investment Fund’s investments.  Political changes or a deterioration of a country’s domestic economy or balance of trade may affect the willingness of countries to service their sovereign debt.

Trading Strategies and Multiple Investment Managers.  When the Fund invests in an Investment Fund, the Fund does not have custody of the assets so invested.  Therefore, there is always the risk that the personnel of that Investment Fund could misappropriate the securities or funds (or both) of the Fund.  Furthermore, the institutions, including brokerage firms and banks, with which the Investment Managers do business, or to which securities have been entrusted for custodial purposes, may encounter financial difficulties that impair the operational capabilities or the capital position of the Investment Fund.

The success of an Investment Manager’s trading strategy may depend upon the occurrence in the future of price trends in the markets traded.  In the past, there have been periods without trends and such periods may recur.  The past performance of such trading strategies is not necessarily indicative of their future profitability, and no trading program can consistently determine which commodity or security to trade or when to enter into the trade.  Any factor which may lessen the prospect of major trends in the future (such as increased governmental control of, or participation in, the markets) may reduce an Investment Manager’s ability to trade profitably in the future.  Any factor which would make it difficult to execute more timely trades, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability.  Further, Investment Managers may modify and alter their strategies from time to time in an attempt to better evaluate market movements.  As a result of such periodic modifications, it is possible that the trading strategies used by the Investment Managers in the future may be different from those presently in use.  The Fund may also invest with newly formed Investment Managers that have limited or no operating histories or track records.  No assurance can be given that the trading strategies to be used by Investment Managers will be successful under all or any market conditions.

In order to diversify among trading methods and markets, the Subadviser has selected multiple Investment Funds.  Although this diversification is intended to offset losses while maintaining the possibility of capitalizing on profitable price movements, there can be no assurance that use of several different Investment Funds will not result overall in losses generated by some Investment Funds exceeding profits achieved by others.  There is no guarantee that the Fund will achieve its objectives or generate profits.  Similarly, there is no assurance that selection of multiple Investment Funds will prove more successful than would selection of a single Investment Fund.  Moreover, the Subadviser may reallocate the Fund’s assets among the Investment Funds, terminate one or more Investment Funds or select additional Investment Funds at any time.  Any such reallocation could adversely affect the performance of the Fund.

Systematic Trading. Investment Managers using systematic trading strategies take directional positions in commodities, currencies or securities.  Such Investment Managers base their decisions not on fundamental supply and demand factors, economic factors or anticipated events, but rather on technical trading systems involving trend analysis and other factors relating to the market itself.  The profitability of such systematic trading depends upon the occurrence in the future of sustained price moves.  Investment Managers using systematic trading strategies may also exercise some discretion to not take a position that is indicated by their systems or to take a position not indicated by their systems.  This may result in such Investment Manager missing profit opportunities or making unprofitable trades when a more systematic approach would not have done so.  On the other hand, rigid adherence to any system could miss opportunities or lead to losses which an exercise of discretion based on analysis of fundamental factors might have avoided.

Model Risk.  The Investment Managers may use quantitatively-based pricing theories and valuation models that generally have not been independently tested or otherwise reviewed (“Models”).  Models employ assumptions that abstract a limited number of variables from complex financial markets or instruments which they attempt to replicate.  Any one or all of these assumptions, whether or not supported by past experience, could prove over time to be incorrect.  For example, Models may postulate, or their efficacy may depend on, assumptions regarding the existence of relationships that appear to hold true or in fact held true in the past but that may not exist or hold true in the future.  Inputs into various Models may be composed of or derived from facts, the accuracy of which have not been independently verified by the Investment Manager or any third party.  In particular, if material factors are not incorporated into Models, or are incorporated inaccurately, substantial losses could result, including on the basis of theoretical Models (that later prove incorrect) that positions have minimal risk.  The outputs of Models may differ substantially from the reality of the markets, resulting in major losses.  Additionally, there is no assurance that an Investment Manager will appropriately incorporate the Models into its strategies.

Securities on Margin.  Investment Funds may borrow money to purchase securities.  Such borrowing provides the advantages of leverage, but exposes the Investment Funds to capital risk and higher current expenses.  Any gain in the value of securities purchased with borrowed money or income earned from these securities that exceeds interest paid on the amount borrowed would cause an Investment Fund’s net assets to increase faster than would otherwise be the case.  Conversely, any decline in the value of the securities purchased would cause the Investment Fund’s net assets to decrease faster than would otherwise be the case.

Speculative Trading Strategies.  Some Investment Funds may engage in speculative strategies, such as selling securities short and futures trading.  Short selling exposes the seller to unlimited risk due to the lack of an upper limit on the price to which a security may rise.  Commodity futures prices can be highly volatile.  Because of the low margin deposits normally required in futures trading, an extremely high degree of leverage is a typical feature of futures trading.  This may have the effect of magnifying trading losses an Investment Fund experiences.  No guarantee or representation is made that any Investment Fund’s strategies will be successful.

Derivatives Markets Can Be Highly Volatile.  The profitability of investments by an Investment Fund in the derivatives markets depends on the ability of its Investment Manager to analyze correctly these markets, which are influenced by, among other things, changing supply and demand relationships, governmental, commercial and trade programs and policies designed to influence world political and economic events, and changes in interest rates.

Short Selling.  Certain Investment Funds may engage in short selling.  Short selling involves selling securities that are not owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date.  Short selling allows an Investment Fund to profit from declines in market prices to the extent such decline exceeds the transaction costs and the costs of borrowing the securities.  However, since the borrowed securities must be replaced by purchases at market prices in order to close out the short position, any appreciation in the price of the borrowed securities would result in a loss upon such repurchase.  An Investment Fund’s obligations under its securities loans will be marked to market daily and collateralized by the Investment Fund’s assets held at the broker, including its cash balance and its long securities positions.  Because securities loans must be marked to market daily, there may be periods when the securities loan must be settled prematurely, and a substantial loss would occur.  Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.  Short-selling exposes an Investment Fund to unlimited risk with respect to that security due to the lack of an upper limit on the price to which an instrument can rise.

Repurchase Agreements.  Repurchase agreements are agreements under which an Investment Fund purchases securities from a bank that is a member of the Federal Reserve System, a foreign bank or a securities dealer that agrees to repurchase the securities from the Investment Fund at a higher price on a designated future date.  If the seller under a repurchase agreement becomes insolvent, the Investment Fund’s right to dispose of the securities may be restricted, or the value of the securities may decline before the Investment Fund is able to dispose of them.  In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the securities before the repurchase of the securities under a repurchase agreement is accomplished, the Investment Fund may encounter a delay and incur costs, including a decline in the value of the securities, before being able to sell the securities.  If the seller defaults, the value of the securities may decline before the Investment Fund is able to dispose of them.  If an Investment Fund enters into a repurchase agreement that is subject to foreign law and the other party defaults, the Investment Fund may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law, and may suffer delays and losses in disposing of the collateral as a result.

Reverse Repurchase Agreements.  Reverse repurchase agreements are a form of borrowing that involves a sale of a security by an Investment Fund to a bank or securities dealer and the Investment Fund’s simultaneous agreement to repurchase that security for a fixed price (reflecting a market rate of interest) on a specific date.  These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund.  Reverse repurchase transactions are a form of leverage and may increase the volatility of an Investment Fund’s investment portfolio.

Foreign Currency Transactions. Investment Funds may engage in foreign currency transactions for a variety of purposes, including to fix in U.S. dollars, between trade and settlement date, the value of a security that an Investment Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Fund already owns, particularly if an Investment Manager expects a decrease in the value of the currency in which the foreign security is denominated.  Investment Funds may, in some cases, purchase and sell foreign currency for non-hedging purposes.

Foreign currency transactions may involve the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve an Investment Fund agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Investment Fund contracted to receive in the exchange.  An Investment Fund’s success in these transactions will depend principally on the ability of its Investment Manager to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

Money Market Instruments.  For defensive purposes or otherwise, some or all of an Investment Fund’s assets may be invested in high quality fixed-income securities, money market instruments, and money market mutual funds, or held in cash or cash equivalents in such amounts as the Investment Manager deems appropriate under the circumstances.  The Fund also may invest in these instruments for defensive, liquidity or other purposes.  Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

Purchasing Initial Public Offerings.  Investment Funds may invest in securities of companies in initial public offerings or shortly thereafter.  Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the issuer, and limited operating history.  These factors may contribute to substantial price volatility for the shares of these companies and, thus, for the Investment Funds (and, ultimately, for the Fund).  The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing market prices.  In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors.  Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospectus of achieving them.

Special Investment Instruments and Techniques.  Investment Managers may utilize a variety of special investment instruments and techniques to hedge the portfolios of the Investment Funds against various risks (such as changes in interest rates or other factors that affect security values) or for non-hedging purposes to pursue an Investment Fund’s investment objective.  These strategies may be executed through derivative transactions.  The instruments the Investment Managers may use and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur.  Certain of the special investment instruments and techniques that the Investment Managers may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Investment Selection.  The Investment Funds’ investments may be selected in part on the basis of information and data filed by the issuers of such securities with various government regulators or made directly available to the Investment Managers by the issuers of securities or through sources other than the issuers.  Although the Investment Managers will evaluate all such information and data and seek independent corroboration when they consider it appropriate and when it is reasonably available, the Investment Managers will not be in a position to confirm the completeness, genuineness or accuracy of such information and data, and in some cases, complete and accurate information will not be readily available.

Prospective investors will not have an opportunity to review the terms upon which any assets have been or will be acquired prior to investing in the Fund.  The likelihood that Members will realize income or gain depends generally on the skill and expertise of the Subadviser in selecting Investment Funds and making direct investments.

Equity Securities.  Investment in equity securities offers the potential for substantial capital appreciation.  However, such investment also involves certain risks, including issuer, industry, market and general economic related risks.  Investment Managers may attempt to reduce these risks.  However, adverse developments or perceived adverse developments in one or more of these areas could cause a substantial decline in the value of equity securities owned by an Investment Fund.

Non-U.S. Exchanges and Markets.  An Investment Fund may engage in trading on non-U.S. exchanges and markets.  Trading on such exchanges and markets may involve certain risks not applicable to trading on U.S. exchanges and is frequently less regulated.  For example, certain of those exchanges may not provide the same assurances of the integrity (financial and otherwise) of the marketplace and its participants, as do U.S. exchanges.  There also may be less regulatory oversight and supervision by the exchanges themselves over transactions and participants in such transactions on those exchanges.  Some non-U.S. exchanges, in contrast to U.S. exchanges, are “principals’ markets” in which performance is the responsibility only of the individual member with whom the trader has dealt and is not the responsibility of an exchange or clearing association.  Furthermore, trading on certain non-U.S. exchanges may be conducted in such a manner that all participants are not afforded an equal opportunity to execute certain trades and may also be subject to a variety of political influences and the possibility of direct government intervention.  Investment in non-U.S. markets would also be subject to the risk of fluctuations in the exchange rate between the local currency and the dollar and to the possibility of exchange controls.  Foreign brokerage commissions and other fees are also generally higher than in the United States.

Non-U.S. Investments.  Investment in non-U.S. issuers or securities principally traded outside the United States may involve certain special risks due to economic, political and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against non-U.S. entities.  Furthermore, issuers of non-U.S. securities are subject to different, often less comprehensive accounting reporting and disclosure requirements than domestic issuers.  The securities of some foreign governments and companies and foreign securities markets are less liquid and at times more volatile than comparable U.S. securities and securities markets.

Currency Risk.  The value of an Investment Fund’s assets may be affected favorably or unfavorably by the changes in currency rates and exchange control regulations.  Some currency exchange costs may be incurred when an Investment Fund changes investments from one country to another.  Currency exchange rates may fluctuate significantly over short periods of time.  They generally are determined by the forces of supply and demand in the respective markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective.  Currency exchange rates can also be affected unpredictably by intervention by governments or central banks (or the failure to intervene) or by currency controls or political developments.

Lending Portfolio Securities.  Investment Funds may lend securities held in their portfolios to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions.  The lending Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable on the loaned securities, which affords it an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral.  An Investment Fund might experience loss if the institution with which the Investment Fund has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund.

When-Issued and Forward Commitment Securities.  Investment Funds may invest in securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices.  These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily one or two months later).  The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date.  No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund.  When-issued securities and forward commitments may be sold prior to the settlement date.  If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss.  There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund on a forward basis will not honor its purchase obligation.  In such cases, an Investment Fund may incur a loss.

Forward Trading.  Forward contracts and options thereon, unlike futures contracts, are not traded on exchanges and are not standardized; rather, banks and dealers act as principals in these markets, negotiating each transaction on an individual basis.  Forward and “cash” trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable.  The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade and these markets can experience periods of illiquidity, sometimes of significant duration.  There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell.  Disruptions can occur in any market traded by an Investment Fund due to unusually high trading volume, political intervention or other factors.  The imposition of controls by governmental authorities might also limit such forward (and futures) trading to less than that which an Investment Fund would otherwise conduct, to the possible detriment of the Fund.  Market illiquidity or disruption could result in major losses to the Fund.  In addition, managed accounts or investment funds in which the Investment Fund has an interest may be exposed to credit risks with regard to counterparties with whom the Investment Managers trade as well as risks relating to settlement default.  Such risks could result in substantial losses to the Fund.

Emerging Markets.  The risks of foreign investments described above apply to an even greater extent to investments in emerging markets.  The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign markets.  Disclosure and regulatory standards in many respects are less stringent than in the United States and developed foreign markets.  Accounting and auditing standards in many markets are different, and sometimes significantly differ from those applicable in the United States or Europe.  In particular, the accounting standards with respect to inflation have to be clearly understood in order to analyze a balance sheet.  There is substantially less publicly available information about companies located in emerging markets than there is about companies in other more developed jurisdictions.  There also may be a lower level of monitoring and regulation of securities markets in emerging market countries and the activities of investors in such markets and enforcement of existing regulations has been extremely limited.

Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years.  Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging countries.

Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade.  The economies of these countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade.  The economies of countries with emerging markets may also be predominantly based on only a few industries or dependent on revenues from particular commodities.  In addition, custodial services and other costs relating to investment in foreign markets may be more expensive in emerging markets than in many developed foreign markets, which could reduce an Investment Fund’s income from such securities.

In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of issuers of emerging country debt instruments to make payments on their debt obligations, regardless of their financial condition.  In addition, there is a heightened possibility of expropriation or confiscatory taxation, imposition of withholding taxes on interest payments, or other similar developments that could affect investments in those countries.  There can be no assurance that adverse political changes will not cause an Investment Fund to suffer a loss of any or all of its investments or, in the case of fixed-income securities, interest thereon.

Many emerging countries are undergoing important political and economic changes that are making their economies more free-market oriented.  However, there could be future political and economic changes that may return the situation to closed and centrally controlled economies with price and foreign exchange controls.  Many of these countries lack the legal, structural and cultural basis for the establishment of a dynamic, orderly, market-oriented economy.  Many of the promising changes that are being seen at present could be reversed, causing significant impact on an Investment Fund’s investment returns.

Turnover.  An Investment Fund’s trading activities may be made on the basis of short-term market considerations.  The Fund anticipates that certain Investment Funds’ portfolio turnover rates will be significant, involving substantial brokerage commissions and fees.  Each Investment Fund will be responsible for the payment of all of the trading expenses incurred in connection with its trading activities, which will ultimately affect the return achieved by the Fund.

Illiquid Investments. The Fund intends principally to invest in Investment Funds that invest in liquid markets and liquid securities. However, the Investment Funds may invest in illiquid investments, including private investments in privately or publicly traded companies.  Illiquid investments may not appreciate in the short term or at all and/or may incur losses.  The Investment Funds may be unable to dispose of illiquid investments promptly or at a reasonable price.  In addition, with respect to certain long-term illiquid investments, the Investment Funds will not be able to dispose of them until a realization event, such as a sale of business or initial public offering, which may not occur in the near term or at all.  Consequently, if an Investment Fund experienced substantial withdrawals of capital at a time when a material portion of its portfolio was invested in illiquid investments, withdrawing and/or non-withdrawing investors could be adversely affected.  Withdrawing investors could receive cash withdrawals, leaving the Investment Fund with an increasingly illiquid portfolio.  Alternatively, the Investment Funds could suspend withdrawals or effect withdrawals in kind by transferring illiquid investments to the withdrawing investors or to all investors.  In addition, investors in the Investment Funds that contribute capital at different times may experience divergent returns on their investments due to the illiquid nature of such investments.  Finally, if the Investment Funds experienced material losses with respect to their illiquid investments for which margin financing was utilized, the Investment Funds’ ability to post variation margin could be affected.  In such event, the Investment Funds might be compelled to liquidate certain investments that they otherwise might have maintained at a loss.  Each Member will share in the Fund’s share of each illiquid investment of the Investment Funds irrespective of when such Member invested in the Fund.

Each Investment Fund that makes illiquid investments will value such illiquid investments and will realize such illiquid investments in accordance with its own valuation and investment policies, and the Subadviser will generally not participate in such determinations.  Because there is little or no market for illiquid investments, the valuation assumptions with respect to illiquid investments may require subsequent adjustments.  Such valuations will affect the Fund’s net asset value and therefore the net asset value of the Shares at the time of purchase or withdrawal or the amount of the Management Fee payable to the Adviser.  In particular, where valuation assumptions on illiquid investments require subsequent adjustments (either by increasing or decreasing the valuation assumptions of such investments), Shares could be purchased or withdrawn by Members at a higher or lower net asset value than they otherwise would have been.

Restricted Securities.  Certain Investment Funds may invest in restricted securities that are subject to substantial holding periods or that are not traded in public markets.  Restricted securities generally are difficult or impossible to sell at prices comparable to the market prices of similar securities that are publicly traded.  No assurance can be given that any such restricted securities will be eligible to be traded on a public market even if a public market for securities of the same class were to develop.  It is highly speculative as to whether and when an issuer will be able to register its securities so that they become eligible for trading in public markets.

Derivatives.  Derivatives are financial contracts whose value depends on, or is derived from, an underlying product, such as the value of a securities index.  Among the types of derivatives that may be used by the Investment Funds are futures, options and swaps.  The risks generally associated with derivatives include the risks that: (a) the value of the derivative will change in a manner detrimental to an Investment Fund; (b) before purchasing the derivative, the Investment Manager will not have the opportunity to observe its performance under all market conditions; (c) another party to the derivative may fail to comply with the terms of the derivative contract; (d) the derivative may be difficult to purchase or sell; and (e) the derivative may involve indebtedness or economic leverage, such that adverse changes in the value of the underlying asset could result in a loss substantially greater than the amount invested in the derivative itself or in heightened price sensitivity to market fluctuations.

Certain Investment Funds may also invest in non-U.S.-traded derivatives.  When traded outside the United States, derivatives may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and will be subject to the risk of government actions affecting trading in, or the prices of, foreign securities and other instruments.  The value of positions taken as part of non-U.S. derivatives also could be adversely affected by: (1) other complex foreign political, legal and economic factors, (2) lesser availability of data on which to make trading decisions than in the United States, (3) delays in an Investment Fund’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (4) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (5) lower trading volume and liquidity.

Futures Contracts and Options on Futures Contracts.  In entering into futures contracts and options on futures contracts, there is a credit risk that a counterparty will not be able to meet its obligations to an Investment Fund.  The counterparty for futures contracts and options on futures contracts traded in the United States and on most foreign futures exchanges is the clearinghouse associated with such exchange.  In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of its members and, as such, should significantly reduce this credit risk.  In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions.  There can be no assurance that any counterparty, clearing member or clearinghouse will be able to meet its obligations to an Investment Fund.

In addition, under the Commodity Exchange Act, futures commission merchants are required to maintain customers’ assets on a segregated basis.  If an Investment Fund engages in futures and options contract trading and the futures commission merchants with whom the Investment Fund maintains accounts fail to so segregate the Investment Fund’s assets or are not required to do so, the Investment Fund will be subject to a risk of loss in the event of the bankruptcy of any of its futures commission merchants.  Even where customers’ funds are properly segregated, an Investment Fund might be able to recover only a pro rata share of its property pursuant to a distribution of a bankrupt futures commission merchant’s assets.

Futures prices can be highly volatile.  Because of the low margin deposits normally required in futures trading, a high degree of leverage is typical.  As a result, a relatively small adverse price movement in a futures contract may result in substantial losses to an Investment Fund.  Additionally, futures contracts may become illiquid, and an Investment Fund may be unable to liquidate a losing trade, due to “daily limits” in commodity futures contract prices imposed by futures exchanges.

The Fund may invest with Investment Managers that trade exclusively in commodity futures and options on commodity futures.  Trading in those instruments is highly speculative due to the leverage available to many market participants, the likelihood of government intervention into certain commodity and foreign exchange markets, the vulnerability of those markets to international political, weather-related, and other events, and other factors.

Futures Cash Flow.  Futures contracts gains and losses are marked-to-market daily for purposes of determining margin requirements.  Option positions generally are not, although short option positions will require additional margin if the market moves against the position.  Due to these differences in margin treatment between futures and options, there may be periods in which positions on both sides must be closed down prematurely due to short-term cash flow needs.  Were this to occur during an adverse move in the spread or straddle relationships, a substantial loss could occur.

Option Transactions.  The purchase or sale of an option by an Investment Fund involves the payment or receipt of a premium payment and the corresponding right or obligation, as the case may be, to either purchase or sell the underlying security or other instrument for a specific price at a certain time or during a certain period.  Purchasing options involves the risk that the underlying instrument does not change price in the manner expected, so that the option expires worthless and the investor loses its premium.  Selling options, on the other hand, involves potentially greater risk because the investor is exposed to the extent of the actual price movement in the underlying security or other instrument in excess of the premium payment received.

Call and Put Options on Securities Indices.  Investment Funds may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue their investment objective.  A stock index fluctuates with changes in the market values of the stocks included in the index.  Accordingly, successful use by an Investment Fund of options on stock indexes will be subject to the ability of the Investment Manager to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment.  This requires different skills and techniques than predicting changes in the price of individual stocks.

Swap Agreements.  The Fund and Investment Funds may enter into equity, commodity, interest rate, index, credit default and currency rate swap agreements.  These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if an Investment Fund had invested directly in the asset that yielded the desired return, or to hedge.  Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year.  In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor.  The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” (e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index).  Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

Most swap agreements entered into by Investment Funds and the Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, an Investment Fund’s or the Fund’s current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”).  The risk of loss with respect to swaps is limited to the net amount of payments that an Investment Fund or the Fund is contractually obligated to make.  If the other party to a swap defaults, an Investment Fund’s or the Fund’s risk of loss consists of the net amount of payments that the Investment Fund or the Fund contractually is entitled to receive.

Counterparty Risk.  Some of the markets in which Investment Funds may effect their transactions are “over-the-counter” or “interdealer” markets.  The participants in such markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange-based” markets.  To the extent an Investment Fund invests in swaps, derivative or synthetic instruments, or other over-the-counter transactions on these markets, such Investment Fund may take a credit risk with regard to parties with which it trades and may also bear the risk of settlement default.  These risks may differ materially from those entailed in exchange-traded transactions which generally are backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries.  Transactions entered into directly between two counterparties generally do not benefit from such protections.  This exposes the Investment Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Investment Fund to suffer a loss.  Such "counterparty risk" is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where an Investment Fund has concentrated its transactions with a single or small group of counterparties.  Investment Funds are not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with one counterparty.  The ability of Investment Funds to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by Investment Funds utilizing these types of investments.

Failure of Broker-Dealers. Institutions, such as brokerage firms or banks, may hold certain of an Investment Fund’s assets in “street name.”  Bankruptcy or fraud at one of these institutions could impair the operational capabilities or the capital position of that Investment Fund.

In addition, as certain Investment Funds may borrow money or securities or utilize operational leverage with respect to their assets, those Investment Funds will post certain of their assets as collateral securing the obligations or leverage (the “Margin Securities”).  Each Investment Fund’s broker generally holds the Margin Securities on a commingled basis with margin securities of its other customers and may use certain of the Margin Securities to generate cash to fund the Investment Fund’s leverage, including pledging such Margin Securities.  Some or all of the Margin Securities may be available to creditors of the Investment Fund’s broker in the event of its insolvency.  The Investment Fund’s broker has netting and set off rights over all the assets held by it to satisfy the Investment Fund’s obligations under its agreements with the Investment Fund’s broker, including obligations relating to any margin or short positions.

OTC Transactions.  Certain Investment Funds may deal in forward foreign exchange contracts between currencies of the different countries and multi-national currency units and options on currencies for hedging or speculation.  With respect to forward currency contracts, this is accomplished through contractual agreements generally to purchase or sell one specified currency for another currency at a specified future date and price determined at the inception of the contract.  Certain Investment Funds will engage in other OTC transactions, such as options not traded on an exchange, swaps, caps, floors, and collars.

In general, there is less governmental regulation and supervision of the OTC markets than of transactions entered into on an organized exchange.  In addition, many of the protections afforded to participants on some organized exchanges, such as the performance guarantee of an exchange clearinghouse, will not be available in connection with OTC transactions.  This exposes an Investment Fund to the risks that a counterparty will not settle a transaction because of a credit or liquidity problem or because of disputes over the terms of the contract.  An Investment Fund is not restricted from concentrating transactions with one counterparty.  An Investment Fund, therefore, will be exposed to greater risk of loss through default than if the Investment Fund’s trading were confined to regulated exchanges.

An Investment Fund will be subject to the risk of the inability of counterparties to perform with respect to transactions, whether due to insolvency, bankruptcy, governmental prohibition or other causes, which could subject the Investment Fund to substantial losses.

Investment Manager Misconduct.  When the Fund invests assets in an Investment Fund, the Fund will not have custody of the invested assets or control over its investment.  Therefore, despite due diligence and monitoring, there is always the risk that an Investment Manager could divert or abscond with the assets, fail to follow agreed upon investment strategies or engage in other misconduct.  The private Investment Funds in which the Fund’s assets will be invested likely will not have registered their securities under federal or state securities laws.  In addition, the Investment Managers may not be registered as investment advisers under the Advisers Act.  This lack of registration, with the attendant lack of regulatory oversight, may enhance the risk of misconduct by the Investment Managers.

Incentive Compensation.  Investment Managers compensated with performance fees or allocations may assume more risk than those who receive fixed fees. Generally, the Investment Managers’ compensation is determined separately for each year or shorter period; often, but not always, the Investment Manager agrees to carry forward losses to subsequent years in determining the fee for such years. Such fee arrangements may give the Investment Managers incentives to make purchases for an Investment Fund that are unduly risky or speculative. Also, performance-based compensation may be paid to Investment Managers who show net profits, even though the Fund as a whole may have incurred a net loss.

Past Performance; Trading Method Changes.  Investment Managers’ trading strategies may change over time.  There can be no assurance that any trading strategies will produce profitable results or that past performance of an Investment Manager’s trading strategies indicates future profitability.  Furthermore, Investment Managers’ trading methods are dynamic and evolve.  Thus, an Investment Manager may not always continue to use the same trading method in the future that was used to compile performance histories.

Hedging Transactions.  The  Investment Funds may utilize financial instruments, including, but not limited to, futures, swaps, options, exchange-traded funds and other equity market derivatives, both for investment purposes and for risk management purposes:  (i) to protect against possible changes in the market value of an Investment Fund’s investment portfolio resulting from fluctuations in markets and changes in interest rates; (ii) to protect unrealized gains in the value of an Investment Fund’s investment portfolio; (iii) to enhance or preserve returns, spreads or gains on any investment in an Investment Fund’s portfolio or (iv) for any other reason that the Investment Managers deem appropriate.  There can be no assurances that such hedging transactions or activities will be available or practicable in all cases or that they will be effective.  Although the Investment Funds may attempt to minimize such market and portfolio risks, some unhedged market and portfolio exposure will occur.

Limits on Hedged Strategies.  Investment Managers may employ directional strategies that expose the Investment Funds to certain market risks.  Substantial losses may be recognized on hedged positions as illiquidity and/or default on one side of a position can lead to a hedged position being transformed into an outright speculative position.

The Investment Managers do not, in general, attempt to hedge all market or other risks inherent in an Investment Fund’s positions, and hedge certain risks, if at all, only partially.  Specifically, an Investment Manager may choose not, or may determine that it is economically unattractive, to hedge certain risks—either in respect of particular positions or in respect of an Investment Fund’s overall portfolio.  Even when an Investment Manager enters into a hedging transaction with the intention of reducing or controlling risk, and is successful in doing so, the hedging may reduce the Investment Fund’s returns.

Investment Fund hedges may not be static, but rather may need to be continually adjusted based on the Investment Manager’s assessment of market conditions, as well as the expected degree of non-correlation between the hedges and the portfolio being hedged.  The success of these hedging strategies depends on the ability of the Investment Manager to implement these hedging strategies efficiently and cost-effectively, as well as on the accuracy of its ongoing judgments concerning the hedging positions to be acquired.

Securities Believed to be Undervalued or Incorrectly Valued.  Securities that Investment Managers believe are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within timeframes Investment Managers anticipate. Investment Managers are not subject to minimum credit standards in their investments, and may purchase below investment grade obligations.

Financing Arrangements.  As a general matter, the banks and dealers that provide financing to the Investment Funds have considerable discretion in setting and changing their margin, haircut, financing and collateral valuation policies. Changes by banks and dealers in any of the foregoing policies may result in large margin calls, loss of financing and forced liquidations of positions at disadvantageous prices. There can be no assurance that any particular Investment Fund will be able to secure or maintain adequate financing, without which such an Investment Fund may not be viable.

General Economic Conditions.  The success of Investment Fund strategies is often linked to market and business cycles, as well as the broader economic environment, which may affect the level and volatility of interest rates and the extent and timing of investor participation in the markets.  None of these conditions are within the control of the Adviser, the Subadviser or the Investment Managers, and no assurance can be given that the Adviser, the Subadviser or any Investment Manager will anticipate or be able to respond effectively to such developments.  Unexpected volatility or illiquidity in the markets in which the Investment Funds hold positions could result in significant losses for Investment Funds.

Market Disruptions.  Adverse market conditions can lead to a “liquidity crisis,” i.e., the inability to sell securities and other instruments at expected prices.  In 1998 and during 2007-2009, this inability to sell at anticipated values led, in certain cases, to the inability to meet margin calls and to meet investor redemption requests.  In turn, the inability to meet margin calls led to the collapse of some hedge fund portfolios as dealers cut credit lines.  There can be no assurance that future market conditions will not result in similar liquidity crises.  The high-risk nature of the Investment Funds’ portfolios makes the Fund particularly vulnerable to market disruptions as well as major investor migration trends toward more liquid, less risky instruments at the expense of liquidity in the markets in which some Investment Funds trade.

The Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships (on which the Investment Managers may base a number of their investment decisions) become materially distorted.  The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving.  The financing available to the Investment Managers from their dealers and other counterparties is typically reduced in disrupted markets.  Such a reduction may result in substantial losses to the Investment Funds (and, consequently, to the Fund).  Market disruptions may from time to time cause sudden and dramatic losses for the Fund, and these events can result in otherwise historically low-risk strategies performing with significant volatility and risk.

Investment in Multiple Investment Funds.  The Investment Funds trade independently of each other and may place orders that “compete” with each other for execution or that cause the Fund to establish positions that offset each other (in which case the Fund would indirectly incur commissions and fees without the potential for a trading profit).  Similarly, an Investment Fund could hold at one time opposite positions in the same instrument as a different Investment Fund.  Each such position would indirectly cost the Fund transactional expenses but together the positions might not generate any recognized gain or loss.

Tandem Markets.  The Fund may invest in Investment Funds which, in aggregate, broadly allocate among various assets classes such as equities, fixed-income, commodities, foreign currencies, listed securities and over-the-counter instruments globally.  However, from time to time multiple markets can move in tandem against the Fund’s positions and in such cases the Fund could suffer substantial losses.

Small and Medium Capitalization Companies.  Investment Funds may invest in companies with small- to medium-sized market capitalizations.  These companies involve higher risks in some respects than investments in securities of larger companies.  These risks include higher price volatility risk and illiquidity as compared to large-capitalization companies and greater bankruptcy or insolvency risk (with the attendant losses to investors) than for larger, “blue chip” companies.

Event Driven Investments.  The Investment Funds may invest in companies involved in (or the target of) acquisition attempts or tender offers or companies involved in work-outs, liquidations, spin-offs, reorganizations, bankruptcies and similar transactions.  Likewise, an Investment Fund’s investments may be in markets or companies in the midst of a period of economic or political instability.  In any investment opportunity involving any such type of business transaction or event, there exists a number of risks, such as the risk that the transaction in which such business enterprise is involved either will be unsuccessful, take considerable time or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Investment Fund of the security or other financial instrument in respect of which such distribution is received.  Similarly, if an anticipated transaction does not in fact occur, the Investment Fund may be required to sell its investment at a loss.  Further, in any investment in an unstable political or economic environment, there exists the risk of default as to debt securities and bankruptcy or insolvency with respect to equity securities.  Because there is substantial uncertainty concerning the outcome of transactions involving financially troubled companies or situations in which the Investment Fund may invest, there is a potential risk of loss by the Investment Fund of its entire investment in such companies.

Prime Brokers; Clearing Brokers; Futures Commission Merchants.  Investment Funds may maintain customer accounts with prime brokers, clearing brokers and/or futures commission merchants. Securities and cash held in customers’ accounts at prime brokers that are U.S.-registered broker-dealers will not be available to the non-customer creditors of the prime broker.  Nonetheless, if a prime broker became insolvent and there were not sufficient customer assets to pay all customers in full, then the securities and cash held in customers’ accounts at the prime broker would be distributed pro rata among customers.  Different results may occur in the event that a U.S. prime broker sub-custodies its assets with a foreign sub-custodian outside the United States.  Different results, including loss of U.S. regulatory protections, may also occur in the event that an Investment Fund customer of a U.S. prime broker permitted the prime broker to (i) rehypothecate or lend its assets or (ii) transfer its assets to a prime broker or other entity that is not a U.S. registered broker-dealer.  If assets are held by a prime broker that is not a U.S. registered broker-dealer, the U.S. regulatory protections do not apply.  In certain jurisdictions, with authority from the Investment Fund, such assets may be borrowed, lent or otherwise used by the prime broker for its own purposes.  In the event of the insolvency of the prime broker, Investment Funds may rank as unsecured creditors and may not be able to recover equivalent assets in full.

The CEA requires a futures commission merchant to segregate funds deposited in an Investment Fund customer’s commodity futures account.  If a futures commission merchant fails to properly segregate an Investment Fund’s assets, the Investment Fund may be subject to a risk of loss of its funds on deposit in the event of such futures commission merchant’s bankruptcy or insolvency.  In addition, under certain circumstances, such as the inability of another customer of a futures commission merchant or its own inability to satisfy substantial deficiencies in such other customer’s account, the Investment Fund may be subject to a risk of loss of its funds on deposit even if such funds are properly segregated.  In the case of any such bankruptcy or customer loss, the Investment Fund might recover only a pro rata share of all property available for distribution to all of the futures commission merchant’s customers.  If no property is available for distribution, the Investment Fund would not recover any of its assets.

Recent events have demonstrated that in the event of the insolvency of a broker or futures commission merchant, an Investment Fund customer may encounter delays in establishing its rights to assets held by the insolvent prime broker and/or futures commission merchant.

Moreover, pursuant to the contracts entered into between the Fund and/or the Investment Funds and their prime brokers and/or futures commission merchants, the Fund and the Investment Funds may be required to post significant margin amounts under certain circumstances.  If unable to meet such requirements, the prime broker and/or futures commission merchant would be authorized to close out the positions of the Fund or the Investment Fund, as the case may be.  An immediate closing of such positions would expose the Fund or the Investment Fund, as the case may be, to the risk that its positions would be liquidated at unfavorable prices.

Other Accounts of Investment Managers.  Investment Managers may manage other accounts (including accounts in which the Investment Managers have a personal interest), which could impact how trades are allocated to the Investment Funds in which the Fund invests.  Large positions held by an Investment Manager across several accounts may be difficult to liquidate at what the Investment Manager believes to be a fair price.  The investment activities of the Investment Managers for the other accounts they manage, may give rise to conflicts of interest that may disadvantage the Fund.  See “RISK FACTORS – Principal Risks Relating to the Fund’s Structure – Conflicts of Interest” for more information.

Off-Balance Sheet Risk. In the normal course of business, the Investment Funds may invest in financial instruments with off-balance sheet risk.  These instruments may include forward contracts, swaps and securities and options contracts sold short.  An off-balance sheet risk is associated with a financial instrument if such instrument exposes the investor to a loss in excess of the investor’s recognized asset carrying value in such financial instrument, if any, or if the ultimate liability associated with the financial instrument has the potential to exceed the amount that the investor recognizes as a liability in the investor’s statement of assets and liabilities.

Litigation and Enforcement Risk.  An Investment Fund might accumulate substantial positions in the securities of a specific company and engage in a proxy fight, become involved in litigation, serve on creditor’s committees or attempt to gain control of a company. Under such circumstances, the Fund could conceivably be named as a defendant in a lawsuit or regulatory action. There have been a number of widely reported instances of violations of securities laws through the misuse of confidential information, diverting or absconding with assets, falsely reporting values and performance, and other violations of securities laws.  Such violations may result in substantial liabilities for damages caused to others, the disgorgement of profits realized and penalties.  Investigations and enforcement proceedings are ongoing and it is possible that Investment Managers of Investment Funds in which the Fund invests may be charged with involvement in such violations. In such a case, the performance records of the charged Investment Managers may be misleading.  Legal and regulatory actions can be time-consuming and expensive, and can frequently lead to unexpected delays or losses.  Those proceedings may continue without resolution for long periods of time and their outcomes, which may materially and adversely affect the value of the Fund, may be impossible to anticipate.  Litigation may consume substantial amounts of an Investment Manager’s time and attention, often to an extent disproportionate to the amounts at stake in the litigation.  Moreover, the Fund may be obligated to indemnify an Investment Manager, an Investment Fund, the Adviser, the Subadviser or other counterparties, and any of their respective principals and affiliates, under the various agreements entered into with those parties against certain liabilities they may incur in connection with their relationship with the Fund.

Trading Suspensions.  Securities or futures exchanges typically have the right to suspend or limit trading in any instrument traded on the exchanges.  A suspension could render it impossible to liquidate an Investment Fund’s positions and thereby expose the Fund to losses.

Start-Up Periods.  The Investment Funds may encounter start-up periods during which they will incur certain risks relating to the initial investment of newly contributed assets.  Moreover, the start-up periods also represent a special risk in that the level of diversification of one or more of the Investment Funds’ portfolios may be lower than in a fully committed portfolio or group of portfolios.

Future Regulatory Change is Impossible to Predict.  The securities and derivatives markets are subject to comprehensive statutes, regulations and margin requirements.  The SEC, CFTC, and the securities and futures exchanges that they regulate are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading.  The regulation of securities and derivatives both inside and outside the United States is a rapidly changing area of law and is subject to modification by government and judicial action.  The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

Risks of Direct Trading by the Fund.  If the Subadviser, in consultation with the Adviser, deems it advisable for the Fund to take a direct position in a security, currency, or futures product, or if the Fund receives a direct position as a payment-in-kind from an Investment Fund, the Subadviser may cause the Fund to trade directly in the markets (rather than investing through an Investment Fund).  Any direct trading would generally be subject to each of the risks described herein, compounded with the risk that the Subadviser may not generally have expertise at trading directly in any market, or extensive service provider and counterparty relationships that would typically support that trading.

Limits of Risk Disclosures

The above discussion covers certain risks associated with an investment in the Fund and the Shares, but is not, nor is it intended to be, a complete enumeration or explanation of all risks involved in an investment in the Fund. Prospective Members should read this entire Memorandum and consult with their own advisers before deciding whether to invest in the Fund. An investment in the Fund should be made only by investors who understand the nature of the investment, do not require liquidity in the investment and can bear the financial risks of the investment including partial or complete loss of principal.

MANAGEMENT

The Board of Managers of the Fund

The Board provides broad oversight over the operations and affairs of the Fund, and has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to establish policies regarding the management, conduct, and operation of the Fund’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation.

The managers of the Board (the “Managers”) are not required to hold Shares of the Fund. A majority of the Managers are persons who are not “interested persons” (as defined in the 1940 Act) of the Fund (collectively, the

“Independent Managers”). The Independent Managers perform the same functions for the Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

The identity of the Managers and officers of the Fund and brief biographical information regarding each such person during the past five years is set forth below. Each Manager who is deemed to be an “interested person” of the Fund, as defined in the 1940 Act (an “Interested Manager”), is indicated by an asterisk. The business address of each person listed below is 401 South Tryon Street, Charlotte, NC 28202.

Managers
Name and Age(1)	Position(s) With the Fund	Term of Office and Length(2) of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios In Fund Complex(3) Overseen by Managers	Other Directorships Held by Managers During the Last 5 Years
Adam Taback* Age: 41	Manager, President	Since 2011	President, Alternative Strategies Group, Inc., since 2001; President, Wells Fargo Alternative Asset Management, LLC, since 2011; President, Alternative Strategies Brokerage Services, Inc., since 2010.	4
Chairman of the Board of Managers, ASGI Aurora Opportunities Fund, LLC, since 2010;  Chairman of the Board of Trustees, ASGI Agility Income Fund, since 2010; Chairman of the Board of Managers, ASGI Corbin Multi-Strategy Fund, LLC, since 2010.

James Dean Age: 56	Manager	Since 2011	Dean, Associate Dean, Kenan-Flagler Business School, UNC Chapel Hill, since 1998.	4
Trustee, ASGI Agility Income Fund, since 2010; Member of Board of Managers, ASGI Aurora Opportunities Fund, LLC, since 2010; Member of Board of Managers, ASGI Corbin Multi-Strategy Fund, LLC, since 2010.

James Dunn Age: 39	Manager	Since 2011	Vice President, Chief Investment Officer, Wake Forest University, since 2009; Managing Director, Chief Investment Officer, Wilshire Associates, 2005-2009.	4
Trustee, ASGI Agility Income Fund, since 2010; Member of Board of Managers, ASGI Aurora Opportunities Fund, LLC, since 2010; Member of Board of Managers, ASGI Corbin Multi-Strategy Fund, LLC, since 2010.

Stephen Golding Age: 63	Manager	Since 2011	Chief Financial Officer, Vice President Finance and Administration, Ohio University, since 2010.	4
Trustee, Washington College, since 2003; Trustee, ASGI Agility Income Fund, since 2010; Member of Board of Managers, ASGI Aurora Opportunities Fund, LLC, since 2010; Member of Board of Managers, ASGI Corbin Multi-Strategy Fund, LLC, since 2010.

James Hille Age: 50	Manager	Since 2011	Chief Investment Officer, Texas Christian University, since 2006; Chief Investment Officer, Texas Teachers, 1995-2006.	4
Trustee, Employees Retirement System of Fort Worth, 2007-2011; Board Member, Texas Comptroller’s Investment Advisory Board, since 2007; Trustee, Trinity Valley School, since 2009; Trustee, ASGI Agility Income Fund, since 2010; Member of Board of Managers, ASGI Aurora Opportunities Fund, LLC, since 2010; Member of Board of Managers, ASGI Corbin Multi-

					Strategy Fund, LLC, since 2010; Board Member, Investment Advisory Committee of Employee Retirement System of Texas, since 2011.
Jonathan Hook Age: 54	Manager	Since 2011	Vice President, Chief Investment Officer, The Ohio State University, since 2008; Chief Investment Officer, Baylor University, 2001-2008.	4
Trustee, ASGI Agility Income Fund, since 2010; Member of Board of Managers, ASGI Aurora Opportunities Fund, LLC, since 2010; Member of Board of Managers, ASGI Corbin Multi-Strategy Fund, LLC, since 2010; Member of the Board of Directors, Research Corporation for Science Advancement (RCSA), since 2011.

Dennis Schmal Age: 65	Manager	Since 2008	Self-employed; Board Director and Consultant.	4
Trustee, ASGI Agility Income Fund, LLC, since 2011; Member of Board of Managers, ASGI Aurora Opportunities Fund, LLC, since 2011; Member of Board of Managers, ASGI Corbin Multi-Strategy Fund, LLC, since 2011; Director, Grail Advisors ETF Trust (5 Funds) 2009-2011; Director,  Genworth Financial GuideMark mutual funds (9 Funds), since 2007; Chairman of the Board of Directors of Pacific Metrics Corporation, since 2005;  Director, Sitoa Global, Inc., since 2012; Director, Varian Semiconductor Equipment Associates, 2004-2011; Director, Merriman Holdings, Inc., since 2003; Director, North Bay Bancorp from 2006 to 2007.

* Indicates an interested Manager.

(1)	As of April 1, 2012.

(2)
Each Manager serves until death, retirement, resignation or removal from the Board.  Any Manager may be removed either (a) with or without cause by the vote or written consent of at least two thirds (2/3) of the Managers not subject to the removal vote (but only if there are at least three Managers serving on the Board at the time of such vote or written consent) or (b) with or without cause by, if at a meeting, a vote of the Members holding a majority of the total number of votes present at such meeting or, if by written consent, a vote of Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

(3)	The “Fund Complex” is currently comprised of four closed-end registered investment companies.

Principal Officers who are not Managers

Name and Age(1)	Position(s) With the Fund	Length of Time Served(2)	Principal Occupation During Past Five Years
Michael Roman Age: 31	Treasurer	Since 2011
Fund Reporting Manager, Alternative Strategies Group, Inc., since 2007; Senior Analyst, Alternative Strategies Group, Inc., 2006; Treasurer, Wells Fargo Alternative Asset Management, LLC, 2011-2012; Senior Financial Analyst, Turbine, Inc., 2003-2006.

Britta Patterson Age: 38	Secretary	Since 2011
Director (since 2009), Chief Administrative Officer (since 2005), and Senior Vice President (since 2008), Alternative Strategies Group, Inc; Chief Administrative Officer, Senior Vice President, Wells Fargo Alternative Asset Management, LLC, 2011-2012; Chief Administrative Officer, AG Edwards Capital, Inc., since 2008.

Lloyd Lipsett Age: 47	Assistant Secretary	Since 2011	Vice President, Senior Counsel, Wells Fargo & Company, since 2009; Senior Vice President, Counsel, Wachovia Corporation (predecessor to Wells Fargo & Company), 2004-2009.
Ankit Patel Age: 31	Assistant Treasurer	Since 2011	Senior Fund Reporting Analyst, Alternative Strategies Group, Inc., since 2008; Account Manager, State Street Corporation, 2006-2007; Senior Fund Accountant, State Street Corporation, 2005-2006.
Doretta Dunegan Age: 55	Chief Compliance Officer	Since 2008
Chief Compliance Officer of Alternative Strategies Group, Inc., since 2011; Vice President and Compliance Manager, Wells Fargo Wealth, Brokerage & Retirement, since 2004; Chief Compliance Officer of Wells Fargo Alternative Asset Management, LLC, 2005-2012; Chief Compliance Officer of Nelson Capital Management, LLC from 2005 to 2009.

Yukari Nakano Age: 59	Chief Operating Officer	Since 2011	Senior Vice President (since 2003) and Chief Operating Officer (since 2010), Alternative Strategies Group, Inc.; Chief Operating Officer, Wells Fargo Alternative Asset Management, LLC, 2011-2012.
(1)	As of April 1, 2012.

(2)	Each officer of the Fund serves for an indefinite term until the date his or her successor is elected and qualified, or until he or she sooner dies, retires, is removed or becomes disqualified.

Leadership Structure and the Board

The Board monitors the level and quality of services, including commitments of service providers and the performance of the Adviser. In addition, the Board oversees that processes are in place to assure the Fund’s compliance with applicable rules, regulations, and investment policies and addresses possible conflicts of interest. The Board evaluates the services received under the contracts with service providers by, among other things, receiving reports covering investment performance, Member services, marketing, and the Adviser’s profitability in order to determine whether to continue existing contracts or negotiate new contracts.

Mr. Taback, the Chairman of the Board, is an “interested person” (as defined in the 1940 Act) of the Fund.  Mr. Golding serves as the Board’s Lead Independent Manager.  As Chairman, Mr. Taback presides at meetings of the Managers and, as necessary, the Fund’s Members.  Based on the specific characteristics of the Fund, including its size and focus on alternative investments, and Mr. Taback’s significant experience with such investments, the Board has determined it appropriate that Mr. Taback fulfill the role of Chairman.  Prior to Board meetings, Mr. Taback discusses and formulates with Mr. Golding, an agenda to be addressed at the meeting, as well as confers with other representatives of management and with counsel, including counsel to the Independent Managers (if one has been selected).

As a registered investment company, the Fund is subject to a number of investment risks, as well as financial and compliance risks.  These risks are mitigated by written policies approved and overseen by the Board.  The Adviser conducts the Fund’s operations and the Board administers an oversight function.  The Board oversees the Adviser’s operations and the Fund’s risk management with the assistance of the Board’s Audit and Valuation Committees.  Each of these Committees is discussed below under “Committees.”  At each Board meeting, the Board considers reports regarding the Fund’s operations and oversight thereof, including oversight of risks, as well as reports from the Chief Compliance Officer (the “CCO”), who also routinely meets privately with the Independent Managers.  Board Committees receive reports, and meetings may entail further discussion of issues concerning oversight of the Fund’s risk management.  The Board also may discuss particular risks that are not addressed in the Committee process.  Committee Chairs may confer with the Chairman of the Board to discuss various issues discussed in the Committee that may require further discussion by the full Board or separate reports by the Adviser.  In addition, the Chairman of the Board confers with the CCO, the Managers, the Adviser and counsel, including counsel to the Independent Managers (if one has been selected), to discuss risk management issues.

Manager Qualifications

This section discusses, for each Manager, the experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Manager.  The information in this section should not be understood to mean that any of the Managers is an “expert” within the meaning of the federal securities laws or for any other purpose under state or federal law.

Adam Taback.  Through his experience as a senior executive of financial organizations, Mr. Taback contributes his experience in the investment management industry to the Board.  Mr. Taback serves as the Chairman of the Board.  The Board also benefits from his experience as a member of the board of other affiliated funds.

James Dean.  Through his experience as an executive of foundations and business educational institutions, Mr. Dean contributes his experience in business management to the Board.  The Board also benefits from his experience as a member of the board of other affiliated funds.

James Dunn.  Through his experience as a senior executive of a financial services organization, a chief investment officer of a large university and a member of various investment industry organizations, Mr. Dunn contributes his experience in the investment and financial services industry to the Board.  The Board also benefits from his experience as a member of the board of other affiliated funds.

Stephen Golding. Through his experience as a senior executive officer in financial administration, Mr. Golding contributes his experience in the investment industry to the Board.  The Board also benefits from his experience as a member of the board of other affiliated funds.

James Hille.  Through his experience as a senior executive of financial organizations, his experience working with public pension and endowment funds, and his experience as chief investment officer of a large university, Mr. Hille contributes his experience in the investment management industry to the Board.  The Board also benefits from his experience as a member of the board of other affiliated funds.

Jonathan Hook. Through his experience as chief investment officer of large endowment funds and a large university, Mr. Hook contributes his experience in the investment management industry to the Board.  The Board also benefits from his experience as a member of the board of other affiliated funds.

Dennis Schmal.  Through his experience as a senior officer of and board member of financial and other organizations, Mr. Schmal contributes his management and oversight experience to the Board.  The Board also benefits from his experience as a member of the board of other affiliated and unaffiliated funds and operating companies.

Committees

Audit Committee

The Board has formed an Audit Committee composed of the Independent Managers. The functions of the Audit Committee are: (1) to oversee the Fund’s accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Fund’s service providers; (2) to oversee the quality and objectivity of the Fund’s financial statements and the independent audit of those statements; and (3) to the extent that Managers are not members of the Audit Committee, to act as a liaison between the Fund’s independent registered public accounting firm and the Board, as applicable.  The Chairperson of the Audit Committee, Mr. Golding, receives an aggregate annual fee from the Fund Complex of $5,000 in connection with serving in such position.  The Audit Committee of the Fund met five times during the last fiscal year.  The Audit Committee also met on March 1, 2012.

Nominating and Compensation Committee

The Board has formed a Nominating and Compensation Committee composed of the Independent Managers.  The Nominating and Compensation Committee is responsible for nominating candidates for election or appointment as Independent Managers and undertaking such other duties as shall be required of the Nominating and Compensation Committee from time to time by the Board. The Nominating and Compensation Committee will consider nominees recommended by Members provided such recommendations are provided with reasonable advance written notice to the Chairperson.  The Chairperson of the Nominating and Compensation Committee, Mr. Hille, receives no additional compensation in connection with serving in such position.  The Nominating and Compensation Committee of the Fund met three times during the last fiscal year.  The Nominating and Compensation Committee also met on March 1, 2012.

Valuation Committee

The Board has formed a Valuation Committee composed of the Independent Managers. The Valuation Committee is responsible for: (i) periodically reviewing the Fund’s procedures for valuing securities, as applicable, and making any recommendations to the Fund with respect thereto; (ii) reviewing proposed changes to those procedures; (iii) periodically reviewing information regarding industry developments in connection with valuation; and (iv) periodically reviewing information regarding fair value and liquidity determinations made pursuant to the procedures, and making recommendations to the Board in connection therewith. The Chairperson of the Valuation Committee, Mr. Golding, receives no additional compensation in connection with serving in such position. The Valuation Committee of the Fund met three times during the last fiscal year.  The Valuation Committee also met on March 1, 2012.

Compensation(1)

Name of Manager	Aggregate Compensation from the Fund	Total Compensation from the Fund Complex
Adam Taback*	$0	$0
James Dean	$1,250	$20,000
James Dunn	$1,250	$20,000
Stephen Golding	$1,250	$25,000
James Hille	$1,250	$20,000
Jonathan Hook	$1,250	$20,000
Dennis Schmal	$6,666.67	$23,750

*	Indicates an interested Manager.

(1)
Information provided in this table reflects payments to the Managers for the Fund’s fiscal year ending January 31, 2012.  Messrs. Dean, Dunn, Golding, Hille and Hook’s compensation for the fiscal year ending January 31, 2012 differed from that of Mr. Schmal’s for the same period since they joined the Board on November 17, 2011.

No Manager or officer of the Fund currently owns any Shares of the Fund.  As of April 1, 2012, Mr. Taback owned between $50,001-$100,000 in shares of a registered investment company overseen by Mr. Taback within the same family of investment companies as the Fund.  None of the other Managers or officers of the Fund currently own any interests in any registered investment companies overseen by the Manager within the same family of investment companies as the Fund.

Each Independent Manager receives from the Fund Complex a retainer fee at the annual rate of $20,000.  As set forth above in “Committees – Audit Committee,” Mr. Golding receives an aggregate fee from the Fund Complex of $5,000 annually for his service as Chairperson of the Audit Committee.  (The Fund Complex expects to hold four meetings per year.) Independent Managers are reimbursed by the Fund for their travel and out-of-pocket expenses related to Board meetings. The Managers do not receive any pension or retirement benefits from the Fund Complex. The officers of the Fund do not receive any additional compensation from the Fund.

THE ADVISER AND THE SUBADVISER

General

The investment adviser of the Fund is the Adviser, a corporation organized under the laws of the state of North Carolina.  The Adviser is a wholly owned subsidiary of Wells Fargo & Company (“Wells Fargo”).

The Adviser is registered with the SEC as an investment adviser under the Advisers Act.  The Adviser also serves as investment adviser to private investment funds, some of which utilize a multi-manager, multi-strategy investment approach.  Although the Adviser is registered with the CFTC as a “commodity trading advisor,” it will operate the Fund as if it was exempt from registration under CFTC Rule 4.14(a)(8), and the Adviser is not required to  register as a “commodity pool operator” with respect to the Fund pursuant to CFTC Rule 4.5.  However, recently adopted amendments to CFTC Rule 4.5 alter the criteria required for the Adviser to rely on the exemption from registration as a "commodity pool operator" with respect to the Fund.  Certain aspects of the amended rule are yet to be determined, and such determinations may dictate the appropriate course of action for the Fund with respect to its CFTC compliance obligations.

The Subadviser is an Illinois corporation and a direct wholly-owned subsidiary of MFHI, a financial services holding company that is owned almost entirely by current senior employees of subsidiaries of MFHI, including senior employees of the Subadviser.  The Subadviser is registered with the SEC as an investment adviser and with the CFTC as a commodity pool operator and commodity trading advisor.  The Subadviser offers advisory services to investors seeking multi-manager, alternative investment solutions.  The Subadviser has offered these advisory services since 1990.

The Subadviser offers broadly-diversified multi-strategy investment products that are intended to have low to moderate volatility as well as low to moderate correlation with the broad equity and fixed income markets.  The Subadviser also offers more concentrated investment products that have a narrow strategy focus (e.g., hedged equity, event driven, credit, relative value, macro and commodity, and short selling strategies).  As of the date of this Memorandum the Subadviser advises and operates approximately 30 commingled and single-investor investment funds offered to third-party investors and several master funds through which certain of those commingled and single-investor investment funds invest.  In addition, the Subadviser advises several managed accounts for third-party investors.

The Subadviser organizes its Investment Manager research groups into various teams by investment strategy and/or geography.  Those teams, which are comprised of both quantitative and qualitative research analysts, are led by senior investment professionals.  Certain members of the Subadviser’s investment committee (the “Investment Committee”) combine with those teams to form strategy working groups (the “Strategy Working Groups”).  The Strategy Working Groups perform due diligence on and ongoing monitoring of the investment strategies and positions of Investment Managers and Investment Funds.  Additionally, an operational due diligence team, headed by a senior member of the Investment Committee, performs due diligence and ongoing monitoring of the operations of Investment Managers and Investment Funds.  If a Strategy Working Group recommends investment in (or withdrawal from) an Investment Fund, that recommendation is submitted to the Investment Committee, which has ultimate authority for determining whether the Subadviser will recommend to the Adviser that the Fund invest in (or withdraw from) an Investment Fund.  Following are the names and biographical information of the voting-members of the Investment Committee.  There may be additional non-voting members of the Investment Committee who serve in an advisory role providing input, but not voting, on investment decisions.

Martin B. Kaplan, born 1968, has been employed by affiliates of the Subadviser since April 1995.  Mr. Kaplan is the Chief Executive Officer of the Subadviser and is a member of its Investment and Executive Committees.  Additionally, he is a member of the Executive Committee and board of directors of MFHI, and held various roles at MFI.  Mr. Kaplan is responsible for developing and overseeing the strategic direction of the Subadviser, including structuring and supervising its management structure.  Since 1995, Mr. Kaplan has helped coordinate the Subadviser’s management and strategic initiatives.  Prior to joining the Subadviser and its affiliates, Mr. Kaplan was an attorney with the law firm of Katten Muchin & Zavis, where he specialized in matters involving securities, mergers and acquisitions, and venture capital.  Mr. Kaplan received a B.B.A. in finance and real estate from the University of Texas at Austin and a J.D. from George Washington University — National Law Center.  He was admitted to the Illinois Bar in 1993 and is a member of the American Bar Association.

Stephen C. Vogt, Ph.D., born 1962, has been employed by affiliates of the Subadviser since April 2001 and served as a consultant to the Subadviser from 1999 to March 2001.  Dr. Vogt is the Chief Investment Officer of the Subadviser, as well as a Senior Managing Director of the Subadviser, and is a member of its Investment and Executive Committees.  Additionally, he is a member of the Executive Committee and board of directors of MFHI.  Dr. Vogt oversees all aspects of research including portfolio management, risk management, manager due diligence, and manager monitoring.  Dr. Vogt is also active in managing the day-to-day operations of the Subadviser.  Prior to joining the Subadviser and its affiliates, Dr. Vogt was an associate professor of finance at DePaul University for ten years.  His research focused on empirical tests of financial theories and has been published in both academic and trade journals.  Dr. Vogt received a B.S. in economics and mathematics from Bemidji State University, and an M.A. and a Ph.D. in economics from Washington University-St. Louis.

Thomas Macina, CFA, born 1969, has been employed by affiliates of the Subadviser since December 2003.  Mr. Macina is the President of the Subadviser, as well as a Senior Managing Director.  Mr. Macina is also a member of the Subadviser’s Investment and Executive Committees.  He is responsible for leading the day-to-day operations of the Subadviser’s business, including the operational infrastructure, as well as working with the Subadviser’s Operating Committee to oversee the implementation of business ideas and improvements within the various operating groups of the Subadviser.  Prior to joining the Subadviser, he was with a multi-strategy hedge fund, where he was responsible for investments in a variety of sectors.  Previously, he was a consultant with Bain & Company, a global strategy-consulting firm, and served as Director of Strategy for Keebler Company.  Prior to graduate school, he served as an Analyst and Associate at Houlihan, Lokey, Howard and Zukin, a middle-market investment banking firm specializing in transaction advisory and financial restructuring assignments.  Mr. Macina received a B.S. in finance from the University of Illinois at Urbana-Champaign and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.  In addition, he is a Chartered Financial Analyst (CFA).

Eric D. Siegel, CPA, CFA, born 1968, has been employed by affiliates of the Subadviser since 2001.  Mr. Siegel is the Head of Operational Due Diligence of the Subadviser, as well as a Senior Managing Director.  Mr. Siegel is also a member of the Subadviser’s Investment and Executive Committees.  Mr. Siegel is responsible for the operational due diligence reviews of managers and participates in portfolio analysis and ongoing manager monitoring.  Prior to joining the Subadviser, Mr. Siegel was the Chief Financial Officer of BRI Partners LLC, an affiliate of the Investment Manager that is a registered broker-dealer that also seeded direct trading hedge funds, from October 2001 to December 2003.  Mr. Siegel was also the Chief Financial Officer of two Chicago based hedge fund managers before joining BRI Partners LLC in October 2001.  In addition, he worked in the audit department of Ernst & Young LLP from 1990 to 1997 focusing on hedge funds, mutual funds, and derivatives trading companies.  Mr. Siegel received a B.S. (cum laude) in accounting from Syracuse University in 1990.  In addition, he is a Certified Public Accountant (CPA) in Illinois and a Chartered Financial Analyst (CFA).

Mark C. Kulpins, CFA, born 1974, has been employed by affiliates of the Investment Manager since August 2004.  Mr. Kulpins is the Director of Manager Research of the Investment Manager, as well as a Managing Director.  Mr. Kulpins is also a member of its Investment Committee.  He is responsible for manager due diligence, strategy analysis, and manager monitoring, as well as working with the Chief Investment Officer on various aspects of portfolio construction and portfolio risk management.  Prior to joining the Investment Manager, Mr. Kulpins worked in the equity research department at William Blair & Company and also previously worked for Brinson Partners, Inc.  Mr. Kulpins received a B.S. in finance from the University of Illinois at Urbana-Champaign and an M.B.A. in finance and economics from the University of Chicago’s Graduate School of Business.  In addition, he is a Chartered Financial Analyst (CFA).

Subject to policies adopted by the Board and applicable law, the Subadviser is responsible for the day-to-day management of the Fund.  The Adviser’s and Subadviser’s investment professionals will devote such time to the ongoing operations of the Fund as they deem appropriate in order to implement and monitor the Fund’s investment program.

Other Accounts Managed Table
(As of January 31, 2012)

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Voting Members of Subadviser Investment Committee	Number of Accounts*	Total Assets of Accounts Managed ($)	Number of Accounts**	Total Assets of Accounts Managed ($)	Number of Accounts	Total Assets of Accounts Managed ($)
Martin B. Kaplan	0	0	19	$8.32 billion	23	$6.07 billion
Stephen C. Vogt	0	0	19	$8.32 billion	23	$6.07 billion
Thomas Macina	0	0	19	$8.32 billion	23	$6.07 billion
Eric D. Siegel	0	0	19	$8.32 billion	23	$6.07 billion
Mark C. Kulpins	0	0	19	$8.32 billion	23	$6.07 billion

* Not including the Fund.
** Pooled vehicles that are part of the same master-feeder structure are reflected as one account.

The following are the number of accounts and respective total assets managed by the Adviser and the Subadviser that may pay a performance-based fee:

Performance-Based Fee Accounts Information
(As of January 31, 2012 for the Adviser and the Subadviser)

Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Number of Accounts	Total Assets of Accounts Managed ($)	Number of Accounts	Total Assets of Accounts Managed ($)	Number of Accounts	Total Assets of Accounts Managed ($)
1*	$56 million*	5*	$271 million*	0*	0*
0**	0**	12**	$8.21 billion**	10**	$3.58 billion**

* Adviser
** Subadviser

Real, potential or apparent conflicts of interest may arise because the Subadviser has day-to-day portfolio management responsibilities with respect to more than one investment fund and account.  The Subadviser manages other pooled investment vehicles and managed accounts (collectively, the “Mesirow Products”) with investment strategies that may be similar to certain investment strategies utilized by the Fund, as well as more concentrated products that invest with a narrow strategy focus.  Fees earned by the Subadviser may vary among the Mesirow Products, and the Subadviser’s principals and employees may personally invest in the Mesirow Products.  These factors could create conflicts of interest because the Subadviser’s principals and employees may have incentives to favor certain accounts over others, resulting in other Mesirow Products outperforming the Fund. A conflict may also exist if the Subadviser identifies a limited investment opportunity that may be appropriate for more than one account, but the Fund is not able to take full advantage of that opportunity due to the need to allocate that opportunity among multiple Mesirow Products. In addition, the Subadviser may execute transactions for another account that may adversely impact the value of securities held by the Fund.  However, the Subadviser believes that these risks are mitigated by the fact that the Mesirow Products with like investment strategies are generally managed in a similar fashion and the Subadviser has a policy that seeks to allocate opportunities on a fair and equitable basis over time. See “RISK FACTORS – Potential Conflicts of Interest” for more information.

Compensation

Compensation for members of the Subadviser’s Investment Committee may include a combination of a fixed salary and a discretionary bonus tied in part to profits generated by the Subadviser during the applicable period. In addition, the Subadviser may consider a variety of other factors including, but not limited to, the Investment Committee members’ execution of managerial responsibilities.  Compensation is generally determined by senior management.  The Investment Committee members may also participate in a 401(k) plan that enables them to direct a percentage of their pre-tax salary into a tax-qualified retirement plan.

Ownership

None of the Managers or officers currently own any Shares, although they, as well as principals and employees of the Subadviser, may do so in the future.

FEES AND EXPENSES

The Advisory Agreement

Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for selecting one or more investment subadvisers to manage the Fund’s assets and to monitor such management of the Fund’s assets in accordance with the Fund’s investment objective and related investment policies.  With the approval of the Board, the Adviser may elect to manage the Fund’s investments and determine the composition of the assets of the Fund.

As compensation for services and facilities required to be provided by the Adviser under the Advisory Agreement, the Fund pays the Adviser each month a Management Fee equal to one-twelfth of 1.25% of the aggregate net asset value of outstanding Shares of the Fund (allocated to Class A Shares and Class I Shares on a pro rata basis) determined as of the last calendar day of that month (before any repurchases of Shares).  The Management Fee is accrued monthly and paid quarterly.  A portion of the Management Fee may be reallocated internally to affiliates of the Adviser that supply services related to the distribution of Shares.  The Adviser pays the Subadviser a portion of the Management Fee as described in the Subadvisory Agreement.

The Advisory Agreement was initially approved by the Members at a meeting held in person on November 17, 2011, and after the initial two-year period may be continued in effect from year to year if such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Managers by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement is terminable without penalty, on 60 days’ prior written notice; by the Managers; by vote of a majority of the outstanding voting securities of the Fund (that is, the lesser of 50% of the outstanding voting securities or 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy); or by the Adviser.  The Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

The Advisory Agreement provides that in the absence of (a) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties thereunder, (b) reckless disregard by the Adviser of its obligations and duties thereunder, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for advisory services (in which case any award of damages is limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Adviser is not subject to any liability whatsoever to the Fund or to any Member for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services thereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, retention or sale of any security on behalf of the Fund.

The Adviser or its designee maintains the Fund’s accounts, books and other documents required to be maintained under the 1940 Act at 400 Bellevue Parkway, 2nd Floor, Wilmington, Delaware 19809, which is the address of the Administrator and at 1 Wall Street, New York, New York 10286, which is the address of the Custodian.

The Subadvisory Agreement

The Adviser has retained the Subadviser to act as subadviser to the Fund.  Pursuant to the Subadvisory Agreement, the Subadviser is responsible for implementing a continuous investment program for the assets of the Fund, monitoring of the investment activities and holdings of the Fund, and the selection and monitoring of Investment Funds and other investments, in consultation with the Adviser.  The Subadviser actively allocates, and from time to time reallocates, the Fund’s assets among various Investment Funds and other investments, in consultation with the Adviser.  As compensation for its services, the Adviser pays the Subadviser a portion of the monthly Management Fee.  The Subadvisory Agreement includes similar limitations of liability and indemnification obligations, in favor of the Subadviser, as those applicable to the Adviser in the Advisory Agreement.

Administrative, Accounting, Custody, Transfer Agent and Registrar Services

The Administrator provides certain administrative services to the Fund.  The Custodian serves as the Fund’s custodian.  In consideration of these services, the Fund will pay the Administrator and the Custodian the Administration Fee and the Custodian Fee, respectively.  The Administration Fee will be paid monthly and will be determined based upon the Fund’s net assets at the beginning of each calendar month.  The Custodian Fee will be paid monthly and will be determined based upon the Fund’s net assets at the end of each calendar month.  Such fees will vary based on assets of the Fund, subject to certain minimums.  The Administration Fee also includes fixed charges for certain of the services provided by the Administrator.  The Custodian Fee also includes a per transaction charge.  The principal business address of the Administrator is 400 Bellevue Parkway, 2nd Floor, Wilmington, Delaware 19809, and the principal business address of the Custodian is 1 Wall Street, New York, New York 10286.

The Adviser also acts in an administrative servicing role to the Fund, whereby it provides certain non-management-related services to the Fund.  These services include, among others, providing reports to the Fund, provision of office space and oversight and direction of other service providers, including the Administrator and the Custodian, which provide other administrative and custodial services to the Fund.  The Adviser’s administrative services are provided as part of the Management Fee.

Investor Distribution and Servicing Fee

Under the terms of the Wholesaling and Placement Agent Agreement, the Placement Agent is authorized to retain Investor Service Providers, which are brokers, dealers and certain financial advisors for distribution services and to provide ongoing investor services and account maintenance services to Members purchasing Class A Shares that are their customers.  These services include, but are not limited to, handling member inquiries regarding the Fund (e.g., responding to questions concerning investments in the Fund, Member account balances, and reports and tax information provided by the Fund); assisting in the enhancement of relations and communications between Members and the Fund; assisting in the establishment and maintenance of Member accounts with the Fund; assisting in the maintenance of Fund records containing Member information; and providing such other information and Member liaison services as the Fund or the Placement Agent may reasonably request.  The principal place of business of the Placement Agent is 401 South Tryon Street, Charlotte, NC 28202.

Under the Wholesaling and Placement Agent Agreement, the Fund will pay a quarterly Investor Distribution and Servicing Fee out of Class A Share net assets at the annual rate of 0.75% of the aggregate net asset value of Class A Shares that have been outstanding for more than twelve (12) months, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Shares) and paid quarterly.  The Investor Distribution and Servicing Fee is charged on an aggregate class-wide basis, and investors in Class A Shares will be subject to the Investor Distribution and Servicing Fee regardless of how long they have held their Class A Shares.  For purposes of calculation of the Investor Distribution and Servicing Fee, Class A Shares issued in the Reorganization and representing interests in a prior feeder fund that were outstanding for more than twelve months prior to April 1, 2012 are treated as having been outstanding for more than twelve months, Class A Shares issued in the Reorganization and representing interests in a prior feeder fund outstanding for less than twelve months prior to April 1, 2012 are treated as having been outstanding for less than twelve months for purposes of calculation of the Investor Distribution and Servicing Fee and the prior holding period is tacked.  The Investor Distribution and Servicing Fee is paid to the Placement Agent to reimburse it for payments made to Investor Service Providers and for the Placement Agent’s ongoing investor servicing.  The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers, acting as sub-placement agents, including affiliates of the Adviser.  Each Investor Service Provider is paid based on the aggregate net asset value of outstanding Class A Shares held by Members that receive services from such Investor Service Provider that have been outstanding for more than twelve (12) months.  Pursuant to the conditions of an exemptive order issued by the SEC, the Investor Distribution and Servicing Fee is paid pursuant to a plan adopted by the Fund in compliance with Rule 12b-1 under the 1940 Act with respect to Class A Shares.

Class I Shares are not subject to the Investor Distribution and Servicing Fee.

In addition, the Placement Agent (or one of its affiliates) may, from its own resources, make payments to brokers, dealers and Investor Service Providers for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services with respect to Shares.  In this regard, the Adviser or an affiliate makes certain payments of up to 0.50% annually of the net asset value of certain Class I Shares held in certain brokerage accounts.

Investment Fund Fees

In addition to the fees and expenses incurred by the Fund, the Fund also bears fees (typically including both management and incentive fees) and expenses as an investor in Investment Funds.  The Investment Managers will generally receive a management fee ranging from 1.00% to 2.00% based on a percentage of the Investment Fund’s assets and also will generally receive incentive fees ranging from 20% to 25% of the appreciation of the applicable Investment Fund as of the end of each performance period for which such incentive fee is determined.  The performance period may be based on a calendar year or other period such as a calendar quarter.

Each Investment Fund will also incur transactional expenses, including brokerage costs and margin interest costs, and fees and expenses of service providers, such as a custodian, administrator and Platform provider.  Because these fees and expenses reduce the net return to the Fund, a Member indirectly bears these expenses and fees.  The fees and expenses of Investment Funds therefore can be, particularly after giving effect to incentive fees, substantially in excess of the Management Fee as a percentage of the Investment Funds’ assets.

Other Expenses of the Fund

The Fund ordinarily will bear all expenses incurred in its business and operations. Expenses borne by the Fund include, but are not limited to, the following:

●	the Management Fee and certain out-of-pocket expenses incurred by the Adviser, as set forth in the Advisory Agreement;
●
all costs and expenses directly related to investment transactions and positions for the Fund’s account, including, but not limited to, advisory fees, brokerage commissions, placement fees, issue and transfer taxes, research fees, fees and expenses associated with the use of information aggregators, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends, and indirect expenses from investments in Investment Funds; provided, that the Subadviser will pay the cost of any research it conducts pursuant to its obligations under the Subadvisory Agreement;

●
all costs and expenses associated with organizational matters, the operation and registration of the Fund, offering costs and the costs of compliance with applicable federal and state laws, including any regulatory filings;

●	all fees paid to the Independent Managers as compensation for serving in such capacity, including fees and travel-related expenses of the Independent Managers;
●
attorneys’ fees and disbursements associated with preparing, reviewing and updating the Fund’s registration statement, this Memorandum and other offering related documents (the “Offering Materials”); and the costs of printing the Offering Materials;

●	the costs and expenses of holding meetings of the Board and any meetings of Members, including costs associated with the preparation and dissemination of proxy materials;
●
the fees and disbursements of the Fund’s legal counsel and counsel to the Independent Managers, if any, auditing and accounting expenses and fees and disbursements for independent accountants for the Fund, and other consultants and professionals engaged on behalf of the Fund, and any extraordinary expenses;

●	all costs and expenses associated with the Fund’s repurchase offers;
●	the fees payable to custodians and other persons providing administrative services to the Fund and out-of-pocket expenses they incur on the Fund’s behalf;
●	the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund, the Board or indemnitees;
●	all costs and expenses of preparing, setting in type, printing, filing and distributing reports, tax information and other communications to Members;
●	all expenses associated with computing the Fund’s net asset value, including any equipment or services obtained for these purposes;
●	all taxes, membership dues, interest on borrowings, nonrecurring and extraordinary expenses; and
●	such other types of expenses as may be approved from time to time by the Board.

The Investment Funds bear all expenses incurred in connection with their operations. These expenses generally will be similar to those incurred by the Fund.  Investment Funds generally will bear asset-based management fees and performance-based incentive compensation of the Investment Managers, which will generally reduce the investment returns of the Investment Funds and the amount of any distributions from the Investment Funds to the Fund. These expenses, fees, and allocations will be in addition to those incurred by the Fund itself.  See “FEES AND EXPENSES – Investment Fund Fees” for more information.

Expense Limitation Agreement

The Fund has entered into an expense limitation agreement that limits the Fund's annualized ordinary fund-wide operating expenses to 2.65% through April 1, 2013 (the “Expense Limitation Agreement”).  In addition, Class A Shares are subject to class-specific expenses.  Class I Shares have no class-specific expenses.  Members holding Class A Shares will pay (in addition to up to 2.65% in ordinary fund-wide operating expenses) an additional annualized amount of up to 0.75% (the Investor Distribution and Servicing Fee), for a total annualized rate of up to 3.40%.  Ordinary fund-wide operating expenses exclude the Fund's borrowing and other investment-related costs, Investment Fund and Investment Manager fees and expenses, taxes, litigation and indemnification expenses, judgments and other extraordinary expenses not incurred in the ordinary course of the Fund's business.  Ordinary fund-wide operating expenses include, for the avoidance of doubt, the Management Fee.  In addition, the Adviser is permitted to recover from the Fund expenses it has borne (whether through reduction of its Management Fee or otherwise) in later periods to the extent that the Fund’s ordinary fund-wide operating expenses fall below the annualized rate of 2.65% per year.  The Fund, however, is not obligated to pay any such amount more than three years after the end of the fiscal year in which the Adviser deferred a fee or reimbursed an expense.  Any such recovery by the Adviser will not cause the Fund to exceed the annual limitation rate set forth above.  For the avoidance of doubt, no waiver of fees by the Adviser shall under any circumstances affect the fees payable to the Subadviser.

The Adviser is authorized to recoup expenses attributable to Class A Shares waived in prior periods, provided that ordinary fund-wide operating expenses are less than 2.65% on an annualized basis and that any such recoupment is limited to expenses incurred within the prior three years.  Expenses attributable to Class A Shares include expenses incurred prior to the Reorganization by the feeder funds which were subject to a similar expense limitation agreement.

CONTROL PERSONS

Prior to April 1, 2012, the effective date of the Reorganization, the Fund served as the master fund in a master-feeder structure that included four feeder funds, each of which invested substantially all of its assets in the Fund.  As of April 1, 2012, the feeder funds ceased operations, and feeder fund interests were effectively exchanged for Shares of the Fund.  Feeder fund investors’ percentage holdings as of February 29, 2012 have been calculated based on the Fund’s assets (i.e. the master fund’s assets) to determine whether or not such investors, following the Reorganization, would be considered “control persons” of the Fund.  Based on these calculations, as of February, 29, 2012, no persons indirectly beneficially owned 5% or more of the Fund's outstanding Shares.

SUBSCRIPTIONS FOR SHARES

Subscription Terms

The Fund intends to accept initial and additional subscriptions for Shares on Subscription Dates, which occur only once each month, effective as of the opening of business on the first calendar day of the month at the relevant net asset value per Share of the Fund as of the close of business on the last calendar day of the prior month.  In order to subscribe to the Fund, investors must complete and return to the appropriate party (as set forth in the Subscription Agreement) one (1) copy of the Subscription Agreement by at least the number of Business Days prior to the Subscription Date that is described in the applicable Subscription Agreement.  Investors must remit the full purchase price of their subscription three (3) Business Days prior to the Subscription Date.  Subscription proceeds must be delivered by wire.  The Fund will not accept checks.

Shares will be sold at the then-current net asset value per Share as of the date on which the subscription is accepted.  The minimum initial investment in the Fund is $50,000.  The minimum additional investment is $10,000 in whole increments of $1,000.  The minimum initial and minimum additional investment requirements may be reduced or increased by the Board. No certificates will be issued for Shares.

Investments in Class A Shares of less than $500,000 are subject to a placement fee of 2.00%; investments in Class A Shares of $500,000 or more and less than $1,000,000 are subject to a placement fee of 1.00% and investments in Class A Shares of $1,000,000 or more are subject to a placement fee of 0.50% (in each case, the “Class A Share Placement Fee”).  The Class A Share Placement Fee may be subject to certain waivers.  Please see “DISTRIBUTION ARRANGEMENTS – Purchase Terms” for further information regarding these waivers.  To be eligible to receive a waiver of the Class A Share Placement Fee on purchases of Class A Shares, an investor must advise the Placement Agent or the selling broker or dealer when making an investment that the investor qualifies for a specific waiver.

The amount of each additional investment in Class A Shares by a Member will be aggregated with the amount of the Member’s initial investment in Class A Shares and any other additional investments by the Member (to the extent such investments have not been repurchased by the Fund) in determining the applicable Class A Share Placement Fee at the time of subsequent purchases of Class A Shares.  Investments in Class A Shares by an investor’s spouse and investments for certain related accounts will also be included in the aggregation.  In addition, investments in Class A Shares held by the Member’s “Immediate Family Members” (as defined in the Subscription Agreement) will be aggregated with the Member’s Class A Shares for purposes of determining the applicable Class A Share Placement Fee.  The Member must indicate in the Subscription Agreement who such “Immediate Family Members” are and the amounts of their investments.  See “DISTRIBUTION ARRANGEMENTS.”

Shares will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction.

Except as otherwise permitted by the Fund, initial and any additional investments in the Fund by any Member must be made in U.S. dollars, and all contributions must be transmitted by the time and in the manner that is specified in the Subscription Agreement. Initial and any additional investments in the Fund will be payable in one installment. Although the Fund may, in its discretion, accept contributions of securities, the Fund does not currently intend to accept contributions of securities. If the Fund chooses to accept a contribution of securities, the securities would be valued in the same manner as the Fund values its other assets.

Each new Member of the Fund must agree to be bound by all of the terms of the LLC Agreement, which appears in Appendix A. Each potential Member must also represent and warrant in a Subscription Agreement, among other things, that the Member is an Eligible Investor as described below and is purchasing Shares for its own account and not with a view to the distribution, assignment, transfer or other disposition of the Shares.

Member Qualifications

Each investor in the Fund will be required to represent that he, she or it is acquiring Shares directly or indirectly for the account of an Eligible Investor.

Each investor in the Fund must certify that the Shares subscribed for are being acquired directly or indirectly for the account of an “accredited investor” as defined in Regulation D under the 1933 Act.

An “accredited investor” is one or more of the following:

●	Any bank, as defined in Section 2(13) of the 1933 Act, acting in its individual or fiduciary capacity;
●	Any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, acting in its individual or fiduciary capacity;
●	Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

●	Any insurance company as defined in Section 2(a)(13) of the 1933 Act;
●	Any investment company registered under the 1940 Act or a business development company as defined in Section 2(a)(48) of the 1940 Act;
●	Any small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;
●
Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

●
Any natural person who has a net worth or joint net worth with that person’s spouse at the time of purchase of Shares that exceeds $1,000,000, excluding the value of the primary residence of such natural person (“net worth” for this purpose means excess of total assets at fair market value over total liabilities. For the purposes of determining "net worth", the primary residence owned by a natural person shall be excluded from both total assets and total liabilities, except that liabilities attached to such residence should be included in total liabilities to the extent that (1) such liabilities attached to such residence exceed the fair market value of the residence; or (2) such liabilities were incurred within 60 days before the sale of Shares (other than as a result of the acquisition of the primary residence);

●	Any private business development company as defined in Section 202(a)(22) of the Advisers Act;
●
Any trust (i) with total assets in excess of $5,000,000, (ii) that was not formed for the purpose of acquiring Shares and (iii) of which the person responsible for directing the investment of assets in the Fund has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

●	Any Manager or executive officer of the Fund;
●
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

●
Any employee benefit plan within the meaning of ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

●
Any organization described in section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000; or

●	An entity in which all of the equity owners meet the qualifications set forth above.

Only those Eligible Investors that (i) compensate their financial intermediaries directly for their services, or (ii) in the case of certain institutional investors, invest directly through the Placement Agent, may purchase Class I Shares.

After their initial purchase, existing Members will be required to verify their status as Eligible Investors (including, as applicable, the qualifications to invest in Class I Shares) at the time of any additional purchase. Members must complete and sign a Subscription Agreement or other documents verifying that they meet the applicable requirements (including, as applicable, the qualifications to invest in Class I Shares) before they may invest in the Fund.

Various brokers that enter into selling agreements with the Placement Agents, if any, may use differing subscription agreements or other documents, which cannot, however, alter the Fund’s requirement that a Member be an Eligible Investor.

REPURCHASES AND TRANSFERS OF SHARES

No Right of Redemption

No Member of the Fund will have the right to require the Fund to redeem or repurchase its Shares. There is no public market for Shares, and none is expected to develop. Shares are generally not freely transferable, and liquidity will normally be provided only through limited repurchase offers that may be made from time to time by the Fund. Any transfer of Shares in violation of the Fund’s LLC Agreement, which requires Board approval of any transfer, will not be permitted and will be void. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below.

Repurchases of Shares

The Fund from time to time will offer to repurchase outstanding Shares pursuant to written tenders by Members. Repurchase offers will be made at such times and on such terms as may be determined by the Board in its sole discretion and generally will be offers to repurchase an aggregate specified dollar amount or percentage of outstanding Shares.

The Board will cause the Fund to make offers to repurchase Shares from Members pursuant to written tenders only on terms it determines to be fair to the Fund and to Members. When the Board determines that the Fund will repurchase Shares, notice will be provided to each Member describing the terms thereof, and containing information Members should consider in deciding whether and how to participate in such repurchase opportunity. Members who are deciding whether to tender their Shares during the period that a repurchase offer is open may ascertain an estimated net asset value of their Shares from the Fund. If a repurchase offer is oversubscribed by Members (and not increased by the Board), the Fund may repurchase only a pro rata portion of the Shares tendered by each Member.

In determining whether the Fund should repurchase Shares from Members pursuant to written tenders, the Board will consider a variety of factors. The Board expects that the Fund will ordinarily offer to repurchase Shares from Members quarterly with March 31, June 30, September 30 and December 31 valuation dates.  The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 Business Days after the commencement date of the repurchase offer, provided that such Expiration Date may be extended by the Board in its sole discretion.  The Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date.  The Board will consider the following factors, among others, in making its determination:

(1)           whether any Members have requested to tender Shares to the Fund;

(2)           the liquidity of the Fund’s assets;

(3)           the investment plans and working capital requirements of the Fund;

(4)           the relative economies of scale with respect to the size of the Fund;

(5)           the history of the Fund in repurchasing Shares;

(6)           the economic condition of the securities markets; and

(7)           the anticipated tax consequences of any proposed repurchase of Shares.

In order to finance the repurchase of Shares pursuant to tender offers, the Fund generally will find it necessary to liquidate a portion of its interests in Investment Funds.  However, the Fund may effect withdrawals from certain

Investment Funds only at certain specified times.  In addition, certain Investment Funds may suspend capital withdrawals (or redemptions), impose restrictions on withdrawals of capital (or redemptions) beyond those ordinarily applicable to withdrawals (or redemptions) by investors in those Investment Funds or allocate a portion of the Fund’s invested capital to special investment accounts.  Thus, to facilitate the repurchase of Shares, the Fund may withdraw all or a portion of its interests from certain liquid investments more rapidly than would otherwise be desirable, which may result in losses and may increase the Fund’s portfolio turnover.  This risk may be more pronounced in the event of substantial repurchases of Shares within a limited period of time.  Consequently, Members that do not tender Shares for repurchase may be subject to increased liquidity risks due to the reduction in the Fund’s assets resulting from payment for Shares through the liquidation of a portion of the Fund’s interests in Investment Funds and the potential increase in the Fund’s ratio of illiquid to liquid investments.  Moreover, tender offers conducted by the Fund in order to repurchase Shares will generate expenses for the Fund, which may be borne in part by non-tendering Members.  Quarterly tender offers, if conducted by the Fund, will result in higher expenses than if the Fund were to offer to repurchase Shares on a less frequent basis.

The Fund will make repurchase offers, if any, to all of its Members on the same terms. This practice may affect the size of the Fund’s offers. Subject to the Fund’s investment restriction with respect to borrowings, the Fund may borrow money or issue debt obligations to finance its repurchase obligations pursuant to any such repurchase offer.

Payment for repurchased Shares may require the Fund to liquidate a portion of its Investment Fund interests earlier than the Subadviser would otherwise liquidate these holdings, which may result in losses, and may increase the Fund’s portfolio turnover.

When Shares are repurchased by the Fund, Members will generally receive cash distributions equal to the value of the Shares repurchased. However, in the sole discretion of the Fund, the proceeds of repurchases of Shares may be paid by the in-kind distribution of securities held by the Fund, or partly in cash and partly in-kind. The Fund does not expect to distribute securities in-kind except in unusual circumstances, such as in the unlikely event that the Fund does not have sufficient cash to pay for Shares that are repurchased or if making a cash payment would result in a material adverse effect on the Fund or on Members not tendering Shares for repurchase. See “RISK FACTORS — Principal Risk Factors Relating to the Fund’s Structure” for more information.  Repurchases will be effective after receipt of all eligible written tenders of Shares from Members and acceptance by the Fund.

Investment Funds may be permitted to distribute securities in-kind to investors making withdrawals of capital. Upon the Fund’s withdrawal of all or a portion of its interest in an Investment Fund, the Fund may receive securities that are illiquid or difficult to value (which may include securities of Investment Funds), which may cause the Fund to incur certain expenses in connection with the valuation or liquidation of such securities. In such circumstances, the Subadviser will determine whether to attempt to liquidate the security, hold it in the Fund’s portfolio or distribute it to Members in connection with a repurchase by the Fund.

Repurchase Procedures

The Fund generally will need to effect withdrawals from the Investment Funds to pay for the repurchase of the Fund’s Shares. Due to liquidity constraints associated with the Fund’s investments in certain of the Investment Funds, it is presently expected that, under the procedures applicable to the repurchase of Shares, Shares will be valued for purposes of determining their repurchase price as of the applicable Valuation Date.  “Valuation Date” means any date chosen or authorized by the Board, in its discretion, as the valuation date for a repurchase offer.

Generally, Shares being tendered by Members pursuant to a repurchase offer will need to be tendered by Members at least sixty-five (65) days prior to the applicable Valuation Date.  The Fund intends to make an initial payment (“Initial Payment”) for repurchased Shares as follows: (A) for Members from whom the Fund accepts for repurchase only a portion of their Shares, the Fund intends to pay 100% of the estimated unaudited net asset value of the Shares repurchased determined as of the applicable Valuation Date; and (B) for Members from whom the Fund accepts for repurchase all of their Shares, the Fund intends to pay 95% of the estimated unaudited net asset value of the Shares repurchased determined as of the applicable Valuation Date.  Payments in connection with tenders generally will be made approximately, but no earlier than, thirty-five (35) days after the Valuation Date.  The Fund may establish an escrow to hold funds or otherwise earmark funds (including investments) reasonably determined by the Board to be needed to make both the Initial Payment and, if the Initial Payment is less than 100% of the estimated unaudited net asset value, the balance of such estimated net asset value.  The Fund will pay the balance, if any, of the purchase price based on the audited financial statements of the Fund for the fiscal year in which such repurchase was effective.  This amount will be subject to adjustment upon completion of the annual audit of the Fund’s financial statements for the fiscal year in which the repurchase is effected.  (It is expected that the Fund’s annual audit will be completed within 60 days after the end of each fiscal year.)  The Board may, however, pay a portion of the repurchase price in securities having a value, determined as of the applicable Valuation Date, equal to the fair market value of such securities.

Under these procedures, Members will have to decide whether to tender their Shares for repurchase without the benefit of having current information regarding the value of Shares as of a date proximate to the Valuation Date. In addition, there will be a substantial period of time between the date as of which Members must tender Shares and the date they can expect to receive payment for their Shares from the Fund.

If a repurchase offer is oversubscribed by Members who tender Shares for repurchase (and not increased), the Fund may repurchase only a pro rata portion of the Shares tendered by each Member.  In addition, a Member who tenders for repurchase only a portion of its Shares will be required to maintain a minimum Member account balance equal to such amount as may be fixed from time to time by the Board, currently $25,000.  The Fund maintains the right to reduce the portion of Shares to be repurchased from a Member so that the required minimum Member account balance is maintained, or to repurchase all of the tendering Member’s Shares.

Repurchases of Shares by the Fund are subject to SEC rules governing issuer self-tender offers and will be made only in accordance with such rules.

Mandatory Repurchase by the Fund

The LLC Agreement  provides that the Fund may repurchase Shares of a Member or any person acquiring Shares from or through a Member as of the last calendar day of any month under certain circumstances, including if:

●	Shares have been transferred or such Shares have vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of a Member;
●
ownership of the Shares by the Member or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

●	continued ownership of the Shares may subject the Fund or any of its Members to an undue risk of adverse tax or other fiscal consequences;
●	any of the representations and warranties made by a Member in connection with the acquisition of the Shares was not true when made or has ceased to be true; or
●	it would be in the best interests of the Fund, as determined by the Board in its sole and absolute discretion, for the Fund to repurchase such Shares.

Members whose Shares, or a portion thereof, are repurchased by the Fund will not be entitled to a return of any amount of placement fee, if any, that may have been charged in connection with the Member’s purchase of Shares.

Transfers of Shares

No person will become a substituted Member of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Members may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Member; or (ii) under other circumstances, with the consent of the Board (which may be withheld in its sole discretion).

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board or its delegate that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability.  Notice of a proposed transfer of Shares must also be accompanied by a properly completed application in respect of the proposed transferee. In connection with any request to transfer Shares (or portions thereof), the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may request. The Board generally will not consent to a transfer if, after the transfer of the Shares, the balance of the account of each of the transferee and transferor is less than $25,000. Each transferring Member and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer and such fees will be paid by the transferor prior to the transfer being effectuated.  If such fees have been incurred by the Fund and have not been paid by the transferor for any reason, including a decision to not transfer the Shares, the Fund reserves the right to deduct such expenses from the Member’s account.

Any transferee acquiring Shares or a portion thereof by operation of law in connection with the death, divorce, bankruptcy, insolvency, dissolution or adjudicated incompetence of the Member, will be entitled to the distributions with respect to the Shares or a portion thereof so acquired, to transfer the Shares or a portion thereof in accordance with the terms of the LLC Agreement and to tender the Shares or a portion thereof for repurchase by the Fund, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the LLC Agreement.

In purchasing Shares, a Member agrees to indemnify and hold harmless the Fund, the Board, the Adviser, the Subadviser, each other Member and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of, or arising from, any transfer made by that Member in violation of these provisions or any misrepresentation made by that Member or a substituted Member in connection with any such transfer.

DISTRIBUTION POLICY

Dividends will generally be paid at least annually on the Fund’s Shares in amounts representing substantially all of the net investment income, if any, earned each year. Payments will vary in amount, depending on investment income received and expenses of operation. It is likely that many of the Investment Funds in whose securities the Fund invests will not pay any dividends, and this, together with the Fund’s expenses, means that there can be no assurance the Fund will have substantial income or pay dividends. The Fund is not a suitable investment for any investor who requires dividend income.

It is anticipated that any gains or appreciation in the Fund’s investments will be treated as ordinary income. Such amounts will generally be distributed at least annually and such distributions would be taxed as ordinary income dividends to Members that are subject to U.S. tax.

It is anticipated that substantially all of any taxable net capital gain realized on investments will be paid to Members at least annually. The net asset value of each Share (or portion thereof) that a Member owns will be reduced by the amount of the distributions or dividends that a Member actually or constructively receive from that Share (or portion thereof).

Pursuant to the Dividend Reinvestment Plan (the “DRP”) established by the Fund, each Member will automatically be a participant under the DRP and have all income distributions, whether dividend distributions and/or capital gains distributions, automatically reinvested in additional Shares.  Election not to participate in the DRP and to receive all income distributions, whether dividend distributions or capital gain distributions, in cash may be made by notice to a Member’s intermediary (who should be directed to inform the Fund).  A Member is free to change this election at any time.  If, however, a Member requests to change its election within 95 days prior to a distribution, the request will be effective only with respect to distributions after the 95-day period.  A Member whose Shares are registered in the name of a nominee (such as an Intermediary) must contact the nominee regarding its status under the DRP, including whether such nominee will participate on such Member’s behalf as such nominee will be required to make any such election.

Generally, for U.S. federal income tax purposes, Members receiving Shares under the DRP will be treated as having received a distribution equal to the amount payable to them in cash as a distribution had the Member not participated in the DRP.

Shares will be issued pursuant to the DRP at their net asset value determined on the next valuation date following the ex-dividend date (the last date of a dividend period on which an investor can purchase Shares and still be entitled to receive the dividend). There is no Placement Fee or other charge for reinvestment. A request for change of participation/non-participation status in the DRP must be received by the Fund within the above time frame to be effective for that dividend or capital gain distribution. The Fund may terminate the DRP at any time upon written notice to the participants in the DRP.  The Fund may amend the DRP at any time upon 30 days’ written notice to the participants.  Any expenses of the DRP will be borne by the Fund.

CALCULATION OF NET ASSET VALUE

The Fund computes the net asset value of each class of Shares as of the last calendar day of each fiscal period. Such computations are expected to occur on a monthly basis and other times at the Board’s discretion. In determining its net asset value, the Fund will value its investments as of such fiscal period end.  The net asset value of the Fund will equal the value of the assets of the Fund less all of the Fund’s liabilities, including accrued fees and expenses.  The Class A Shares’ net asset value plus the Class I Shares’ net asset value equals the value of the net assets of the Fund.

The Class I Share net asset value and the Class A Share net asset value will be calculated separately based on the fees and expenses applicable to each class.  Because of differing class fees and expenses, the per Share net asset value of the classes will vary over time.

The Board has also established procedures for the valuation of investment securities held directly by the Fund (i.e. securities other than interests in Investment Funds). In general, those procedures are as follows:

Redeemable securities issued by a registered open-end investment company will be valued at the investment company’s net asset value.

Equity securities, puts, calls and futures traded on a U.S. securities or futures exchange or on NASDAQ are valued as follows:

(1)	If last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day; or
(2)
If last sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing “bid” and “ask” prices on the valuation date or, if not, at the closing “bid” price on the valuation date.

Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:

(1)	At the last sale price available to the pricing service approved by the Board; or
(2)
At the last sale price obtained by the Fund or the Adviser from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date; or

(3)	At the mean between the “bid” and “ask” prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.

The following securities are valued at the mean between the “bid” and “ask” prices determined by a pricing service approved by the Board or obtained by the Fund or the Adviser from two active market makers in the security on the basis of reasonable inquiry:

(1)	Debt instruments that have a maturity of more than 397 days when issued;

(2)	Debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days;
(3)	Non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less; and
(4)	Puts, calls and futures that are not traded on an exchange or on NASDAQ.

Money market debt securities that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less are valued at cost, adjusted for amortization of premiums and accretion of discounts, so long as such valuations are determined by the Board to represent fair value.

In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, the Fund or the Adviser may use pricing services approved by the Board.  The pricing service may use “matrix” comparisons to the prices for comparable instruments on the basis of quality, yield, and maturity.  Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities).  The Adviser will monitor the accuracy of the pricing services, which may include comparing prices used for portfolio valuation to actual sales prices of selected securities.  The Board will monitor periodically the reasonableness of valuations provided by any pricing service.

The closing prices in the London foreign exchange market on a particular Business Day that are provided by a bank, dealer, or pricing service that the Board has determined to be reliable are used to value foreign currency, including forward foreign currency contracts, and to determine the U.S. dollar value of securities that are denominated or quoted in foreign currency.

Securities other than interests in Investment Funds including restricted securities, not having readily available market quotations are valued at fair value determined under procedures established by the Board. If the Fund or the Subadviser is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the “bid” and “asked” prices provided by a single active market maker (which in certain cases may be the “bid” price if no “asked” price is available).

The Board has also approved procedures pursuant to which the Fund values its Investment Funds at fair value. As a general matter, the fair value of the Fund’s interest in an Investment Fund will represent the amount that the Fund could reasonably expect to receive from the Investment Fund if the Fund’s interest were withdrawn at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable. In accordance with these procedures, fair value as of each fiscal period end ordinarily will be the value determined as of such fiscal period end for each Investment Fund in accordance with the Investment Fund’s valuation policies and reported by the Investment Manager at the time of such valuation to the Fund or the Administrator.  The pricing provided by Investment Funds will ordinarily be reviewed and confirmed by the Adviser, with assistance to be provided by the Subadviser as reasonably requested by the Adviser.  In its review and confirmation, the Adviser will normally rely on valuation information provided by the Investment Managers or administrators of such Investment Funds as being the “fair value” of such investments.  Under some circumstances, the Fund or the Adviser may determine, based on other information available to the Fund or Adviser, that an Investment Fund’s reported valuation does not represent fair value. In addition, the Fund may not have an Investment Fund’s reported valuation as of a particular fiscal period end — for example, in the event that an Investment Fund does not report a fiscal period end value to the Fund on a timely basis. In such cases, the Fund would determine the fair value of such an Investment Fund based on any relevant information available at the time the Fund values its portfolio, including the most recent value (which may be an estimate) reported by the Investment Fund.  Any values reported as “estimated” or “final” values will reasonably reflect market values of securities for which market quotations are available or fair value as of the Fund’s valuation date.

When investing in any Investment Fund, the Subadviser will conduct a due diligence review of the valuation methodology utilized by the Investment Fund, generally at the outset of such investment and annually thereafter.  As a general matter, such review will include a determination of whether the Investment Fund utilizes market values when available, and otherwise utilizes principles of fair value that the Subadviser reasonably believes to be consistent with U.S. generally accepted accounting principles. Although the procedures approved by the Board provide that the Adviser will review the valuations provided by Investment Managers, none of the Subadviser, the Adviser or the Board will be able to confirm independently the accuracy of valuation calculations provided by Investment Managers.

The Fund’s valuation procedures require the Fund and the Adviser to consider relevant information available at the time that the Fund values its portfolios. The Adviser and/or the Board will consider such information, and may conclude in certain circumstances that the information provided by the Investment Manager does not represent the fair value of the Fund’s interests in the Investment Fund. Although withdrawal of interests in certain of the Investment Funds are subject to advance notice requirements, the Investment Funds will typically make available net asset value information to their investors that will represent the price at which, even in the absence of withdrawal activity, the Investment Funds would have effected a withdrawal if any such requests had been timely made or if, in accordance with the terms of the Investment Fund’s governing documents, it would be necessary to effect a mandatory withdrawal.  Following procedures adopted by the Board, in the absence of specific transaction activity in interests in a particular Investment Fund, the Fund would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. In other cases, as when an Investment Fund imposes extraordinary restrictions on withdrawals, or when there have been no recent transactions in Investment Fund interests, the Fund may determine that it is appropriate to apply a discount to the net asset value of such Investment Funds.  Any such decision would be made in good faith, and subject to the review and supervision of the Board.

The valuations reported by Investment Managers upon which the Administrator calculates the Fund’s fiscal period end net asset values may be subject to later adjustment by the Investment Manager based on information reasonably available at such time. For example, fiscal year-end net asset value calculations of Investment Funds are audited by those funds’ independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. Any material adjustments in the valuations of the Investment Funds may be reflected in the Fund’s net asset values for the relevant fiscal periods and may be reflected in the proceeds that a Member would receive upon the repurchase of Shares, as described above in “REPURCHASES AND TRANSFERS OF SHARES — Repurchase Procedures;” provided that all such material adjustments are subject to the Adviser’s policies and procedures regarding such matters.

The procedures approved by the Board provide that, where deemed appropriate by the Adviser and/or the Board and consistent with the 1940 Act, investments in Investment Funds may be valued at cost.  Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration.  For example, cost may not be appropriate when the Fund is aware of sales of similar securities to third parties at materially different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties).  In such a situation, the Fund’s investment will be valued in a manner that the Adviser, in accordance with procedures approved by the Board, determines in good faith best reflects approximate market value.  The Board will be responsible for ensuring that the valuation policies utilized by the Adviser are fair to the Fund and consistent with applicable regulatory guidelines.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Adviser and/or the Board will reevaluate its fair value methodology to determine what, if any, adjustments should be made to the methodology.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States. Foreign exchange rates are also determined prior to such close. On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Fund is determined. When such events materially affect the values of securities held by the Fund or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith in accordance with procedures approved by the Board.

The Subadviser and the Adviser act as investment adviser to other clients that may invest in securities for which no public market price exists.  The Subadviser, Adviser or other parties responsible for valuing such securities may use other methods of valuation in these contexts that may result in differences in the value ascribed to the same security owned by the Fund and other clients.  Consequently, the fees charged to the Fund and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Fund, including the Adviser’s Management Fee and the costs of any borrowings, are accrued on a monthly basis on the day that the net asset value is calculated and taken into account for the purpose of determining the net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the net assets of the Fund if the judgments of the Board, the Adviser, the Subadviser or the Investment Managers should prove incorrect. Also, the Investment Managers will provide determinations of the net asset value of Investment Funds only on a periodic basis.  Consequently, it may not be possible to determine the net asset value of the Fund more frequently.

VOTING

Each Member of the Fund will be entitled to cast at any meeting of Members a number of votes equivalent to the aggregate net asset value of such Member’s Shares as of the record date for such meeting.  The Board will establish a record date not less than 10 days nor more than 90 days prior to the date of any meeting of Members as the record date for determining eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast at the meeting, and will maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

Members will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of a Manager and approval of the Advisory Agreement, in each case to the extent that voting by shareholders is required by the 1940 Act. Members of each Class are entitled to exclusive voting rights with respect to matters solely related to that Class.  Notwithstanding their ability to exercise their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

To the extent the Fund holds non-voting securities of, or contractually foregoes the right to vote in respect of, an unregistered Investment Fund (which it intends to do in order to comply with certain applicable regulations), it will not be able to vote on matters that require the approval of the investors of the unregistered Investment Fund, including a matter that could adversely affect the Fund’s investment in it, such as changes to the Investment Fund’s investment objective or policies or the termination of the Investment Fund.

Information regarding how the Fund voted proxies during the most recent 12-month period ended June 30, 2011 will be available: (i) without charge, upon request, by calling collect (415) 371-4000; and (ii) on the SEC’s website at http://www.sec.gov.

PARTICIPATION IN INVESTMENT OPPORTUNITIES

The Adviser

The Adviser may provide advice to other pooled investment vehicles with similar investment strategies requiring allocation of investment opportunities and instruments, including investments in the Investment Funds, or determination of the order of the execution of transactions.  The Adviser has delegated to the Subadviser responsibility for the management of the Fund's portfolio.

The Subadviser

The Subadviser provides investment advice to various Mesirow Products, including managed accounts, private funds, registered investment companies and other pooled investment vehicles (any or all of which may contain assets of the Subadviser, its affiliates or their principals or employees and may be considered proprietary accounts), that implement similar investment strategies to the Fund, as well as more concentrated products that invest with a narrow strategy focus, requiring allocation of investment opportunities and instruments, including, but not limited to, investments in Investment Funds (collectively, “Investment Instruments”), or determination of the order of the execution of certain transactions.

The Fund will generally invest in Investment Funds through a Platform, rather than through the Investment Managers’ internally-operated commingled Investment Funds.  In contrast, the other Mesirow Products currently access Investment Managers through the Portfolio Managers’ internally-operated Investment Funds, and the Subadviser anticipates that they will continue to do so.  Moreover, it is also unlikely that the Fund and the other Mesirow Products will invest through the same investment vehicles because the Fund is subject to investment restrictions and requirements under the 1940 Act and Subchapter M of the Code, to which none of the other Mesirow Products are currently subject.  Therefore, although the Fund and other Mesirow Products may invest in Investment Funds managed by the same Investment Managers, it is anticipated that they will do so through the acquisition of securities of different Investment Funds.

However, if the Subadviser has to allocate the same Investment Instruments among the Fund and the other Mesirow Products, the Subadviser will do so in accordance with its allocation policy.  The Subadviser’s allocation policy is reasonably designed to ensure that, over time, all Mesirow Products, including the Fund, are treated fairly in the allocation and redemption of Investment Instruments, and that no Mesirow Product is given priority with respect to limited Investment Instruments.  Allocations are not necessarily made on a pro rata basis among the Mesirow Products.  Rather, the Subadviser allocates Investment Instruments among the Mesirow Products on the basis of numerous considerations, including, but not limited to, available cash; asset allocation; investment objective, style, limitations, restrictions, and/or guidelines; tax status; client type (e.g. ERISA); position sizing; and other considerations that the Subadviser may deem appropriate in its discretion.  The Subadviser does not consider fees paid by a Mesirow Product when making allocation and redemption decisions.  The conflicts of interest that may arise if the Subadviser has to allocate acquisitions of Investment Instruments among the Fund and other Mesirow Products are the general conflicts that arise in the ordinary course of side-by-side management of multiple investment funds.  See “RISK FACTORS – Potential Conflicts of Interest” for more information.

As purchase and sale orders of Investment Funds are generally effected directly with the Investment Funds, orders are not generally aggregated, but are effected independently. Purchase and sale orders of individual securities may be aggregated.  The Subadviser generally will seek to aggregate transaction orders for its client accounts when: (i) it believes that aggregating transaction orders would be advantageous to all of the participant accounts, or for efficiency or other appropriate purposes, and (ii) consistent with legal, contractual and other obligations imposed upon the Subadviser and its client accounts.  The Subadviser, in determining whether to aggregate transaction orders for client accounts, will consider various factors, including, among others: the times when transaction orders are placed or received by the trading desk; whether there are minimum transaction amounts; and whether accounts are subject to legal, contractual or other restrictions on their ability to participate in certain or aggregated investment opportunities.

Situations may occur where the Fund could be disadvantaged because of the investment activities conducted by the Subadviser for its accounts. These situations may be based on, among other things: (1) legal restrictions on the combined size of positions that may be taken for client accounts managed by the Subadviser, which could limit the size of the Fund's position; (2) the difficulty of liquidating an investment for client accounts where the market cannot absorb the sale of the combined positions; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument, and there is a limited availability of such options or other instruments.  The Subadviser may be legally restricted from entering into a “joint transaction” (as defined in the 1940 Act) involving the Fund and other accounts with respect to an investment without first obtaining exemptive relief from the SEC.

The Subadviser, its principals, officers, employees, affiliates and related parties, may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees, affiliates and related parties of the Subadviser that are the same, different or made at a different time than positions taken for the Fund.

OTHER MATTERS

Except in accordance with applicable law, the Adviser, the Subadviser and their affiliates are not permitted to buy securities or other property from, or sell securities or other property to, the Fund. However, subject to certain conditions imposed by applicable rules under the 1940 Act, the Fund may effect certain principal transactions in securities with one or more accounts managed by the Adviser or the Subadviser, except for accounts as to which the Adviser, the Subadviser or any of their affiliates serves as a general partner or as to which they may be deemed to be an affiliated person (or an affiliated person of such a person), other than an affiliation that results solely from the Adviser, the Subadviser or one of their affiliates serving as an investment adviser to the account. These transactions would be made in circumstances where the Adviser or the Subadviser has determined it would be appropriate for the Fund to purchase (or sell), and the Adviser or Subadviser determined it would be appropriate for another account to sell (or purchase), the same security or instrument on the same day.

Future investment activities of the Adviser, the Subadviser and their affiliates, and of their respective directors, managers, officers or employees, may give rise to additional conflicts of interest.

TAXES

THIS DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN.  IT IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A TAXPAYER.  A TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares by Members that are United States persons (as defined in the Code). This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules, such as U.S. financial institutions, insurance companies, broker-dealers, tax-exempt organizations, partnerships, Members liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. This summary assumes that investors have acquired Shares pursuant to this offering and will hold their Shares as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes.

Members who are not citizens or residents of the United States generally will be subject to a 30% U.S. federal withholding tax, or U.S. federal withholding tax at such lower rate as prescribed by applicable treaty, on ordinary dividend distributions by the Fund.  By contrast, if a non-U.S. Member invested directly in the non-U.S. Investment Funds in which the Fund will invest, distributions that the non-U.S. investor received from such Investment Funds would generally not be subject to U.S. withholding tax.  Accordingly, the Fund will generally not be an appropriate investment for non-U.S. investors.

Prospective Members should consult their own tax advisors regarding the foreign and U.S. federal, state, and local income and other tax considerations that may be relevant to an investment in the Fund.

In addition to the particular matters set forth in this section, tax-exempt entities should review carefully those sections of this Memorandum regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with their overall investment plans.

Taxation of the Fund

The following discussion of federal income tax matters is based on the advice of K&L Gates LLP, counsel to the Fund. The Fund intends to elect to be treated and to qualify each year as a regulated investment company (a “RIC”) under the Code. Accordingly, the Fund intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute substantially all of its net income (including both investment company taxable income and net tax-exempt interest income) and net short-term capital gains (after reduction by net long term capital losses and any available capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status and generally to avoid paying federal income or excise tax thereon. If it qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, the Fund will not be subject to federal income tax on income paid to its Members in the form of dividends or capital gains distributions.

To qualify as a RIC for income tax purposes, the Fund must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in stock, securities and currencies, and net income derived from an interest in a qualified publicly traded partnership. The Fund must also distribute to its Members at least 90% of its investment company taxable income and 90% of its net tax-exempt interest income for each taxable year.

The Fund must also satisfy certain requirements with respect to the diversification of its assets. The Fund must have, at the close of each quarter of its taxable year, at least 50% of the value of its total assets represented by cash items, U.S. government securities, securities of other RICs, and other securities that, in respect of any one issuer, do not represent more than 5% of the value of the assets of the Fund or more than 10% of the voting securities of that issuer. In addition, at those times, not more than 25% of the value of the Fund’s assets may be invested in securities (other than U.S. Government securities or the securities of other RICs) of any one issuer, or of two or more issuers that the Fund controls and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships.

In order to avoid incurring a nondeductible 4% federal excise tax, the Fund must distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income (which is the excess of its realized net long-term capital gain over its realized net short-term capital loss), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the Fund paid no federal income tax.

If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the Members as ordinary income.  Such distributions will be treated as qualified dividend income with respect to Members who are individuals and will be eligible for the dividends received deduction in the case of Members taxed as corporations, provided certain holding period requirements are met. In order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

Treatment of Fund Distributions

The Fund plans to declare as dividends each year all or substantially all of its taxable income.  In general, distributions will be taxable to Members for federal, state and local income tax purposes to the extent of the Fund’s current and accumulated earnings and profits.  Such distributions are taxable whether they are received in cash or reinvested in the Fund pursuant to the Fund’s Dividend Reinvestment Plan.  The Fund expects that its distributions attributable to passive foreign investment companies for which it makes mark-to-market elections, as discussed below, will generally be taxable to Members at ordinary income rates.

The Fund does not currently expect that it will earn significant qualified dividend income and, therefore, does not anticipate that its distributions to Members will qualify for lower tax rates applicable to qualified dividend income.  Likewise, the Fund does not anticipate that any of its dividends paid to Members that are corporations will be eligible for the “dividends received” deduction.

The Fund plans to distribute, at least annually, any net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) or, alternatively, to retain all or a portion of the year’s net capital gain and pay federal income tax on the retained gain. If the Fund chooses the second alternative, Members of record as of the end of the Fund’s taxable year will include their attributable share of the retained gain in their income for the year as long-term capital gain (regardless of their holding period in Shares), and will be entitled to a tax credit or refund for the tax paid on their behalf by the Fund. Members of record for the retained capital gain will also be entitled to increase their tax basis in their Shares by 65% of the allocated gain.

Distributions of the Fund’s net capital gain (“capital gain distributions”), if any, would be taxable to Members as long-term capital gain, regardless of their holding period in the Shares. Distributions of the Fund’s net realized short-term gains would be taxable as ordinary income.

If, for any calendar year, the Fund’s total distributions exceed the Fund’s current and accumulated earnings and profits, the excess will be treated as a tax-free return of capital to each Member (up to the amount of the Member’s basis in his or her Shares) and thereafter as gain from the sale of Shares (assuming the Shares are held as a capital asset). The amount treated as a tax-free return of capital will reduce the Member’s adjusted basis in his or her Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale or other disposition of his or her Shares.

With respect to a tax-exempt organization investing in the Fund, if the Fund qualifies as a RIC, dividends and other distributions paid by the Fund will not constitute unrelated business taxable income (“UBTI”), provided such tax-exempt organization has not borrowed money in connection with its investment in the Fund.

Under legislation enacted in 2010, effective for tax years beginning after December 31, 2012, certain net investment income received by an individual having adjusted gross income in excess of $200,000 (or $250,000 for married individuals filing jointly) will be subject to a tax of 3.8 percent.  Undistributed net investment income of trusts and estates in excess of a specified amount also will be subject to this tax.  Dividends and capital gains distributed by the Fund, and gain realized on sale of Shares, will constitute investment income of the type subject to this tax.

An investor should also be aware that the benefits of the reduced tax rate applicable to long-term capital gains and qualified dividend income may be impacted by the application of the alternative minimum tax to individual Members.

Dividends and distributions from the Fund are generally subject to federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular Member’s investment. Such distributions are likely to occur in respect of Shares purchased at a time when the Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December to Members of record of such month and paid in the following January will be taxed to Members as if received on December 31 of the year in which they were declared. In addition, certain other distributions made after the close of a taxable year of the Fund may be “spilled back” and treated as paid by the Fund (except for purposes of the non-deductible 4% federal excise tax) during such taxable year. In such case, Members will be treated as having received such dividends in the taxable year in which the distributions were actually made.

Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Members should consult their tax advisor to determine the suitability of the Fund as an investment through such plans.

The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of Share sales, exchanges, or withdrawals made by any individual Member (including foreign individuals) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2012. The backup withholding tax rate will be 31% for amounts paid after December 31, 2012. Distributions will not be subject to backup withholding to the extent they are subject to the withholding tax on foreign persons described in the next paragraph. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account and may be claimed as a credit on the record owner’s federal income tax return.

Members who are not citizens or residents of the United States generally will be subject to a 30% U.S. federal withholding tax, or U.S. federal withholding tax at such lower rate as prescribed by applicable treaty, on distributions by the Fund.  Accordingly, the Fund may not be appropriate investments for non-U.S. investors.  Each non-U.S. Member must provide documentation to the Fund certifying the Member’s non-United States status.

The Fund will inform its Members of the source and status of each distribution made in a given calendar year promptly after the close of such calendar year.

Investments in Passive Foreign Investment Companies and Partnerships

The Fund expects to invest substantially all of its assets in the stock of domestic hedge funds that are treated as partnerships for U.S. federal income tax purposes and in offshore hedge funds that are considered passive foreign investment companies (“PFICs”) for U.S. federal income tax purposes. A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income.  A U.S. investor in a PFIC is subject to federal income tax on its PFIC-related income under one of three alternative tax treatments – “excess distribution” treatment, “qualified electing fund” (“QEF”) treatment, or “mark-to-market” treatment.  The Fund plans to make mark-to-market elections with respect to most of its PFIC investments.

“Marking-to-market” means that the Fund will include as ordinary income each taxable year the excess, if any, of the fair market value of a PFIC’s stock over the Fund’s adjusted basis in such stock as of the end of that year.  Pursuant to the mark-to-market election, the Fund also will be allowed to deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains (reduced by any prior deductions) with respect to that stock included by the Fund for prior taxable years under the election. The Fund’s adjusted basis in each PFIC’s stock with respect to which it has made this election will be adjusted to reflect the amounts of income included and deductions taken thereunder.  Any gain recognized by the Fund upon the disposition of PFIC stock for which the Fund has made a mark-to-market election will also be treated as ordinary income.

If instead of making a mark-to-market election the Fund were to make a QEF election with respect to a PFIC investment, the Fund would be required to include in income each year its pro rata share of the PFIC’s annual ordinary earnings and net capital gain -- which it would need to distribute to satisfy the RIC distribution requirement and avoid imposition of the excise tax -- even if the PFIC does not distribute those earnings and gain to the Fund. Gain recognized by the Fund upon the disposition of PFIC stock for which the Fund has made a QEF election and which the Fund has held for more than 12 months would be treated as long-term capital gain.  In most instances it will be difficult to make this QEF election because of the extensive information and cooperation that would be needed from any offshore hedge fund with respect to which a QEF election is made.

If the Fund does not make either a mark-to-market election or QEF election with respect to a PFIC investment, the Fund would be subject to federal income tax on a portion of any “excess distribution” received on the stock of such PFIC or of any gain from disposition of that stock, plus interest thereon, even if the Fund were to distribute such excess distribution or gain as a taxable dividend to its Members. The balance of the PFIC’s income distributed to the Fund would be included in the Fund’s investment company taxable income and, accordingly, would not be taxable to the Fund to the extent it distributed that income to its Members.

The Fund will also invest in investment funds treated as partnerships for U.S. federal income tax purposes.  In such cases, the Fund will be treated as receiving its proportionate share of each item of gross income earned by the partnership and must look through to the character of such items of gross income earned by the partnership, both for purposes of the tax treatment of specific investments made by such partnerships (see “Tax Treatment of Specific Investments”) and in applying the RIC qualifying income test.  Income derived by the Fund from an investment in a partnership is treated as qualifying income for RIC purposes only to the extent such income is attributable to items of partnership income that would be qualifying income if received directly by the Fund.  Although some hedge fund strategies (e.g., long-short equity funds) generate income that would be qualifying income for RIC purposes, other strategies (e.g., commodity funds, energy funds and real estate funds) produce income that would not be “good income” for RIC qualification purposes.  Similarly, the Fund would look through the partnership to the partnership’s underlying assets for purposes of analyzing the Fund’s asset diversification.  The Fund will closely monitor its investments in funds that are treated as partnerships in order to assure the Fund’s compliance with Subchapter M requirements.

Tax Treatment of Specific Investments

Dividends and interest received, and gains realized, by the Fund on foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and United States possessions (collectively “foreign taxes”) that would reduce the return on its securities. Tax conventions between certain countries and the United States, however, may reduce or eliminate foreign taxes, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors. Members will generally not be entitled to claim a credit or deduction with respect to foreign taxes paid by the Fund.

Certain of the Fund’s investment practices are subject to special and complex federal income tax provisions that may, among other things, (i) convert dividends that would otherwise constitute qualified dividend income into ordinary income, (ii) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (iii) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (iv) convert long-term capital gain into short-term capital gain or ordinary income, (v) convert an ordinary loss or deduction into a capital loss (the deductibility of which is more limited), (vi) cause the Fund to recognize income or gain without a corresponding receipt of cash, (vii) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur and (viii) adversely alter the characterization of certain complex financial transactions. While it may not always be successful in doing so, the Fund will seek to avoid or minimize any adverse tax consequences of its investment practices.

For the Fund’s investments in “section 1256 contracts,” Code Section 1256 generally will require any gain or loss arising from the lapse, closing out or exercise of such positions to be treated as 60% long-term and 40% short-term capital gain or loss. In addition, the Fund generally will be required to “mark to market” (i.e., treat as sold for fair market value) each outstanding section 1256 contract position at the close of each taxable year (and on October 31 of each year for excise tax purposes). If a section 1256 contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules.

Certain options that do not qualify as “section 1256 contracts” generally will be treated as options governed by Code Section 1234. Pursuant to Code Section 1234, if a written option expires unexercised, the premium received is short-term capital gain to the Fund. If the Fund enters into a closing transaction, the difference between the amount paid to close out its position and the premium received for writing the option is short-term capital gain or loss. If a call option written by the Fund that is not a section 1256 contract is cash settled, any resulting gain or loss will be short-term.

The Fund may recognize gain (but not loss) from a constructive sale of certain “appreciated financial positions” if the Fund enters into a short sale, offsetting notional principal contract, or forward contract transaction with respect to the appreciated position or substantially identical property. Appreciated financial positions subject to this constructive sale treatment include interests (including options and forward contracts and short sales) in stock and certain other instruments. Constructive sale treatment does not apply if the transaction is closed out not later than thirty days after the end of the taxable year in which the transaction was initiated, and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed.

Gain or loss on a short sale will generally not be realized until such time as the short sale is closed. However, as described above in the discussion of constructive sales, if the Fund holds a short sale position with respect to securities that have appreciated in value, and it then acquires property that is the same as or substantially identical to the property sold short, the Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Fund holds an appreciated financial position with respect to securities and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

Certain dividend distributions paid by the Fund (whether paid in cash or reinvested in additional Shares) to individual taxpayers are taxed at rates applicable to net long-term capital gains (through 2012, 15%, or 0% for individuals in the 10% or 15% tax brackets). This tax treatment applies only if certain holding period and other requirements are satisfied by the Member and the dividends are attributable to qualified dividend income received by the Fund itself. For this purpose, “qualified dividend income” means dividends received by the Fund from United States corporations and “qualified foreign corporations,” provided that the Fund satisfies certain holding period and other requirements in respect of the stock of such corporations.  In order for qualified dividends paid by the Fund to a Member to be taxable at long-term capital gains rates, the Member must hold his or her Shares for more than 60 days during the 121-day period surrounding the ex-dividend date. For dividends the Fund receives to qualify for tax-advantaged treatment, the Fund must hold stock paying qualified dividend income for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or more than 90 days during the associated 181-day period, in the case of certain preferred stocks). In addition, neither a Member nor the Fund can be obligated to make related payments (pursuant to a short sale or otherwise) with respect to positions in any security that is substantially similar or related property with respect to his or her shares or such stock, respectively. Gains on option positions treated as short-term and other short-term gains, interest income and non-qualified dividends are not eligible for the lower tax rate. The special rules relating to the taxation of ordinary income dividends paid by the Fund that are attributable to the Fund’s qualified income only apply until December 31, 2012. Thereafter, all of the Fund’s distributions that are characterized as dividends, other than capital gain distributions, will be fully taxable at ordinary income tax rates unless further Congressional action is taken. The Fund does not expect to receive significant qualified dividend income.

The Fund’s investments in foreign securities may be subject to foreign withholding taxes on dividends, interest, or capital gains, which will decrease the Fund’s yield. Foreign withholding taxes may be reduced under income tax treaties between the United States and certain foreign jurisdictions. Depending on the number of non-U.S. Members in the Fund, however, such reduced foreign withholding tax rates may not be available for investments in certain jurisdictions.

Gain from Repurchases or Transfers of Shares

Selling Members will generally recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Member’s adjusted tax basis in the Shares sold. If the Shares are held as a capital asset, the gain or loss will be a capital gain or loss. The maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less (in 2012, 35%), or (ii) through 2012, 15% for gains recognized on the sale of capital assets held for more than one year (as well as any capital gain distributions) (0% for individuals in the 10% or 15% tax brackets). Any loss on a disposition of Shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received with respect to those Shares. For purposes of determining whether Shares have been held for six months or less, the holding period is suspended for any periods during which the Member’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. Any loss realized on a sale or exchange of Shares will be disallowed to the extent those Shares are replaced by other Shares within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the Shares (whether through the reinvestment of distributions or otherwise). In that event, the basis of the replacement Shares will be adjusted to reflect the disallowed loss.

Sales charges paid upon a purchase of Shares cannot be taken into account for purposes of determining gain or loss on a sale of the Shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of Shares of the Fund, during the period beginning on the date of such sale and ending on January 31 of the calendar year following the calendar year in which such sale was made, pursuant to a reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the Member’s tax basis in some or all of any other Shares acquired.

Under Treasury regulations, if a Member realizes a loss on disposition of the Shares of $2 million or more for an individual Member or $10 million or more for a corporate Member, the Member must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Members should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances. Under certain circumstances, certain tax-exempt entities and their managers may be subject to excise tax if they are parties to certain reportable transactions.

The foregoing briefly summarizes some of the important federal income tax consequences to Members of investing in Shares, reflects the federal tax law as of the date of this Memorandum, and does not address special tax rules applicable to certain types of investors, such as corporate and foreign investors. Unless otherwise noted, this discussion assumes that an investor is a United States person and holds Shares as a capital asset. This discussion is based upon current provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations by the courts or the IRS retroactively or prospectively.

State and Local Taxes

In addition to the U.S. federal income tax consequences summarized above, prospective investors should consider the potential state and local tax consequences of an investment in the Fund.  Members are generally taxable in their state of residence on dividend and capital gain distributions they receive from the Fund. The Fund may become subject to taxes in states and localities if it is deemed to conduct business in those jurisdictions.

Information Reporting and Backup Withholding

After the end of each calendar year, Members will be sent information regarding the amount and character of distributions received from the Fund during the year.

Legislation passed by Congress in 2008 requires the Fund (or its administrative agent) to report to the Internal Revenue Service and furnish to Members the cost basis information and holding period for Fund Shares purchased on or after January 1, 2012, and repurchased by the Fund on or after that date.  The Fund will permit Members to elect from among several permitted cost basis methods.  In the absence of an election, the Fund will use average cost as its default cost basis method.  The cost basis method a shareholder elects may not be changed with respect to a repurchase of shares after the settlement date of the repurchase.  Members should consult with their tax advisors to determine the best permitted cost basis method for their tax situation and to obtain more information about how the new cost basis reporting rules apply to them.

Information returns generally will be filed with the Service in connection with distributions with respect to the Shares unless Members establish that they are exempt from the information reporting rules, for example by properly establishing that they are corporations. If Members do not establish that they are exempt from these rules, they generally will be subject to backup withholding on these payments if they fail to provide their taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to Members will be allowed as a credit against their U.S. federal income tax liability and may entitle Members to a refund, provided that the required information is timely furnished to the Service.

Other Taxes

The foregoing is a summary of some of the tax rules and considerations affecting Members and the Fund’s operations, and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. All investors are urged to consult with their own tax advisers regarding any proposed investment in the Fund. A Member may be subject to other taxes, including but not limited to, state and local taxes, estate and inheritance taxes, and intangible taxes that may be imposed by various jurisdictions. The Fund also may be subject to state, local, and foreign taxes that could reduce cash distributions to Members. It is the responsibility of each Member to file all appropriate tax returns that may be required.

Each prospective Member is urged to consult with his or her tax adviser with respect to any investment in the Fund.

In addition to the particular matters set forth in this section, tax-exempt entities should review carefully those sections of this Memorandum regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with their overall investment plans.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to ERISA (an “ERISA Plan”), and persons who are fiduciaries with respect to an IRA, Keogh Plan, or other plan that is subject to the prohibited transaction provisions of Section 4975 of the Code (together with ERISA Plans, “Plans”) should consider, among other things, the matters described below before determining whether to invest in the Fund.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, whether the investment is permitted under the Plan’s governing instruments, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the fund’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. If a fiduciary with respect to any such ERISA Plan breaches its or his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself or himself may be held liable for losses incurred by the ERISA Plan as a result of such breach.

Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund should not be considered to be “plan assets” of the Plans investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under ERISA or the Code. Thus, neither the Adviser, the Subadviser nor the Investment Managers are fiduciaries within the meaning of ERISA or the Code with respect to the assets of any Plan that becomes a Member of the Fund, solely by reason of the Plan’s investment in the Fund.

Certain prospective investors may currently maintain relationships with the Adviser, the Subadviser or one or more Investment Managers of the Investment Funds in which the Fund invests, or with other entities that are affiliated with the Adviser, the Subadviser or the Investment Managers. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Plan to which it provides investment management, investment advisory, or other services. ERISA and the relevant provisions of the Code prohibit the use of Plan assets for the benefit of a party in interest and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code and fiduciaries of such plans should not permit an investment in the Fund with plan assets if the Adviser, the Subadviser or the Investment Managers, or their affiliates perform or have investment powers over such assets, unless an exemption from the prohibited transaction rules apply with respect to such purchase.

The Fund requires Plan fiduciaries proposing to invest in the Fund to certify that (a) the investment by such Plan interest holder in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither the Adviser nor any of its affiliates (including, without limitation, any of the Related Parties) has acted as a fiduciary under ERISA with respect to such purchase; (d) no advice provided by the Adviser or any of its affiliates has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the interest in the Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of other law for which an exemption is not available.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential Plan investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of an investment in the Fund.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to requirements of ERISA or the Code discussed above but may be subject to substantively similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the Fund. Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the Fund.

THE FUND’S SALE OF SHARES TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISER OR ANY OF THEIR AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

CODE OF ETHICS

The Fund, the Adviser and the Subadviser have adopted separate codes of ethics. Each code is reasonably designed to detect and prevent improper personal trading by their personnel, including investment personnel who might compete with or otherwise take advantage of the Fund’s portfolio transactions. Covered persons include the Adviser and the Subadviser, as well as employees of the Adviser and the Subadviser having knowledge of the investments and investment intentions of the Fund. The codes of ethics permit persons subject to the code to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls.  Each code of ethics varies from the other and may not prohibit the same conduct or potential conflicts of interest.

The separate codes of ethics are included as an exhibit to the Fund’s registration statement filed with the SEC and can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202-942-8090. The codes of ethics are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the SEC’s Public Reference Section, Washington, D.C. 20549.

BROKERAGE

The Fund

It is the policy of the Fund to obtain the best execution of its direct investment portfolio transactions, if any, taking into account certain factors as set forth below.  In most instances, the Fund will purchase securities directly from an Investment Fund, and such purchases may be, but generally are not, subject to transaction expenses. Nevertheless, the Fund anticipates that some of its portfolio transactions, including direct investments, may be subject to transaction expenses.

The Fund contemplates that, consistent with the policy of obtaining the best net result, any brokerage transactions of the Fund may be conducted through affiliates of the Adviser. The Board has adopted procedures in conformity with Section 17(e) of the 1940 Act to ensure that all brokerage commissions paid to affiliates are fair and reasonable. As discussed below, the Investment Funds may also conduct brokerage transactions through affiliates of the Adviser. Transactions for the Fund will not be effected on a principal basis with the Adviser, the Subadviser, Placement Agents, any of their affiliates, or other affiliates of the Fund (unless permitted under the 1940 Act). However, such entities may effect brokerage transactions for the Fund. These transactions would be effected in accordance with procedures adopted by the Fund pursuant to Section 17(e) of the 1940 Act and rules and regulations promulgated thereunder. Among other things, Section 17(e) and those procedures provide that, when acting as broker for the Fund, the Placement Agents, the Adviser, the Subadviser, or their affiliates may receive compensation not exceeding: (i) the usual and customary broker’s commission for transactions effected on a national securities exchange; (ii) 2% of the sales price for secondary distributions of securities; and (iii) 1% of the sales price for other purchases or sales. Brokerage transactions effected by the Investment Funds with the Placement Agents, the Adviser, the Subadviser, or any of their affiliates will not be subject to the limitations imposed by Section 17(e) of the 1940 Act.

The Fund will bear any commissions or spreads in connection with the Fund’s portfolio transactions. In placing orders, it is the policy of the Fund to obtain the best results taking into account the broker-dealer’s general execution and operational facilities, the type of transaction involved, and other factors such as the broker-dealer’s risk in positioning the securities involved. While the Subadviser generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily be paying the lowest spread or commission available. In executing portfolio transactions and selecting brokers or dealers, the Subadviser seeks to obtain the best overall terms available for the Fund. In assessing the best overall terms available for any transaction, the Subadviser considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by the Subadviser based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services. Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of foreign stock exchanges, however, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

The Investment Funds

The Investment Funds incur transaction expenses in the management of their portfolios, which will decrease the value of the Fund’s investment in the Investment Funds. In view of the fact that the investment program of certain of the Investment Funds may include trading as well as investments, short-term market considerations will frequently be involved, and it is anticipated that the turnover rates of such Investment Funds may be substantially greater than the turnover rates of other types of investment vehicles. In addition, the order execution practices of the Investment Funds may not be transparent to the Fund. Each Investment Fund is responsible for placing orders for the execution of its portfolio transactions and for the allocation of its brokerage. None of the Fund, the Adviser or the Subadviser will have direct or indirect control over the brokerage or portfolio trading policies employed by the Investment Managers of the Investment Funds.  It is expected that each Investment Fund will generally select broker-dealers to effect transactions on the Investment Fund’s behalf substantially in the manner set forth below.

Each Investment Fund generally will seek reasonably competitive commission rates. However, Investment Funds will not necessarily pay the lowest commission available on each transaction, and may engage in transactions with broker-dealers based on different criteria than those considered by the Fund. Investment Funds may not be subject to the same regulatory restrictions on principal and agency transactions as the Fund and may follow different brokerage allocation practices than the Fund.  The Fund will indirectly bear the commissions or spreads in connection with the portfolio transactions of the Investment Funds but will not have any oversight or control over brokerage practices of Investment Funds.

No guarantee or assurance can be made that an Investment Fund’s brokerage transaction practices will be transparent or that the Investment Fund will establish, adhere to, or comply with its stated practices. Most  Investment Funds may select brokers on a basis other than that outlined above for the Fund and may receive benefits other than research or that benefit the Investment Fund’s Investment Manager or its affiliates rather than the Investment Fund.

DISTRIBUTION ARRANGEMENTS

General

The Placement Agent and wholesaling agent for the Fund is Alternative Strategies Brokerage Services, Inc., an affiliate of the Adviser.  The Placement Agent may appoint other broker dealers as sub-placement agents.  The Placement Agent also acts primarily as a “Wholesaler” and, as such, educates and provides additional services with respect to the Fund to other brokers and financial institutions that may not be the ultimate beneficial owners of such Shares.  The Placement Agent or other intermediaries that enter into agreements with the Placement Agent may charge an investor a fee for their services in conjunction with an investment in the Fund and/or maintenance of Member accounts.  Such a fee will be in addition to any fees charged or paid by the Fund and is not a Fund expense.  Members should direct any questions regarding any such fees to the relevant Intermediary.  The Fund in the future may engage additional placement agents.

The Adviser or its affiliates also may pay from their own resources (including from fees attributable to the Fund) compensation to the Placement Agent, to other of their affiliates, and to broker-dealers and other Intermediaries, in connection with subscriptions for and/or placement of Shares or servicing of Members.  Intermediaries and their personnel (who themselves may receive all or a substantial part of the relevant payments) may receive greater compensation in connection with subscriptions for Shares than they would have received in connection with subscriptions for shares of other investment funds.  Prospective investors should be aware that these payments could create incentives on the part of an Intermediary to view the Fund more favorably relative to investment funds not making payments of this nature or making smaller such payments. Such payments may be different for different Intermediaries.  A prospective investor with questions regarding these arrangements may obtain additional detail by contacting the relevant Intermediary directly.

Shares will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction.

Subsequent to the initial offering, it is expected that Shares will be offered and may be purchased on a monthly basis or at such other times as may be determined by the Board.  The Board may discontinue accepting subscriptions at any time.

Purchase Terms

The Fund intends to accept initial and additional subscriptions for Shares only once each month, effective as of the opening of business on the first calendar day of the month (each such day, a “Subscription Date”) at the relevant net asset value per Share of the Fund as of the close of business on the last calendar day of the prior month.  In order to subscribe to the Fund, investors must complete and return to the appropriate party (as set forth in the Subscription Agreement) one (1) copy of the Subscription Agreement by at least the number of Business Days prior to the Subscription Date that is described in the applicable Subscription Agreement.  Investors must remit the full purchase price of their subscription three (3) Business Days prior to the Subscription Date.  Subscription proceeds must be delivered by wire.  The Fund will not accept checks.

Shares are being offered only to Eligible Investors that meet all requirements to invest in the Fund.  Shares will be sold as of the date on which the subscription is accepted.  The minimum initial investment in the Fund is $50,000.  The minimum additional investment is $10,000, in whole increments of $1,000.  The minimum initial and minimum additional investment requirements may be reduced or increased by the Board. No certificates will be issued for Shares.

The Fund is offered in two classes of Shares. Subscriptions for Class A Shares or Class I Shares may be submitted to, and are received by, the Fund throughout any given month, but are accepted at the same time once per month.  All subscriptions accepted by the Fund are accepted at the end of the month, and the net asset value of Class A Shares and Class I Shares is determined as of the close of business on the last calendar day of that month.  Subscriptions accepted by the Fund become effective as of the Subscription Date based on the previous month-end net asset value.  It is expected that the net asset value of Class A and Class I Shares will vary over time as a result of the differing fees applicable to different classes.

Investments in Class A Shares are subject to the Class A Share Placement Fee which, for investments of less than $500,000 is equal to 2.00%; for investments in Class A Shares of $500,000 or more and less than $1,000,000 is equal to 1.00% and for investments in Class A Shares of $1,000,000 or more is equal to 0.50%.  The Class A Share Placement Fee may be subject to certain waivers as discussed below.

Contingent upon notification to the Placement Agent, Shares purchased by the following investors will not be subject to the Class A Share Placement Fee (and no commissions to brokers or dealers or other Intermediaries are paid on such purchases):

●	The Adviser, the Subadviser, the Placement Agent, or their affiliates;
●
Present or former officers, managers, trustees, registered representatives, and employees (and the “immediate family” of any such person, which term encompasses such person’s spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling’s spouse, a spouse’s siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.)) of the Fund, the Placement Agent, the Adviser, the Subadviser and affiliates of the Placement Agent, the Adviser or the Subadviser and retirement plans established by them for their employees; and

●
Brokers, dealers, and agents who have a sales agreement or arrangement with the Placement Agent that provides for a waiver of any placement fee, and their employees (and the immediate family members of such individuals).

In addition, Shares issued or purchased in the following transactions will not be subject to the Class A Share Placement Fee (and no commissions to brokers or dealers are paid on such purchases):

●	Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
●	Shares purchased by the reinvestment of distributions from the Fund.

To be eligible to receive a waiver of the Class A Share Placement Fee on purchases of Class A Shares, an investor must advise the Placement Agent or the selling broker or dealer when making an investment that the investor qualifies for a specific waiver.

The amount of each additional investment in Class A Shares by a Member will be aggregated with the amount of the Member’s initial investment in Class A Shares and any other additional investments by the Member (to the extent such investments have not been repurchased by the Fund) in determining the applicable Class A Share Placement Fee at the time of subsequent purchases of Class A Shares.  Investments in Class A Shares by an investor’s spouse and investments for certain related accounts will also be included in the aggregation.  In addition, investments in Class A Shares held by the Member’s “Immediate Family Members” (as defined in the Subscription Agreement) will be aggregated with the Member’s Class A Shares for purposes of determining the applicable Class A Share Placement Fee.  The Member must indicate in the Subscription Agreement who such “Immediate Family Members” are and the amounts of their investments.

The Placement Agent may pay all or a portion of the Class A Share Placement Fee it receives to other Intermediaries, acting as sub-placement agents, including affiliates of the Adviser.

In addition, the Placement Agent (or one of its affiliates) may pay from its own resources additional compensation, either at the time of sale or on an ongoing basis, to brokers, dealers and other Intermediaries in respect of Shares sold by such entities.

No placement fee is charged on purchases of Class I Shares.

Pursuant to the conditions of an exemptive order issued by the SEC, the Investor Distribution and Servicing Fee is paid pursuant to a plan adopted by the Fund in compliance with the provisions of Rule 12b-1 under the 1940 Act with respect to Class A Shares (the “Class A Plan”).

The types of investor services provided under the Class A Plan include, but are not limited to: advising Members of the net asset value of their Shares; advising Members with respect to making additional capital contributions to or investments in the Fund or repurchases of Shares; providing information to Members regarding general market conditions; providing Members with copies of the Fund's Memorandum (if requested), annual and interim reports, proxy solicitation materials, tender offer materials, privacy policies, and any other materials required under applicable law; handling inquiries from Members regarding the Fund, including but not limited to questions concerning their investments in the Fund, Member account balances, and reports and tax information provided by the Fund; assisting in the enhancement of relations and communications between such Members and the Fund; assisting in the establishment and maintenance of such Members’ accounts with the Fund; assisting in the maintenance of Fund records containing Member information, such as changes of address; providing such other information and liaison services as the Fund may reasonably request; and other matters as they arise from time to time.

Under the Wholesaling and Placement Agent Agreement, the Fund will pay a quarterly Investor Distribution and Servicing Fee out of Class A Share net assets at the annual rate of 0.75% of the aggregate net asset value of Class A Shares that have been outstanding for more than one year, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Shares) and paid quarterly, to the Placement Agent.  The Investor Distribution and Servicing Fee is paid out of the aggregate net assets attributable to all Class A Shares and, as such, is borne pro rata by all Class A Members.  For the avoidance of doubt, Class A Members will bear their pro rata portion of the Investor Distribution and Servicing Fee regardless of how long they have owned their Class A Shares.  For purposes of calculation of the Investor Distribution and Servicing Fee, Class A Shares issued in the Reorganization and representing interests in a prior feeder fund that were outstanding for more than twelve months prior to April 1, 2012 are treated as having been outstanding for more than twelve months, Class A Shares issued in the Reorganization and representing interests in a prior feeder fund outstanding for less than twelve months prior to April 1, 2012 are treated as having been outstanding for less than twelve months for purposes of calculation of the Investor Distribution and Servicing Fee and the prior holding period is tacked.  The Investor Distribution and Servicing Fee reimburses the Placement Agent for payments made to Investor Service Providers and for the Placement Agent's ongoing investor servicing.  The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers, acting as sub-placement agents, including affiliates of the Adviser.  However, the portion of the 0.75% fee under the Class A Plan designated for regulatory purposes as distribution and/or service fees, for the provision of personal investor services described herein, will be deemed not to exceed 0.25% of the Fund’s net assets attributable to Class A Shares.

The Fund is indirectly subject to a Financial Industry Regulatory Authority (“FINRA”) cap on compensation paid to FINRA member firms.  The cap includes any placement agent fees and investor distribution and/or service fees.  The maximum compensation payable to all FINRA member firms (in the aggregate) participating in the Fund's distribution will be 6.25% of the Fund's offering proceeds.

SUMMARY OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

The following is a summary description of additional items and of select provisions of the LLC Agreement.  An investor in the Fund will be a Member of the Fund and his or her rights in the Fund will be established and governed by the Fund’s LLC Agreement. The following is a summary description of additional items and of select provisions of the LLC Agreement that may not be described elsewhere in this Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the LLC Agreement.

Liability; Indemnification

Under Delaware law and the LLC Agreement, each Member will be liable for the debts and obligations of the Fund only to the extent of the value of such Member’s Shares.  The LLC Agreement provides that the Managers (including the initial managing member and certain of its affiliates, among others) shall not be liable to the Fund or any of the Members for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law.

The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the members and former members of the Board and the initial managing member and certain of its affiliates (among others) by the Fund (but not by the Members individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund provided that such liability and/or expense was not suffered as a result of such person’s willful malfeasance, bad faith, gross negligence, or reckless disregard of duties with respect to the Fund.  None of these persons shall be personally liable to any Member by reason of any change in the federal or state income tax laws applicable to the Fund or its investors.  The rights of indemnification and exculpation provided under the LLC Agreement shall not be construed so as to limit liability or provide for indemnification of the members and former members of the Board and the Adviser (including certain of its affiliates, among others) for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the LLC Agreement to the fullest extent permitted by law.

Amendment

The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the Managers (including a majority of the Independent Managers, if required by the 1940 Act). The Managers’ power to amend the LLC Agreement would not affect the right of Members to vote on any matter as required by the 1940 Act.

Term, Dissolution and Liquidation

The Fund may be dissolved upon the affirmative vote of a majority of the Managers without Member approval, unless such approval is required by the 1940 Act.  Following dissolution, the Board may liquidate the Fund by (i) selling the Fund’s assets to another entity in exchange for interests in the acquiring entity, (ii) selling all of the Fund’s assets for cash or (iii) distributing the Fund’s assets in-kind to Members.  Following such liquidation, the Fund’s Members are entitled to receive the proceeds of such sale, distributed in proportion to the number of Shares held by each Member.  Upon termination of the Fund, the Fund will file a certificate terminating its existence as a Delaware limited liability company.

Reports to Members

The Fund will furnish to Members as soon as practicable after the end of each taxable year such information as is necessary for Members to complete federal and state income tax or information returns, along with any other tax information required by law.  The Fund will send a semi-annual and an audited annual report to Members within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act.  Semi-annual reports from the Adviser regarding the Fund’s operations during each fiscal semi-annual period will also be sent to Members.  The Adviser may provide additional periodic reporting.

Fiscal Year

The fiscal and taxable years of the Fund shall end on March 31.

ACCOUNTANTS AND LEGAL COUNSEL

KPMG LLP serves as the Fund’s independent registered public accounting firm.   As the Fund’s independent registered public accounting firm, KPMG LLP will perform the Fund’s annual audit of the Fund’s financial statements and other non-audit accounting and related services.

K&L Gates LLP, One Lincoln Street, Boston, Massachusetts 02111, acts as counsel to the Fund.

GENERAL INFORMATION

The Fund is registered under the 1940 Act as a closed-end management investment company.  The Fund was formed as a limited liability company under the laws of the State of Delaware on May 15, 2008.  The Fund has its principal offices at c/o Alternative Strategies Group, Inc., 401 South Tryon Street, Charlotte, NC  28202, or at such other place as may be designated from time to time by the Board.  The Fund has its registered office in Delaware at Corporation Service Company and has Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board.  The Adviser’s telephone number is (866) 440-7460.

FINANCIAL STATEMENTS

The Fund will issue a complete set of financial statements on an annual basis prepared in accordance with generally accepted accounting principles.

APPENDIX A

ASGI MESIROW INSIGHT FUND, LLC

(A Delaware Limited Liability Company)

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of April 1, 2012

i

4.3	TRANSFER OF SHARES OF MEMBERS	16
4.4	REPURCHASE OF SHARES	17
ARTICLE V: SHARES		19
5.1	SHARES	19
5.2	RIGHTS OF MEMBERS	20
5.3	ISSUANCE OF SHARES	20
5.4	REGISTER OF SHARES	20
ARTICLE VI: DISSOLUTION AND LIQUIDATION		21
6.1	DISSOLUTION	21
6.2	LIQUIDATION OF ASSETS	21
ARTICLE VII: ACCOUNTING, VALUATIONS, AND BOOKS AND RECORDS		22
7.1	ACCOUNTING AND REPORTS	22
7.2	DETERMINATIONS BY THE BOARD OF MANAGERS	22
7.3	VALUATION OF ASSETS	22
7.4	DISTRIBUTIONS TO MEMBERS.	23
7.5	POWER TO MODIFY FOREGOING PROCEDURES	24
7.6	DIVIDEND REINVESTMENT PLAN	24
ARTICLE VIII: MISCELLANEOUS PROVISIONS		24
8.1	AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT	24
8.2	SPECIAL POWER OF ATTORNEY	25
8.3	NOTICES	26
8.4	AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS	26
8.5	APPLICABILITY OF 1940 ACT AND FORM N-2	26
8.6	CHOICE OF LAW	27
8.7	NOT FOR BENEFIT OF CREDITORS	27

ii

8.8	THIRD-PARTY BENEFICIARIES	27
8.9	MERGER AND CONSOLIDATION	27
8.10	PRONOUNS	28
8.11	CONFIDENTIALITY	28
8.12	SEVERABILITY	28
8.13	FILING OF RETURNS	29
8.14	USE OF NAMES “ALTERNATIVE STRATEGIES GROUP, INC.,” “ASGI” AND “ASGI MESIROW INSIGHT FUND, LLC”	29

iii

ASGI MESIROW INSIGHT FUND, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of ASGI Mesirow Insight Fund, LLC, formerly known as Wells Fargo Multi-Strategy 100 Master Fund I, LLC (the “Fund”) is dated as of April 1, 2012 by and among the Board of Managers and the Members, and those Persons hereinafter admitted as Members.

WHEREAS, the Fund has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation (the “Certificate”) dated and filed with the Secretary of State of Delaware on May 15, 2008.

WHEREAS, the Board of Managers and the Members desire to amend and restate the provisions of the Fund’s Limited Liability Company Agreement as hereinafter set forth;

WHEREAS, the Members have approved this amendment and restatement of the Limited Liability Company Agreement by resolution of the Members duly adopted at a meeting of Members on November 17, 2011;

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I: DEFINITIONS

For purposes of this Agreement:

“1940 ACT” - The Investment Company Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

“ADVISERS ACT” - The Investment Advisers Act of 1940, as amended, and the rules, regulations, and orders thereunder, as amended from time to time, or any successor law.

“AFFILIATE” - An affiliated person of a person as such term is defined in the 1940 Act.

“AGREEMENT” - This Amended and Restated Limited Liability Company Agreement, as further amended from time to time.

“ASGI” – Alternative Strategies Group, Inc., a North Carolina corporation, or any successor thereof.

“BOARD” - The Board of Managers established pursuant to Section 2.6.

“BUSINESS DAY” - A day on which banks are ordinarily open for normal banking business in New York or such other day or days as the Board may determine in its sole and absolute discretion.

“CERTIFICATE” - The Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

“CLASS” -- A class (within the meaning of Section 18-302 of the Delaware Act) of Shares created pursuant to Section 3.1(e).

“CLASS A Shares” -- A Class of Shares issued by the Fund, which Class shall be subject to the Investor Distribution and Servicing Fee described in Section 3.8(d) and a Placement Fee described in Section 3.8(e) and shall otherwise be subject to the same provisions as are applicable hereunder to any Shares or Class of Shares.

“CLASS I Shares” – A Class of Shares issued by the Fund, which Class shall not be subject to the Investor Distribution and Servicing Fee described in Section 3.8(d) or a Placement Fee described in Section 3.8(e), and shall otherwise be subject to the same provisions as are applicable hereunder to any Shares or Class of Shares.

“CLOSING DATE” - The effective date of the Fund’s election to be classified as a corporation for federal income tax purposes.

“CODE” - The United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“CONSTITUENT FUND” -  Any of Wells Fargo Multi-Strategy 100 Fund I, LLC; Wells Fargo Multi-Strategy 100 TEI Fund I, LLC; Wells Fargo Multi-Strategy 100 Fund A, LLC; Wells Fargo Multi-Strategy 100 TEI Fund A, LLC.

“CONVERSION” – The conversion of the Fund from classification as a partnership to classification as a corporation for U.S. federal income tax purposes, electing to be treated as a regulated investment company under Subchapter M of the Code, and the reorganization of the Fund and each Constituent Fund pursuant to an Agreement and Plan of Reorganization.

“DELAWARE ACT” - The Delaware Limited Liability Company Act, as amended from time to time, or any successor law.

“FISCAL PERIOD” - The period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last Business Day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

1)	the last day of each Fiscal Year;
2)	the last day of each Taxable Year; or
3)	any day on which the Fund values any Shares of any Member in connection with the issuance or repurchase of such Shares.

“FISCAL YEAR” - The period commencing on the Closing Date and ending on the next succeeding March 31, and thereafter each period commencing on April 1 of each year and ending on the immediately following March 31 (or on the date of the final distribution pursuant to Section 6.2 hereof), unless and until the Board shall elect another fiscal year for the Fund.

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“FORM N-2” - The Fund’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

“FUND” - The limited liability company governed hereby.

“INDEMNITEES” - Each Manager of the Fund and the directors, officers and employees of the Fund (including his or her respective executors, heirs, assigns, successors, or other legal representatives).

“INDEPENDENT MANAGERS” - Those Managers who are not “interested persons” of the Fund as such term is defined by the 1940 Act.

“INVESTMENT FUNDS” - Investment funds in which the Fund’s assets are invested.

“INVESTMENT MANAGERS” - The organizations that manage and direct the investment activities of Investment Funds.

“MANAGER” – An individual designated as a Manager of the Fund pursuant to the provisions of Section 2.6 of the Agreement and who serves on the Board of the Fund.

“MEMBER” - Any Person who shall have been admitted to the Fund as a member (including any Manager in such Person’s capacity as a member of the Fund but excluding any Manager in such Person’s capacity as a Manager of the Fund) until such Person ceases to be a Member in accordance with the terms hereof and the Delaware Act.

“NET ASSETS” - The total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Shares. With respect to any Class of Shares, the total value of the portion of all assets of the Fund attributable to such Class, less an amount equal to the portion of all accrued debts, liabilities and obligations of the Fund attributable to such Class, calculated before giving effect to any repurchases of Shares of such Class, in accordance with the Fund’s Multi-Class Share Plan adopted pursuant to Rule 18f-3 under the 1940 Act. The Net Assets of the Fund will be computed as of the close of business on the last Business Day of each Fiscal Period. In computing Net Assets, the Fund will value its assets in accordance with Section 7.3. Expenses of the Fund and its liabilities (including the amount of any borrowings) are taken into account for purposes of computing Net Assets.

“NET ASSET VALUE” – With respect to any Share, Net Assets of the applicable Class of Shares divided by the number of Shares of such Class outstanding at the applicable date.

“PERSON” – Any individual, limited partnership corporation, association, limited liability company or partnership, estate, trust, governmental authority or other legal entity and his, her or its heirs, executors, administrators, legal representatives, successors and assigns where the context requires.

“PLACEMENT AGENT” – Alternative Strategies Brokerage Services, Inc. or any Person who may hereafter serve as a placement agent for Shares pursuant to a placement agreement with the Fund.

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“REGULATIONS” - Treasury Regulations promulgated under the Code.

“SECURITIES” - Securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency, commodity, any type of derivative instrument and financial instrument and any contract based on any index or group of securities, debt obligations, currencies, commodities, any options thereon and any interests, units or shares issued by an Investment Fund.

“SHARES” - The Shares of undivided limited liability company interest, each representing an ownership interest in the Fund, including the rights and obligations of a Member under this Agreement and the Delaware Act.  Shares of any Class shall be issued at the Net Asset Value for such Class as of the date of issuance.

“TAXABLE YEAR” - The period commencing on the Closing Date and ending on the next succeeding March 31, and thereafter each period commencing on April 1 of each year and ending on the immediately following March 31 (or on the date of the final distribution pursuant to Section 6.2 hereof), unless and until the Board shall elect another taxable year for the Fund.

“TRANSFER” - The assignment, transfer, sale, encumbrance, pledge, or other disposition of a Share, including any right to receive any distributions attributable to such Share, and “TRANSFEROR” and “TRANSFEREE” mean the respective parties to a Transfer.

“VALUATION DATE” - The date as of which the Fund values Shares for purposes of determining the price at which Shares are to be repurchased by the Fund pursuant to an offer made by the Fund pursuant to Section 4.4 hereof.

ARTICLE II: ORGANIZATION; ADMISSION OF MEMBERS

2.1           FORMATION OF LIMITED LIABILITY COMPANY

The Fund has been formed as a limited liability company by the filing of the Certificate.  The Board shall cause the execution and filing in accordance with the Delaware Act of any amendment to the Certificate and shall cause the execution and filing with applicable governmental authorities of any other instruments, documents, and certificates that, in the opinion of the Fund’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware, or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or as such legal counsel may deem necessary or appropriate to effectuate, implement, and continue the valid existence and business of the Fund.

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2.2           NAME
The Fund’s name shall be “ASGI Mesirow Insight Fund, LLC” or such other name as the Board may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) taking such other actions as may be required by law.

2.3           PRINCIPAL AND REGISTERED OFFICE

The Fund shall have its principal office c/o Alternative Strategies Group, Inc., 401 South Tryon Street, Charlotte, North Carolina 28288, or at such other place as may be designated from time to time by the Board.

The Fund shall have its registered office in Delaware at Corporation Service Company and shall have Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board.

2.4           DURATION

The term of the Fund commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

2.5           BUSINESS OF THE FUND

(a)           The business of the Fund is, either directly or indirectly, through one or more other pooled investment vehicles, to purchase, sell (including short sales), invest, and trade in Securities, on margin or otherwise, to engage in any financial or derivative transactions relating thereto or otherwise, and to invest in one or more other Investment Funds as a fund of funds. The Fund may execute, deliver, and perform all contracts, agreements, subscription documents, and other undertakings and engage in all activities and transactions as may in the opinion of the Board be necessary or advisable to carry out its objective or business.

(b)           The Fund shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions as may be adopted by the Board and the Members, to the extent required by the 1940 Act. The Fund may register its Shares under the Securities Act of 1933, as amended, but need not so register Shares.

(c)           In furtherance of the Fund’s business, the Board shall have the authority to take the following actions, and to delegate such portion or all of such authority to such officers of the Fund as the Board may elect:

(1)           To enter into and perform any and all agreements relating to the Conversion, including the issuance of Shares and the admission of Members in accordance therewith.

(2)           To acquire or buy, and invest the Fund’s property in, own, hold for investment or otherwise, and to sell or otherwise dispose of, all types and kinds of securities and investments of any kind including, but not limited to, interests, shares or units of Investment Funds, stocks, profit-sharing interests or participations and all other contracts

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for or evidences of equity interests, bonds, debentures, warrants and rights to purchase securities, and interests in loans, certificates of beneficial interest, bills, notes and all other contracts for or evidences of indebtedness, money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers’ acceptances and other obligations, and all other negotiable and non-negotiable securities and instruments, however named or described, issued by corporations, trusts, associations or any other Persons, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State, territory or possession of the United States, by any political subdivision or agency or instrumentality of any state or foreign country, or by any other government or other governmental or quasi-governmental agency or instrumentality, domestic or foreign; to acquire and dispose of interests in domestic or foreign loans made by banks and other financial institutions; to deposit any assets of the Fund in any bank, trust company or banking institution or retain any such assets in domestic or foreign cash or currency; to purchase and sell gold and silver bullion, precious or strategic metals, and coins and currency of all countries; to engage in “when issued” and delayed delivery transactions; to enter into repurchase agreements, reverse repurchase agreements and firm commitment agreements; to employ all types and kinds of hedging techniques and investment management strategies; and to change the investments of the Fund.

(3)           To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any of the Fund’s property or any of the foregoing securities, instruments or investments; to purchase and sell options on securities, currency, precious metals and other commodities, indices, futures contracts and other financial instruments and assets and enter into closing and other transactions in connection therewith; to enter into all types of commodities contracts, including, without limitation, the purchase and sale of futures contracts on securities, currency, precious metals and other commodities, indices and other financial instruments and assets; to enter into forward foreign currency exchange contracts and other foreign exchange and currency transactions of all types and kinds; to enter into interest rate, currency and other swap transactions; and to engage in all types and kinds of hedging and risk management transactions.

(4)           To exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Fund property, including, without limitation, the right to vote thereon and otherwise act with respect thereto; and to do all acts and things for the preservation, protection, improvement and enhancement in value of all such securities and assets.

(5)           To acquire (by purchase, lease or otherwise) and to hold, use, maintain, lease, develop and dispose of (by sale or otherwise) any type or kind of property, real or personal, including domestic or foreign currency, and any right or interest therein.

(6)           To borrow money and in this connection issue notes, commercial paper or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any part of the Fund property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person; to lend

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all or any part of the Fund’s property to other Persons; and to issue general unsecured or other obligations of the Fund, and enter into indentures or agreements relating thereto.

(7)           To aid, support or assist by further investment or other action any Person, any obligation of or interest which is included in the Fund’s property or in the affairs of which the Fund has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, securities and other obligations of any such Person.

(8)           To join other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Board shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board shall deem proper.

(9)           To carry on any other business in connection with or incidental to any of the foregoing powers referred to in this Agreement, to do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Agreement, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with such business or purposes, objects or powers.

2.6           BOARD OF MANAGERS

(a)           Upon becoming a Member as a result of the Conversion or by signing a subscription agreement, application or certification in connection with the purchase or acquisition of Shares, a Member as of the Closing Date shall be deemed to have voted for the election of each of the Managers so designated as of the Closing Date.  After the Closing Date, the Board may, subject to the provisions of paragraphs (b) and (c) of this Section 2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.3 hereof with respect to the election of Managers to the Board by Members, designate any Person who shall agree to be bound by all of the terms of this Agreement as a Manager.  The names and mailing addresses of the Managers shall be set forth in the books and records of the Fund.  After the Closing Date, the number of Managers shall be fixed from time to time by the Board.

(b)           Each Manager shall serve on the Board for the duration of the term of the Fund, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.1 or Section 4.2 hereof.  In the event of any vacancy in the position of Manager, the remaining Managers may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Managers then serving would have been elected by the Members. The Board may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board.

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(c)           In the event that no Manager remains to continue the business of the Fund, ASGI shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Managers to the Board. If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

2.7           MEMBERS

The Fund may offer Shares for purchase by investors (including through exchange) in such manner and at such times as may be determined by the Board.  Each subscription for Shares is subject to the receipt by the Fund or its custodian of cleared funds on or before the acceptance date for such subscription in the full amount of such subscription or such other consideration as the Board may consider appropriate or on such other terms as may be set forth in the Fund’s registration statement on Form N-2.  Subject to the foregoing, a Person may be admitted to the Fund as a Member upon approval of the Board, subject to the condition that such Person (other than a Person becoming a Member as a result of the Conversion) shall execute and deliver a subscription agreement, application, certification or other document specified by the Board pursuant to which such Member agrees to be bound by all the terms and provisions of this Agreement.  The Board may, in its sole and absolute discretion, reject any subscription for Shares.  The Board may, in its sole and absolute discretion, suspend the offering of the Shares at any time. The admission of any Person as a Member shall be effective upon the revision of the books and records of the Fund to reflect the name and the purchase price paid by such Member for such Member’s Shares; provided, however, that, in connection with the Conversion, members of any Constituent Fund who receive Shares in connection with the Conversion shall be admitted as Members effective as of the Closing Date.

2.8           BOTH MANAGERS AND MEMBERS

A Member may also be a Manager for purposes of the Delaware Act, in which event such Member’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions of this Agreement or as provided in the Delaware Act.

2.9           LIMITED LIABILITY

Except as provided under the Delaware Act or the 1940 Act, a Member shall not be liable for the Fund’s debts, obligations, and liabilities in any amount in excess of such Member’s investment in the Fund.  Except as provided under the Delaware Act or the 1940 Act, a Manager and any officer shall not be liable for the Fund’s debts, obligations or liabilities, and any such officer or agent shall be deemed to be a Manager within the meaning of Sections 18-101(10) and 18-303(a) of the Delaware Act and of this Section 2.9.

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ARTICLE III: MANAGEMENT

3.1           MANAGEMENT AND CONTROL

(a)           Management and control of the business of the Fund shall be vested in the Board, which shall have the right, power, and authority, on behalf of the Fund and in its name, to exercise all rights, powers, and authority of managers under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and their duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Manager’s authority as delegated by the Board.  The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority, and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware stock corporation organized under the Delaware General Corporation Law, (ii) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware stock corporation, and (iii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware stock corporation who is not an “interested person” of such company, as such term is defined by the 1940 Act.  During any period in which the Fund shall have no Managers, the initial Member or its assignee, shall have the authority to manage the business and affairs of the Fund.

(b)           Members, in their capacity as Members, shall have no right to participate in and shall take no part in the management or control of the Fund’s business and shall have no right, power or authority to act for or bind the Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

(c)           The Board may create one or more committees consisting of one or more Board Members, and it may delegate to any other Person any rights, power and authority vested by this Agreement in the Board to the extent permissible under applicable law, and may appoint Persons to serve as officers of the Fund, with such titles and authority as may be determined by the Board consistent with applicable law and with this Agreement.

(d)           The Board shall have full power and authority to adopt By-Laws providing for the conduct of the business of the Fund and containing such other provisions as they deem necessary, appropriate or desirable, subject to the voting powers of one or more Classes created pursuant to this Section 3.1, to amend and repeal such By-Laws; provided, however, that, to the extent the By-Laws are inconsistent with the terms or provisions of this Agreement, the terms and provisions of this Agreement shall control.  Unless the By-Laws specifically require that Members authorize or approve the amendment or repeal of a particular provision of the By-Laws or otherwise required by the 1940 Act, any provision of the By-Laws may be amended or repealed by the Board without Member authorization or approval.

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(e)           The Board shall have the full power and authority, without Member approval, to authorize one or more Classes of Shares; Shares of each such Class having such preferences, voting powers and special or relative rights or privileges (including conversion rights, if any) as the Board may determine and as shall be set forth in a resolution adopted in accordance with this Agreement and, if applicable, the By-Laws.  The Board may, without Member approval, amend this Agreement to provide for the terms of such Class or Classes or provide for the terms of such Class or Classes in a written plan adopted by the Board pursuant to Rule 18f-3 under the 1940 Act.

3.2           ACTIONS BY THE BOARD OF MANAGERS

(a)           Unless provided otherwise in this Agreement, the Board shall act only: (i) by the affirmative vote of a majority of the Managers (including the vote of a majority of the Independent Managers if required by the 1940 Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone or other electronic means) or (ii) by unanimous written consent of all of the Managers without a meeting, if permissible under the 1940 Act.

(b)           The Board may designate from time to time a Principal Manager or chair who shall preside at all meetings of the Board. Meetings of the Board may be called by the Principal Manager or by any two Managers, and may be held on such date and at such time and place as the Board shall determine. Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Except as otherwise required by the 1940 Act, notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by telephone or other electronic means except where in person attendance at a meeting is required by the 1940 Act.  A majority of the Managers shall constitute a quorum at any meeting.

3.3           MEETINGS OF MEMBERS

(a)           Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board (or by ASGI in accordance with Section 2.6(c)) or by Members holding Shares with an aggregate Net Asset Value of 25% or more of the aggregate Net Asset Value of all Shares, and may be held at such time, date and place as the Board (or ASGI, if applicable under Section 2.6(c)) shall determine.  The Board (or ASGI in accordance with Section 2.6(c)) shall arrange to provide written notice of the meeting, stating the date, time, and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting at least 10 days prior thereto.  Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law.  Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting.  The presence in person or by proxy of Members holding 40% or more of the aggregate Net Asset Value of all Shares as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by the Board, by ASGI (in connection with a meeting under Section 2.6(c)), or by action of the Members holding a majority, by aggregate Net Asset Value, of the Shares present in

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person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b)           Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to the aggregate Net Asset Value of such Member’s Share ownership as of the record date for such meeting. The Board shall establish a record date not less than 10 days nor more than 90 days prior to the date of any meeting of Members as the record date for determining eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast at the meeting, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c)           A Member may vote at any meeting of Members by a proxy, provided that such proxy is authorized to act by (i) a written instrument properly executed by the Member and filed with the Fund before or at the time of the meeting or (ii) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Board. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person.  Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted.  The Board may establish a record date for such vote not less than 2 days nor more than 90 days prior to the date  such request for consent is first mailed as the record date for determining eligibility to consent and the number of votes that each Member will be entitled to give its consent with respect to, and shall maintain for each record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to give its consent with respect to.

3.4           CUSTODY OF THE FUND’S ASSETS

The physical possession of all funds, Securities, or other properties of the Fund shall at all times, be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the 1940 Act and the rules thereunder.

3.5           OTHER ACTIVITIES OF MEMBERS AND MANAGERS

(a)           The Managers shall not be required to devote all of their time to the affairs of the Fund, but shall devote such time as the Managers may reasonably believe to be required to perform their obligations under this Agreement.

(b)           Any Member or Manager, and any Affiliate of any Member or Manager, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquiring and disposing

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of Securities, providing of investment advisory or brokerage services, serving as directors, officers, employees, advisors, or agents of other companies, partners of any partnership, managers of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Manager shall have any rights in or to any such activities of any other Member or Manager, or in or to any profits derived therefrom.

3.6           DUTY OF CARE

(a)           No Manager shall be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of a Manager’s services pursuant to any agreement, including this Agreement, between a Manager and the Fund for the provision of services to the Fund unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of the Manager constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the performance of his services to the Fund.

(b)           Members that are not in breach of any obligation hereunder or under their subscription agreement, application or certification or under any other document pursuant to which Members agree to be bound by all the terms and provisions of this Agreement shall be liable to the Fund, any other Member, or third parties only as provided under the Delaware Act.

3.7           INDEMNIFICATION

(a)           To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Indemnitee against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such Indemnitee may be or may have been involved as a party or otherwise, or with which such Indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager of the Fund or the past or present performance of services to the Fund by such Indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such Indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under federal securities laws that, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)           Expenses so incurred by such Indemnitees, including, but not limited to, reasonable counsel fees and accounting and auditing expenses (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation, or proceeding upon

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receipt of an undertaking by or on behalf of such Indemnitees to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such Indemnitees shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such Indemnitees against losses arising by reason of such Indemnitees’ failure to fulfill such undertaking, or (iii) a majority of the Managers (excluding any Manager who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such Indemnitees ultimately will be entitled to indemnification.

(c)           As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an Indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Managers (excluding any Manager who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such Indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such Indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices, or (ii) the Board secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such Indemnitee against any liability to the Fund or its Members to which such Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices.

(d)           Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any Indemnitee of any such amount if such Indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices.  In (i) any suit brought by a Manager (or other Person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7, it shall be a defense that, and (ii) in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the Fund shall be entitled to recover such expenses upon a final adjudication that, the Manager or other Person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of

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conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Manager or other Person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e)           The Indemnitees may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such Indemnitees may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)           The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager or other Person.

3.8           FEES, EXPENSES AND REIMBURSEMENT

(a)           The Board may cause the Fund to compensate each Manager who is not an “interested person” of the Fund (as defined in the 1940 Act), and such Manager shall be reimbursed by the Fund for reasonable travel and out-of-pocket expenses incurred by him in performing his duties under this Agreement.

(b)           The Fund shall bear all costs and expenses incurred in its business and operations other than those specifically required to be borne by ASGI pursuant to the advisory agreement between the Fund and ASGI. Costs and expenses to be borne by the Fund include, but are not limited to, the following:

(1)           all costs and expenses directly related to investment transactions and positions for the Fund’s account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends, and indirect expenses from investments in Investment Funds;

(2)           all costs and expenses associated with the operation and registration of the Fund, offering costs and the costs of compliance with applicable federal and state laws;

(3)           attorneys’ fees and disbursements associated with updating the Fund’s registration statement, the private placement memorandum and other offering related documents (the “Offering Materials”); the costs of printing the Offering Materials and distributing them to prospective investors; and attorneys’ fees and disbursements associated with the preparation and review thereof;

(4)           all costs and expenses associated with the organization and operation of separate Investment Funds managed by Investment Managers in which the Fund invests;

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(5)           the costs and expenses of holding meetings of the Board and any meetings of Members, including costs associated with the preparation and dissemination of proxy materials;

(6)           the fees and disbursements of the Fund’s counsel, legal counsel to the Independent Managers, if any, auditing and accounting expenses and fees and disbursements for independent accountants for the Fund, and other consultants and professionals engaged on behalf of the Fund;

(7)           all costs and expenses associated with the Fund’s repurchase offers;

(8)           the management fee payable to ASGI and certain out-of-pocket expenses incurred by ASGI in its capacity as the Fund’s investment adviser;

(9)           the fees payable to custodians and other Persons providing administrative services to the Fund;

(10)           the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund, the Board or Indemnitees;

(11)           all costs and expenses of preparing, setting in type, printing, and distributing reports and other communications to Members;

(12)           all expenses associated with computing the Fund’s Net Asset Value, including any equipment or services obtained for these purposes;

(13)           all charges for equipment or services used in communicating information regarding the Fund’s transactions among ASGI and any custodian or other agent engaged by the Fund; and

(14)           such other types of expenses as may be approved from time to time by the Board.

(c)           Subject to procuring any required regulatory approvals, from time to time the Fund may, alone or in conjunction with other registered or unregistered investment funds or other accounts for which ASGI, or any Affiliate of ASGI, acts as general partner, managing member, manager or investment adviser (or the equivalent), purchase insurance in such amounts, from such insurers and on such terms as the Board shall determine.

(d)           The Fund shall pay to the Placement Agent with respect to the aggregate Net Asset Value of all Class A Shares (to the extent such Shares have been outstanding for at least one year) an investor distribution and servicing fee for providing investor services (the “Investor Distribution and Servicing Fee”), which fee shall be calculated and accrued each calendar month (before any repurchases of Class A Shares being made at the end of the applicable month), at the rate of 0.75% per annum of such aggregate Net Asset Value as of the end of such month. Such Investor Distribution and Servicing Fee shall be paid in arrears at the end of each calendar quarter and shall be charged to the Net Asset Value of the Class A Shares.

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(e)           Investments in Class A Shares of less than $500,000 are subject to a placement fee of 2.00%; investments in Class A Shares of $500,000 or more and less than $1,000,000 are subject to a placement fee of 1.00% and investments in Class A Shares of $1,000,000 or more are subject to a placement fee of 0.50% (in each case, the “Placement Fee”).  In the event that a Member purchases Class A Shares on more than one occasion, the Placement Fee charged at the time of any purchase shall be charged at the rate that would apply if the aggregate of all of the Member’s current and prior purchases (based on amounts invested) were being purchased at that time.  The Placement Fee may be waived in whole or in part by the Placement Agent in its sole discretion.
ARTICLE IV: TERMINATION OF STATUS OF MANAGERS,
 TRANSFERS AND REPURCHASES

4.1           TERMINATION OF STATUS OF A MANAGER

The status of a Manager shall terminate if the Manager (a) shall die; (b) shall be adjudicated incompetent; (c) shall voluntarily resign as a Manager; (d) shall be removed in accordance with Section 4.2; (e) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (f) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (g) shall have a receiver appointed to administer the property or affairs of such Manager; or (h) shall otherwise cease to be a Manager of the Fund under the Delaware Act.

4.2           REMOVAL OF THE MANAGERS

Any Manager may be removed either (a) with or without cause by the vote or written consent of at least two thirds (2/3) of the Managers not subject to the removal vote (but only if there are at least three Managers serving on the Board at the time of such vote or written consent) or (b) with or without cause by, if at a meeting, a vote of the Members holding a majority of the total number of votes present at such meeting or, if by written consent, a vote of Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

4.3           TRANSFER OF SHARES OF MEMBERS

(a)           Shares of a Member may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of such Member, (ii) in connection with the Conversion, Shares may be distributed by the Constituent Funds to the members of the Constituent Funds, or (iii) with the written consent of the Board (which may be withheld in its sole and absolute discretion); provided, however, that the Board may not consent to any Transfer other than a Transfer (A) in which the tax basis of the Shares in the hands of the Transferee is determined, in whole or in part, by reference to its tax basis in the hands of the Transferor (e.g., certain Transfers to affiliates, gifts, and contributions to family partnerships), (B) to members of the Member’s immediate family (brothers, sisters, spouse, parents, and children), (C) as a distribution from a qualified retirement plan, or (D) a Transfer to which the Board may consent pursuant to the following sentence. The Board may consent to other pledges, Transfers, or assignments under such other circumstances and conditions as it, in its sole and

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absolute discretion, deems appropriate. In no event, however, will any Transferee or assignee be admitted as a Member without the consent of the Board, which may be withheld in its sole and absolute discretion. Any pledge, Transfer, or assignment not made in accordance with this Section 4.3 shall be void.

(b)           The Board may not consent to a Transfer of Shares of a Member unless: (i) the Person to whom the Shares are Transferred (or each of the Person’s beneficial owners if such a Person is a “private investment company” as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a Person whom the Board believes is a “Eligible Investor” as described in the Fund’s Form N-2; and (ii) all the Shares of the Member are Transferred to a single Transferee or, after the Transfer of less than all the Member’s Shares, the Net Asset Value of the Shares of each of the Transferee and Transferor is not less than the amount as may be fixed from time to time by the Board as the Fund’s minimum investment, if any.  Any Transferee that acquires Shares by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of a Member or otherwise, shall be entitled to the distributions allocable to the Shares so acquired and to Transfer such Shares in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such Transferee becomes a substituted Member. If a Member Transfers Shares with the approval of the Board, the Board shall promptly take all necessary actions so that the Transferee to whom such Shares are Transferred is admitted to the Fund as a Member. Each Member effecting a Transfer and its Transferee agree to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with such Transfer.

(c)           Each Member shall indemnify and hold harmless the Fund, the Managers, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such Persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.3 and (ii) any misrepresentation by such Member in connection with any such Transfer.

4.4           REPURCHASE OF SHARES

(a)           Except as otherwise provided in this Agreement, no Member or other Person holding Shares shall have the right to withdraw or tender to the Fund for repurchase of those Shares. The Board from time to time, in its sole and absolute discretion and on such terms and conditions as it may determine, may cause the Fund to repurchase Shares pursuant to written tenders. In determining whether to cause the Fund to repurchase Shares pursuant to written tenders, the Board shall consider the following factors, among others:

(1)           whether any Members have requested to tender Shares to the Fund;

(2)           the liquidity of the Fund’s assets;

(3)           the investment plans and working capital requirements of the Fund;

(4)           the relative economies of scale with respect to the size of the Fund;

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(5)           the history of the Fund in repurchasing Shares; and

(6)           the economic condition of the securities markets.

The Board shall cause the Fund to repurchase Shares pursuant to written tenders only on terms determined by the Board to be fair to the Fund and to all Members (including Persons holding Shares acquired from Members), as applicable, and otherwise in a manner consistent with Sections 18-607 and 18-804 of the Delaware Act, to the extent applicable.

(b)           A Member who tenders for repurchase only a portion of the Member’s Shares will be required to continue to own Shares having a Net Asset Value not less than amount as may be fixed from time to time by the Board as the Fund’s minimum investment, if any.  If a Member tenders an amount that would cause Net Asset Value of the Member’s remaining Shares to fall below the required minimum, the Fund reserves the right to reduce the amount to be purchased from the Member so that the required minimum balance is maintained or to repurchase all of the tendering Member’s Shares.  A Member who tenders for repurchase Shares initially purchased within a period determined by the Board before such tender may, as determined by the Board, be required to pay an early repurchase charge of a percentage of the repurchase price for such Shares, which charge will be withheld from the payment of the repurchase price.

(c)           The Board may cause the Fund to repurchase Shares of a Member or any Person acquiring Shares from or through a Member in the event that the Board determines or has reason to believe that:

(1)           such Shares have been Transferred in violation of Section 4.3 hereof, or such Shares have vested in any Person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of a Member;

(2)           ownership of such Shares by a Member or other Person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

(3)           continued ownership of such Shares may subject the Fund or any of the Members to an undue risk of adverse tax or other fiscal consequences;

(4)           any of the representations and warranties made by a Member in connection with the acquisition of Shares was not true when made or has ceased to be true; or

(5)           it would be in the best interests of the Fund, as determined by the Board in its sole and absolute discretion, for the Fund to repurchase such Shares.

(d)           Provided that the Board shall have made a determination to repurchase Shares, Shares will be valued for purposes of determining their repurchase price as of the last Business Day of each calendar quarter (a “Valuation Date”). Shares to be repurchased pursuant to subsection 4.4(c) shall be tendered by the affected Members, and payment for such Shares shall be made by the Fund, at such times as the Fund shall set forth in its notice to the affected Members. Shares being tendered by Members pursuant to subsection 4.4(a) shall be tendered by Members at least sixty-five (65) days prior to the applicable Valuation Date. The Fund shall pay the repurchase

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price for tendered Shares approximately, but no earlier than, thirty-five (35) days after the applicable Valuation Date. The voting rights of Members as provided in this Agreement with respect to the tendered Shares shall continue until such time as the Initial Payment (as defined below) of the repurchase price is paid under this subsection 4.4(d). Payment of the repurchase price for Shares shall consist of cash in an amount equal to such percentage (generally expected to be 100% or 90%), as may be determined by the Board, of the estimated unaudited Net Asset Value of the Shares repurchased by the Fund determined as of the Valuation Date relating to such Shares (the “Initial Payment”). The Fund may establish an escrow to hold funds or otherwise earmark funds (including investments) reasonably determined by the Board to be needed to make both the Initial Payment and, if the Initial Payment is less than 100% of the estimated unaudited Net Asset Value, the balance of such estimated Net Asset Value. The Fund shall pay the balance, if any, of the purchase price based on the audited financial statements of the Fund for the Fiscal Year in which such repurchase was effective.  This amount will be subject to adjustment upon completion of the annual audit of the Fund’s financial statements for the fiscal year in which the repurchase is effected.  Notwithstanding anything in the foregoing to the contrary, the Board, in its sole and absolute discretion, may pay any portion of the repurchase price in Securities (or any combination of Securities and cash) having a value, determined as of the Valuation Date relating to such Shares, equal to the fair market value of such Securities.  Members may be compelled to accept any portion of the repurchase price in Securities without regard to the provisions of Section 18-605 of the Delaware Act.

ARTICLE V: SHARES

5.1           SHARES

The interest of the Members hereunder shall be divided into an unlimited number of Shares. Minimum initial and additional investment amounts may be established by the Board, in its sole and absolute discretion.  Members may make additional investments in the Fund effective as of such times as the Board, in its sole and absolute discretion, may permit, subject to Section 2.7 hereof, but no Member shall be obligated to make any additional investments in the Fund.  Initial and any additional investments in the Fund shall be payable in cash, in-kind or in such manner and at such times as may be determined by the Board, payable in readily available funds at the date of the proposed acceptance of the investment.

All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Managers (if any) therefor shall have been received by the Fund.

The ownership of Shares shall be recorded on the books of the Fund or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Managers may otherwise determine from time to time. The Managers may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Fund as kept by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Members and as to the number of Shares held from time to time by each Member. The Managers may at any time discontinue the issuance of Share certificates and may, by written notice to each Member, require the surrender of Share

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certificates to the Fund for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Fund.

5.2           RIGHTS OF MEMBERS

The Shares shall be personal property giving only the rights in this Agreement specifically set forth or as otherwise required by the Delaware Act.  The ownership of Fund assets of every description and the right to conduct any business herein before described are vested exclusively in the Managers, and the Members shall have no interest therein other than the interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Fund nor can they be called upon to share or assume any losses of the Fund.  The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified by the Managers when creating the Shares, as in preferred shares).

Every Member by virtue of having become a Member shall be held to have expressly assented and agreed to the terms of this Agreement and the By-laws and to have become a party hereto and thereto. The death of a Member during the continuance of the Fund shall not operate to terminate the same nor entitle the representative of any deceased Member to an accounting or to take any action in court or elsewhere against the Fund or the Managers, but only to the rights of said decedent under this Agreement.

No Member shall be entitled to interest on any investment in the Fund, nor shall any Member be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of a part or all of such member’s Shares pursuant to section 4.4 hereof, or (ii) upon the liquidation of the Fund’s assets pursuant to Section 6.2 hereof.  No Member shall be liable for the return of any such amounts.

5.3           ISSUANCE OF SHARES

The Managers, in their discretion, may from time to time without authorization or vote of the Members issue Shares and additional Classes of Shares established pursuant to Section 3.1(e), in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Managers may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.  The Managers may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares.  Issuances and repurchases of Shares may be made in whole Shares and/or fractions of a Share or multiples thereof as the Managers may determine.

5.4           REGISTER OF SHARES

A register shall be kept at the offices of the Fund or any transfer agent duly appointed by the Managers under the direction of the Managers which shall contain the names and addresses of the Members and the number of Shares held by them respectively and a record of all transfers thereof.  Separate registers shall be established and maintained for each Class or series of Shares.

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Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Members.  No Member shall be entitled to receive payment of any dividend or distribution, nor to have notice given to such Member as herein provided, until such Member has given its address to a transfer agent or such other officer or agent of the Managers as shall keep the register for entry thereon.  The Managers, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefor and rules and regulations as to their use.

ARTICLE VI: DISSOLUTION AND LIQUIDATION

6.1           DISSOLUTION

The Fund shall be dissolved only:

(1)           upon the affirmative vote to dissolve the Fund by the Board;

(2)           upon the determination not to continue the business of the Fund or the failure of Members to elect the required number of Managers at a meeting called by ASGI in accordance with Section 2.6(c) hereof;

(3)           at any time there are no Members in accordance with and subject to Section 18-801(a)(4) of the Delaware Act; or

(4)           the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

Dissolution of the Fund shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or, in connection with clause (2) above, the conclusion of the 60-day period as provided in Section 2.6, but the Fund shall not terminate until the assets of the Fund have been liquidated, and the business and affairs of the Fund have been wound up, in accordance with Section 6.2 hereof and the Certificate has been canceled.

6.2           LIQUIDATION OF ASSETS

(a)           Upon the dissolution of the Fund as provided in Section 6.1 hereof, the Board shall promptly appoint ASGI as the liquidator, and ASGI shall liquidate the assets, and wind up the business and affairs of the Fund, except that, if ASGI is unable or unwilling to perform this function, the Board shall appoint another Person to serve as liquidator, and, if the Board is unable or unwilling to appoint another Person to serve as liquidator, Members holding a majority of the total number of votes eligible to be cast by all Members shall appoint another Person to serve as liquidator, and such Person shall promptly liquidate assets, and wind up the business and affairs of the Fund. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board, ASGI or the liquidator shall deem appropriate in its sole and absolute discretion as applicable) shall be distributed in accordance with Section 18-804 of the Delaware Act as follows:

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(1)           the debts of the Fund and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Fund’s assets to the Members has been completed, shall first be paid in accordance with priority and on a pro rata basis in accordance with their respective amounts; and

(2)           the Members shall next be paid on a pro rata basis in accordance with the Net Asset Value of their Shares on the date of the distributions under this Section 6.2(a)(2).

(b)           Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Fund, the Board or other liquidator may distribute ratably to the Members in kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made, the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above. Members may be compelled to accept in-kind distributions without regard to the provisions of Section 18-605 of the Delaware Act.

ARTICLE VII: ACCOUNTING, VALUATIONS, AND BOOKS AND RECORDS

7.1           ACCOUNTING AND REPORTS

(a)           The Fund shall adopt for tax accounting purposes any accounting method that the Board shall decide in its sole and absolute discretion is in the best interests of the Fund. The Fund’s accounts shall be maintained in U.S. currency.

(b)           After the end of each Taxable Year, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member’s Shares as is necessary for such Member to complete federal, state, and local income tax or information returns and any other tax information required by federal, state, or local law.

(c)           Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation, or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall furnish to each Member a semi-annual report and an audited annual report containing the information required by such Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Fund may furnish to each Member such other periodic reports as the Board deems necessary or appropriate in its sole and absolute discretion.

7.2           DETERMINATIONS BY THE BOARD OF MANAGERS

All matters concerning the determination of accounting matters shall be determined by the Board in its sole and absolute discretion unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations shall be final and binding on all the Members.

7.3           VALUATION OF ASSETS

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(a)           Except as may be required by the 1940 Act, the Board shall value or have valued any Securities or other assets and liabilities of the Fund as of the close of business on the last Business Day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Board and which conform to the requirements of the 1940 Act, such that Securities and other assets owned by the Fund will be valued at market value, if market quotations are readily available, or will be valued  at fair value, as described below in 7.3(b). In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data, or any similar intangible assets of the Fund not normally reflected in the Fund’s accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b)           The Fund will value interests in Investment Funds at their “fair value,” as determined in good faith by the Board, which value ordinarily will be the value of an interest in an Investment Fund determined by the Investment Manager of the Investment Fund in accordance with the policies established by the Investment Fund, absent information in the Board’s determination and discretion that indicates that such value does not represent the fair value of the interest.

(c)           The value of Securities and other assets of the Fund and the Net Asset Value of the Fund as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them in the absence of manifest error.

7.4           DISTRIBUTIONS TO MEMBERS.

(a)  The Managers shall from time to time distribute ratably among the Members of any Class of Shares, or any series of any such Class, in accordance with the number of outstanding full and fractional Shares of such Class or any series of such Class, such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Fund as they may deem proper or as may otherwise be determined in accordance with this Agreement.  Any such distribution may be made in cash or property (including without limitation any type of obligations of the Fund or any assets thereof) or Shares of any Class or series or any combination thereof, and the Managers may distribute ratably among the Members of any Class of shares or series of any such Class, in accordance with the number of outstanding full and fractional Shares of such Class or any series of such Class, additional Shares of any Class or series in such manner, at such times, and on such terms as the Managers may deem proper or as may otherwise be determined in accordance with this Agreement.

(b)  Distributions pursuant to this Section 7.4 may be among the Members of record of the applicable Class or series of Shares at the time of declaring a distribution or among the Members of record at such later date as the Managers shall determine and specify.

(c)  The Fund may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Fund or to meet obligations of the Fund, or as the Managers

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otherwise may deem desirable to use in the conduct of the Fund’s affairs or to retain for future requirements or extensions of the business.

(d)  Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Managers the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Fund to avoid or reduce liability for taxes.

7.5           POWER TO MODIFY FOREGOING PROCEDURES

Notwithstanding any of the foregoing provisions of this Article VII, the Managers may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Fund's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Fund to comply with any provision of the 1940 Act, or other applicable laws or regulations, or any order of exemption issued by the U.S. Securities and Exchange Commission, all as in effect now or hereafter amended or modified.

7.6           DIVIDEND REINVESTMENT PLAN

The Managers may establish a dividend reinvestment plan for any Class or series of Shares providing for the automatic reinvestment of cash dividends on the Shares of such Class or series in additional shares of such Class or series or of another Class or series of Shares.  Unless otherwise determined by the Managers, all dividends on Shares of any Class or series for which such a dividend reinvestment plan has been established shall automatically be reinvested under such plan unless the holder of such Shares shall affirmatively elect, in such manner as specified by the Fund, not to participate in the dividend reinvestment plan.

ARTICLE VIII: MISCELLANEOUS PROVISIONS

8.1           AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT

(a)           Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of the Board (including the vote of a majority of the Independent Managers, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

(b)           The execution of an instrument setting forth the establishment and designation and the relative rights of any Class of Shares in accordance with Section 3.1 hereof shall, without any authorization, consent or vote of the Members, effect an amendment of this Agreement. The Managers may also amend this Agreement without the vote or consent of Members to change the name of the Fund or to make such other changes as do not have a materially adverse effect on the rights or interests of Members hereunder or if they deem it necessary to conform this Agreement to the requirements of applicable Federal laws or regulations or the requirements of the regulated investment company provisions of the Code, but the Managers shall not be liable for failing so to do.

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(c)           No amendment may be made under this Section which shall amend, alter, change or repeal any of the provisions of Article VIII unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of two-thirds of each Class of Shares outstanding and entitled to vote (with each such Class separately voting thereon on consenting thereto as a separate Class). Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law.

(d)           Nothing contained in this Agreement shall permit the amendment of this Agreement to impair the exemption from personal liability of the Members, Managers, officers, employees and agents of the Fund or to permit assessments upon Members.

(e)           The power of the Board to amend this Agreement at any time without the consent of the other Members as set forth in this Section 8.1 shall specifically include the power to:

(1)           restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

(2)           amend this Agreement to effect compliance with any applicable law or regulation (other than with respect to the matters set forth in Section 8.1(d) hereof) or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof;  and

(3)           as provided in Section 3.1(e).

(f)           The Board shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(e) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

8.2           SPECIAL POWER OF ATTORNEY

(a)           Each Member hereby irrevocably makes, constitutes and appoints each Manager, acting severally, and any liquidator of the Fund’s assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file, and/or publish:

(1)           any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

(2)           any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Fund; and

(3)           all such other instruments, documents, and certificates that, in the opinion of legal counsel to the Fund, may from time to time be required by the laws of the United States

25

of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement, and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b)           Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member’s consent.  If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted.  Each Member is fully aware that each other Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

(c)           This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Managers and any liquidator of the Fund’s assets and, as such:

(1)           shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund, Board or liquidator shall have had notice thereof; and

(2)           shall survive a Transfer by a Member of such Member’s Shares, except that where the Transferee thereof has been approved by the Board, this power-of-attorney given by the Transferor shall survive such Transfer for the sole purpose of enabling the Board to execute, acknowledge, and file any instrument necessary to effect such Transfer.

8.3           NOTICES

Except as otherwise set forth in this Agreement, notices that may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail or commercial courier service or, if to the Fund or the Board, by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Fund. Notices shall be deemed to have been provided (a) when delivered by hand, on the date delivered, (b) when sent by mail or commercial courier service, when deposited, postage or fee prepaid, and (c) when sent, if sent by telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.4           AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns, executors, trustees, or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated

26

except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

8.5           APPLICABILITY OF 1940 ACT AND FORM N-2

The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Fund’s Form N-2 that affect numerous aspects of the conduct of the Fund’s business and of the rights, privileges, and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Fund’s Form N-2.

8.6           CHOICE OF LAW

Notwithstanding the place where this Agreement or the Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

8.7           NOT FOR BENEFIT OF CREDITORS

The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers, and the Fund. This Agreement is not intended for the benefit of creditors, in their capacity as such, and no rights are granted to creditors, in their capacity as such, under this Agreement.

8.8           THIRD-PARTY BENEFICIARIES

Each Indemnitee is a third-party beneficiary of Section 3.7.

8.9           MERGER AND CONSOLIDATION

(a)           The Fund may merge or consolidate with or into one or more limited liability companies or other business entities pursuant to an agreement of merger or consolidation that has been approved by the Board in the manner contemplated by Section 18-209(b) of the Delaware Act or may sell, lease or exchange all or substantially all of the Fund property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Board, in each case without the vote or consent of the Members.

(b)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved by the Board in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting

27

limited liability company; provided, however, that no such merger or consolidation shall have the effect of amending this Agreement in a manner not permitted under Section 8.1.

8.10           PRONOUNS

All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the Person or Persons, firm or corporation may require in the context thereof.

8.11           CONFIDENTIALITY

(a)           A Member may obtain from the Fund, for any purpose reasonably related to such Member’s Shares, such information regarding the business affairs or assets of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board.

(b)           Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish, or make accessible to any other Person the name and/or address whether business, residence, or mailing) of any other Member (collectively, “Confidential Information”) without the prior written consent of the Board, which consent may be withheld in its sole and absolute discretion.

(c)           Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its owners, principals, partners, members, managers, directors, officers, employees, agents assigns, successors or legal representatives or any of its Affiliates, including any of such Affiliates’ owners, principals, partners, members, managers, directors, officers, employees, agents, assigns, successors or legal representatives irreparable injury may result to the non-breaching Members and the Fund.  Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members and the Fund shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus the recovery of reasonable attorneys’ fees and other litigation expenses incurred in connection therewith.  In the event that the Fund determines that any of the Members or any of such Member’s owners, principals, partners, members, managers, directors, officers, employees, agents, assigns, successors or legal representatives or any of its Affiliates, including any of such Affiliates’ owners, principals, partners, members, managers, directors, officers, employees, agents, assigns, successors or legal representatives should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the Members agrees that the Fund may, at its own expense, pursue in a court of appropriate jurisdiction such injunctive relief.

8.12           SEVERABILITY

If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law.  If any provision of this Agreement is held to be invalid or unenforceable, such

28

invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

8.13           FILING OF RETURNS

The Board or its designated agent shall prepare and file, or cause the accountants of the Fund to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Fund.

8.14	USE OF NAMES “ALTERNATIVE STRATEGIES GROUP, INC.,” “ASGI” AND “ASGI MESIROW INSIGHT FUND, LLC”

ASGI hereby grants to the Fund a royalty-free, non-exclusive license to use the name “Alternative Strategies Group, Inc.” “ASGI” or “ASGI Mesirow Insight Fund, LLC” (or an abbreviation or derivation thereof) in the name of the Fund.  Such license may, at such time as neither ASGI nor an Affiliate of ASGI shall serve as an investment adviser to the Fund, or at such time as neither Mesirow Advanced Strategies, Inc. (“Mesirow”) nor an affiliate of Mesirow shall serve as a sub-adviser to the Fund, upon fifteen (15) days notice by ASGI, or upon termination of this Agreement, be terminated by ASGI, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the names “Alternative Strategies Group, Inc.,” “ASGI” and “ASGI Mesirow Insight Fund, LLC” (or an abbreviation or derivation thereof) in the name of the Fund or otherwise. The names “Alternative Strategies Group, Inc.,” “ASGI” or “ASGI Mesirow Insight Fund, LLC” (or an abbreviation or derivation thereof) may be used or licensed by ASGI in connection with any of its activities or licensed by ASGI to any other party. Each of the undersigned acknowledges having read this Agreement in its entirety before signing, including the confidentiality clause set forth in Section 8.11.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGERS:

/s/ Adam Taback
Name: Adam Taback
Title: Manager

/s/ James Dean
Name: James Dean
Title: Manager

/s/ James Dunn
Name: James Dunn
Title: Manager

/s/ Stephen Golding
Name: Stephen Golding
Title: Manager

/s/ James Hille
Name: James Hille
Title: Manager

/s/ Jonathan Hook
Name: Jonathan Hook
Title: Manager

/s/ Dennis Schmal
Name: Dennis Schmal
Title: Manager

MEMBERS:

Each Person who shall sign a form of proxy and consent to merger and reorganization in connection with the Conversion, subscription agreement, application or certification and who shall be accepted by the Board to the Fund as a Member.

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ALTERNATIVE INVESTMENTS

Subscription Agreement
ASGI Registered Funds

Important Information About Opening Your New Account
To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

Subscription Agreement Instructions

ASGI Agility Income Fund
ASGI Aurora Opportunities Fund, LLC
ASGI Corbin Multi-Strategy Fund, LLC
ASGI Mesirow Insight Fund, LLC

INVESTMENT PROCEDURES	PAGE(S)

Part I - Subscription Agreement Terms and Conditions	3-9
Read this part in its entirety

Part II - Account Ownership/Investor Information (applicable to ALL Subscribers)
Complete Section A - Registered Holder of Record Information	10
Complete Section B - Investor Type	10
Complete Section C - Correspondence Preference	11
Complete Section D - Interested Party Communications if applicable	12
Complete Section E- Supplemental Data for Entities	13

Part III - Subscription Information (applicable to ALL Subscribers)
Complete Section F- Investment Selection	13

Part IV - Accredited Investor Status (applicable to ALL Subscribers)
Complete Accredited Investor Status by checking the MOST applicable option	14

Part V - Qualified Client Status (applicable to Subscribers in ASGI Aurora Opportunities Fund ONLY)
Complete Qualified Client Status by checking the MOST applicable option	15

Part VI - Signatures (applicable to ALL Subscribers)
Complete Section G - Substitute Form W-9	16-17
Complete Section H - Cost Basis Election	18
(applicable to ALL Subscribers EXCEPT those in the ASGI Aurora Opportunities Fund)
Complete Section I - Wells Fargo Bank, N.A. Certification and Signature(s)	19

Appendix A - Document Checklist
Supply The required documentation with the complete Subscription Agreement	20

Part I - Subscription Agreement Terms and Conditions

Prospective investors in ASGI Agility Income Fund, ASGI Aurora Opportunities Fund, LLC, ASGI Corbin Multi-Strategy Fund, LLC and ASGI Mesirow Insight Fund, LLC (each a “Fund”) should read the applicable Fund's Private Placement Memorandum and Declaration of Trust or Limited Liability Company Agreement, as applicable (the "Governing Document") as well as this booklet prior to subscribing for limited shares of beneficial interest or liability company interests (“Shares”) of such Fund. Shares will be offered only once each month, effective as of the opening of business on the first calendar day of that month (“Subscription Day”).

Subscription Agreement Signature Pages: Please complete and return, along with all applicable required documents (see Appendix A), no later than ten (10) Business Days before the proposed Subscription Day to:

Wells Fargo & Company
Alternative Strategies Group, Inc.
420 Montgomery St, 5th floor (MAC A0101-05B)
San Francisco, CA 94104

“Business Day” means a day on which banks are ordinarily open for normal banking business in New York or such other day or days as the Board of Trustees or Board of Managers (the "Board") may determine in its sole and absolute discretion. If you are purchasing Shares with any person other than your spouse, each of you must fill out a separate Subscription Agreement and return both completed agreements to the applicable Fund in the same envelope. If you are purchasing Shares with your spouse, you must both sign the signature page. If the Subscriber is an entity, the Subscription Agreement may be completed by a duly authorized officer or agent on behalf of a Subscriber. Any person signing the Subscription Agreement in a representative capacity should type or print the name of the Subscriber, the name of the person signing the Subscription Agreement and the capacity in which he or she is signing.

Evidence of Authorization: Subscribers that are corporations must submit certified corporate resolutions authorizing the subscription and identifying the corporate officer(s) empowered to sign the subscription documents. Partnerships must submit a copy of the certified partnership certificate (in the case of limited partnerships) or partnership agreement identifying general partners. Trusts must submit a copy of the trust agreement or relevant portions thereof showing appointment and authority of trustee(s).

The subscription amount must be received on or before the close of business (EST) three (3) Business Days before the proposed Subscription Day.

Upon approval of the investor's subscription, a contract note affirming the investment will be delivered to the investor, their nominee and/or named interested parties. If the subscription is not accepted, payment will be returned to the prospective investor without interest, and the prospective investor will be notified.

For additional information, please contact Alternative Strategies Group, Inc. at (866) 440-7460.

Re: Issuance of Shares in: ASGI Agility Income Fund, ASGI Aurora Opportunities Fund, LLC, ASGI Corbin Multi-Strategy Fund, LLC or ASGI Mesirow Insight Fund, LLC

Dear Sir or Madam:

The undersigned (the "Investor" or “Subscriber”) wishes to become a shareholder of ASGI Agility Income Fund, a Delaware business trust, or ASGI Aurora Opportunities Fund, LLC, ASGI Corbin Multi-Strategy Fund, LLC or ASGI Mesirow Insight Fund, LLC, each a Delaware limited liability company (each a "Fund"). Each Fund is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “Company Act”).

Each Fund will offer and sell Shares to Investors. Such Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), but rather are being made available privately by each Fund pursuant to the private placement exemption from registration provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated there under by the Securities and Exchange Commission (the “SEC”) on the basis of the Private Placement Memorandum of each Fund, as each may be updated, supplemented or modified from time to time (each a “Memorandum”). The Investor wishes to purchase Shares in a Fund upon the terms and conditions set forth herein, in the applicable Memorandum and in the Governing Document. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Governing Document, or if not defined therein, in the applicable Memorandum. The Investor acknowledges that this subscription agreement, including all exhibits and attachments (the “Subscription Agreement”), does not by itself constitute an offer by a Fund to sell Shares to the Investor.

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.

THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND GENERALLY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, AND AS PERMITTED IN A FUND'S GOVERNING DOCUMENT. FURTHERMORE, THE SHARES ARE NOT TRANSFERABLE WITHOUT THE CONSENT OF A FUND, WHICH CONSENT MAY BE GRANTED OR DENIED IN ITS DISCRETION. THERE WILL BE NO PUBLIC MARKET FOR THE SHARES. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

TO PROVIDE A LIMITED DEGREE OF LIQUIDITY TO SHAREHOLDERS, A FUND MAY FROM TIME TO TIME OFFER TO REPURCHASE SHARES PURSUANT TO WRITTEN TENDERS BY SHAREHOLDRES. REPURCHASES WILL BE MADE AT SUCH TIMES, IN SUCH AMOUNTS, AND ON SUCH TERMS AS MAY BE DETERMINED BY THE BOARD, IN ITS SOLE DISCRETION. HOWEVER, SHAREHOLDERS DO NOT HAVE THE RIGHT TO REQUIRE A FUND TO REDEEM ANY OR ALL OF THEIR SHARES.

AN INVESTMENT IN THE SHARES IS SUBJECT TO SUBSTANTIAL RISKS. NO PERSON SHOULD INVEST IN THE SHARES WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. SEE “RISK FACTORS” IN THE ACCOMPANYING MEMORANDUM.

Accordingly, the Investor agrees as follows:

I.	SUBSCRIPTION FOR SHARES

(A)
The Investor agrees to become a Shareholder of the applicable Fund and, in connection therewith, subscribes for and agrees to purchase Shares in and to make a capital contribution (a “Capital Contribution”) to a Fund. Payment for Shares must be received by wire three (3) Business Days prior to the closing date established by a Fund for the subscription (the “Closing Date”). Any interest earned on the Investor's payment (the “Payment”) will be for the benefit of a Fund rather than be paid to the Investor, whether the subscription for the Shares is accepted or rejected. The minimum initial investment in a Fund is $50,000. The minimum additional investment is $10,000. The minimum initial and minimum additional investment requirements may be reduced or increased by the Board.

(B)
The Investor understands and agrees that a Fund reserves the right to reject a subscription for Shares for any reason or no reason, in whole or in part, and at any time prior to its acceptance. If the subscription is rejected, the Payment will be returned promptly to the Investor without deduction and this Subscription Agreement shall have no force or effect. Upon acceptance of this subscription by a Fund, the Investor shall become a Shareholder of the applicable Fund.

II.	REPRESENTATIONS AND COVENANTS OF THE INVESTOR

(A)
The Investor will not sell or otherwise transfer the Shares without registration under the Securities Act, or an exemption therefrom. The Investor understands and agrees that it must bear the economic risk of its investment in Shares for an indefinite period of time (subject to limited rights of repurchase and transfer provided in the Governing Document) because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless it is so registered or an exemption from registration is available. The Investor understands that a Fund is under no obligation to register the Shares on its behalf or to assist it in complying with any exemption from registration under the Securities Act. With limited exceptions, the Shares can only be transferred with the prior authorization of the Board, which may be withheld in the Boards' sole and absolute discretion. The Investor understands and acknowledges that the Board in its sole and absolute discretion may cause a mandatory repurchase of all or any portion of the Investor's Shares in accordance with the Governing Document. The Investor also understands that sales or transfers of Shares are further restricted by the Governing Document and state securities laws.

(B)
The Investor has received, carefully read and understands the Governing Document and the Memorandum outlining, among other things, the organization and investment objectives and policies of, and the risks and expenses of an investment in, a Fund. The Investor acknowledges that it has made an independent decision to invest in the Shares and that, in making its decision to subscribe for Shares, the Investor has relied solely upon the applicable Memorandum, the Governing Document and independent investigations made by the Investor. The Investor is not relying on a Fund or the Board, Alternative Strategies Group, Inc. (the “Adviser”), Alternative Strategies Brokerage Services, Inc., Perella Weinberg Partners Capital Management LP, Aurora Investment Management L.L.C., Corbin Capital Partners, L.P. or Mesirow Advanced Strategies, Inc. (each a “Subadviser” to, applicably ASGI Agility Income Fund, ASGI Aurora Opportunities Fund, LLC, ASGI Corbin Multi-Strategy Fund, LLC and ASGI Mesirow Insight Fund, LLC), the Administrator or any other person or entity with respect to the legal, tax and other economic considerations involved in this investment other than the Investor's own advisors. The Investor further acknowledges and agrees that none of the entities named in the prior sentence serve as the Investor's agent, broker or fiduciary in any respect. The Investor's investment in Shares is consistent with the investment purposes, objectives and cash flow requirements of the Investor and will not adversely affect the Investor's overall need for diversification and liquidity.

The Investor acknowledges that it is not subscribing pursuant hereto for Shares as a result of or pursuant to: (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site whose information about a Fund is not password protected) or broadcast over television or radio; or (ii) any seminar or meeting whose attendees, including the Investor, had been invited as a result of, or pursuant to, any of the foregoing.

The Investor has been provided an opportunity to obtain any additional information concerning the offering, a Fund and all other information to the extent a Fund or the Adviser possesses such information or can acquire it without unreasonable effort or expense, and has been given the opportunity to ask questions of, and receive answers from, a Fund or the Adviser concerning the terms and conditions of the offering and other matters pertaining to this investment.

(C)
The Investor has not reproduced, duplicated or delivered the applicable Memorandum, the Governing Document or this Subscription Agreement to any other person, except professional advisors to the Investor or as instructed by a Fund or the Adviser. Notwithstanding the foregoing, the Investor and each employee, representative or other agent of the Investor may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of (i) a Fund and (ii) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure.

(D)
The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor's investment in the Shares and is able to bear such risks. The Investor has evaluated the risks of investing in the Shares, understands there are substantial risks of loss incidental to the purchase of Shares and has determined that the Shares are a suitable investment for the Investor.

(E)
The Investor is aware of the limited provisions for repurchase and transfer of Shares, and has read the section of the applicable Memorandum entitled “Repurchases and Transfers of Shares.” The Investor has no need for liquidity in this investment, can afford a complete loss of the investment in the Shares and can afford to hold the investment for an extended period of time. The Investor acknowledges that distributions, including, without limitation, the proceeds of repurchases, may be paid in cash or in-kind.

(F)
The Investor is acquiring Shares for its own account (or in the case of a fiduciary relationship, the account for which it acts as agent, broker or advisor), for investment purposes only and not with a view toward distributing or reselling Shares in whole or in part.

(G)
The Investor understands that by investing in a Fund, the Investor is indirectly investing in investment funds, and that the Investor's Shares will indirectly bear a pro rata portion of the asset-based fees, performance-based allocations and other expenses borne indirectly by a Fund as an investor in such investment funds.

(H)	The Investor understands that:

(1)	No federal or state agency has passed upon the Shares or made any findings or determination as to the fairness of this investment; and

(2)
The representations, warranties, agreements, undertakings and acknowledgments made by the Investor in this Subscription Agreement will be relied upon by a Fund and the Adviser in determining the Investor's suitability as a purchaser of Shares and a Fund's compliance with federal and state securities laws, and shall survive the Investor's admission as a Shareholder.

(I)
The Investor has all requisite power, authority and capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the instruments required to be executed and delivered by the Investor in connection with the Investor's subscription for the Shares, including this Subscription Agreement, and such execution, delivery and compliance does not conflict with, or constitute a default under, any instruments governing the Investor, or violate any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor may be bound. If the Investor is an entity, the person executing and delivering each of such instruments on behalf of the Investor has all requisite power, authority and capacity to execute and deliver such instruments, and, upon request by a Fund or the Adviser, will furnish to a Fund a true and correct copy of any instruments governing the Investor, including all amendments thereto.

(J)
All information that the Investor has provided to a Fund or the Adviser concerning the Investor, the Investor's status, financial position and knowledge and experience of financial, tax and business matters, or, in the case of an Investor that is an entity, the knowledge and experience of financial, tax and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth herein.

(K)
The Investor understands that the value of a Shareholder's Shares and repurchases from a Fund under the Governing Document, and the performance of a Fund, may be based on unaudited and in some cases, estimated, valuations of a Fund's investments and that valuations provided in an Investor's account statement may be an unaudited, estimated value.

(L)
The Investor acknowledges, or, if the Investor is acting as agent, representative or nominee for a subscriber (a “Beneficial Owner”), the Investor has advised the Beneficial Owner, that the Investor or Beneficial Owner, as the case may be, may be charged a placement fee by a Placement Agent (as defined in the Memorandum) or a sub-placement agent that may be an affiliate of the Adviser or applicable Subadviser. The Investor further acknowledges the Adviser may also pay a percentage of the management fee payable to the Adviser that is earned and attributable to such Investor's Shares to a Placement Agent.

(M)	The Investor represents and warrants that:

(1) (a) Except as disclosed herein, the Investor is the beneficial owner of all assets in a Fund and the Investor does not own or hold such assets as agent, custodian, nominee, trustee or in any similar capacity for or on behalf of any other person; or

(b) the Investor is the representative for an omnibus position and represents that the Investor: (A) maintains anti-money laundering policies and procedures that comply with applicable law in jurisdictions in which Shares are distributed; (B) takes reasonable steps to determine (i) the true identity of its customers, (ii) the source of its customers' funds, and (iii) that its customers are not involved in money laundering activities; (C) complies with any other “know your customer” or customer identification requirements under applicable law; and (D) monitors its customers' transactions in order to detect attempted or actual money laundering involving Shares. Upon the Administrator's reasonable request, the Investor agrees to promptly provide the Administrator with documentation relating to its anti-money laundering policies and procedures.

(2) all evidence of identity provided to a Fund and/or the Administrator is genuine and all related information furnished is accurate; and

(3) that the Investor will provide any information deemed necessary by a Fund, the Adviser or the Administrator in their sole discretion to comply with a Fund's and/or the Administrator's anti-money laundering program and related responsibilities from time to time.

(N)
The Investor understands and agrees that each Fund prohibits the investment of funds by any persons or entities that are acting, directly or indirectly, (1) in contravention of any applicable laws and regulations, including the Bank Secrecy Act and any other anti-money laundering regulations or conventions, (2) on behalf of terrorists, terrorist organizations and any other persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department's Office of Foreign Assets Control1 (“OFAC”), as such list may be amended from time to time, (3) for a senior foreign political figure, any member of a senior foreign political figure's immediate family or any close associate of a senior foreign political figure2, unless a Fund, after being specifically notified by the Investor in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted, or (4) for a foreign shell bank3 (such persons or entities in (1) - (4) are collectively referred to as “Prohibited Persons”).

(O)
The Investor represents, warrants and covenants that: (1) it is not, nor is any person or entity controlling, controlled by or under common control with the Investor, a Prohibited Person, and (2) to the extent the Investor has any Beneficial Owners4, (a) the Investor has all requisite power and authority from the Beneficial Owners to execute and perform the obligations under this Subscription Agreement, (b) the representations, warranties and covenants made in this Subscription Agreement are made by the Investor on behalf of itself and the Beneficial Owners, (c) the Investor has carried out thorough due diligence in accordance with applicable laws and regulations, including the Bank Secrecy Act and any other anti-money laundering regulations or conventions, to establish the identities of such Beneficial Owners, (d) no such Beneficial Owners are Prohibited Persons, (e) it holds the evidence of the identity of each Beneficial Owner and will maintain all such evidence for at least five years from the date as of which a Fund repurchased all of Investor's remaining Shares in a Fund, and (f) it will make available such information and any additional information requested by a Fund or the Administrator from time to time.

(P)
If any of the representations, warranties or covenants in paragraphs (M), (N) and (O) of this Section II ceases to be true or if a Fund no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, a Fund or the Administrator may, in accordance with applicable regulations, freeze the Investor's investment, either by prohibiting additional investments, declining or suspending any repurchase requests and/ or segregating the assets constituting the investment, or the Investor's investment may immediately be redeemed by a Fund, and a Fund or the Administrator may also be required to report such action and to disclose the Investor's identity to OFAC or other authority.

1.           The OFAC list may be accessed on the Internet at http://www.treas.gov/ofac.

2.            Senior foreign political figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. The immediate family of a senior foreign political figure typically includes the political figure's parents, siblings, spouse, children and in-laws. A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

3.           Foreign shell bank means a foreign bank without a physical presence in any country, but does not include a regulated affiliate. A post office box or electronic address would not be considered a physical presence. A regulated affiliate means a foreign shell bank that: (1) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.

4.            Beneficial owners will include, but not be limited to: (i) shareholders of a corporation; (ii) partners of a partnership; (iii) members of a limited liability company; (iv) investors in a fund-of-funds; (v) the grantor of a revocable or grantor trust; (vi) the beneficiaries of an irrevocable trust; (vii) the sponsor of a pension plan exempt from taxation; and (viii) any person being represented by the Investor in an agent, representative, intermediary, nominee or similar capacity. If the beneficial owner is itself an entity, the information and representations set forth herein must also be given with respect to its individual beneficial owners.

(Q)
The Investor understands and agrees that any repurchase proceeds paid to it will be paid to the same account from which the Investor's investment in a Fund were originally remitted, unless a Fund, in its sole discretion, agrees otherwise. The Investor recognizes that the Administrator, in accordance with the Administrator's anti-money laundering (“AML”) procedures, reserves the right to prohibit the movement of any monies if all due diligence requirements have not been met, or, if for any reason, the Administrator feels that the origin of the funds or the parties involved is suspicious. In the event that the movement of monies is withheld in accordance with the Administrator's AML procedures, the Administrator's personnel will strictly adhere to all applicable laws, and will notify a Fund as soon as professional discretion allows or as otherwise permitted by law.

(R)
Subject to the provisions of Section II (c), the Investor agrees that this Subscription Agreement, the Memorandum and all financial statements, tax reports, portfolio valuations, reviews or analyses of potential or actual investments, reports or other materials prepared or produced by a Fund and/or the Adviser and all other documents and information concerning the affairs of a Fund, and its investments (collectively, the “Confidential Information”), that the Investor may receive pursuant to or in accordance with this Subscription Agreement, or otherwise as a result of its ownership of Shares, constitute proprietary and confidential information about a Fund, and/or the Adviser (the “Affected Parties”). The Investor acknowledges that the Affected Parties derive independent economic value from the Confidential Information not being generally known and that the Confidential Information is the subject of reasonable efforts to maintain its secrecy. The Investor further acknowledges that the Confidential Information is a trade secret, the disclosure of which is likely to cause substantial and irreparable competitive harm to the Affected Parties and their applicable businesses. The Investor shall not reproduce any of the Confidential Information or portion thereof or make the contents thereof available to any third party other than a disclosure on a need-to-know basis to the Investor's legal, accounting or investment advisers, auditors and representatives (collectively, “Representatives”) without the prior consent of the applicable Fund and/or the Adviser, except to the extent compelled to do so in accordance with applicable law (in which case the Investor shall promptly notify the Adviser and the effected Fund of the Investor's obligation to disclose any Confidential Information) or with respect to Confidential Information that otherwise becomes publicly available other than through breach of this provision by the Investor. The Investor agrees to notify the Investor's Representatives about their obligations in connection with Confidential Information and will further cause such Representatives to abide by the aforesaid provisions relating to Confidential Information. The Investor understands and agrees that, although a Fund will use its reasonable efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, a Fund may present this Subscription Agreement and the information provided in answers to it to such parties as it deems advisable if called upon to establish the availability under any applicable law of an exemption from registration of the Shares, the compliance with applicable law and any relevant exemptions thereto by a Fund or its Board, the Adviser, the Administrator or their affiliates or if the contents thereof are relevant to any issue in any action, suit or proceeding to which a Fund or its Board, the Adviser, the Administrator or their affiliates are a party or by which they are or may be bound. A Fund may also release information about the Investor if directed to do so by the Investor, if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation.

III.	GENERAL

(A)
The Investor agrees to indemnify and hold harmless the applicable Fund and its Board, the Adviser, its Subadviser, the Administrator and each of their affiliates, and each other person, if any, who controls, is controlled by or is under common control with any of the foregoing within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) arising out of or based upon (i) any false representation or warranty made by the Investor, or breach or failure by the Investor to comply with any covenant or agreement made by the Investor, in this Subscription Agreement or in any other document furnished by the Investor to any of the foregoing in connection with this transaction or (ii) any action for securities law violations instituted by the Investor which is finally resolved by judgment against the Investor. The Investor also agrees to indemnify the applicable Fund and its Board, the Adviser, its Subadviser, the Administrator and their affiliates and agents for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Investor's assertion of lack of proper authorization from the Beneficial Owner to enter into this Subscription Agreement or perform the obligations hereof

(B)
If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law.

Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

IV.	TRUSTEE, AGENT, REPRESENTATIVE OR NOMINEE
If the Investor is acting as trustee, agent, representative or nominee for a Beneficial Owner, the Investor understands and acknowledges that the representations, warranties and agreements made herein are made by the Investor (A) with respect to the Investor and (B) with respect to the Beneficial Owner. The Investor further represents and warrants that it has all requisite power and authority from said Beneficial Owner to execute and perform the obligations under this Subscription Agreement. The Investor also agrees to indemnify a Fund and its Board, the Adviser, its Subadviser, the Administrator and each of their affiliates and each of their officers and agents for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Investor's misrepresentation or misstatement contained herein, or the assertion of the Investor's lack of proper authorization from the Beneficial Owner to enter into this Subscription Agreement or perform the obligations hereof.

V.	ADDITIONAL INFORMATION AND SUBSEQUENT CHANGES IN THE FOREGOING REPRESENTATIONS
(A)
The applicable Fund or the Adviser may request from the Investor such additional information as it may deem necessary to evaluate the eligibility of the Investor to acquire Shares, and may request from time to time such information as it may deem necessary to determine the eligibility of the Investor to hold Shares or to enable the applicable Fund or the Adviser to determine the applicable Fund's or the Adviser's compliance with applicable regulatory requirements or the applicable Fund's tax status, and the Investor agrees to provide such information as may reasonably be requested.

(B)
The Investor agrees to notify the Adviser promptly if there is any change with respect to any of the information or representations made herein and to provide the Adviser with such further information as the Adviser may reasonably require.

(C)
This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, which together with the Memorandum constitute the entire agreement between the parties hereto. The counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties do not execute the same counterpart.

(D)
To the extent that state law is not preempted by the provisions of any law of the United States of America, the laws of the state of Delaware (without regard to its conflicts of law principles) govern all matters arising out of or relating to this Subscription Agreement and all transactions contemplated in connection with this Subscription Agreement, including, without limitation, its interpretation, construction, performance, and enforcement. Any disputes under this Subscription Agreement must be brought in the state courts or the Federal courts located in North Carolina and the parties hereby consent to the exclusive jurisdiction and venue of these courts.

(E)	This Subscription Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies.
(F)
No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Subscription Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition hereof.

(G)
Except as otherwise provided herein, this Subscription Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and permitted assigns.

(H)
The Investor understands that any checks sent to the Investor's registered address or address for notices, or any wire transfers of any repurchase or distribution proceeds sent to the account indicated in the Subscription Agreement, will constitute payment to the Investor and relieve a Fund of any further obligation to the Investor with respect to the amounts so paid and, if applicable, the Shares thereby repurchased, and the Investor, for itself and any of its estate, heirs, assigns or successors of any kind, release the applicable Fund from any further obligation with respect thereto. The Investor also understands that a Fund may impose such procedures as it deems appropriate before it will accept any change in the Investor's registered address or the Investor's address for notices.

(I)
The titles set forth in this Subscription Agreement are for convenience only and shall not be considered part of this Subscription Agreement in any respect, nor shall they in any way affect the substance of any provisions contained in this Subscription Agreement.

Part II - Account Ownership/Investor Information
Applicable to ALL Subscribers

NOTE: THIS DOCUMENT FORMS PART OF THE SUBSCRIPTION AGREEMENT AND MUST BE READ
IN CONJUNCTION WITH THE SUBSCRIPTION AGREEMENT

Section A - Registered Holder of Record Information

Registration Name

Wells Fargo Bank, N.A. IFS account number:
Registered Holder's Legal Address (No P.O. Boxes)
Attention

Address Line 1	Address Line 2 (if applicable)

City	State/Province	Postal Code	Country

Phone Number	Email (optional)

Section B - Investor Type

*	Individual Account	*	Joint Tenant Account	*	Revocable Trust
*	Irrevocable Trust	*	S Corporation	*	C Corporation
*	Limited Partnership or Limited Liability Partnership	*	Disregarded Entity	*	Limited Liability Company
*	Other:

Section C - Correspondence Preference

Please select all that apply:

*	Mail. If correspondence should be sent to an address different than the Address listed in Section A (Registered Holder's Address), please check here and list a mailing address below.

Unless otherwise indicated, all tax information will be sent to the Registered Holder. If tax information should be sent to a party other than the Registered Holder please list their contact information in the Address for Tax Communications section below.

*	Email

By selecting this option, you agree to the following: Subscriber understands and agrees the Adviser may provide by electronic e-mail (to the e-mail addresses provided herein), certain disclosures, notices and statements regarding the Subscriber's account.

The Subscriber understands and agrees an authorized party to the account will notify the Adviser in the event an e-mail address the Adviser needs to contact the Subscriber and/or Registered Holder electronically is changed. If an authorized party to the account fails to update or change an incorrect e-mail address, the Subscriber understands and agrees that communications shall nevertheless be deemed to have been delivered if sent to the e-mail addresses in the Adviser's records.

Mailing Address (if different than Registered Holder’s Address)
Attention

Address Line 1	Address Line 2 (if applicable)

City	State/Province	Postal Code	Country

Phone Number (optional)	Email (optional)

Address for Tax Communications (if applicable – please provide an overnight delivery address)

Attention

Address Line 1	Address Line 2 (if applicable)

City	State/Province	Postal Code	Country

Phone Number (optional)	Email (optional)

Section D – Interested Parties Information (if applicable)
Attention	Relationship to Subscriber

Address Line 1	Address Line 2 (if applicable)

City	State/Province	Postal Code	Country

Phone Number (optional)	Email (optional)

Information to Receive (please select all that apply)

* Financial  Statements

* Fund Notices

Attention	Relationship to Subscriber

Address Line 1	Address Line 2 (if applicable)

City	State/Province	Postal Code	Country

Phone Number (optional)	Email (optional)

Information to Receive (please select all that apply)

* Financial  Statements

* Fund Notices

If you require additional Interested Parties, please print a blank copy of this page, complete and submit with the Subscription Agreement.

Section E – Supplemental Data for Entities

Legal Form of Entity
Primary Business
State in Which Organized
State of Primary Business
Year of Organization
Was the Subscriber organized for the specific or primary purpose of acquiring the Shares?
☐ Yes ☐ No

Part III - Subscription Information
Applicable to ALL Subscribers

Section F – Investment Selection

Proposed Effective Date of Subscription:

Class I Shares	Investor Distribution and Servicing Fee:	None
	Placement Fee:	None

Aggregate Commitment (minimum of $50,000 and $1,000 increments thereafter):

Please choose the Fund(s) you wish to invest in:
Fund Name	Subscription Amount

ASGI Agility Income Fund
*Irrevocable Trusts must select the cash dividends/distributions option.

☐	I prefer to have any income dividends or capital gains distributions payable to me by the Fund paid to me in cash, to the account described in Part II, rather than reinvested into the Fund on my behalf. I understand that if I do not check this box, income dividends and capital gains distributions payable to me by the Fund will be reinvested into the Fund on my behalf and a corresponding number of Fund shares will be issued to my account, as more fully described in the Fund's Private Placement Memorandum.

ASGI Aurora Opportunities Fund

ASGI Corbin Multi-Strategy Fund
*Irrevocable Trusts must select the cash dividends/distributions option.

☐	I prefer to have any income dividends or capital gains distributions payable to me by the Fund paid to me in cash, to the account described in Part II, rather than reinvested into the Fund on my behalf. I understand that if I do not check this box, income dividends and capital gains distributions payable to me by the Fund will be reinvested into the Fund on my behalf and a corresponding number of Fund shares will be issued to my account, as more fully described in the Fund's Private Placement Memorandum.

ASGI Mesirow Insight Fund
*Irrevocable Trusts must select the cash dividends/distributions option.

☐	I prefer to have any income dividends or capital gains distributions payable to me by the Fund paid to me in cash, to the account described in Part II, rather than reinvested into the Fund on my behalf. I understand that if I do not check this box, income dividends and capital gains distributions payable to me by the Fund will be reinvested into the Fund on my behalf and a corresponding number of Fund shares will be issued to my account, as more fully described in the Fund's Private Placement Memorandum.

Part IV - Accredited Investor Status
Applicable to ALL Shareholders

The Investor certifies that the Investor is an "accredited investor" as defined in Regulation D promulgated under the U.S. Securities Act of 1933, as amended ("Securities Act") because (Please check one of the following):

☐	The Investor is a bank, as defined in Section 2(13) of the Securities Act, acting in its individual or fiduciary capacity;
☐	The Investor is a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, acting in its individual or fiduciary capacity;
☐	The Investor is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;
☐	The Investor is an insurance company as defined in Section 2(a)(13) of the Securities Act;
☐
The Investor is an investment company registered under the Investment Company Act of 1940, as amended (“Company Act”), or a business development company as defined in Section 2(a)(48) of the Company Act;

☐	The Investor is a small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended;
☐
The Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

☐
The Investor is a natural person who has a net worth or joint net worth with that person's spouse at the time of purchase of Shares that exceeds $1,000,000 (“net worth” for this purpose means total assets (exclusive of the value of the Investor's primary residence1) in excess of total liabilities);

☐	The Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;
☐
The Investor is a trust (i) with total assets in excess of $5,000,000, (ii) that was not formed for the purpose of acquiring Shares and (iii) of which the person responsible for directing the investment of assets in a Fund has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

☐	The Investor is a Trustee or executive officer of a Fund;
☐
The Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐
The Investor is an employee benefit plan within the meaning of ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐
The Investor is an organization described in section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000; or

☐	The Investor is an entity in which all of the equity owners meet the qualifications set forth above.

1 You may generally exclude the amount of indebtedness secured by your primary residence as a liability except that you must deduct as liabilities (A) the amount by which such indebtedness exceeds the fair market value of your primary residence; and (B) the amount of any such indebtedness incurred within the 60 days preceding the subscription date (other than as a result of the acquisition of your primary residence). The fair market value of your primary residence may be based on your estimate of such value and both such estimate and the amount of corresponding indebtedness must be determined as of the date of your subscription.

Part V - Qualified Client Status
Applies ONLY to Investors in the ASGI Aurora Opportunities Fund

The Investor certifies that the Investor is a "qualified client" as set forth in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act") because:

Please check as appropriate

1. For Individuals:
*
A. I certify that I am a Qualified Client because I have an individual net worth, including assets held jointly with my spouse, in excess of $2,000,000. As used in the foregoing sentence, “net worth” means the excess of total assets at fair market value over total liabilities; or

*	B. I certify that I am a Qualified Client because I have at least $1,000,000 under the management of the Adviser; or
*	C. I certify that I am a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act.

2. For Entities Which Are Not Investment Funds5, Please Check the Applicable Certification:
*
A. I certify that I am the representative of the Investor, that I qualify as an independent agent6 (i.e., I personally am not connected with a Fund or the Adviser or any of their Affiliates in any way other than as a representative of a Investor in a Fund) and that the Investor is a Qualified Client because:

●
The Investor is not (i) a non-publicly offered investment fund with fewer than 100 beneficial owners, (ii) an investment company registered under the Investment Company Act or (iii) a private business development company as defined in Section 202(a) of the Advisers Act; and

●
The Investor either (i) has a net worth in excess of $2,000,000, (ii) has at least $1,000,000 under the management of the Adviser or (iii) is a “qualified purchaser” as defined in Section 2(a)(5 1 )(A) of the Investment Company Act. As used in the foregoing sentence, “net worth” means the excess of total assets at fair market value over total liabilities.

3. For Investment Funds, Please Check the Applicable Certification:
*
A. I certify that I am the representative of the Investor, that I qualify as an independent agent (as defined above) and that the Investor is a Qualified Client because each and every equity owner of the Investor

●
has an individual net worth, including assets held jointly with my spouse, in excess of $2,000,000. As used in the foregoing sentence, “net worth” means the excess of total assets at fair market value over total liabilities; or

●	has at least $1,000,000 under the management of the Adviser; or

●	is a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act.

5. “Investment Funds” are generally pooled investment vehicles and may include non-US corporations, investment partnerships, limited liability companies, managed funds, join ventures or separately managed accounts specializing in diversified strategies to produce long-term risk adjusted performance.

6. “Independent agent” means any person agreeing to act as Investor's agent in connection with this investment other than: (i) the Adviser, an “affiliated person” of the Adviser, an affiliated person of an affiliated person of the Adviser, or an “interested person” of the Adviser; (ii) a person who receives, directly or indirectly, any compensation in connection with this investment from the Adviser, an affiliated person of the Adviser, an affiliated person of an affiliated person of the Adviser or an interested person of the Adviser; or (iii) a person with any material relationship between himself (or an affiliated person of such person) and the Adviser (or an affiliated person of the Adviser) that exists, or has existed at any time during the previous two years.

“Affiliated person” of another person means (i) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of such other person; (ii) any person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (iii) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (iv) any officer, director, partner, co-partner, or employee of such other person; (v) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (vi) if such other person is an unincorporated investment company not having a board of directors, the depositor hereof.

“Interested person” means: (i) any member of the immediate family of any natural person who is an affiliated person of the Adviser; (ii) any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issued by the Adviser or by a controlling person of the Adviser if the beneficial or legal interest of the person in any security issued by the Adviser or by a controlling person of the Adviser (A) exceeds one tenth of one percent of any class of outstanding securities of the Adviser or a controlling person of the Adviser; or (B) exceeds 5% of the total assets of the person (seeking to act as the client's independent agent); or (iii) any person or partner or employee or any person who at any time since the beginning of the last two years has acted as legal counsel for the Adviser.

Part VI - Signatures
Applicable to ALL Subscribers
A copy of the client signed Form W-9 is required for all accounts other than Wells Fargo as Trustee
Section G – Substitute Form W-9

Under Federal income tax law, a Shareholder is required to provide a Fund (as payer) with such holder's correct taxpayer identification number (“TIN”) on Substitute Form W-9 below. Unless otherwise indicated, all tax information will be sent to the Investor. If a Fund is not provided with the correct TIN, payments that are made to such Investor or other payee may be subject to 28% backup withholding. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld, provided that the required information is given to the Internal Revenue Service. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Certain Investors (including, among others, certain foreign persons) are not subject to these backup withholding and reporting requirements. In order for a foreign person to qualify as an exempt recipient and also to qualify for an exemption from the 30% U.S. withholding tax on such Investor's distributive share of interest income on “portfolio interest” obligations held by a Fund, the foreign holder of Shares must submit an IRS Form W-8 BEN, signed under penalties of perjury, attesting to that person's exempt status. Form W-8 BEN can be obtained from a Fund. Also, for a foreign Subscriber to qualify for reduced U.S. withholding tax on such Subscriber's distributive share of dividend income of a Fund under an income tax treaty, if applicable, the foreign Subscriber must submit an I.R.S. Form W-8 BEN certifying as to the Subscriber's eligibility for such treaty reduction. In the case of a foreign partnership claiming treaty benefits, Form W-8 IMY must be provided. Forms W-8 BEN and W-8 IMY may be obtained from a Fund. Foreign Subscribers will be required to obtain a TIN to qualify for reduced rates of withholding on securities that are not publicly traded.

If the submitting holder of Shares has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, the holder may check the box in Part III of the Substitute Form W-9 and complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding completion of these items, a Fund will withhold 28% on all payments made prior to the time a properly certified TIN is provided to a Fund, but will refund such amounts if a TIN is provided to a Fund within 60 days.

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY
PAYMENTS MADE TO YOU. PLEASE REVIEW THE GUIDELINES BELOW FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding** or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding. (3) I am a U.S. person (including a U.S. resident alien).

** For a list of payees exempt from backup withholding, see below.

Certification Instructions: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Name (as shown on your income tax return)

U.S. Tax Identification Number	Signature of Custodian (applicable to IRA's only)

Section G – Substitute Form W-9 (continued)

*	I am awaiting a tax identification number

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a taxpayer identification number within sixty (60) days.

Obtaining a Number
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
The following is a list of payees exempt from backup withholding and for which no information reporting is required.
(1)
An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement plan or custodial account under section 403(b)(7) of the Code, if the account satisfies the requirements of section 401(f)(2) of the Code.

(2)	The United States or any agency or instrumentality thereof.
(3)	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
(4)	A foreign government, a political subdivision of a foreign government, or an agency or instrumentality thereof.
(5)	An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include:
(6)	A corporation.
(7)	A foreign central bank of issue.
(8)	A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.
(10)	A real estate investment trust.
(11)	An entity registered at all times under the Investment Company Act of 1940.
(12)	A common trust fund operated by a bank under section 584(a) of the Code.
(13)	A financial institution.
(14)	A middleman known in the investment community as a nominee or custodian.
(15)	A trust exempt from tax under section 664 of the Code, or a non-exempt trust described in section 4947 of the Code.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. File this form with your Fund, furnish your TIN, write “EXEMPT” on the face of the form and sign and date the form. If you are a foreign entity not subject to backup withholding, give your Fund a completed Form W-8BEN.

Privacy Act Notice. Section 6109 of the Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to federal and state agencies to enforce federal non-tax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) Misuse of Taxpayer Identification Number. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

Section H – Cost Basis Election
Applicable to ALL Subscribers EXCEPT those in the ASGI Aurora Opportunities Fund

Tax regulations require cost basis information to be reported to investors and the Internal Revenue Service (IRS) for redemptions of Shares acquired on or after January 1, 2012 (covered Shares). Investors should consult a tax advisor to determine the IRS approved cost basis method that is appropriate for their tax situation and to obtain more information about cost basis rules.

Average Cost method will be applied to covered Shares by default. Cost basis elections are not required for retirement accounts or shares acquired before January 1, 2012. Below is a list of available cost basis election options.

Please contact Alternative Strategies Group Inc. at 1-866-440-7460 or asa@wellsfargo.com to obtain the Cost Basis Election Form if the desired election is other than Average Cost. The IRS requires the beneficial owner who is the taxpayer of the account to sign and declare the desired cost basis election method.

Cost Basis Election Options

Average Cost - The cost of shares for an account determined by averaging the effect of all covered Shares (Shares acquired on or after January 1, 2012).

First-In, First-Out (FIFO) - The first Shares acquired are the first to be redeemed.

Highest-In, First-Out (HIFO) - The highest cost of Shares acquired are the first to be redeemed.

Highest Long-Term, First-Out (HILT) - The highest cost of long-term Shares acquired are the first to redeem.

Highest Short-Term, First-Out (HIST) - The highest cost of short-term Shares acquired are the first to redeem.

Last-In, First-Out (LIFO) - The last Shares acquired are the first shares to be redeemed.

Lowest-In, First-Out (LOFO) - The lowest cost Shares acquired are the first to redeem.

Lowest Short-Term, First-Out (LIST) - The lowest cost of short term Shares acquired are the first to redeem.

Lowest Long-Term, First-Out (LILT) - The lowest cost of long-term Shares acquired are the first to redeem.

Specific Identification Method - The shareholder must designate the specific Shares to redeem at the time of the redemption.

To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed within.

Section I – Wells Fargo Bank, N.A. Certification and Signature(s)

Capacity in which Wells Fargo Bank, N.A. is acting. Please check one of the following:
*	Trustee. Wells Fargo Bank, N.A. certifies it has all the necessary power and authority to act on behalf of the Subscriber with respect to the investments in the applicable Fund.
☐	Investment Adviser (Discretionary). Wells Fargo Bank, N.A. certifies it has all the necessary power and authority to act on behalf of the Subscriber with respect to the investments in the applicable Fund. Please provide a copy of the client signed Form W-9 on file.
The undersigned Subscriber represents and warrants to the applicable Fund, Alternative Strategies Group, Inc. and the Administrator:

1.  The information provided in this Subscription Agreement is complete and accurate, the applicable Fund, Alternative Strategies Group, Inc. and the Administrator may rely on it and verify it;

2.  I/we will notify Alternative Strategies Group, Inc. immediately of any material changes in the information occurring prior to my/our acquisition of any Shares; and

IN WITNESS WHEREOF, I/we have executed this Subscription Agreement and hereby represent, warrant and certify that the representations and warranties provided above may be relied upon by the applicable Fund, Alternative Strategies Group, Inc. and the Administrator as of the date hereof and as of the date of the closing of the issuance and sale of Shares and as of the date of any additional purchase of Shares.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

The foregoing Subscriber Agreement is made as of the date stated below by the Subscriber:

Signature of Authorized Wells Fargo Bank, N.A. Representative	Employee ID Number
X
Printed Name of Authorized Wells Fargo Bank, N.A. Representative

Title of of Authorized Wells Fargo Bank, N.A. Representative

Date Executed:

The below named Fund hereby agrees and accepts the subscription set forth in this Subscription Agreement.
Signature X
Printed Name
Name of Fund
Title	Date / /

Appendix A - Document Checklist
Applicable to Grantor or Revocable Trusts and ALL Entity Subscribers

Grantor or Revocable Trust

1)  A certified copy of the Certificate of Trust or Trustee Certification of Investment Powers, and

2)  A copy of the Certificate of Registration or Power of Attorney listing the name of each Trustee and any additional person(s) authorized to trade in the account if not expressly named in Trust Agreement, and

3)  If Wells Fargo is agent, a copy of the signed Form W-9

C Corporation, S Corporation, Endowment or Foundation

1)  A certified copy of the Certificate of Incorporation of the Company, and

2)  A list of the names of the directors, and any additional person(s) authorized to trade in the account (please put on Corporation's official letterhead), and

3)  If a non-profit corporation (or Foundation), proof of tax-exempt status, and

4)  If Wells Fargo is agent, a copy of the signed Form W-9

Limited Liability Company

1)  A certified copy of the Certificate of Formation of the Limited Liability Company, and

2)  A list of the names of the managing members, and any additional person(s) authorized to trade in the account (please put on LLC's official letterhead), and 3) If Wells Fargo is agent, a copy of the signed Form W-9

Limited Partnership or Limited Liability Partnership

1)  A certified copy of the Certificate of Limited Partnership or Certificate of Registration of the Partnership, and

2)  A list of the names of the general partners and person(s) authorized to trade in the account (please put on Partnership's official letterhead), and

3)  If Wells Fargo is agent, a copy of the signed Form W-9

Non-Grantor or Irrevocable Trust

1)  A certified copy of the Certificate of Trust or Trustee Certification of Investment Powers, and

2)  A copy of the Certificate of Registration or Power of Attorney listing the name of each Trustee and any additional person(s) authorized to trade in the account if not expressly named in Trust Agreement, and

3)  If Wells Fargo is agent, a copy of the signed Form W-9

Other Entities

1)  A certified copy of organizational certificates and/or documents, and

2)  A list of the names, social security numbers, dates of birth and addresses of person(s) authorized to trade in the account, and if tax-exempt, proof of tax-exempt status, and

3) If Wells Fargo is agent, a copy of the signed Form W-9

ASGI MESIROW INSIGHT FUND, LLC

PART C—OTHER INFORMATION

ITEM 25.                      FINANCIAL STATEMENTS AND EXHIBITS

(1)	Financial Statements:
The Fund’s Certified Shareholder Report on Form N-CSR filed April 11, 2011 (Accession No. 0000898432-11-000521) and incorporated by reference.

(2)	Exhibits:
	(a)	(i)
Certificate of Formation, dated May 15, 2008, incorporated by reference to the Fund’s Registration Statement on Form N-2 (File No. 811-22221) filed with the Commission on July 31, 2008 (Accession No. 0000898432-08-000725) (“Initial Registration Statement”).

(ii)
Amended Certificate of Formation of the Registrant, dated December 1, 2011, incorporated by reference to the Fund’s Amendment No. 1 to the Initial Registration Statement filed with the Commission on January 1, 2010 (Accession No. 0000898432-12-000042) (“Amendment No. 1”).

(iii)
Amended and Restated Limited Liability Company Agreement, dated as of April 1, 2012, incorporated by reference to Appendix A of the Private Placement Memorandum in this Amendment No. 2 to the Initial Registration Statement.

	(b)	Bylaws, dated July 17, 2008, incorporated by reference to the Initial Registration Statement.
	(c)	Not applicable.
	(d)	See (2)(a) and (2)(b).
	(e)	Dividend Reinvestment Plan, filed herewith.
	(f)	Not applicable.
	(g)	(i) Advisory Agreement, dated December 1, 2011, incorporated by reference to Amendment No. 1.
(ii) Subadvisory Agreement, dated December 1, 2011, incorporated by reference to Amendment No. 1.
	(h)	Not applicable.
	(i)	Not applicable.
	(j)	Custodian Services Agreement, dated July 25, 2008, incorporated by reference to the Initial Registration Statement.

(k)	(i) Administration Agreement, dated July 29, 2008, incorporated by reference to the Initial Registration Statement.
(ii) Expense Limitation Agreement dated April 1, 2012, filed herewith.
(iii) Amended and Restated Wholesaling and Placement Agent Agreement between the Fund and Alternative Strategies Brokerage Services, Inc. (“ASBSI”) dated as of April 1, 2012, filed herewith.
(iv) Multiple Class Plan pursuant to Rule 18f-3, filed herewith.
(v) Distribution Plan pursuant to Rule 12b-1 for Class A Shares, filed herewith.
(l)	Not applicable.
(m)	Not applicable.
(n)	Not applicable.
(o)	Not applicable.
(p)	Not applicable.
(q)	Not applicable.
(r)	(i)
Code of Ethics of Alternative Strategies Group, Inc. (the “Adviser”), Alternative Strategies Brokerage Services, Inc., and the Registrant, dated December 10, 2010, incorporated by reference to Amendment No. 1.

(ii) Code of Ethics of Mesirow Advanced Strategies, Inc. (the “Subadviser”), incorporated by reference to Amendment No. 1.

(s)	Power of Attorney, dated September 20, 2011, incorporated by reference to Amendment No. 1.
ITEM 26.                      MARKETING ARRANGEMENTS

Not applicable.  Shares are issued solely in transactions not involving any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 28.                      PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

Without conceding such relationship, the following persons may be considered to be under common control with Registrant at the time of this filing:

ASGI Mesirow Insight Fund I, LLC (formerly Wells Fargo Multi-Strategy 100 Fund I, LLC)
ASGI Mesirow Insight TEI Fund I, LLC (formerly Wells Fargo Multi-Strategy 100 TEI Fund I, LLC)
ASGI Mesirow Insight Fund A, LLC (formerly Wells Fargo Multi-Strategy 100 Fund A, LLC)

ASGI Mesirow Insight TEI Fund A, LLC (formerly Wells Fargo Multi-Strategy 100 TEI Fund A, LLC)
ASGI Aurora Opportunities Fund, LLC
ASGI Corbin Multi-Strategy Fund, LLC
(each a Delaware limited liability company)

ASGI Agility Income Fund, a Delaware statutory trust.

Wells Fargo Multi-Strategy 100 TEI Fund A, LDC
Wells Fargo Multi-Strategy 100 TEI Fund I, LDC
(each a Cayman Island limited duration company)

ITEM 29.                      Number of Holders of Securities

Set forth below is the number of record holders as of March 23, 2012 of each class of securities of the Registrant:

Title of Class	Number of Record Holders
Shares of Limited Liability Company Interests	4

ITEM 30.         INDEMNIFICATION

Registrant’s LLC Agreement contains provisions limiting the liability of the Registrant’s Managers and providing for indemnification of the Registrant’s Managers and the directors, officers and employees of the Registrant (including his or her respective executors, heirs, assigns, successors, or other legal representatives) under certain circumstances.  The Registrant hereby undertakes that it will apply the indemnification provision of the LLC Agreement in a manner consistent with Release 40-11330 of the SEC under the Investment Company Act of 1940, as amended (the “1940 Act”), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

Registrant, in conjunction with the Adviser and Registrant’s Board of Managers, maintains insurance on behalf of any person who is an Independent Manager, officer, employee, or agent of Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position.  Registrant will not pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which Registrant itself is not permitted to indemnify.

ITEM 31.          BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Information regarding any other business, profession, vocation or employment of a substantial nature in which each executive officer and manager of the Adviser and Subadviser is, or at any time during the past two fiscal years has been, engaged is set forth in the private placement memorandum and/or incorporated by reference to Form ADV filed by the Adviser and Subadviser with the SEC pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”) (File nos. 801-64191 and 801-36109, respectively).  The principal business address of the Adviser is 401 South Tryon Street, Charlotte, North Carolina 28202.  The principal address of the Subadviser is 353 N. Clark Street, Chicago, IL 60654.

Information regarding any other business, profession, vocation or employment of a substantial nature in which each executive officer and manager of the Subadviser is, or at any time during the past two fiscal years has been, engaged is set forth in the private placement memorandum and/or incorporated by reference to Form ADV filed by the Subadviser with the SEC pursuant to the Advisers Act (File no. 801- 36109).  The principal business address of the Subadviser is 353 N. Clark Street, Chicago, IL 60654.

ITEM 32.            LOCATION OF ACCOUNTS AND RECORDS

All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the 1940 Act and the Rules promulgated thereunder are in the possession and custody of the Registrant’s administrator, The Bank of New York Mellon, through its wholly owned subsidiary, BNY Mellon Investment Servicing (U.S.) Inc., located at 400 Bellevue Parkway, 2nd Floor, Wilmington, Delaware 19809 and the Registrant’s custodian, BNY Mellon Investment Servicing Trust, located at 1 Wall Street, New York, New York 10286, with the exception of certain documents which are in the possession and custody of the Adviser, located at 401 South Tryon Street, Charlotte, NC 28202; 550 California Street, 6th Floor, San Francisco, CA 94104; and 200 Berkeley Street, 18th Floor, Boston MA 02116, telephone number (866) 440-7460.  Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Adviser.

ITEM 33.            MANAGEMENT SERVICES

Not applicable.

ITEM 34.           UNDERTAKINGS

Not applicable.

Signatures

Pursuant to requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of North Carolina on the 30th day of March 2012.

ASGI MESIROW INSIGHT FUND, LLC

By:	/s/ Adam I. Taback
Adam I. Taback
President

EXHIBIT INDEX

(2)(e)	Dividend Reinvestment Plan.
(2)(k)	(ii)	Expense Limitation Agreement dated April 1, 2012.
	(iii)	Amended and Restated Wholesaling and Placement Agent Agreement between the Fund and Alternative Strategies Brokerage Services, Inc. (“ASBSI”) dated as of April 1, 2012.
	(iv)	Multiple Class Plan pursuant to Rule 18f-3.
	(v)	Distribution Plan pursuant to Rule 12b-1 for Class A Shares.